SUB-ITEM 77C


               SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

                             AIM GLOBAL ENERGY FUND


A Special Meeting of Shareholders of AIM Global Energy Fund, a portfolio of AIM Investment Funds, a Delaware statutory trust, was held on October 21, 2003. The meeting was adjourned and reconvened on October 28, 2003. The meeting was held for the following purposes:

(1)* To approve an Agreement and Plan of Reorganization under which all of the assets of AIM Global Energy Fund, an investment portfolio of AIM Investment Funds (Trust"), will be transferred to INVESCO Energy Fund ("Buying Fund"), an investment portfolio of INVESCO Sector Funds, Inc. ("Buyer"), Buying Fund will assume the liabilities of AIM Global Energy Fund and Buyer will issue shares of each class of Buying Fund to shareholders of the corresponding class of shares of AIM Global Energy Fund and, in connection therewith, the sale of all of AIM Global Energy Fund's assets and the termination of AIM Global Energy Fund as a designated series of Trust.

(2)* To elect sixteen individuals to the Board, each of whom will serve until his or her successor is elected and qualified: Bob R. Baker, Frank S. Bayley, James T. Bunch, Bruce L. Crockett, Albert R. Dowden, Edward K. Dunn, Jr., Jack M. Fields, Carl Frischling, Robert H. Graham, Gerald J. Lewis, Prema Mathai-Davis, Lewis F. Pennock, Ruth H. Quigley, Louis S. Sklar, Larry Soll, Ph D. and Mark H. Williamson.

The results of the voting on the above matters were as follows:

                                                                                                    Votes            Withheld/
Matter                                                                        Votes For            Against           Abstentions
------                                                                        ---------            -------           -----------
(1)*     To approve an Agreement and Plan of Reorganization under which all of the assets of AIM Global Energy Fund, an investment portfolio of
         AIM Investment Funds (Trust"), will be transferred to INVESCO
         Energy Fund ("Buying Fund"), an investment portfolio of INVESCO
         Sector Funds, Inc. ("Buyer"), Buying Fund will assume the
         liabilities of AIM Global Energy Fund and Buyer will issue shares of each class of Buying Fund to shareholders of the corresponding class of shares of AIM Global Energy Fund and, in connection therewith, the sale of all of AIM Global Energy Fund's assets and the termination of AIM Global Energy Fund as a designated series of
         Trust......................................................           1,290,375            74,662             617,811**

Directors Elected


(2)*      Bob R. Baker              Albert R. Dowden              Robert H. Graham                 Ruth H. Quigley
         Frank S. Bayley            Edward K. Dunn, Jr.           Gerald J. Lewis                  Louis S. Sklar
         James T. Bunch             Jack M. Fields                Prema Mathai-Davis               Larry Soll, Ph.D.
         Bruce L. Crockett          Carl Frischling               Lewis F. Pennock                 Mark H. Williamson


--------
* Proposal required approval by a combined vote of all the portfolios of AIM Investment Funds
** Includes Broker Non-Votes

AIM Global Energy Fund
Page 2 of 2


The Special Meeting of Shareholders of the Company noted above was adjourned and reconvened on October 28, 2003. At the reconvened meeting he following matter was then considered:

                                                                                                   Votes            Withheld/
Matter                                                                        Votes For            Against           Abstentions
------                                                                        ---------            -------           -----------
(1)*     Approval of an Agreement and Plan of
         Reorganization under which all of the assets of AIM Global Energy Fund, an investment portfolio of AIM Investment Funds (Trust"), will be transferred to INVESCO Energy Fund ("Buying Fund"), an investment portfolio of INVESCO Sector Funds, Inc. ("Buyer"), Buying Fund will assume the liabilities of AIM Global Energy Fund and Buyer will issue shares of each class of Buying Fund to shareholders of the corresponding class of shares of AIM Global Energy Fund and, in connection therewith, the sale of all of AIM Global Energy Fund's assets and the termination of AIM Global Energy Fund as a
         designated series of Trust............................................1,378,009           95,455              532,858**

For a more detailed description of the proposal that was submitted to the shareholders, please see the attached proxy statement (attached hereto as Attachment A).

--------
* Proposal required approval by a combined vote of all the portfolios of AIM Investment Funds
** Includes Broker Non-Votes

                                                                   ATTACHMENT A

(AIM LOGO)

                            AIM GLOBAL ENERGY FUND,
                                 A PORTFOLIO OF
                              AIM INVESTMENT FUNDS
                          11 GREENWAY PLAZA, SUITE 100
                           HOUSTON, TEXAS 77046-1173

                                                                 August 25, 2003

Dear Shareholder:

     As you may be aware, AMVESCAP PLC, the parent company of your Fund's investment advisor, has undertaken an integration initiative for its North American mutual fund operations.

     In the first phase of the integration initiative, A I M Distributors, Inc. became the sole distributor for all retail AMVESCAP PLC mutual funds in the United States. A I M Distributors, Inc. is now the distributor for all retail INVESCO Funds and the retail AIM Funds (including your Fund).

     AMVESCAP PLC also reviewed all AIM Funds and INVESCO Funds and concluded that it would be appropriate to reduce the number of smaller and less efficient funds that compete for limited shareholder assets and to consolidate certain funds having similar investment objectives and strategies. Your Fund is one of the funds that AMVESCAP PLC recommended, and your Board of Trustees approved, be consolidated with another fund. The attached proxy statement/prospectus seeks your approval of this consolidation.

     Finally, the independent trustees of your Board believe that your interests would best be served if the AIM Funds and the INVESCO Funds had a unified board of directors/trustees. The attached proxy statement/prospectus seeks your vote in favor of the persons nominated to serve as trustees.

     Your vote is important. Please take a moment after reviewing the enclosed materials to sign and return your proxy card in the enclosed postage paid return envelope. If you attend the meeting, you may vote your shares in person. If you expect to attend the meeting in person, or have questions, please notify us by calling (800) 952-3502. You may also vote your shares by telephone or through a website established for that purpose by following the instructions that appear on the enclosed proxy card. If we do not hear from you after a reasonable amount of time, you may receive a telephone call from our proxy solicitor, Georgeson Shareholder Communications Inc., reminding you to vote your shares.

                                          Sincerely,

                                          -s- Robert H. Graham

                                          Robert H. Graham
                                          Chairman and President

                            AIM GLOBAL ENERGY FUND,
                                 A PORTFOLIO OF
                              AIM INVESTMENT FUNDS
                          11 GREENWAY PLAZA, SUITE 100
                           HOUSTON, TEXAS 77046-1173

                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                         TO BE HELD ON OCTOBER 21, 2003

To the Shareholders of AIM Global Energy Fund:

     We cordially invite you to attend our Special Meeting of Shareholders to:

          1. Approve an Agreement and Plan of Reorganization (the "Agreement") under which all of the assets of your Fund, an investment portfolio of AIM Investment Funds ("Trust"), will be transferred to INVESCO Energy Fund ("Buying Fund"), an investment portfolio of INVESCO Sector Funds, Inc. ("Buyer"), Buying Fund will assume the liabilities of your Fund and Buyer will issue shares of each class of Buying Fund to shareholders of the corresponding class of shares of your Fund and, in connection therewith, the sale of all of your Fund's assets and the termination of your Fund as a designated series of Trust.

          2. Elect 16 trustees to the Board of Trustees of Trust, each of whom will serve until his or her successor is elected and qualified.

          3. Transact any other business, not currently contemplated, that may properly come before the Special Meeting, in the discretion of the proxies or their substitutes.

     We are holding the Special Meeting at 11 Greenway Plaza, Suite 100, Houston, Texas 77046-1173 on October 21, 2003, at 3:00 p.m., Central Time.

     Shareholders of record as of the close of business on July 25, 2003 are entitled to notice of, and to vote at, the Special Meeting or any adjournment of the Special Meeting.

     WE REQUEST THAT YOU EXECUTE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE THE ACCOMPANYING PROXY, WHICH IS BEING SOLICITED BY THE BOARD OF TRUSTEES OF TRUST. YOU MAY ALSO VOTE YOUR SHARES BY TELEPHONE OR THROUGH A WEBSITE ESTABLISHED FOR THAT PURPOSE BY FOLLOWING THE INSTRUCTIONS ON THE ENCLOSED PROXY MATERIALS. YOUR VOTE IS IMPORTANT FOR THE PURPOSE OF ENSURING A QUORUM AT THE SPECIAL MEETING. YOU MAY REVOKE YOUR PROXY AT ANY TIME BEFORE IT IS EXERCISED BY EXECUTING AND SUBMITTING A REVISED PROXY, BY GIVING WRITTEN NOTICE OF REVOCATION TO THE SECRETARY OF TRUST OR BY VOTING IN PERSON AT THE SPECIAL MEETING.

                                          -s- NANCY L. MARTIN

                                          Nancy L. Martin
                                          Secretary

August 25, 2003


           AIM GLOBAL ENERGY FUND,                          INVESCO ENERGY FUND,
                A PORTFOLIO OF                                 A PORTFOLIO OF
             AIM INVESTMENT FUNDS                        INVESCO SECTOR FUNDS, INC.
         11 GREENWAY PLAZA, SUITE 100                     4350 SOUTH MONACO STREET
          HOUSTON, TEXAS 77046-1173                        DENVER, COLORADO 80237
                (800) 347-4246                                 (800) 525-8085

                    COMBINED PROXY STATEMENT AND PROSPECTUS
                                AUGUST 25, 2003

     This document is a combined Proxy Statement and Prospectus ("Proxy Statement/Prospectus"). We are sending you this Proxy Statement/Prospectus in connection with the Special Meeting of Shareholders (the "Special Meeting") of AIM Global Energy Fund (your Fund). The Special Meeting will be held on October 21, 2003. We intend to mail this Proxy Statement/Prospectus, the enclosed Notice of Special Meeting of Shareholders and the enclosed proxy card on or about August 25, 2003 to all shareholders entitled to vote.

     At the Special Meeting, we are asking shareholders of your Fund to vote on three Proposals. The first Proposal to be voted on is an Agreement and Plan of Reorganization (the "Agreement") which provides for the combination of your Fund, an investment portfolio of AIM Investment Funds ("Trust"), with INVESCO Energy Fund ("Buying Fund"), an investment portfolio of INVESCO Sector Funds, Inc. ("Buyer") (the "Reorganization") and, in connection therewith, the sale of all of your Fund's assets and the termination of your Fund as a designated series of Trust.

     Under the Agreement, all of the assets of your Fund will be transferred to Buying Fund, Buying Fund will assume the liabilities of your Fund and Buyer will issue shares of each class of Buying Fund to shareholders of the corresponding class of shares of your Fund, as set forth on Exhibit A.

     The value of your account with Buying Fund immediately after the Reorganization will be the same as the value of your account with your Fund immediately prior to the Reorganization. The Reorganization has been structured as a tax-free transaction. No sales charges will be imposed in connection with the Reorganization.

     The Board of Trustees of Trust (the "Board") has approved the Agreement and the Reorganization as being in the best interests of your Fund.

     Trust and Buyer are both registered open-end management investment companies that issue their shares in separate series. Your Fund is a series of Trust and Buying Fund is a series of Buyer. A I M Advisors, Inc. ("AIM") serves as the investment advisor to your Fund and INVESCO Funds Group, Inc. ("INVESCO") serves as the investment advisor to Buying Fund. Both AIM and INVESCO are wholly owned subsidiaries of AMVESCAP PLC ("AMVESCAP"), an independent global investment management company.

     The investment objective of Buying Fund is similar to that of your Fund. See "Comparison of Investment Objectives and Principal Strategies."

     This Proxy Statement/Prospectus sets forth the information that you should know before voting on the Agreement and the other Proposal described below. It is both the Proxy Statement of your Fund and the Prospectus of Buying Fund. You should read and retain this Proxy Statement/Prospectus for future reference.

     The Prospectus of your Fund dated March 3, 2003, as supplemented June 12, 2003 and August 14, 2003 (the "Selling Fund Prospectus"), together with the related Statement of Additional Information dated March 3, 2003, as supplemented May 2, 2003 and June 12, 2003, are on file with the Securities and Exchange Commission (the "SEC"). The Selling Fund Prospectus is incorporated by reference into this

Proxy Statement/Prospectus. The Prospectus of Buying Fund dated August 1, 2003, as supplemented August 1, 2003 and August 14, 2003 (the "Buying Fund Prospectus"), and the related Statement of Additional Information dated August 1, 2003, as supplemented August 14, 2003, and the Statement of Additional Information relating to the Reorganization, dated August 15, 2003, are on file with the SEC. The Buying Fund Prospectus is incorporated by reference into this Proxy Statement/Prospectus and a copy of the Buying Fund Prospectus is attached as Appendix II to this Proxy Statement/Prospectus. The Statement of Additional Information relating to the Reorganization dated August 15, 2003 also is incorporated by reference into this Proxy Statement/Prospectus. The SEC maintains a website at www.sec.gov that contains the Prospectuses and Statements of Additional Information described above, material incorporated by reference, and other information about Trust and Buyer.

     Copies of the Buying Fund Prospectus, the Selling Fund Prospectus and the related Statements of Additional Information are available without charge by writing to A I M Fund Services, Inc., P.O. Box 4739, Houston, Texas 77210-4739, or by calling (800) 347-4246. Additional information about your Fund and Buying Fund may be obtained on the internet at www.aiminvestments.com.

     The remaining Proposal to be voted on is the election of 16 trustees to the Board of Trustees of Trust. The Board has approved the nomination of the persons set forth in this Proxy Statement/Prospectus for election as trustees of Trust.

     Both Proposals are being submitted to you to implement an integration initiative undertaken by AMVESCAP with respect to its North American mutual fund operations, which includes your Fund.

     Trust has previously sent to shareholders the most recent annual report for your Fund, including financial statements, and the most recent semiannual report succeeding the annual report, if any. If you have not received such report(s) or would like to receive an additional copy, please contact A I M Fund Services, Inc., P.O. Box 4739, Houston, Texas 77210-4739, or call (800) 347-4246. Such report(s) will be furnished free of charge.

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION PASSED UPON
THE ACCURACY OR ADEQUACY OF THIS PROXY STATEMENT/PROSPECTUS. ANY REPRESENTATION
                     TO THE CONTRARY IS A CRIMINAL OFFENSE.

                               TABLE OF CONTENTS

                                                              PAGE
                                                              ----
INTRODUCTION................................................    1
PROPOSAL 1 -- APPROVAL OF THE AGREEMENT TO COMBINE YOUR FUND
  AND BUYING FUND...........................................    2
SUMMARY.....................................................    2
  The Reorganization........................................    2
  Comparison of Investment Objectives and Principal
     Strategies.............................................    3
  Comparison of Principal Service Providers.................    5
  Comparison of Performance.................................    5
  Comparison of Fees and Expenses...........................    5
  Comparison of Multiple Class Structures...................    6
  Comparison of Sales Charges...............................    6
  Comparison of Distribution, Purchase and Redemption
     Procedures and Exchange Rights.........................    7
  The Board's Recommendation on Proposal 1..................    7
RISK FACTORS................................................    8
  Risks Associated with Buying Fund.........................    8
  Comparison of Risks of Buying Fund and Your Fund..........   10
INFORMATION ABOUT BUYING FUND...............................   10
  Description of Buying Fund Shares.........................   10
  Management's Discussion of Fund Performance...............   10
  Financial Highlights......................................   10
  Pending Shareholder Proposals for Buying Fund.............   10
ADDITIONAL INFORMATION ABOUT THE AGREEMENT..................   11
  Terms of the Reorganization...............................   11
  The Reorganization........................................   11
  Board Considerations......................................   11
  Other Terms...............................................   12
  Federal Income Tax Consequences...........................   13
  Accounting Treatment......................................   14
RIGHTS OF SHAREHOLDERS......................................   14
  General...................................................   14
  Liability of Shareholders.................................   14
  Election of Directors/Trustees; Terms.....................   15
  Removal of Directors/Trustees.............................   15
  Meetings of Shareholders..................................   15
  Liability of Directors/Trustees and Officers;
     Indemnification........................................   15
  Dissolution and Termination...............................   16
  Voting Rights of Shareholders.............................   16
  Dissenters' Rights........................................   16
  Amendments to Organization Documents......................   16
CAPITALIZATION..............................................   18
INTERESTS OF CERTAIN PERSONS................................   19
LEGAL MATTERS...............................................   19
ADDITIONAL INFORMATION ABOUT BUYING FUND AND YOUR FUND......   19
INFORMATION FILED WITH THE SECURITIES AND EXCHANGE
  COMMISSION................................................   19

                                                              PAGE
                                                              ----
PROPOSAL 2 -- ELECTION OF TRUSTEES..........................   20
  Background................................................   20
  Structure of the Board of Trustees........................   20
  Nominees for Trustees.....................................   20
  The Board's Recommendation on Proposal 2..................   23
  Committees of the Board...................................   23
  Board and Committee Meeting Attendance....................   25
  Trustee's Compensation....................................   25
  Retirement Plan for Trustees..............................   25
  Deferred Compensation Agreements..........................   25
  Officers of Trust.........................................   26
  Security Ownership of Management..........................   26
  Trustee Ownership of Your Fund's Shares...................   26
INFORMATION ABOUT THE SPECIAL MEETING AND VOTING............   26
  Proxy Statement/Prospectus................................   26
  Time and Place of Special Meeting.........................   26
  Voting in Person..........................................   27
  Voting by Proxy...........................................   27
  Voting by Telephone or the Internet.......................   27
  Quorum Requirement and Adjournment........................   27
  Vote Necessary to Approve Each Proposal...................   28
  Proxy Solicitation........................................   28
  Other Matters.............................................   28
  Shareholder Proposals.....................................   28
  Ownership of Shares.......................................   29
INDEPENDENT PUBLIC ACCOUNTANTS..............................   29
  Fees Paid to the Auditor Related to Trust.................   29
  Fees Paid to the Auditor Not Related to Trust.............   29

EXHIBIT A......Classes of Shares of Your Fund and Corresponding Classes of Shares of
Buying Fund
EXHIBIT B.....................Comparison of Performance of Your Fund and Buying Fund
EXHIBIT C...................................Comparison Fee Table and Expense Example
EXHIBIT D.................................................Trustee Compensation Table
EXHIBIT E..........................................................Officers of Trust
EXHIBIT F...........................................Security Ownership of Management
EXHIBIT G...........................................Trustee Ownership of Fund Shares
EXHIBIT H...............Shares Outstanding of Each Class of Your Fund on Record Date
EXHIBIT I...........................................Ownership of Shares of Your Fund
EXHIBIT J.........................................Ownership of Shares of Buying Fund
APPENDIX I.........Agreement and Plan of Reorganization for Your Fund (to Effect the
  Reorganization)
APPENDIX II................................................Prospectus of Buying Fund
APPENDIX III................................Discussion of Performance of Buying Fund

     THE AIM FAMILY OF FUNDS, AIM AND DESIGN, AIM, AIM FUNDS, AIM FUNDS AND DESIGN, AIM INVESTOR, AIM LIFETIME AMERICA, AIM LINK, AIM INSTITUTIONAL FUNDS, AIMFUNDS.COM, LA FAMILIA AIM DE FONDOS, LA FAMILIA AIM DE FONDOS AND DESIGN, INVIERTA CON DISCIPLINA AND INVEST WITH DISCIPLINE ARE REGISTERED SERVICE MARKS AND AIM BANK CONNECTION, AIM INTERNET CONNECT, AIM PRIVATE ASSET MANAGEMENT, AIM PRIVATE ASSET MANAGEMENT AND DESIGN, AIM STYLIZED AND/OR DESIGN, AIM ALTERNATIVE ASSETS AND DESIGN, AIM INVESTMENTS, AIM INVESTMENTS AND DESIGN, MYAIM.COM, THE

AIM COLLEGE SAVINGS PLAN, AIM SOLO 401(k) AND YOUR GOALS. OUR SOLUTIONS. ARE SERVICE MARKS OF A I M MANAGEMENT GROUP INC.

     INVESCO, THE OPEN CIRCLE DESIGN, INVESCO FUNDS, INVESCO FUNDS GROUP, INVESCO -- YOUR GLOBAL INVESTMENT PARTNER AND YOU SHOULD KNOW WHAT INVESCO KNOWS ARE REGISTERED SERVICE MARKS OF AMVESCAP PLC.

     No dealer, salesperson or any other person has been authorized to give any information or to make any representation other than those contained in this Proxy Statement/Prospectus, and you should not rely on such other information or representations.

                                  INTRODUCTION

     Your Fund is one of 86 portfolios advised by AIM and Buying Fund is one of 46 portfolios advised by INVESCO. Proposals 1 and 2 that you are being asked to vote on relate to or result from an integration initiative announced on March 27, 2003, by AMVESCAP, the parent company of AIM and INVESCO, with respect to its North American mutual fund operations. The primary components of AMVESCAP's integration initiative are:

     - Using a single distributor for all AMVESCAP mutual funds in the United States. To that end, A I M Distributors, Inc., the distributor for the retail mutual funds advised by AIM (the "AIM Funds"), replaced INVESCO Distributors, Inc. as the distributor for the retail mutual funds advised by INVESCO (the "INVESCO Funds") effective July 1, 2003.

     - Integrating back office support and creating a single platform for back office support of AMVESCAP's mutual fund operations in the United States, including such support services as transfer agency and information technology. One result of this integration will be that shares of the AIM Funds and shares of the INVESCO Funds generally will be able to be exchanged for shares of the same or a similar class of each other.

     - Rationalizing and streamlining of the various AIM Funds and INVESCO Funds. In that regard, AMVESCAP has undertaken an extensive review of these funds and concluded that it would be appropriate to reduce the number of smaller and less efficient funds that compete for limited shareholder assets and to consolidate certain funds having similar investment objectives and strategies. Reducing both the number of AIM Funds and INVESCO Funds will allow AIM and INVESCO to concentrate on managing their core products. The Reorganization is one of a number of fund reorganizations proposed by AMVESCAP as a result of this review process. AMVESCAP's belief is that the Reorganization will allow Buying Fund the best available opportunities for investment management, growth prospects and potential economies of scale. Proposal 1 relates to this component of AMVESCAP's integration initiative.

     - Rationalizing the contractual arrangements for the provision of investment advisory and administrative services to the AIM Funds and the INVESCO Funds. The objective of this component is to have AIM assume primary responsibility for the investment advisory, administrative, accounting and legal and compliance services for the INVESCO Funds. To implement this component, each INVESCO Fund, including Buying Fund, is seeking shareholder approval to enter into a new investment advisory agreement with AIM. These changes will simplify AMVESCAP's mutual fund operations in the United States in that there will be a uniform arrangement for investment management for both the AIM Funds and the INVESCO Funds.

     - Simplifying the organizational structure of the AIM Funds and the INVESCO Funds so that they are all organized as Delaware statutory trusts, using as few entities as practicable. To implement this component, each AIM Fund and each INVESCO Fund that currently is organized as a Maryland corporation is seeking shareholder approval to redomesticate as a new Delaware statutory trust, which also should provide these Funds with greater flexibility in conducting their business operations. In addition, certain series portfolios of AIM Funds with few portfolios are seeking shareholder approval to be restructured as new series portfolios of existing AIM Funds that are organized as Delaware statutory trusts.

     In considering the integration initiative proposed by AMVESCAP, the directors/trustees of the AIM Funds and the directors of the INVESCO Funds who are not "interested persons" (as defined in the Investment Company Act of 1940 (the "1940 Act")) of the Funds or their advisors determined that the shareholders of both the AIM Funds and the INVESCO Funds would benefit if one set of directors/ trustees was responsible for overseeing the operation of both the AIM Funds and the INVESCO Funds and the services provided by AIM, INVESCO and their affiliates. Accordingly, these directors/trustees agreed to combine the separate boards and create a unified board of directors/trustees. Proposal 2 relates to the election of trustees of your Fund.

     You are being asked to approve Proposal 2 so that, in the event that Proposal 1 is not approved, your Fund will still be able to take advantage of these other benefits of AMVESCAP's integration initiative. We will be unable to determine whether a Proposal 2 should go forward until we have determined whether Proposal 1 has been approved. Therefore, even if you vote in favor of Proposal 1, it is still important that you vote on Proposal 2. For information about the Special Meeting and voting on Proposals 1 and 2, see "Information About the Special Meeting and Voting." For a description of the vote necessary to approve each of Proposals 1 and 2, see "Information About the Special Meeting and Voting -- Vote Necessary to Approve Each Proposal."

                                 PROPOSAL 1 --
                           APPROVAL OF THE AGREEMENT
                      TO COMBINE YOUR FUND AND BUYING FUND

                                    SUMMARY

     The Board, including the independent trustees, has determined that the Reorganization is in the best interests of your Fund and that the interests of the shareholders of your Fund will not be diluted as a result of the Reorganization. The Board believes that a larger combined fund should be more viable and have greater market presence and should have greater investment leverage in that portfolio managers should have broader investment opportunities and lower trading costs. The Board also believes that a larger combined fund also should result in greater operating efficiencies by providing economies of scale to the combined fund in that certain fixed costs, such as legal, accounting, shareholder services and director/trustee expenses, will be spread over the greater assets of the combined fund. For additional information concerning the factors the Board considered in approving the Agreement, see "Additional Information About the Agreement -- Board Considerations."

     The following summary discusses some of the key features of the Reorganization and highlights certain differences between your Fund and Buying Fund. This summary is not complete and does not contain all of the information that you should consider before voting on whether to approve the Agreement. For more complete information, please read this entire Proxy Statement/Prospectus.

THE REORGANIZATION

     The Reorganization will result in the combination of your Fund with Buying Fund. Your Fund is a series of Trust, a Delaware statutory trust. Buying Fund is a series of Buyer, a Maryland corporation. The Board of Directors of Buyer is soliciting the proxies of the shareholders of Buyer's series portfolios to vote on an agreement and plan of reorganization to redomesticate Buyer as a Delaware statutory trust in order to provide Buyer with greater flexibility in conducting its business operations. If approved by Buyer's shareholders, the consummation of the redomestication of Buyer as a Delaware statutory trust will occur prior to the consummation of the Reorganization.

     If shareholders of your Fund approve the Agreement and other closing conditions are satisfied, all of the assets of your Fund will be transferred to Buying Fund and Buying Fund will assume the liabilities of your Fund, and Buyer will issue shares of each class of Buying Fund to shareholders of the corresponding class of shares of your Fund, as set forth on Exhibit A. For a description of certain closing conditions that must be satisfied, see "Additional Information About the Agreement -- Other Terms."

     The shares of Buying Fund issued in the Reorganization will have an aggregate net asset value equal to the net value of the assets of your Fund transferred to Buying Fund. The value of your account with Buying Fund immediately after the Reorganization will be the same as the value of your account with your Fund immediately prior to the Reorganization. A copy of the Agreement is attached as Appendix I to this Proxy Statement/Prospectus. See "Additional Information About the Agreement."

     Trust and Buyer will receive an opinion of Kirkpatrick & Lockhart LLP to the effect that the Reorganization will constitute a tax-free reorganization for Federal income tax purposes. Thus, shareholders will not have to pay additional Federal income tax as a result of the Reorganization except to the extent your Fund disposes of securities at a net gain in anticipation of the Reorganization, which gain would be included in a taxable distribution. See "Additional Information About the Agreement -- Federal Income Tax Consequences."

     No sales charges will be imposed in connection with the Reorganization.

COMPARISON OF INVESTMENT OBJECTIVES AND PRINCIPAL STRATEGIES

     Your Fund and Buying Fund pursue similar investment objectives and invest in similar types of securities. As a result, the Reorganization is not expected to cause significant portfolio turnover or transaction expenses from the sale of securities that are incompatible with the investment objective of Buying Fund.

     The investment objective or goal of Buying Fund is classified as fundamental, which means that the Board of Directors of Buyer cannot change it without shareholder approval. The investment objective of your Fund is not classified as fundamental, which means that the Board can change it without shareholder approval.

     A description of the fundamental and non-fundamental restrictions and policies applicable to your Fund and Buying Fund can be found in each Fund's Statement of Additional Information. While your Fund and Buying Fund have slightly different approaches to disclosing and characterizing these restrictions and policies, in substance your Fund and Buying Fund operate under the same general restrictions and are subject to the same general policies.

     The chart below provides a summary for comparison purposes of the investment objectives and principal investment strategies of your Fund and Buying Fund. You can find more detailed information about the investment objectives, strategies and other investment policies of your Fund and Buying Fund in the Selling Fund Prospectus and the Buying Fund Prospectus, respectively.

           AIM GLOBAL ENERGY FUND                            INVESCO ENERGY FUND
                 (YOUR FUND)                                    (BUYING FUND)
           ----------------------                            -------------------
                                    INVESTMENT OBJECTIVE
- long-term growth of capital                   - capital growth

                                    INVESTMENT STRATEGIES
- normally invests at least 80% of its assets   - invests 80% of its net assets in the equity
  in securities of energy sector companies        securities and equity-related instruments
                                                  of companies doing business in the energy
- invests primarily in marketable equity          sector
  securities, including convertible
  securities, but its investments may include   - invests primarily in equity securities that
  synthetic instruments such as warrants,         INVESCO believes will rise in price faster
  futures, options, exchange-traded funds and     than other securities, as well as in
  American Depositary Receipts                    options and other investments whose values
                                                  are based upon the values of equity
                                                  securities
- considers an "energy sector company" to be    - considers a company to be in the energy
  one that (1) derives at least 50% of its        sector if it meets at least one of the
  gross income or net sales from energy           following tests:
  sector activities; (2) devotes at least 50%     -- at least 50% of its gross income or its
  of its assets to such activities, based on         net sales must come from activities in
  its most recent fiscal year; or (3) based          the sector;
  on other available information, the advisor     -- at least 50% of its assets must be
  determines that its primary business is            devoted to producing revenues from the
  within the energy sector                           sector; or
                                                  -- based on the other available
                                                     information, it is determined that its
                                                     primary business is within the sector

           AIM GLOBAL ENERGY FUND                            INVESCO ENERGY FUND
                 (YOUR FUND)                                    (BUYING FUND)
           ----------------------                            -------------------
- invests in companies that develop, produce,   - invests in companies that include, but are
  provide, operate, own or distribute             not limited to, oil companies, oil and gas
  products or services related to energy          exploration companies, natural gas pipeline
                                                  companies, refinery companies, energy
- products or services include, but are not       conservation companies, coal, alternative
  limited to, exploration, production,            energy companies, and innovative energy
  development, refinement, management,            technology companies
  storage or distribution of oil, gas,
  electricity and coal, as well as nuclear,
  geothermal, oil shale, solar power and
  other alternative energy sources; onshore
  or offshore drilling; production and well
  maintenance; pipelines; energy
  conservation; pollution control technology;
  and equipment supply and plant design or
  construction
- no corresponding strategy                     - generally prefers to keep its investments
                                                  divided among the four main energy
                                                  subsectors: major oil companies, energy
                                                  services, oil and gas
                                                  exploration/production companies, and
                                                  natural gas pipeline companies
- will normally invest in the securities of     - may invest up to 25% of its assets in
  issuers located in at least three different     securities of non-U.S. issuers (securities
  countries, including the U.S. and may           of Canadian issuers and American Depositary
  invest a significant portion of its assets      Receipts are not subject to this 25%
  in the securities of U.S. issuers               limitation); no specific requirement with
                                                  respect to allocation of assets in a
- will invest no more than 50% of its total       specific number of countries
  assets in the securities of issuers in any
  one country, other than the U.S.
- the portfolio managers allocate your Fund's
  assets among securities of countries and in
  currency denominations that are expected to
  provide the best opportunities for meeting
  your Fund's investment objective
- may invest in companies located in            - no corresponding strategy
  developing countries
- may invest up to 20% of its net assets in     - may invest in junk bonds which INVESCO
  lower-quality debt securities, i.e., "junk      believes are not highly speculative and
  bonds"                                          which are rated at least CCC by S&P or Caa
                                                  by Moody's, although not a principal
                                                  strategy
- analyzes specific companies for possible      - uses a research oriented bottom-up
  investment and looks for several of the         investment approach. Focuses on company
  following characteristics: above-average        fundamentals and growth prospects when
  per share earnings growth; high return on       selecting securities, generally emphasizes
  invested capital; a healthy balance sheet;      companies INVESCO believes are strongly
  sound financial and accounting policies and     managed and will generate above-average
  overall financial strength; strong              long-term capital appreciation
  competitive advantages; effective research
  and product development and marketing;
  development of new technologies; efficient
  service; pricing flexibility; strong
  management; and general operating
  characteristics that will enable the
  companies to compete successfully in their
  respective markets
- may engage in active and frequent trading     - adjusts portfolio weightings depending on
  of portfolio securities to achieve its          current economic conditions
  investment objective

           AIM GLOBAL ENERGY FUND                            INVESCO ENERGY FUND
                 (YOUR FUND)                                    (BUYING FUND)
           ----------------------                            -------------------
- may invest in debt securities issued by       - no corresponding strategy
  energy companies, or in equity and debt
  securities of other companies the portfolio
  managers believe will benefit from
  developments in the energy sector

COMPARISON OF PRINCIPAL SERVICE PROVIDERS

     The following is a list of the current principal service providers for your Fund and Buying Fund.

                                                          SERVICE PROVIDERS
                                  -----------------------------------------------------------------
                                      AIM GLOBAL ENERGY FUND              INVESCO ENERGY FUND
SERVICE                                     (YOUR FUND)                      (BUYING FUND)
-------                           -------------------------------   -------------------------------
Investment Advisor.............   A I M Advisors, Inc.              INVESCO Funds Group, Inc.*
                                  11 Greenway Plaza, Suite 100      4350 South Monaco Street
                                  Houston, Texas 77046-1173         Denver, Colorado 80237
Distributor....................   A I M Distributors, Inc.          A I M Distributors, Inc.**
                                  11 Greenway Plaza, Suite 100      11 Greenway Plaza, Suite 100
                                  Houston, Texas 77046-1173         Houston, Texas 77046-1173
Administrator..................   A I M Advisors, Inc.              INVESCO Funds Group, Inc.***
                                  11 Greenway Plaza, Suite 100      4350 South Monaco Street
                                  Houston, Texas 77046-1173         Denver, Colorado 80237
Custodian......................   State Street Bank and Trust       State Street Bank and Trust
                                  Company                           Company
Transfer Agent and Dividend
  Disbursing Agent.............   A I M Fund Services, Inc.         INVESCO Funds Group, Inc.****
Independent Auditors...........   PricewaterhouseCoopers LLP        PricewaterhouseCoopers LLP

---------------

   * If the shareholders of Buying Fund approve a new investment advisory agreement with AIM, AIM will replace INVESCO as investment advisor for your Fund effective November 5, 2003.

  ** A I M Distributors, Inc. replaced INVESCO Distributors, Inc. as distributor of Buying Fund effective July 1, 2003.

 *** If the shareholders of Buying Fund approve a new investment advisory agreement with AIM, AIM will replace INVESCO as administrator for Buying Fund effective November 5, 2003.

**** A I M Fund Services, Inc. will replace INVESCO as transfer agent and dividend disbursing agent for Buying Fund on or about October 1, 2003.

COMPARISON OF PERFORMANCE

     A bar chart showing the annual total returns for calendar years ended December 31 for Class A shares of your Fund and Investor Class shares of Buying Fund can be found at Exhibit B. Also included as part of Exhibit B is a table showing the average annual total returns for the periods indicated for your Fund and Buying Fund, including sales charges. For more information regarding the total return of your Fund, see the "Financial Highlights" section of the Selling Fund Prospectus, which has been made a part of this Proxy Statement/Prospectus by reference. For more information regarding the total return of Buying Fund, see "Information About Buying Fund -- Financial Highlights." Past performance cannot guarantee comparable future results.

COMPARISON OF FEES AND EXPENSES

     A comparison of shareholder fees and annual operating expenses of each class of shares of your Fund as of October 31, 2002, and Buying Fund as of March 31, 2003, expressed as a percentage of net assets

("Expense Ratio"), can be found at Exhibit C. Pro forma estimated Expense Ratios for each class of shares of Buying Fund after giving effect to the Reorganization are also provided as of March 31, 2003 as part of Exhibit C.

COMPARISON OF MULTIPLE CLASS STRUCTURES

     A comparison of the share classes of your Fund that are available to investors and the corresponding share classes of Buying Fund that shareholders of your Fund will receive in the Reorganization can be found as Exhibit A. In addition to the share classes of Buying Fund listed on Exhibit A, Investor Class shares and Class K shares are available to investors. These share classes are not involved in the Reorganization. For information regarding the features of the various share classes of your Fund and Buying Fund, see the Selling Fund Prospectus and the Buying Fund Prospectus, respectively.

COMPARISON OF SALES CHARGES

     No initial sales charges are applicable to shares of Buying Fund received by holders of your Fund's shares in connection with the Reorganization. No redemption of your Fund's shares that could cause the imposition of a contingent deferred sales charge ("CDSC") will result in connection with the Reorganization. The holding period for purposes of determining whether to charge a CDSC upon redemptions of shares of Buying Fund received by holders of your Fund's shares in connection with the Reorganization will begin at the time your Fund's shares were originally purchased.

     The chart below provides a summary for comparison purposes of the initial sales charges and CDSCs applicable to each class of shares of your Fund and Buying Fund. The fee tables at Exhibit C include comparative information about maximum initial sales charges on purchases of Class A shares of your Fund and Buying Fund and the maximum CDSC on redemptions of certain classes of shares of your Fund and Buying Fund. For more detailed information on initial sales charges, including volume purchase breakpoints and waivers, and reductions of CDSCs over time, see the Selling Fund Prospectus and the Buying Fund Prospectus.

          CLASS A                         CLASS B                         CLASS C
          -------                         -------                         -------
- subject to an initial         - not subject to an initial     - not subject to an initial
  sales charge*                   sales charge                    sales charge
- may be subject to a CDSC      - subject to a CDSC on          - subject to a CDSC on
  on redemptions made within      certain redemptions made        certain redemptions made
  18 months from the date of      within 6 years from the         within 12 months from the
  certain large purchases**       date of purchase                date of purchase***

          CLASS K                      INVESTOR CLASS
     (BUYING FUND ONLY)              (BUYING FUND ONLY)
     ------------------              ------------------
- not subject to an initial     - not subject to an initial
  sales charge                    sales charge
- may be subject to a CDSC      - not subject to a CDSC
  on redemptions made within
  12 months from the date of
  certain purchases

---------------

  * Both your Fund and Buying Fund waive initial sales charges on Class A shares for certain categories of investors, including certain of their affiliated entities and certain of their employees, officers and directors/trustees and those of their investment advisor.

 ** For qualified plans investing in Class A shares of Buying Fund, this period is 12 months rather than 18 months.

*** Prior to August 18, 2003, Class C shares of Buying Fund are subject to a
    CDSC on certain redemptions made within 13 months from the date of purchase. This 13 month period changes to 12 months effective August 18, 2003.

     The CDSC on redemptions of shares of your Fund is computed based on the lower of their original purchase price or current market value. Prior to August 18, 2003, the CDSC on redemptions of shares of Buying Fund is computed based on their original purchase price. This method of computation changes to conform to your Fund's method of computation effective August 18, 2003.

COMPARISON OF DISTRIBUTION, PURCHASE AND REDEMPTION PROCEDURES AND EXCHANGE
RIGHTS

     Shares of your Fund and Buying Fund are distributed by A I M Distributors, Inc. ("AIM Distributors"), a registered broker-dealer and wholly owned subsidiary of AIM. AIM Distributors replaced INVESCO Distributors, Inc. as distributor of Buying Fund effective July 1, 2003.

     Both your Fund and Buying Fund have adopted a distribution plan that allows the payment of distribution and service fees for the sale and distribution of the shares of each of their respective classes. Both your Fund and Buying Fund have engaged AIM Distributors to provide such services either directly or through third parties. The fee tables at Exhibit C include comparative information about the distribution and service fees payable by each class of shares of your Fund and Buying Fund. Overall, each class of shares of Buying Fund has the same or lower aggregate distribution and service fees as the corresponding class of shares of your Fund.

     Although there are differences in the purchase, redemption and exchange procedures of your Fund and Buying Fund as of the date of this Proxy Statement/Prospectus, it is currently anticipated that the purchase, redemption and exchange procedures of your Fund and/or Buying Fund will be changed so that they are substantially the same prior to the consummation of the Reorganization. For information regarding the current purchase, redemption and exchange procedures of your Fund and Buying Fund, see the Selling Fund Prospectus and the Buying Fund Prospectus, respectively.

     As of the date of this Proxy Statement/Prospectus, shares of your Fund generally may be exchanged for shares of the same or a similar class of funds within The AIM Family of Funds(R) and shares of Buying Fund generally may be exchanged for shares of the same or a similar class of funds within the INVESCO Family of Funds. It is currently anticipated that, prior to the consummation of the Reorganization, shares of The AIM Family of Funds(R) and shares of the INVESCO Family of Funds generally will be able to be exchanged for shares of the same or a similar class of each other. If this exchangeability feature is not offered to shareholders prior to the consummation of the Reorganization, the consummation of the Reorganization will be delayed until such time as it is offered. See "Additional Information About the Agreement -- The Reorganization." For more detailed information regarding the current exchange rights of your Fund and Buying Fund, see the Selling Fund Prospectus and the Buying Fund Prospectus, respectively.

THE BOARD'S RECOMMENDATION ON PROPOSAL 1

     Your Board, including the independent trustees, unanimously recommends that you vote "FOR" this Proposal.

                                  RISK FACTORS

RISKS ASSOCIATED WITH BUYING FUND

     The following is a discussion of the principal risks associated with Buying Fund.

     Buying Fund is generally subject to risks that affect the energy sector. Although individual security selection drives the performance of Buying Fund, short-term fluctuations in commodity prices may influence Buying Fund's returns and increase price fluctuations in its shares. The businesses in which Buying Fund invests may be adversely affected by foreign government, federal, or state regulations on energy production, distribution or sale. Buying Fund is also subject to the following specific risks:

INVESTMENT STYLE RISK

     Growth investing may be more volatile than other investment styles because growth stocks are more sensitive to investor perceptions of an issuing company's growth potential. Growth-oriented funds typically will underperform value-oriented funds when investor sentiment favors the value investing style.

SECTOR RISK

     Buying Fund is concentrated in a comparatively narrow segment of the economy. This means Buying Fund's investment concentration in the energy sector is higher than most mutual funds and the broad securities market. Consequently, Buying Fund tends to be more volatile than other mutual funds, and the value of its portfolio investments and consequently the value of an investment in Buying Fund tend to go up and down more rapidly.

MARKET RISK

     Equity stock prices vary and may fall, thus reducing the value of Buying Fund's investments. Certain stocks selected for Buying Fund's portfolio may decline in value more than the overall stock market. In general, the securities of small companies have more volatility than those of mid-size or large companies.

FOREIGN SECURITIES RISKS

     Investments in foreign and emerging markets carry special risks, including currency, political, regulatory, and diplomatic risks. Buying Fund may invest up to 25% of its assets in securities of non-U.S. issuers. Securities of Canadian issuers and American Depository Receipts are not subject to this 25% limitation. Foreign securities risk also includes the following:

     Currency Risk. A change in the exchange rate between U.S. Dollars and a foreign currency may reduce the value of Buying Fund's investment in a security valued in the foreign currency, or based on that currency value.

     Political Risk. Political actions, events, or instability may result in unfavorable changes in the value of a security.

     Regulatory Risk. Government regulations may affect the value of a security. In foreign countries, securities markets that are less regulated than those in the U.S. may permit trading practices that are not allowed in the U.S.

     Diplomatic Risk. A change in the diplomatic relations between the U.S. and a foreign country could affect the value or liquidity of investments.

LIQUIDITY RISK

     Buying Fund's portfolio is liquid if Buying Fund is able to sell the securities it owns at a fair price within a reasonable time. Liquidity is generally related to the market trading volume for a particular security. Investments in smaller companies or in foreign companies or companies in emerging markets are subject to a variety of risks, including potential lack of liquidity.

DERIVATIVES RISK

     A derivative is a financial instrument whose value is "derived," in some manner, from the price of another security, index, asset, or rate. Derivatives include options and futures contracts, among a wide range of other instruments. The principal risk of investments in derivatives is that the fluctuations in their values may not correlate perfectly with the overall securities markets. Some derivatives are more sensitive to interest changes and market price fluctuations than others. Some derivatives are more sensitive to interest rate changes and market price fluctuations than others. Also, derivatives are subject to counterparty risk, described below.

     Options and futures are common types of derivatives that Buying Fund may occasionally use to hedge its investments. An option is the right to buy and sell a security or other instrument, index, or commodity at a specific price on or before a specific date. A future is an agreement to buy or sell a security or other instrument, index, or commodity at a specific price on a specific date. The use of options and futures may increase the performance of the Fund, but also may increase market risk. Other types of derivatives include swaps, caps, floors, and collars.

COUNTERPARTY RISK

     This is a risk associated primarily with repurchase agreements and some derivatives transactions. It is the risk that the other party in the transaction will not fulfill its contractual obligation to complete the transaction with Buying Fund.

LACK OF TIMELY INFORMATION RISK

     Timely information about a security or its issuer may be unavailable, incomplete, or inaccurate. This risk is more common to securities issued by foreign companies and companies in emerging markets than it is to the securities of U.S.-based companies.

PORTFOLIO TURNOVER RISK

     Buying Fund's investments may be bought and sold relatively frequently. A high turnover rate may affect Buying Fund's performance because it results in higher brokerage commissions and may result in taxable gain distributions to Buying Fund's shareholders.

GENERAL RISKS

     Not Insured. Mutual funds are not insured by the FDIC or any other government agency, unlike bank deposits such as CDs or savings accounts.

     No Guarantee. No mutual fund can guarantee that it will meet its investment objectives.

     Possible Loss of Investment. A mutual fund cannot guarantee its performance, nor assure you that the market value of your investment will increase. You may lose the money you invest, and Buying Fund will not reimburse you for any of these losses.

     Volatility. The price of your mutual fund shares will increase or decrease with changes in the value of Buying Fund's underlying investments and changes in the equity markets as a whole.

     Not a Complete Investment Plan. An investment in any mutual fund does not constitute a complete investment plan. Buying Fund is designed to be only a part of your personal investment plan.

COMPARISON OF RISKS OF BUYING FUND AND YOUR FUND

     The risks associated with an investment in your Fund are similar to those described above for Buying Fund because of the similarities in their investment objectives and strategies. Set forth below is a discussion of certain risks that differ between Buying Fund and your Fund. You can find more detailed descriptions of specific risks associated with your Fund in the Selling Fund Prospectus.

     Your Fund has a broader category of companies included in the energy sector which may increase your Fund's diversification. In contrast, Buying Fund generally prefers to limit investments to the four main energy subsectors, which may lead to greater concentration within the energy industry and less diversification within the energy sector.

     Your Fund has a greater ability to invest in foreign securities compared to Buying Fund, which can only invest up to 25% of its assets in foreign securities. Because your Fund has no such restrictions, it may be subject to greater foreign securities risk exposure than Buying Fund.

     Your Fund may invest in debt securities which are particularly vulnerable to credit risk and interest rate fluctuations. Interest rate increases can cause the price of a debt security to decrease. Your Fund may invest up to 20% of its net assets in junk bonds. Buying Fund may invest in junk bonds but it is not a principal strategy of Buying Fund. Your Fund's greater exposure to junk bonds may give it greater exposure to credit risks.

     Your Fund may participate in the initial public offering (IPO) market in some market cycles. Because of your Fund's small asset base, any investment it may make in IPOs may significantly affect the fund's total return. As your Fund's assets grow, the impact of IPO investments will decline, which may reduce the effect of IPO investments on your Fund's total return.

                         INFORMATION ABOUT BUYING FUND

DESCRIPTION OF BUYING FUND SHARES

     Shares of Buying Fund are redeemable at their net asset value (subject, in certain circumstances, to a contingent deferred sales charge) at the option of the shareholder or at the option of Buyer in certain circumstances. Each share of Buying Fund represents an equal proportionate interest in Buying Fund with each other share and is entitled to such dividends and distributions out of the income belonging to Buying Fund as are declared by the Board of Directors of Buying Fund. Each share of Buying Fund generally has the same voting, dividend, liquidation and other rights; however, each class of shares of Buying Fund is subject to different sales loads, conversion features, exchange privileges and class-specific expenses. When issued, shares of Buying Fund are fully paid and nonassessable, have no preemptive or subscription rights, and are freely transferable. Other than the automatic conversion of Class B shares to Class A shares, there are no conversion rights.

MANAGEMENT'S DISCUSSION OF FUND PERFORMANCE

     A discussion of the performance of Buying Fund taken from its annual report to shareholders for the fiscal year ended March 31, 2003 is set forth in Appendix III to this Proxy Statement/Prospectus.

FINANCIAL HIGHLIGHTS

     For more information about Buying Fund's financial performance, see the "Financial Highlights" section of the Buying Fund Prospectus, which is attached to this Proxy Statement/Prospectus as Appendix II.

PENDING SHAREHOLDER PROPOSALS FOR BUYING FUND

     As previously discussed, the Board of Directors of Buyer is soliciting the shareholders of Buying Fund to vote on a new investment advisory agreement between AIM and Buying Fund, a new sub-advisory agreement between AIM and INVESCO Institutional (N.A.), Inc., an affiliate of INVESCO, for Buying Fund, and an agreement and plan of reorganization to redomesticate Buyer as a Delaware statutory trust.

                   ADDITIONAL INFORMATION ABOUT THE AGREEMENT

TERMS OF THE REORGANIZATION

     The terms and conditions under which the Reorganization may be consummated are set forth in the Agreement. Significant provisions of the Agreement are summarized below; however, this summary is qualified in its entirety by reference to the Agreement, a copy of which is attached as Appendix I to this Proxy Statement/Prospectus.

THE REORGANIZATION

     Consummation of the Reorganization (the "Closing") is expected to occur on October 27, 2003, at 8:00 a.m., Eastern Time (the "Effective Time") on the basis of values calculated as of the close of regular trading on the New York Stock Exchange on October 24, 2003 (the "Valuation Date"). At the Effective Time, all of the assets of your Fund will be delivered to Buyer's custodian for the account of Buying Fund in exchange for the assumption by Buying Fund of the liabilities of your Fund and delivery by Buyer directly to the holders of record as of the Effective Time of the issued and outstanding shares of each class of your Fund of a number of shares of each corresponding class of Buying Fund (including, if applicable, fractional shares rounded to the nearest thousandth), having an aggregate net asset value equal to the value of the net assets of your Fund so transferred, assigned and delivered, all determined and adjusted as provided in the Agreement. Upon delivery of such assets, Buying Fund will receive good and marketable title to such assets free and clear of all liens.

     In order to ensure continued qualification of your Fund for treatment as a "regulated investment company" for tax purposes and to eliminate any tax liability of your Fund arising by reason of undistributed investment company taxable income or net capital gain, Trust will declare on or prior to the Valuation Date to the shareholders of your Fund a dividend or dividends that, together with all previous such dividends, shall have the effect of distributing
(a) all of your Fund's investment company taxable income (determined without regard to any deductions for dividends paid) for the taxable year ended October 31, 2002 and for the short taxable year beginning on November 1, 2002 and ending on the Closing and (b) all of your Fund's net capital gain recognized in its taxable year ended October 31, 2002 and in such short taxable year (after reduction for any capital loss carryover).

     Buying Fund will proceed with the Reorganization if the shareholders of your Fund approve the Agreement.

     It is anticipated that, prior to the Closing, shares of The AIM Family of Funds(R) and shares of the INVESCO Family of Funds generally will be able to be exchanged for shares of the same or a similar class of each other. If this exchangeability feature is not offered to shareholders prior to the Closing, the Closing will be postponed until a mutually acceptable date not later than December 31, 2003 (the "Termination Date").

BOARD CONSIDERATIONS

     AMVESCAP initially proposed that the Board consider the Reorganization at an in-person meeting of the Board held on May 13-14, 2003, at which preliminary discussions of the Reorganization took place. The Board determined that the Reorganization is in the best interests of your Fund and will not dilute the interests of your Fund's shareholders, and approved the Agreement and the Reorganization, at an in-person meeting of the Board held on June 10-11, 2003.

     Over the course of the two Board meetings, the Board received from AIM and INVESCO written materials that contained information concerning your Fund and Buying Fund, including comparative total return and fee and expense information, a comparison of investment objectives and strategies of your Fund and Buying Fund and pro forma expense ratios for Buying Fund. AIM and INVESCO also provided the Board with written materials concerning the structure of the proposed Reorganization and the Federal tax consequences of the Reorganization.

     In evaluating the Reorganization, the Board considered a number of factors, including:

     - The investment objective and principal investment strategies of your Fund and Buying Fund.

     - The comparative expenses of your Fund and Buying Fund and the pro forma expenses of Buying Fund after giving effect to the Reorganization.

     - The comparative performance of your Fund and Buying Fund.

     - The comparative sizes of your Fund and Buying Fund.

     - The consequences of the Reorganization for Federal income tax purposes, including the treatment of capital loss carryforwards, if any, available to offset future capital gains of both your Fund and Buying Fund.

     - Any fees and expenses that will be borne directly or indirectly by your Fund or Buying Fund in connection with the Reorganization.

     The Board noted that your Fund will bear the costs and expenses incurred in connection with the Reorganization.

     The Board also noted that no sales charges or other charges would be imposed on any of the shares of Buying Fund issued to the shareholders of your Fund in connection with the Reorganization.

     Based on the foregoing and the information presented at the two Board meetings discussed above, the Board determined that the Reorganization is in the best interests of your Fund and will not dilute the interests of your Fund's shareholders. Therefore, the Board recommends the approval of the Agreement by the shareholders of your Fund at the Special Meeting.

     AMVESCAP initially proposed that the Board of Directors of Buyer consider the Reorganization at a telephone meeting of the Board of Directors held on May 5, 2003. Preliminary discussions of the Reorganization took place at the May 5, 2003 telephone meeting and at an in-person meeting of the Board of Directors held on May 13-15, 2003. The Board of Directors of Buyer determined that the Reorganization is in the best interests of Buying Fund and will not dilute the interests of Buying Fund shareholders, and approved the Agreement and the Reorganization, at an in-person meeting of the Board of Directors held on June 9, 2003.

OTHER TERMS

     If any amendment is made to the Agreement which would have a material adverse effect on shareholders, such change will be submitted to the affected shareholders for their approval. However, the Agreement may be amended without shareholder approval by mutual agreement of the parties.

     Trust and Buyer have made representations and warranties in the Agreement that are customary in matters such as the Reorganization. The obligations of Trust and Buyer pursuant to the Agreement are subject to various conditions, including the following mutual conditions:

     - the assets of your Fund to be acquired by Buying Fund shall constitute at least 90% of the fair market value of the net assets and at least 70% of the fair market value of the gross assets held by your Fund immediately prior to the Reorganization;

     - Buyer's Registration Statement on Form N-14 under the Securities Act of 1933 (the "1933 Act") shall have been filed with the SEC and such Registration Statement shall have become effective, and no stop-order suspending the effectiveness of the Registration Statement shall have been issued, and no proceeding for that purpose shall have been initiated or threatened by the SEC (and not withdrawn or terminated);

     - the shareholders of your Fund shall have approved the Agreement; and

     - Trust and Buyer shall have received an opinion from Kirkpatrick & Lockhart LLP that the consummation of the transactions contemplated by the Agreement will not result in the recognition of gain or loss for Federal income tax purposes for your Fund, Buying Fund or their shareholders.

     The Board of Trustees of Trust and the Board of Directors of Buyer may waive without shareholder approval any default by Trust or Buyer or any failure by Trust or Buyer to satisfy any of the above conditions as long as such a waiver is mutual and will not have a material adverse effect on the benefits intended under the Agreement for the shareholders of your Fund. The Agreement may be terminated and the Reorganization may be abandoned at any time by mutual agreement of the parties, or by either party if the shareholders of your Fund do not approve the Agreement or if the Closing does not occur on or before the Termination Date.

FEDERAL INCOME TAX CONSEQUENCES

     The following is a general summary of the material Federal income tax consequences of the Reorganization and is based upon the current provisions of the Internal Revenue Code of 1986, as amended (the "Code"), the existing U.S. Treasury regulations thereunder, current administrative rulings of the Internal Revenue Service ("IRS") and published judicial decisions, all of which are subject to change. The principal Federal income tax consequences that are expected to result from the Reorganization, under currently applicable law, are as follows:

     - the Reorganization will qualify as a "reorganization" within the meaning of Section 368(a) of the Code;

     - no gain or loss will be recognized by your Fund upon the transfer of its assets to Buying Fund solely in exchange for shares of Buying Fund and Buying Fund's assumption of the liabilities of your Fund or on the distribution of those shares to your Fund's shareholders; notwithstanding the foregoing, no conclusion is expressed as to the effect of the Reorganization on your Fund or any shareholder of your Fund with respect to any asset as to which any unrealized gain or loss is required to be recognized for Federal income tax purposes at the end of a taxable year (or on the termination or transfer of a taxpayer's rights (or obligations) with respect to such asset) under a mark-to-market system of accounting;

     - no gain or loss will be recognized by Buying Fund on its receipt of assets of your Fund in exchange for shares of Buying Fund issued directly to your Fund's shareholders;

     - no gain or loss will be recognized by any shareholder of your Fund upon the exchange of shares of your Fund for shares of Buying Fund;

     - the tax basis of the shares of Buying Fund to be received by a shareholder of your Fund will be the same as the shareholder's tax basis of the shares of your Fund surrendered in exchange therefor;

     - the holding period of the shares of Buying Fund to be received by a shareholder of your Fund will include the period for which such shareholder held the shares of your Fund exchanged therefor, provided that such shares of your Fund are capital assets in the hands of such shareholder as of the Closing; and

     - the tax year of your Fund will end on the date of the Closing, and Buying Fund will thereafter succeed to and take into account any capital loss carryover and certain other tax attributes of your Fund, subject to all relevant conditions and limitations on the use of such tax benefits.

     Neither Trust nor Buyer has requested or will request an advance ruling from the IRS as to the Federal tax consequences of the Reorganization. As a condition to Closing, Kirkpatrick & Lockhart LLP will render a favorable opinion to Trust and Buyer as to the foregoing Federal income tax consequences of the Reorganization, which opinion will be conditioned upon, among other things, the accuracy, as of the Effective Time, of certain representations of Trust and Buyer upon which Kirkpatrick & Lockhart LLP will rely in rendering its opinion. The conclusions reached in that opinion could be jeopardized if the representations of Trust or Buyer are incorrect in any material respect.

     THE FOREGOING DESCRIPTION OF THE FEDERAL INCOME TAX CONSEQUENCES OF THE REORGANIZATION IS MADE WITHOUT REGARD TO THE PARTICULAR FACTS AND CIRCUMSTANCES OF ANY SHAREHOLDER OF YOUR FUND. YOUR FUND'S SHAREHOLDERS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS AS TO THE SPECIFIC CONSEQUENCES TO THEM OF THE REORGANIZATION, INCLUDING THE APPLICABILITY AND EFFECT OF STATE, LOCAL, FOREIGN AND OTHER TAX LAWS.

ACCOUNTING TREATMENT

     The Reorganization will be accounted for on a tax-free combined basis. Accordingly, the book cost basis to Buying Fund of the assets of your Fund will be the same as the book cost basis of such assets to your Fund.

                             RIGHTS OF SHAREHOLDERS

GENERAL

     Buyer is a Maryland corporation. Trust is a Delaware statutory trust. There is much that is similar between Maryland corporations and Delaware statutory trusts. For example, the responsibilities, powers and fiduciary duties of the directors of Buyer are substantially similar to those of the trustees of Trust.

     There are, however, certain differences between the two forms of organization. The operations of Buyer, as a Maryland corporation, are governed by its Articles of Incorporation, and any restatements, amendments and supplements thereto (the "Articles of Incorporation"), and applicable Maryland law. The operations of Trust, as a Delaware statutory trust, are governed by its Amended and Restated Agreement and Declaration of Trust, as amended (the "Declaration of Trust"), and applicable Delaware law.

     As discussed above under "Summary -- The Reorganization," if approved by Buyer's shareholders, Buyer will be redomesticated as a Delaware statutory trust prior to the consummation of the Reorganization. If such redomestication occurs, the discussion below of the rights of shareholders of a Maryland corporation will be inapplicable to Buyer.

LIABILITY OF SHAREHOLDERS

     Shareholders of a Maryland corporation generally do not have personal liability for the corporation's obligations, except that a shareholder may be liable to the extent that he or she receives any distribution which exceeds the amount which he or she could properly receive under Maryland law or where such liability is necessary to prevent fraud.

     The Delaware Statutory Trust Act provides that shareholders of a Delaware statutory trust shall be entitled to the same limitations of liability extended to shareholders of private for-profit corporations. There is, however, a remote possibility that, under certain circumstances, shareholders of a Delaware statutory trust might be held personally liable for the trust's obligations to the extent the courts of another state that does not recognize such limited liability were to apply the laws of such state to a controversy involving such obligations. The Declaration of Trust provides that shareholders of the Trust shall not be subject to any personal liability for acts or obligations of the Trust and that every written agreement, obligation or other undertaking made or issued by the Trust shall contain a provision to the effect that shareholders are not personally liable thereunder. In addition, the Declaration of Trust provides for indemnification out of the Trust's property for any shareholder held personally liable solely by reason of his or her being or having been a shareholder. Therefore, the risk of any shareholder incurring financial loss beyond his or her investment due to shareholder liability is limited to circumstances in which the Trust itself is unable to meet its obligations and the express disclaimer of shareholder liabilities is determined not to be effective. Given the nature of the assets and operations of the Trust, the possibility of the Trust being unable to meet its obligations is considered remote, and even if a claim were brought against the

Trust and a court determined that shareholders were personally liable, it would likely not impose a material obligation on a shareholder.

ELECTION OF DIRECTORS/TRUSTEES; TERMS

     The shareholders of Buyer have elected a majority of the directors of Buyer. Each director serves until a successor is elected, subject to his or her earlier death, resignation or removal in the manner provided by law (see below). In the case of a vacancy on the Board of Directors (other than a vacancy created by removal by the shareholders), a majority of the directors may appoint a successor to fill such vacancy. The right of the Board of Directors to appoint directors to fill vacancies without shareholder approval is subject to the provisions of the 1940 Act.

     The shareholders of Trust have elected a majority of the trustees of Trust. Such trustees serve for the life of Trust, subject to their earlier death, incapacitation, resignation, retirement or removal (see below). In the case of any vacancy on the Board of Trustees, a majority of the trustees may appoint a successor to fill such vacancy. The right of the Board of Trustees to appoint trustees to fill vacancies without shareholder approval is subject to the provisions of the 1940 Act.

REMOVAL OF DIRECTORS/TRUSTEES

     A director of Buyer may be removed by the affirmative vote of a majority of the Board of Directors, a committee of the Board of Directors appointed for such purpose, or the holders of a majority of the outstanding shares of Buyer.

     A trustee of Trust may be removed at any time by a written instrument signed by at least two-thirds of the trustees or by vote of two-thirds of the outstanding shares of Trust.

MEETINGS OF SHAREHOLDERS

     Buyer is not required to hold annual meetings of shareholders and does not intend to do so unless required by the 1940 Act. The bylaws of Buyer provide that a special meeting of shareholders may be called by the president or, in his or her absence, the vice-president or by a majority of the Board of Directors or holders of shares entitled to cast at least 10% of the votes entitled to be cast at the special meeting. Requests for special meetings must, among other things, state the purpose of such meeting and the matters to be voted upon. No special meeting need be called to consider any matter previously voted upon at a special meeting called by the shareholders during the preceding twelve months, unless requested by a majority of all shares entitled to vote at such meeting.

     Trust is not required to hold annual meetings of shareholders unless required by the 1940 Act and does not intend to do so. The bylaws of Trust provide that any trustee may call a special meeting of shareholders and the trustees shall call a special meeting of the shareholders solely for the purpose of removing one or more trustees upon written request of the holders of not less than 10% of the outstanding shares of Trust. Special meetings may be called for the purpose of electing trustees or for any other action requiring shareholder approval, or for any matter deemed by the trustees to be necessary or desirable.

LIABILITY OF DIRECTORS/TRUSTEES AND OFFICERS; INDEMNIFICATION

     Maryland law permits a corporation to eliminate liability of its directors and officers to the corporation or its stockholders, except for liability arising from receipt of an improper benefit or profit and from active and deliberate dishonesty. The Articles of Incorporation eliminate director and officer liability to the fullest extent permitted under Maryland law. Under Maryland law, indemnification of a corporation's directors and officers is mandatory if a director or officer has been successful on the merits or otherwise in the defense of certain proceedings. Maryland law permits indemnification for other matters unless it is established that the act or omission giving rise to the proceeding was committed in bad faith, a result of active and deliberate dishonesty, or one in which a director or officer actually received an improper benefit.

     Delaware law provides that trustees of a statutory trust shall not be liable to the statutory trust or its shareholders for acting in good faith reliance on the provisions of its governing instrument and that the trustee's liabilities may be expanded or restricted by such instrument. Under the Declaration of Trust, the trustees and officers of Trust are not liable for any act or omission or any conduct whatsoever in their capacity as trustees, except for liability to the trust or shareholders due to willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of the office of trustee. Delaware law allows a statutory trust to indemnify and hold harmless any trustee or other person against any and all claims and demands. The Declaration of Trust provides for the indemnification of its trustees and officers to the extent that such trustees and officers act in good faith and reasonably believe that their conduct is in the best interests of Trust, except with respect to any matter in which it has been determined that such trustee acted with willful misfeasance, bad faith, gross negligence or reckless disregard of his or her duties.

DISSOLUTION AND TERMINATION

     Maryland law provides that Buyer may be dissolved by the vote of a majority of the Board of Directors and two-thirds of the shares entitled to vote on the dissolution; however the Articles of Incorporation reduce the required shareholder vote from two-thirds to a majority of the shares entitled to vote on the dissolution.

     Pursuant to the Declaration of Trust, Trust or any series or class of shares of beneficial interest in Trust may be terminated by: (1) a majority shareholder vote of Trust or the affected series or class, respectively; or (2) if there are fewer than 100 shareholders of record of Trust or of such terminating series or class, the trustees pursuant to written notice to the shareholders of Trust or the affected series or class.

VOTING RIGHTS OF SHAREHOLDERS

     Shareholders of a Maryland corporation such as Buyer are entitled to vote on, among other things, those matters which effect fundamental changes in the corporate structure (such as a merger, consolidation or sale of substantially all of the assets of the corporation) as provided by Maryland law.

     The Declaration of Trust grants shareholders power to vote only with respect to the following: (i) election of trustees, provided that a meeting of shareholders has been called for that purpose; (ii) removal of trustees, provided that a meeting of shareholders has been called for that purpose; (iii) termination of Trust or a series or class of its shares of beneficial interest, provided that a meeting of shareholders has been called for that purpose; (iv) sale of all or substantially all of the assets of Trust or one of its investment portfolios; (v) merger or consolidation of Trust or any of its investment portfolios, with certain exceptions; (vi) approval of any amendments to shareholders' voting rights under the Declaration of Trust; and (vii) approval of such additional matters as may be required by law or as the trustees, in their sole discretion, shall determine.

DISSENTERS' RIGHTS

     Under Maryland law, shareholders may not demand the fair value of their shares from the successor company in a transaction involving the transfer of the corporation's assets and are, therefore, bound by the terms of the transaction if the stock is that of an open-end investment company registered with the SEC under the 1940 Act and the value placed on the stock in the transaction is its net asset value.

     Neither Delaware law nor the Declaration of Trust confers upon shareholders rights of appraisal or dissenters' rights.

AMENDMENTS TO ORGANIZATION DOCUMENTS

     Consistent with Maryland law, Buyer reserves the right to amend, alter, change or repeal any provision contained in the Articles of Incorporation in the manner prescribed by statute, including any amendment that alters the contract rights, as expressly set forth in the Articles of Incorporation, of any outstanding stock, and all rights conferred on shareholders are granted subject to this reservation. The Board of Directors of Buyer may approve amendments to the Articles of Incorporation to classify or reclassify unissued shares of a class of stock without shareholder approval. Other amendments to the Articles of Incorporation may be adopted if approved by the affirmative vote of a majority of all the votes entitled to be cast on the matter. The directors shall have the power to alter, amend or repeal the bylaws of Buyer or adopt new bylaws at any time.

     Consistent with Delaware law, the Board of Trustees of Trust may, without shareholder approval, amend the Declaration of Trust at any time, except to eliminate any voting rights pertaining to the shares of Trust, without approval of the majority of the shares of Trust. The trustees shall have the power to alter, amend or repeal the bylaws of Trust or adopt new bylaws at any time.

                                 CAPITALIZATION

     The following table sets forth, as of March 31, 2003, (i) the capitalization of each class of shares of your Fund, (ii) the capitalization of each class of shares of Buying Fund, and (iii) the pro forma capitalization of each class of shares of Buying Fund as adjusted to give effect to the transactions contemplated by the Agreement.

                                                                                          PRO FORMA
                                                        YOUR FUND       BUYING FUND      BUYING FUND
                                                      CLASS A SHARES   CLASS A SHARES   CLASS A SHARES
                                                      --------------   --------------   --------------
Net Assets..........................................   $28,345,772       $9,130,699      $37,476,471
Shares Outstanding..................................     2,415,278          542,002        2,224,619
Net Asset Value Per Share...........................   $     11.74       $    16.85      $     16.85

                                                                                          PRO FORMA
                                                        YOUR FUND       BUYING FUND      BUYING FUND
                                                      CLASS B SHARES   CLASS B SHARES   CLASS B SHARES
                                                      --------------   --------------   --------------
Net Assets..........................................   $12,981,388       $1,501,954      $14,483,342
Shares Outstanding..................................     1,139,594           89,871          866,625
Net Asset Value Per Share...........................   $     11.39       $    16.71      $     16.71

                                                                                          PRO FORMA
                                                        YOUR FUND       BUYING FUND      BUYING FUND
                                                      CLASS C SHARES   CLASS C SHARES   CLASS C SHARES
                                                      --------------   --------------   --------------
Net Assets..........................................    $1,984,714       $9,566,346      $11,551,060
Shares Outstanding..................................       174,072          581,459          702,094
Net Asset Value Per Share...........................    $    11.40       $    16.45      $     16.45

                                                                                         PRO FORMA
                                                                BUYING FUND             BUYING FUND
                                                           INVESTOR CLASS SHARES   INVESTOR CLASS SHARES
                                                           ---------------------   ---------------------
Net Assets...............................................      $231,023,351            $231,023,351
Shares Outstanding.......................................        13,745,599              13,745,599
Net Asset Value Per Share................................      $      16.81            $      16.81

                                                                                 PRO FORMA
                                                               BUYING FUND      BUYING FUND
                                                              CLASS K SHARES   CLASS K SHARES
                                                              --------------   --------------
Net Assets..................................................     $289,333         $289,333
Shares Outstanding..........................................       18,602           18,602
Net Asset Value Per Share...................................     $  15.55         $  15.55

                          INTERESTS OF CERTAIN PERSONS

     If the Reorganization is consummated and if the shareholders of Buying Fund do not approve a proposed new investment advisory agreement with AIM, INVESCO, as the current investment advisor of Buying Fund, will gain approximately $43.3 million in additional assets under management (based on your Fund's net assets as of March 31, 2003), upon which INVESCO will receive advisory fees. Exhibit C sets forth INVESCO's advisory fees applicable to Buying Fund.

                                 LEGAL MATTERS

     Certain legal matters concerning the tax consequences of the Reorganization will be passed upon by Kirkpatrick & Lockhart LLP, 1800 Massachusetts Avenue, NW, Washington, DC 20036-1221.

             ADDITIONAL INFORMATION ABOUT BUYING FUND AND YOUR FUND

     For more information with respect to your Fund concerning the following topics, please refer to the following sections of the Selling Fund Prospectus, which has been made a part of this Proxy Statement/ Prospectus by reference: (i) see "Performance Information" for more information about the performance of your Fund; (ii) see "Fund Management" for more information about the management of your Fund; (iii) see "Other Information" for more information about your Fund's policy with respect to dividends and distributions; and (iv) see "Other Information" and "Shareholder Information" for more information about sales charges, including contingent deferred sales charges, applicable to shares of your Fund, the pricing, purchase, redemption and repurchase of shares of your Fund, tax consequences to shareholders of various transactions in shares of your Fund, distribution arrangements and the multiple class structure of your Fund.

     For more information with respect to Buying Fund concerning the following topics, please refer to the following sections of the Buying Fund Prospectus, which has been made a part of this Proxy Statement/ Prospectus by reference and which is attached to this Proxy Statement/Prospectus as Appendix II: (i) see "Fund Performance" for more information about the performance of Buying Fund;
(ii) see "Fund Management" and "Portfolio Managers" for more information about the management of Buying Fund; (iii) see "Share Price" for more information about the pricing of shares of Buying Fund; (iv) see "Taxes" for more information about tax consequences to shareholders of various transactions in shares of Buying Fund; (v) see "Dividends And Capital Gain Distributions" for more information about Buying Fund's policy with respect to dividends and distributions; and (vi) see "How To Buy Shares", "How To Sell Shares" and "Your Account Services" for more information about sales charges, including contingent deferred sales charges, applicable to shares of Buying Fund, the purchase, redemption and repurchase of shares of Buying Fund, distribution arrangements and the multiple class structure of Buying Fund.

         INFORMATION FILED WITH THE SECURITIES AND EXCHANGE COMMISSION

     This Proxy Statement/Prospectus and the related Statement of Additional Information do not contain all the information set forth in the registration statements and the exhibits relating thereto and annual reports which Trust and Buyer have filed with the SEC pursuant to the requirements of the 1933 Act and the 1940 Act, to which reference is hereby made. The SEC file number of Trust's registration statement containing the Selling Fund Prospectus and related Statement of Additional Information is Registration No. 811-05426. Such Selling Fund Prospectus is incorporated herein by reference. The SEC file number for Buyer's registration statement containing the Buying Fund Prospectus and related Statement of Additional Information is Registration No. 811-3826. Such Buying Fund Prospectus is incorporated herein by reference.

     Trust and Buyer are subject to the informational requirements of the Securities Exchange Act of 1934 and the 1940 Act and in accordance therewith file reports and other information with the SEC. Reports, proxy material, registration statements and other information filed by Trust and Buyer (including the

Registration Statement of Buyer relating to Buying Fund on Form N-14 of which this Proxy Statement/ Prospectus is a part) may be inspected without charge and copied at the public reference facilities maintained by the SEC at Room 1014, Judiciary Plaza, 450 Fifth Street, NW, Washington, DC 20549, and at the following regional office of the SEC: 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material may also be obtained from the Public Reference Section of the SEC at 450 Fifth Street, NW, Washington, DC 20549, at the prescribed rates. The SEC maintains a website at www.sec.gov that contains information regarding Trust and Buyer and other registrants that file electronically with the SEC.

                                 PROPOSAL 2 --
                              ELECTION OF TRUSTEES

BACKGROUND

     In considering the integration initiative proposed by AMVESCAP, the independent directors/trustees of the AIM Funds and the independent directors of the INVESCO Funds determined that the shareholders of all the AIM Funds and the INVESCO Funds would benefit if a unified board of directors/trustees was responsible for overseeing the operation of both the AIM Funds and the INVESCO Funds and the services provided by AIM, INVESCO and their affiliates. Accordingly, the Boards of Directors/Trustees of the AIM Funds and the Boards of Directors of the INVESCO Funds agreed to combine the separate boards and create a unified board of directors/trustees.

     You are being asked to approve Proposal 2 so that, in the event that Proposal 1 is not approved, your Fund will still be able to benefit from having a combined board of trustees.

STRUCTURE OF THE BOARD OF TRUSTEES

     The Board currently consists of 12 persons. Ten of the current trustees are "independent," meaning they are not "interested persons" of Trust within the meaning of the 1940 Act. Two of the current trustees are "interested persons" because of their business and financial relationships with Trust and AIM, its investment advisor, and/or AIM's parent, AMVESCAP.

NOMINEES FOR TRUSTEES

     Trust's Committee on Directors/Trustees (which consists solely of independent trustees) has approved the nomination of each of the 12 current trustees, as set forth below, to serve as trustee until his or her successor is elected and qualified. In addition, the Committee on Directors/Trustees has approved the nomination of four new nominees, as set forth below, to serve as trustee until his or her successor is elected and qualified. These four new nominees were nominated to effect the proposed combination of the Boards of Directors/Trustees of the AIM Funds and the Boards of Directors of the INVESCO Funds.

     Each nominee who is a current trustee serves as a director or trustee of the 17 registered investment companies comprising the AIM Funds. Each nominee who is a current trustee oversees 86 portfolios which comprise the AIM Funds. The business address of each nominee who is a current trustee is 11 Greenway Plaza, Suite 100, Houston, Texas 77046-1173.

     Each new nominee serves as a director of the ten registered investment companies comprising the INVESCO Funds. Each new nominee currently oversees 46 portfolios which comprise the INVESCO Funds. The business address of each new nominee is 4350 South Monaco Street, Denver, Colorado 80237.

     If elected, each nominee would oversee a total of 27 registered investment companies currently comprising 132 portfolios.

  NOMINEES WHO CURRENTLY ARE INDEPENDENT TRUSTEES

                                 TRUSTEE      PRINCIPAL OCCUPATION(S)
NAME AND YEAR OF BIRTH            SINCE         DURING PAST 5 YEARS           OTHER DIRECTORSHIP(S) HELD
----------------------           -------      -----------------------         --------------------------
Frank S. Bayley -- 1939........   1987     Of Counsel, law firm of Baker    Badgley Funds, Inc.
                                           & McKenzie                       (registered investment
                                                                            company)
Bruce L. Crockett -- 1944......   2001     Chairman, Crockett Technology    ACE Limited (insurance
                                           Associates (technology           company); Captaris, Inc.
                                           consulting company) and          (unified messaging provider)
                                           Captaris, Inc. (unified
                                           messaging provider)
Albert R. Dowden -- 1941.......   2001     Director of a number of public   Cortland Trust, Inc.
                                           and private business             (Chairman) (registered
                                           corporations, including the      investment company); Annuity
                                           Boss Group, Ltd. (private        and Life Re (Holdings), Ltd.
                                           investment and management) and   (insurance company)
                                           Magellan Insurance Company;
                                           formerly President, Chief
                                           Executive Officer and
                                           Director, Volvo Group North
                                           America, Inc.; Senior Vice
                                           President, AB Volvo and
                                           director of various affiliated
                                           Volvo Group companies
Edward K. Dunn, Jr. -- 1935....   2001     Formerly, Chairman, Mercantile   None
                                           Mortgage Corp.; President and
                                           Chief Operating Officer,
                                           Mercantile-Safe Deposit &
                                           Trust Co.; and President,
                                           Mercantile Bankshares Corp.
Jack M. Fields -- 1952.........   2001     Chief Executive Officer,         Administaff
                                           Twenty First Century Group,
                                           Inc. (government affairs
                                           company) and Texana Timber LP
Carl Frischling -- 1937........   2001     Partner, law firm of Kramer      Cortland Trust, Inc.
                                           Levin Naftalis & Frankel LLP     (registered investment
                                                                            company)
Prema Mathai-Davis -- 1950.....   2001     Formerly, Chief Executive        None
                                           Officer, YWCA of the USA
Lewis F. Pennock -- 1942.......   2001     Partner, law firm of Pennock &   None
                                           Cooper
Ruth H. Quigley -- 1935........   1987     Retired                          None
Louis S. Sklar -- 1939.........   2001     Executive Vice President,        None
                                           Development and Operations,
                                           Hines Interests Limited
                                           Partnership (real estate
                                           development company)

  NOMINEES WHO CURRENTLY ARE INTERESTED PERSONS

NAME, YEAR OF BIRTH AND          TRUSTEE      PRINCIPAL OCCUPATION(S)
POSITION(S) HELD WITH TRUST       SINCE         DURING PAST 5 YEARS           OTHER DIRECTORSHIP(S) HELD
---------------------------      -------      -----------------------         --------------------------
Robert H. Graham(1) -- 1946....   1998     Director and Chairman, A I M     None
  Chairman and President                   Management Group Inc.
                                           (financial services holding
                                           company); and Director and
                                           Vice Chairman, AMVESCAP PLC
                                           (parent of AIM and a global
                                           investment management firm)
                                           and Chairman, AMVESCAP
                                           PLC -- AIM Division; formerly,
                                           President and Chief Executive
                                           Officer, A I M Management
                                           Group Inc.; Director, Chairman
                                           and President, A I M Advisors,
                                           Inc. (registered investment
                                           advisor); Director and
                                           Chairman, A I M Capital
                                           Management, Inc. (registered
                                           investment advisor), A I M
                                           Distributors, Inc. (registered
                                           broker dealer), A I M Fund
                                           Services, Inc. (registered
                                           transfer agent), and Fund
                                           Management Company (registered
                                           broker dealer); and Chief
                                           Executive Officer, AMVESCAP
                                           PLC-Managed Products
Mark H. Williamson(2) -- 1951..   2003     Director, President and Chief    Director of each of the ten
  Executive Vice President                 Executive Officer, A I M         INVESCO Funds
                                           Management Group Inc.;
                                           Director, Chairman and
                                           President, A I M Advisors,
                                           Inc. (registered investment
                                           advisor); Director, A I M
                                           Distributors, Inc. (registered
                                           broker dealer); and Chief
                                           Executive Officer of the AIM
                                           Division of AMVESCAP PLC
                                           (2003-present); formerly,
                                           Chief Executive Officer,
                                           Managed Products Division,
                                           AMVESCAP PLC (2001-2002);
                                           Chairman of the Board
                                           (1998-2002), President
                                           (1998-2002) and Chief
                                           Executive Officer (1998-2002)
                                           of INVESCO Funds Group, Inc.
                                           (registered investment
                                           advisor) and INVESCO
                                           Distributors, Inc. (registered
                                           broker dealer); Chief
                                           Operating Officer and Chairman
                                           of the Board of INVESCO Global
                                           Health Sciences Fund; Chairman
                                           and Chief Executive Officer of
                                           NationsBanc Advisors, Inc.;
                                           and Chairman of NationsBanc
                                           Investments, Inc.

---------------

(1) Mr. Graham is considered an interested person of Trust because he is a director of AMVESCAP PLC, parent of the advisor to, and principal underwriter of, Trust.

(2) Mr. Williamson is considered an interested person of Trust because he is an officer and a director of the advisor to, and a director of the principal underwriter of, Trust.

  NEW NOMINEES WHO WILL BE INDEPENDENT TRUSTEES

                                          PRINCIPAL OCCUPATION(S)
NAME AND YEAR OF BIRTH                      DURING PAST 5 YEARS             OTHER DIRECTORSHIP(S) HELD
----------------------                    -----------------------           --------------------------
Bob R. Baker -- 1936..............   Consultant (2000-present);          None
                                     formerly, President and Chief
                                     Executive Officer (1988-2000) of
                                     AMC Cancer Research Center,
                                     Denver, Colorado; until
                                     mid-December 1988, Vice Chairman
                                     of the Board of First Columbia
                                     Financial Corporation, Englewood,
                                     Colorado; formerly, Chairman of
                                     the Board and Chief Executive
                                     Officer of First Columbia
                                     Financial Corporation.
James T. Bunch -- 1942............   Co-President and Founder of         None
                                     Green, Manning & Bunch Ltd.,
                                     Denver, Colorado (1988-present)
                                     (investment banking firm);
                                     Director, Policy Studies, Inc.
                                     and Van Gilder Insurance
                                     Corporation; formerly, General
                                     Counsel and Director of Boettcher
                                     & Co., Denver, Colorado; and
                                     formerly, Chairman and Managing
                                     Partner, law firm of Davis,
                                     Graham & Stubbs, Denver,
                                     Colorado.
Gerald J. Lewis -- 1933...........   Chairman of Lawsuit Resolution      General Chemical Group, Inc.,
                                     Services, San Diego, California     Hampdon, New Hampshire (1996-
                                     (1987-present); formerly,           present), Wheelabrator
                                     Associate Justice of the            Technologies, Inc. (waste
                                     California Court of Appeals; and    management company), Fisher
                                     Of Counsel, law firm of Latham &    Scientific, Inc. (laboratory
                                     Watkins, San Diego, California      supplies), Henley Manufacturing,
                                     (1987-1997).                        Inc., and California Coastal
                                                                         Properties, Inc.
Larry Soll, Ph.D. -- 1942.........   Retired; formerly, Chairman of      Synergen Inc. (since
                                     the Board (1987-1994), Chief        incorporation in 1982) and Isis
                                     Executive Officer (1982-1989 and    Pharmaceuticals, Inc.
                                     1993-1994) and President
                                     (1982-1989) of Synergen Inc.
                                     (biotechnology company); and
                                     formerly, trustee of INVESCO
                                     Global Health Sciences Fund.

THE BOARD'S RECOMMENDATION ON PROPOSAL 2

     Your Board, including the independent trustees, unanimously recommends that you vote "FOR" these 16 nominees.

COMMITTEES OF THE BOARD

     The Board has four standing committees: an Audit Committee, an Investments Committee, a Valuation Committee and a Committee on Directors/Trustees. These committees will remain as part of the proposed combined board.

  AUDIT COMMITTEE

     The Audit Committee is comprised entirely of independent trustees. The members of the current Audit Committee are Messrs. Frank S. Bayley, Bruce L. Crockett, Albert R. Dowden (Vice Chair), Edward K. Dunn, Jr. (Chair), Jack M. Fields, Lewis F. Pennock, Louis S. Sklar, Dr. Prema Mathai-

Davis and Miss Ruth H. Quigley. The Audit Committee is responsible for: (i) the appointment, compensation and oversight of any independent auditors employed by your Fund (including resolution of disagreements between your Fund's management and the auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work; (ii) overseeing the financial reporting process of your Fund; (iii) monitoring the process and the resulting financial statements prepared by management to promote accuracy of financial reporting and asset valuation; and (iv) pre-approving permissible non-audit services that are provided to your Fund by its independent auditors.

  COMMITTEE ON DIRECTORS/TRUSTEES

     The Committee on Directors/Trustees is comprised entirely of independent trustees. The current members of the Committee on Directors/Trustees are Messrs. Bayley, Crockett (Chair), Dowden, Dunn, Fields (Vice Chair), Pennock and Sklar, Dr. Mathai-Davis and Miss Quigley. The Committee on Directors/Trustees is responsible for: (i) nominating persons who are not interested persons of Trust for election or appointment: (a) as additions to the Board, (b) to fill vacancies which, from time to time, may occur in the Board and (c) for election by shareholders of Trust at meetings called for the election of trustees; (ii) nominating persons who are not interested persons of Trust for selection as members of each committee of the Board, including, without limitation, the Audit Committee, the Committee on Directors/ Trustees, the Investments Committee and the Valuation Committee, and to nominate persons for selection as chair and vice chair of each such committee; (iii) reviewing from time to time the compensation payable to the independent trustees and making recommendations to the Board regarding compensation; (iv) reviewing and evaluating from time to time the functioning of the Board and the various committees of the Board; (v) selecting independent legal counsel to the independent trustees and approving the compensation paid to independent legal counsel; and (vi) approving the compensation paid to independent counsel and other advisers, if any, to the Audit Committee of Trust.

     The Committee on Directors/Trustees will consider nominees recommended by a shareholder to serve as trustees, provided: (i) that such person is a shareholder of record at the time he or she submits such names and is entitled to vote at the meeting of shareholders at which trustees will be elected; and
(ii) that the Committee on Directors/Trustees or the Board, as applicable, shall make the final determination of persons to be nominated.

     Notice procedures set forth in Trust's bylaws require that any shareholder of your Fund desiring to nominate a trustee for election at a shareholder meeting must submit to the Secretary of Trust the nomination in writing not later than the close of business on the later of the 90th day prior to such shareholder meeting or the tenth day following the day on which public announcement is made of the meeting and not earlier than the close of business on the 120th day prior to the meeting. The notice must set forth: (i) as to each person whom the shareholder proposes to nominate for election or reelection as a trustee all information relating to such person that is required to be disclosed in solicitations of proxies for election of trustees in an election contest, or is otherwise required, in each case pursuant to Regulation 14A of the Securities Exchange Act of 1934 (including such person's written consent to being named in the proxy statement as a nominee and to serving as a trustee if elected); and
(ii) as to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the nomination is made: (a) the name and address of such shareholder, as they appear on Trust's books, and of such beneficial owner; and
(b) the number of shares of each series portfolio of Trust which are owned of record or beneficially by such shareholder and such beneficial owner.

  INVESTMENTS COMMITTEE

     The current members of the Investments Committee are Messrs. Bayley, Crockett, Dowden, Dunn, Fields, Carl Frischling, Pennock and Sklar (Chair), Dr. Mathai-Davis (Vice Chair) and Miss Quigley. The Investments Committee is responsible for: (i) overseeing AIM's investment-related compliance systems and procedures to ensure their continued adequacy; and (ii) considering and acting, on an interim basis between meetings of the full Board, on investment-related matters requiring Board consideration, including dividends and distributions, brokerage policies and pricing matters.

  VALUATION COMMITTEE

     The current members of the Valuation Committee are Messrs. Dunn and Pennock (Chair), and Miss Quigley (Vice Chair). The Valuation Committee is responsible for: (i) periodically reviewing AIM's Procedures for Valuing Securities ("Procedures"), and making any recommendations to AIM with respect thereto; (ii) reviewing proposed changes to the Procedures recommended by AIM from time to time; (iii) periodically reviewing information provided by AIM regarding industry developments in connection with valuation; (iv) periodically reviewing information from AIM regarding fair value and liquidity determinations made pursuant to the Procedures, and making recommendations to the full Board in connection therewith (whether such information is provided only to the Committee or to the Committee and the full Board simultaneously); and (v) if requested by AIM, assisting AIM's internal valuation committee and/or the full Board in resolving particular valuation anomalies.

BOARD AND COMMITTEE MEETING ATTENDANCE

     During the fiscal year ended October 31, 2002, the Board met ten times, the Audit Committee met six times, the Committee on Directors/Trustees met five times, the Investments Committee met four times and the Valuation Committee met one time. All of the current trustees then serving attended at least 75% of the meetings of the Board or applicable committee during the most recent fiscal year.

TRUSTEE'S COMPENSATION

     Each trustee who is not affiliated with AIM is compensated for his or her services according to a fee schedule which recognizes the fact that such trustee also serves as a director or trustee of other AIM Funds. Each such trustee receives a fee, allocated among the AIM Funds for which he or she serves as a director or trustee, which consists of an annual retainer component and a meeting fee component.

     Information regarding compensation paid or accrued for each trustee of Trust who was not affiliated with AIM during the year ended December 31, 2002 is found in Exhibit D.

RETIREMENT PLAN FOR TRUSTEES

     The trustees have adopted a retirement plan for the trustees of Trust who are not affiliated with AIM. The retirement plan includes a retirement policy as well as retirement benefits for the non-AIM-affiliated trustees.

     The retirement policy permits each non-AIM-affiliated trustee to serve until December 31 of the year in which the trustee turns 72. A majority of the trustees may extend from time to time the retirement date of a trustee.

     Annual retirement benefits are available to each non-AIM-affiliated trustee of Trust and/or the other AIM Funds (each, a "Covered Fund") who has at least five years of credited service as a trustee (including service to a predecessor fund) for a Covered Fund. The retirement benefits will equal 75% of the trustee's annual retainer paid or accrued by any Covered Fund to such trustee during the twelve-month period prior to retirement, including the amount of any retainer deferred under a separate deferred compensation agreement between the Covered Fund and the trustee. The annual retirement benefits are payable in quarterly installments for a number of years equal to the lesser of (i) ten or
(ii) the number of such trustee's credited years of service. A death benefit is also available under the plan that provides a surviving spouse with a quarterly installment of 50% of a deceased trustee's retirement benefits for the same length of time that the trustee would have received the benefits based on his or her service. A trustee must have attained the age of 65 (55 in the event of death or disability) to receive any retirement benefit. Payment of benefits under the plan is not secured or funded by Trust.

DEFERRED COMPENSATION AGREEMENTS

     Messrs. Dunn, Fields, Frischling and Sklar and Dr. Mathai-Davis (for purposes of this paragraph only, the "Deferring Trustees") have each executed a Deferred Compensation Agreement (collectively, the

"Compensation Agreements"). Pursuant to the Compensation Agreements, the Deferring Trustees have the option to elect to defer receipt of up to 100% of their compensation payable by Trust, and such amounts are placed into a deferral account. Currently, the Deferring Trustees have the option to select various AIM Funds in which all or part of their deferral accounts shall be deemed to be invested. Distributions from the Deferring Trustees' deferral accounts will be paid in cash, generally in equal quarterly installments over a period of up to ten (10) years (depending on the Compensation Agreement) beginning on the date selected under the Compensation Agreement. The Board in its sole discretion, may accelerate or extend the distribution of such deferral accounts after the Deferring Trustees' retirement benefits commence under the plan. The Board, in its sole discretion, also may accelerate or extend the distribution of such deferral accounts after the Deferring Trustees' termination of service as a trustee of Trust. If a Deferring Trustee dies prior to the distribution of amounts in his or her deferral account, the balance of the deferral account will be distributed to his or her designated beneficiary. The Compensation Agreements are not funded and, with respect to the payments of amounts held in the deferral accounts, the Deferring Trustees have the status of unsecured creditors of Trust and of each other AIM Fund from which they are deferring compensation.

OFFICERS OF TRUST

     Information regarding the current officers of Trust can be found in Exhibit E.

SECURITY OWNERSHIP OF MANAGEMENT

     Information regarding the ownership of each class of your Fund's shares by trustees, nominees, and current executive officers of Trust can be found in Exhibit F.

TRUSTEE OWNERSHIP OF YOUR FUND'S SHARES

     The dollar range of equity securities beneficially owned by each trustee and nominee as of December 31, 2002 (i) in your Fund and (ii) on an aggregate basis, in all registered investment companies overseen by the trustee within the AIM Funds complex can be found in Exhibit G.

                INFORMATION ABOUT THE SPECIAL MEETING AND VOTING

PROXY STATEMENT/PROSPECTUS

     We are sending you this Proxy Statement/Prospectus and the enclosed proxy card because the Board is soliciting your proxy to vote at the Special Meeting and at any adjournments of the Special Meeting. This Proxy Statement/Prospectus gives you information about the business to be conducted at the Special Meeting. However, you do not need to attend the Special Meeting to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card or vote by telephone or through a website established for that purpose.

     Trust intends to mail this Proxy Statement/Prospectus, the enclosed Notice of Special Meeting of Shareholders and the enclosed proxy card on or about August 25, 2003 to all shareholders entitled to vote. Shareholders of record as of the close of business on July 25, 2003 (the "Record Date") are entitled to vote at the Special Meeting. The number of shares outstanding of each class of shares of your Fund on the Record Date can be found at Exhibit H. Each share is entitled to one vote for each full share held, and a fractional vote for a fractional share held.

TIME AND PLACE OF SPECIAL MEETING

     We are holding the Special Meeting at 11 Greenway Plaza, Suite 100, Houston, Texas 77046-1173 on October 21, 2003, at 3:00 p.m., Central Time.

VOTING IN PERSON

     If you do attend the Special Meeting and wish to vote in person, we will provide you with a ballot prior to the vote. However, if your shares are held in the name of your broker, bank or other nominee, you must bring a letter from the nominee indicating that you are the beneficial owner of the shares on the Record Date and authorizing you to vote. Please call Trust at (800) 952-3502 if you plan to attend the Special Meeting.

VOTING BY PROXY

     Whether you plan to attend the Special Meeting or not, we urge you to complete, sign and date the enclosed proxy card and to return it promptly in the envelope provided. Returning the proxy card will not affect your right to attend the Special Meeting and vote.

     If you properly fill in and sign your proxy card and send it to us in time to vote at the Special Meeting, your "proxy" (the individual named on your proxy card) will vote your shares as you have directed. If you sign your proxy card but do not make specific choices, your proxy will vote your shares as recommended by the Board as follows and in accordance with management's recommendation on other matters:

     - FOR the proposal to approve the Agreement.

     - FOR the election of all 16 nominees for trustee.

     Your proxy will have the authority to vote and act on your behalf at any adjournment of the Special Meeting.

     If you authorize a proxy, you may revoke it at any time before it is exercised by sending in another proxy card with a later date or by notifying the Secretary of Trust in writing to the address of Trust set forth on the cover page of this Proxy Statement/Prospectus before the Special Meeting that you have revoked your proxy. In addition, although merely attending the Special Meeting will not revoke your proxy, if you are present at the Special Meeting you may withdraw your proxy and vote in person. Shareholders may also transact any other business not currently contemplated that may properly come before the Special Meeting in the discretion of the proxies or their substitutes.

VOTING BY TELEPHONE OR THE INTERNET

     You may vote your shares by telephone or through a website established for that purpose by following the instructions that appear on the proxy card accompanying this Proxy Statement/Prospectus.

QUORUM REQUIREMENT AND ADJOURNMENT

     A quorum of shareholders is necessary to hold a valid meeting. A quorum will exist for Proposal 1 if shareholders entitled to vote one-third of the issued and outstanding shares of your Fund on the Record Date are present at the Special Meeting in person or by proxy. A quorum will exist for Proposal 2 if shareholders entitled to vote one-third of the issued and outstanding shares of Trust on the Record Date are present at the Special Meeting in person or by proxy.

     Under the rules applicable to broker-dealers, if your broker holds your shares in its name, the broker will not be entitled to vote your shares if it has not received instructions from you. A "broker non-vote" occurs when a broker has not received voting instructions from a shareholder and is barred from voting the shares without shareholder instructions because the proposal is non-routine.

     Abstentions and broker non-votes will count as shares present at the Special Meeting for purposes of establishing a quorum.

     If a quorum is not present at the Special Meeting or a quorum is present but sufficient votes to approve a Proposal are not received, the persons named as proxies may propose one or more adjournments of the Special Meeting to permit further solicitation of proxies. Any such adjournment will require the affirmative vote of a majority of those shares represented at the Special Meeting in person or by proxy. The persons named as proxies will vote those proxies that they are entitled to vote FOR a Proposal in favor of such an adjournment and will vote those proxies required to be voted AGAINST such Proposal against such adjournment. A shareholder vote may be taken on a Proposal in this Proxy Statement/ Prospectus prior to any such adjournment if sufficient votes have been received and it is otherwise appropriate.

VOTE NECESSARY TO APPROVE EACH PROPOSAL

     PROPOSAL 1. Approval of Proposal 1 requires the lesser of (a) the affirmative vote of 67% or more of the voting securities of your Fund present or represented by proxy at the Special Meeting, if the holders of more than 50% of the outstanding voting securities of your Fund are present or represented by proxy, or (b) the affirmative vote of more than 50% of the outstanding voting securities of your Fund. Abstentions and broker non-votes are counted as present but are not considered votes cast at the Special Meeting. As a result, they have the same effect as a vote against Proposal 1 because approval of Proposal 1 requires the affirmative vote of a percentage of the voting securities present or represented by proxy or a percentage of the outstanding voting securities.

     PROPOSAL 2. The affirmative vote of a plurality of votes cast at the Special Meeting is necessary to elect trustees, meaning that the trustee nominee with the most affirmative votes for a particular slot is elected for that slot. In an uncontested election for trustees, the plurality requirement is not a factor. Abstentions and broker non-votes will not count as votes cast and will have no effect on the outcome of this proposal.

PROXY SOLICITATION

     Trust has engaged the services of Georgeson Shareholder Communications Inc. ("Solicitor") to assist in the solicitation of proxies for the Special Meeting. Solicitor's costs are estimated to be approximately $12,400. Trust expects to solicit proxies principally by mail, but Trust or Solicitor may also solicit proxies by telephone, facsimile or personal interview. Trust's officers will not receive any additional or special compensation for any such solicitation. Your Fund will bear the costs and expenses incurred in connection with the Reorganization, including Solicitor's costs.

OTHER MATTERS

     Management does not know of any matters to be presented at the Special Meeting other than those discussed in this Proxy Statement/Prospectus. If any other matters properly come before the Special Meeting, the shares represented by proxies will be voted with respect thereto in accordance with management's recommendation.

SHAREHOLDER PROPOSALS

     As a general matter, your Fund does not hold regular meetings of shareholders. If you wish to submit a proposal for consideration at a meeting of shareholders of your Fund, you should send such proposal to Trust at the address set forth on the first page of this Proxy Statement/Prospectus. To be considered for presentation at a meeting of shareholders, Trust must receive proposals a reasonable time before proxy materials are prepared for the meeting. Your proposal also must comply with applicable law.

     For a discussion of procedures that you must follow if you want to propose an individual for nomination as a trustee, please refer to the section of this Proxy Statement/Prospectus entitled "Proposal 2 -- Committees of the
Board -- Committee on Directors/Trustees."

OWNERSHIP OF SHARES

     A list of the name, address and percent ownership of each person who, as of July 25, 2003 to the knowledge of Trust owned 5% or more of any class of the outstanding shares of your Fund can be found at Exhibit I.

     A list of the name, address and percent ownership of each person who, as of July 25, 2003 to the knowledge of Buyer owned 5% or more of any class of the outstanding shares of Buying Fund can be found at Exhibit J.

                         INDEPENDENT PUBLIC ACCOUNTANTS

     The Audit Committee of the Board has appointed PricewaterhouseCoopers LLP (the "Auditor") as Trust's independent public accountants for the fiscal year ending October 31, 2003. A representative of the Auditor is expected to be available at the Special Meeting and to have the opportunity to make a statement and respond to appropriate questions from the shareholders. The Audit Committee of the Board has considered whether the provision of the services below is compatible with maintaining the Auditor's independence.

FEES PAID TO THE AUDITOR RELATED TO TRUST

     The Auditor billed Trust (consisting of six separate series portfolio) aggregate fees for professional services rendered for the 2002 fiscal year as follows:

Audit Fees..................................................   $166,720
Financial Information Systems Design and Implementation
  Fees......................................................   $      0
All Other Fees*.............................................   $ 78,103
                                                               --------
Total Fees..................................................   $244,823

---------------

* All Other Fees includes fees billed for all other non-audit services, including fees for tax-related services rendered to Trust.

FEES PAID TO THE AUDITOR NOT RELATED TO TRUST

     The Auditor billed AIM aggregate fees for professional services rendered for the 2002 fiscal year to AIM, or any affiliate that provided services to Trust, as follows:

Financial Information Systems Design and Implementation
  Fees......................................................   $      0
All Other Fees**............................................   $346,364
                                                               --------
Total Fees..................................................   $346,364

---------------

** As required by SEC rules, All Other Fees includes amounts paid to the Auditor by your Fund's advisor and other related entities that provides support for the operations of Trust. All Other Fees include business advisory services performed for the selection of a transfer agent and its conversion. The services provided benefited many legal entities of AIM, including many other funds within the AIM Fund complex.

                                   EXHIBIT A

                                                               CORRESPONDING CLASSES OF
CLASSES OF SHARES OF YOUR FUND                                  SHARES OF BUYING FUND
------------------------------                                 ------------------------
Class A shares..............................................        Class A shares
Class B shares..............................................        Class B shares
Class C shares..............................................        Class C shares

                                   EXHIBIT B

             COMPARISON OF PERFORMANCE OF YOUR FUND AND BUYING FUND

AIM GLOBAL ENERGY FUND (YOUR FUND)

     The bar chart and table shown below provide an indication of the risks of investing in the fund. The fund's past performance (before and after taxes) is not necessarily an indication of its future performance.

  ANNUAL TOTAL RETURNS(1)

     The following bar chart shows changes in the performance of the fund's Class A shares from year to year. The bar chart does not reflect sales loads. If it did, the annual total returns shown would be lower.

                                                                         ANNUAL
YEAR ENDED                                                                TOTAL
DECEMBER 31                                                              RETURNS
-----------                                                              -------
1995...................................................................    7.05%
1996...................................................................   47.19%
1997...................................................................   -1.51%
1998...................................................................  -34.31%
1999...................................................................   18.69%
2000...................................................................    0.77%
2001...................................................................  -17.03%
2002...................................................................    6.15%

     During the periods shown in the bar chart, the highest quarterly return was 31.87% (quarter ended September 30, 1997) and the lowest quarterly return was -21.61% (quarter ended September 30, 1998).

  PERFORMANCE TABLE

     The following performance table compares the fund's performance to that of a broad-based securities market index. The fund's performance reflects payment of sales loads.

  Average Annual Total Returns (for the periods ended December 31, 2002)

                                                                   SINCE       INCEPTION
                                           1 YEAR    5 YEARS    INCEPTION(2)      DATE
                                          --------   --------   ------------   ----------
Class A                                                                         5/31/94
  Return Before Taxes...................     1.10%    (8.00)%       0.47%
  Return After Taxes on Distributions...     0.85     (8.09)        0.12
  Return After Taxes on Distributions
     and Sale of Fund Shares............     0.68     (6.21)        0.29
MSCI AC World Free Index(3).............   (18.98)    (1.94)        4.24(4)     5/31/94(4)
  (reflects no deduction for fees,
     expenses, or taxes)

---------------

After-tax returns are calculated using the historical highest individual federal marginal income tax rates and do not reflect the impact of state and local taxes. Actual after-tax returns depend on an investor's tax situation and may differ from those shown, and after-tax returns shown are not relevant to investors who hold their fund shares through tax-deferred arrangements, such as 401(k) plans or individual retirement accounts.

(1) A significant portion of the fund's returns during certain periods prior to 2001 was attributable to its investments in IPOs. These investments had a magnified impact when the fund's asset base was relatively small. As the fund's assets grow, the impact of IPO investments will decline, which may reduce the effect of IPOs on the fund's total return. For additional information regarding the impact of IPO investments on the fund's performance, please see the "Financial Highlights" section of the prospectus.

(2) Since Inception performance is only provided for a class with less than ten calendar years of performance.

(3) The Morgan Stanley Capital International All Country World Free Index measures the performance of securities listed on the major world stock exchanges of 47 markets, including both developed and emerging markets.

(4) The average annual total return given is since the date closest to the inception date of the class with the longest performance history.

INVESCO ENERGY FUND (BUYING FUND)

     Performance information in the bar chart below is that of the Fund's Investor Class shares, which has the longest operating history of the Fund's classes.

     The bar chart below shows the Fund's Investor Class shares actual yearly performance (commonly known as their "total return") for the years ended December 31 over the past decade. The table below shows the pre-tax and after-tax average annual total returns of Investor Class shares for various periods ended December 31, 2002 compared to the S&P 500 Index.

     After-tax returns are provided on a pre-redemption and post-redemption basis. Pre-redemption returns assume you continue to hold your shares and pay taxes on Fund distributions (i.e., dividends and capital gains) but do not reflect taxes that may be incurred upon selling or exchanging shares. Post-redemption returns assume payment of taxes on fund distributions and also that you close your account and pay remaining federal taxes. After-tax returns are calculated using the highest individual federal income tax rates in effect at the time the distribution is paid. State and local taxes are not considered. Actual after-tax returns depend on an investor's tax situation and may differ from those shown. For investors holding their shares in tax-deferred arrangements such as 401(k) plans or individual retirement accounts, the after-tax return shown is not relevant.

     The information in the bar chart and table illustrates the variability of the Fund's total return and how its performance compared to a broad measure of market performance. Remember, past performance (before and after taxes) does not indicate how the Fund will perform in the future.

                         ENERGY FUND -- INVESTOR CLASS
                        ACTUAL ANNUAL TOTAL RETURN(1)(2)

'93.........................................................   16.71%
'94.........................................................   (7.25)%
'95.........................................................   19.80%
'96.........................................................   38.84%
'97.........................................................   19.09%
'98.........................................................  (27.83)%
'99.........................................................   41.88%
'00.........................................................   58.17%
'01.........................................................  (16.81)%
'02.........................................................   (4.32)%


Best Calendar Qtr. 9/97 28.24%
Worst Calendar Qtr. 9/98 (18.34)%

                                                              AVERAGE ANNUAL TOTAL RETURN
                                                                    AS OF 12/31/02
                                                              ---------------------------
                                                              1 YEAR   5 YEARS   10 YEARS
                                                              ------   -------   --------
INVESTOR CLASS
  Energy Fund(1)(2)
     Return Before Taxes....................................   (4.32)%   5.21%    10.70%
     Return After Taxes on Distributions....................   (4.32)%   4.86%     9.21%
     Return After Taxes on Distributions and Sale of Fund
      Shares................................................   (2.65)%   4.24%     8.34%
S&P 500 Index(3)
  (reflects no deduction for fees, expenses or taxes).......  (22.09)%  (0.58)%    9.35%

---------------

(1) Total return figures include reinvested dividends and capital gain distributions and the effect of each class' expenses.

(2) Returns before taxes for Investor Class shares of Energy Fund year-to-date as of the calendar quarter ended June 30, 2003 was 10.05%.

(3) The S&P 500 Index is an unmanaged index considered representative of the performance of the broad U.S. stock market. Please keep in mind that the Index does not pay brokerage, management, administrative, or distribution expenses, all of which are paid by the classes and are reflected in its annual returns. Index returns also do not include sales charges or CDSCs that may be paid by the shareholder.

                                   EXHIBIT C

                    COMPARISON FEE TABLE AND EXPENSE EXAMPLE

FEE TABLE

     This table compares the shareholder fees and annual operating expenses, expressed as a percentage of net assets ("Expense Ratios"), of Class A, Class B and Class C shares of AIM Global Energy Fund ("Selling Fund"), and of Class A, Class B, Class C, Class K and Investor Class shares of INVESCO Energy Fund ("Buying Fund"). Pro Forma Combined Expense Ratios of Buying Fund giving effect to the reorganization of Selling Fund into Buying Fund are also provided.

                                             SELLING FUND                                BUYING FUND
                                           (AS OF 10/31/02)                            (AS OF 3/31/03)
                                    ------------------------------   ----------------------------------------------------
                                                                                                                 INVESTOR
                                    CLASS A      CLASS B   CLASS C   CLASS A      CLASS B   CLASS C   CLASS K     CLASS
                                    SHARES       SHARES    SHARES    SHARES       SHARES    SHARES    SHARES      SHARES
                                    -------      -------   -------   -------      -------   -------   -------    --------
SHAREHOLDER FEES
 (fees paid directly from your
 investment)
Maximum Front-End Sales Charge
 (Load) on purchases (as a
 percentage of offering price)....   4.75%         None      None     5.50%         None      None      None       None
Maximum Contingent Deferred Sales
 Charge (Load)(1).................    None(2)(3)  5.00%     1.00%      None(3)(4)  5.00%     1.00%      None(5)    None
ANNUAL FUND OPERATING EXPENSES(6)
 (expenses that are deducted from
 fund assets)
Management Fees...................   0.98%        0.98%     0.98%     0.75%        0.75%     0.75%     0.75%      0.75%
Distribution and Service (12b-1)
 Fees(7)..........................   0.50%        1.00%     1.00%     0.35%        1.00%     1.00%     0.45%      0.25%
Other Expenses....................   1.28%        1.28%     1.28%     0.36%        0.66%     0.78%     4.16%      0.69%
Total Annual Fund Operating
 Expenses(8)(9)...................   2.76%        3.26%     3.26%     1.46%        2.41%     2.53%     5.36%      1.69%
Fee Waivers/Reimbursements........   0.76%        0.76%     0.76%     0.00%        0.00%     0.00%     3.16%      0.00%
Net Expenses......................   2.00%        2.50%     2.50%     1.46%        2.41%     2.53%     2.20%      1.69%

                                                        BUYING FUND
                                                     PRO FORMA COMBINED
                                                      (AS OF 3/31/03)
                                    ----------------------------------------------------
                                                                                INVESTOR
                                    CLASS A      CLASS B   CLASS C   CLASS K     CLASS
                                    SHARES       SHARES    SHARES    SHARES      SHARES
                                    -------      -------   -------   -------    --------
SHAREHOLDER FEES
 (fees paid directly from your
 investment)
Maximum Front-End Sales Charge
 (Load) on purchases (as a
 percentage of offering price)....   5.50%         None      None      None       None
Maximum Contingent Deferred Sales
 Charge (Load)(1).................    None(3)(4)  5.00%     1.00%      None(5)    None
ANNUAL FUND OPERATING EXPENSES(6)
 (expenses that are deducted from
 fund assets)
Management Fees...................   0.75%        0.75%     0.75%     0.75%      0.75%
Distribution and Service (12b-1)
 Fees(7)..........................   0.35%        1.00%     1.00%     0.45%      0.25%
Other Expenses....................   0.72%        0.85%     0.79%     4.16%      0.70%
Total Annual Fund Operating
 Expenses(8)(9)...................   1.82%        2.60%     2.54%     5.36%      1.70%
Fee Waivers/Reimbursements........   0.00%        0.00%     0.00%     3.16%      0.00%
Net Expenses......................   1.82%        2.60%     2.54%     2.20%      1.70%

---------------

(1) For Selling Fund, calculated as a percentage of original purchase price or redemption proceeds, whichever is less. For Buying Fund and Buying Fund Pro Forma Combined, calculated as a percentage of original purchase price.

(2) Effective November 1, 2002, if you are a retirement plan participant and you bought $1,000,000 or more of Class A shares, you may pay a 1% contingent deferred sales charge ("CDSC") if a total redemption of the retirement plan assets occurs within 12 months from the date of the retirement plan's initial purchase.

(3) If you buy $1,000,000 or more of Class A shares and redeem these shares within 18 months from the date of purchase, you may pay a 1% CDSC at the time of redemption.

(4) For qualified plans investing in Class A shares, you may pay a CDSC of 1% on your Class A shares if the plan is redeemed within 12 months from the initial deposit in the plan's INVESCO account.

(5) For qualified plans investing in Class K shares, you may pay a CDSC of 0.70% on your Class K shares if the plan is redeemed within twelve months from initial deposit in the plan's INVESCO account.

(6) There is no guarantee that actual expenses will be the same as those shown in the table.

(7) Because each class pays a 12b-1 distribution and service fee which is based upon each class's assets, if you own shares for a long period of time, you may pay more than the economic equivalent of the maximum front-end sales charge permitted for mutual funds by the National Association of Securities Dealers, Inc.

(8) AIM has contractually agreed to limit Total Annual Fund Operating Expenses of Selling Fund (excluding interest, taxes, dividend expense on short sales, extraordinary items and increases in expenses due to expense offset arrangements, if any) on Class A, Class B and Class C shares to 2.00%, 2.50% and 2.50%, respectively. The expense limitation agreement is in effect through October 31, 2004.

(9) INVESCO has contractually agreed to waive fees and bear any expenses on Buying Fund through April 30, 2004 to limit Total Annual Operating Expenses (excluding interest, taxes, brokerage commissions, extraordinary expenses and increases due to expense offset arrangements, if any) to 2.10%, 2.75%, 2.75% and 2.20% on Class A, Class B, Class C and Class K shares, respectively. INVESCO has also voluntarily agreed to limit Total Annual Operating Expenses (excluding interest, taxes, brokerage commissions, extraordinary expenses and increases in expenses due to expense offset arrangements, if any) to 1.65%, 2.30%, 2.30% and 1.75% on Class A, Class B, Class C and Class K shares, respectively. The voluntary expense limitations cannot be revoked by INVESCO prior to May 2004. Effective June 1, 2002, INVESCO is entitled to reimbursement from the classes for fees and expenses absorbed pursuant to voluntary and contractual expense limitation commitments between INVESCO and Buying Fund if such reimbursement does not cause a class to exceed expense limitations and the reimbursement is made within three years after INVESCO incurred the expense.

EXPENSE EXAMPLE

     This Example is intended to help you compare the costs of investing in different classes of Selling Fund and Buying Fund with the cost of investing in other mutual funds. Pro Forma Combined costs of investing in different classes of Buying Fund giving effect to the reorganization of Selling Fund into Buying Fund are also provided. All costs are based upon the information set forth in the Fee Table above.

     The Example assumes that you invest $10,000 for the time periods indicated and shows the expenses that you would pay both if you redeem all of your shares at the end of those periods and if you do not redeem your shares. The Example also assumes that your investment has a 5% return each year and that the operating expenses remain the same. The Example reflects fee waivers and/or expense reimbursements that are contractual, if any, but does not reflect voluntary fee waivers and/or expense reimbursements. To the extent fees are waived and/or expenses are reimbursed on a voluntary basis, your expenses will be lower. Although your actual returns and costs may be higher or lower, based on these assumptions your costs would be:

                                                      ONE YEAR   THREE YEARS   FIVE YEARS   TEN YEARS
                                                      --------   -----------   ----------   ---------
SELLING FUND
Class A shares(1)
  Assuming complete redemption at end of period.....    $668       $1,222        $1,801      $3,365
  Assuming no redemption............................    $668       $1,222        $1,801      $3,365
Class B shares
  Assuming complete redemption at end of
     period(2)(3)...................................    $752       $1,233        $1,837      $3,392
  Assuming no redemption(3).........................    $253       $  933        $1,637      $3,392
Class C shares
  Assuming complete redemption at end of
     period(2)......................................    $353       $  933        $1,637      $3,507
  Assuming no redemption............................    $253       $  933        $1,637      $3,507
BUYING FUND
Class A shares(1)
  Assuming complete redemption at end of period.....    $690       $  986        $1,304      $2,200
  Assuming no redemption............................    $690       $  986        $1,304      $2,200
Class B shares
  Assuming complete redemption at end of
     period(2)(3)...................................    $744       $1,051        $1,485      $2,511
  Assuming no redemption(3).........................    $244       $  751        $1,285      $2,511
Class C shares
  Assuming complete redemption at end of
     period(2)......................................    $356       $  788        $1,345      $2,866
  Assuming no redemption............................    $256       $  788        $1,345      $2,866
Investor Class shares
  Assuming complete redemption at end of period.....    $172       $  533        $  918      $1,998
  Assuming no redemption............................    $172       $  533        $  918      $1,998
Class K shares
  Assuming complete redemption at end of period.....    $223       $1,321        $2,411      $5,103
  Assuming no redemption............................    $223       $1,321        $2,411      $5,103
BUYING FUND -- PRO FORMA COMBINED
Class A shares(1)
  Assuming complete redemption at end of period.....    $725       $1,091        $1,481      $2,570
  Assuming no redemption............................    $725       $1,091        $1,481      $2,570

                                                      ONE YEAR   THREE YEARS   FIVE YEARS   TEN YEARS
                                                      --------   -----------   ----------   ---------
Class B shares
  Assuming complete redemption at end of
     period(2)(3)...................................    $763       $1,108        $1,580      $2,745
  Assuming no redemption(3).........................    $263       $  808        $1,380      $2,745
Class C shares
  Assuming complete redemption at end of
     period(2)......................................    $357       $  791        $1,350      $2,875
  Assuming no redemption............................    $257       $  791        $1,350      $2,875
Investor Class shares
  Assuming complete redemption at end of period.....    $173       $  536        $  923      $2,009
  Assuming no redemption............................    $173       $  536        $  923      $2,009
Class K shares
  Assuming complete redemption at end of period.....    $223       $1,321        $2,411      $5,103
  Assuming no redemption............................    $223       $1,321        $2,411      $5,103

---------------

(1) Assumes payment of the maximum sales charge by the Investor.

(2) Assumes payment of the applicable CDSC.

(3) Assumes conversion of Class B shares to Class A shares at the end of the eighth year.

     THE EXAMPLE IS NOT A REPRESENTATION OF PAST OR FUTURE EXPENSES. SELLING FUND'S AND BUYING FUND'S ACTUAL EXPENSES, AND AN INVESTOR'S DIRECT AND INDIRECT EXPENSES, MAY BE MORE OR LESS THAN THOSE SHOWN. THE TABLE AND THE ASSUMPTION IN THE EXAMPLE OF A 5% ANNUAL RETURN ARE REQUIRED BY REGULATIONS OF THE SEC APPLICABLE TO ALL MUTUAL FUNDS. THE 5% ANNUAL RETURN IS NOT A PREDICTION OF AND DOES NOT REPRESENT SELLING FUND'S OR BUYING FUND'S PROJECTED OR ACTUAL PERFORMANCE.

     THE ACTUAL EXPENSES ATTRIBUTABLE TO EACH CLASS OF A FUND'S SHARES WILL DEPEND UPON, AMONG OTHER THINGS, THE LEVEL OF AVERAGE NET ASSETS AND THE EXTENT TO WHICH A FUND INCURS VARIABLE EXPENSES, SUCH AS TRANSFER AGENCY COSTS.

                                   EXHIBIT D

                           TRUSTEE COMPENSATION TABLE

     Set forth below is information regarding compensation paid or accrued for each trustee of Trust who was not affiliated with AIM during the year ended December 31, 2002:

                                                                                                 TOTAL
                                                                                ESTIMATED     COMPENSATION
                                          AGGREGATE     RETIREMENT BENEFITS      ANNUAL         FROM ALL
                                        COMPENSATION      ACCRUED BY ALL      BENEFITS UPON       AIM
NAME OF TRUSTEE                         FROM TRUST(1)      AIM FUNDS(2)       RETIREMENT(3)     FUNDS(4)
---------------                         -------------   -------------------   -------------   ------------
Frank S. Bayley.......................     $7,460            $142,800            $90,000        $150,000
Bruce L. Crockett.....................      7,413              50,132             90,000         149,000
Owen Daly II(5).......................      1,047              40,045             75,000             -0-
Albert R. Dowden......................      7,460              57,955             90,000         150,000
Edward K. Dunn, Jr. ..................      7,413              94,149             90,000         149,000
Jack M. Fields........................      7,460              29,153             90,000         153,000
Carl Frischling(6)....................      7,460              74,511             90,000         150,000
Prema Mathai-Davis....................      7,460              33,931             90,000         150,000
Lewis F. Pennock......................      7,676              54,802             90,000         154,000
Ruth H. Quigley.......................      7,460             142,502             90,000         153,000
Louis S. Sklar........................      7,629              78,500             90,000         153,000

---------------

(1) Amounts shown are based on the fiscal year ended October 31, 2002. The total amount of compensation deferred by all trustees of Trust during the fiscal year ended October 31, 2002, including earnings, was $34,109.

(2) During the fiscal year ended October 31, 2002, the total amount of expenses allocated to Trust in respect of such retirement benefits was $3,876.

(3) Amounts shown assume each trustee serves until his or her normal retirement date.

(4) All trustees currently serve as directors or trustees of 17 registered investment companies advised by AIM.

(5) Mr. Daly was a trustee until December 31, 2001, when he retired.

(6) During the fiscal year ended October 31, 2002, Trust paid $25,413 in legal fees to Kramer Levin Naftalis & Frankel LLP for services rendered by such firm as counsel to the independent trustees of Trust. Mr. Frischling is a partner of such firm.

                                   EXHIBIT E

                               OFFICERS OF TRUST

     The following table provides information with respect to the current officers of Trust. Each officer is elected by the Board and serves until his or her successor is chosen and qualified or until his or her resignation or removal by the Board. The business address of all officers of Trust is 11 Greenway Plaza, Suite 100, Houston, Texas 77046-1173.

NAME, YEAR OF BIRTH AND              OFFICER
POSITION(S) HELD WITH TRUST           SINCE          PRINCIPAL OCCUPATION(S) DURING PAST 5 YEARS
---------------------------          -------         -------------------------------------------
Robert H. Graham -- 1946..........    1998     Director and Chairman, A I M Management Group Inc.
  Chairman and President                       (financial services holding company); and Director and
                                               Vice Chairman, AMVESCAP PLC (parent of AIM and a global
                                               investment management firm) and Chairman, AMVESCAP
                                               PLC -- AIM Division; formerly, President and Chief
                                               Executive Officer, A I M Management Group Inc.;
                                               Director, Chairman and President, A I M Advisors, Inc.
                                               (registered investment advisor); Director and Chairman,
                                               A I M Capital Management, Inc. (registered investment
                                               advisor), A I M Distributors, Inc. (registered broker
                                               dealer), A I M Fund Services, Inc. (registered transfer
                                               agent), and Fund Management Company (registered broker
                                               dealer); and Chief Executive Officer, AMVESCAP
                                               PLC-Managed Products
Mark H. Williamson -- 1951........    2003     Director, President and Chief Executive Officer, A I M
  Executive Vice President                     Management Group Inc.; Director, Chairman and
                                               President, A I M Advisors, Inc. (registered investment
                                               advisor); Director, A I M Distributors, Inc.
                                               (registered broker dealer); and Chief Executive Officer
                                               of the AIM Division of AMVESCAP PLC (2003-present);
                                               formerly, Chief Executive Officer, Managed Products
                                               Division, AMVESCAP PLC (2001-2002); Chairman of the
                                               Board (1998-2002), President (1998-2002) and Chief
                                               Executive Officer (1998-2002) of INVESCO Funds Group,
                                               Inc. (registered investment advisor) and INVESCO
                                               Distributors, Inc. (registered broker dealer); Chief
                                               Operating Officer and Chairman of the Board of INVESCO
                                               Global Health Sciences Fund; Chairman and Chief
                                               Executive Officer of NationsBanc Advisors, Inc.; and
                                               Chairman of NationsBanc Investments, Inc.
Kevin M. Carome -- 1956...........    2003     Director, Senior Vice President and General Counsel,
  Senior Vice President                        A I M Management Group Inc. (financial services holding
                                               company) and A I M Advisors, Inc.; and Vice President,
                                               A I M Capital Management, Inc., A I M Distributors,
                                               Inc. and A I M Fund Services; Director, Vice President
                                               and General Counsel, Fund Management Company; formerly,
                                               Senior Vice President and General Counsel, Liberty
                                               Financial Companies, Inc.; and Senior Vice President
                                               and General Counsel, Liberty Funds Group, LLC
Gary T. Crum -- 1947..............    1998     Director, Chairman and Director of Investments, A I M
  Senior Vice President                        Capital Management, Inc.; Director and Executive Vice
                                               President, A I M Management Group, Inc.; Director and
                                               Senior Vice President, A I M Advisors, Inc.; and
                                               Director, A I M Distributors, Inc. and AMVESCAP PLC;
                                               formerly Chief Executive Officer and President, A I M
                                               Capital Management, Inc.

NAME, YEAR OF BIRTH AND              OFFICER
POSITION(S) HELD WITH TRUST           SINCE          PRINCIPAL OCCUPATION(S) DURING PAST 5 YEARS
---------------------------          -------         -------------------------------------------
Stuart W. Coco -- 1955............    2002     Managing Director and Chief Research Officer -- Fixed
  Vice President                               Income, A I M Capital Management, Inc.; and Vice
                                               President, A I M Advisors, Inc.
Melville B. Cox -- 1943...........    1998     Vice President and Chief Compliance Officer, A I M
  Vice President                               Advisors, Inc. and A I M Capital Management, Inc.; and
                                               Vice President, A I M Fund Services, Inc.
Edgar M. Larsen -- 1940...........    2002     Vice President, A I M Advisors, Inc.; and President,
  Vice President                               Chief Executive Officer and Chief Investment Officer,
                                               A I M Capital Management, Inc.
Dana R. Sutton -- 1959............    1998     Vice President and Fund Treasurer, A I M Advisors, Inc.
  Vice President and   Treasurer
Nancy L. Martin -- 1957...........    2003     Vice President, A I M Advisors, Inc.; and Vice
  Secretary                                    President and General Counsel, A I M Capital
                                               Management, Inc.

                                   EXHIBIT F

                        SECURITY OWNERSHIP OF MANAGEMENT

     To the best knowledge of Trust, the following table sets forth certain information regarding the ownership as of July 25, 2003 of the shares of beneficial interest of each class of each Fund by the trustees, nominees, and current executive officers of Trust. No information is given as to a Fund or class if a trustee, nominee, or executive officer held no shares of any or all classes of such series portfolio as of July 25, 2003.

                                                                            SHARES OWNED
                                                                          BENEFICIALLY AS    PERCENT OF
NAME OF TRUSTEES/NOMINEE/OFFICER               FUND (CLASS)               OF JULY 25, 2003     CLASS
--------------------------------               ------------               ----------------   ----------
Frank S. Bayley................   AIM Developing Markets Fund                    183.08            *
                                    (Class A)
Edward K. Dunn, Jr.............   AIM Global Science and Technology Fund        703.202            *
                                    (Class A)
Robert H. Graham...............   AIM Developing Markets Fund                 6,229.792            *
                                    (Class A)
                                  AIM Libra Fund                              8,319.468            *
                                    (Class A)
Ruth H. Quigley................   AIM Developing Markets Fund                   264.305            *
                                    (Class A)
Gary T. Crum...................   AIM Libra Fund                             27,314.886         2.40%
                                    (Class A)
All Trustees, Nominees, and
  current Executive Officers as
  a Group......................   AIM Developing Markets Fund                 6,677.177            *
                                    (Class A)
                                  AIM Global Science and Technology Fund        703.202            *
                                    (Class A)
                                  AIM Libra Fund                             35,634.354         3.13%
                                    (Class A)

---------------

* Less than 1% of the outstanding shares of the class.

                                   EXHIBIT G

                        TRUSTEE OWNERSHIP OF FUND SHARES

     Set forth below is the dollar range of equity securities beneficially owned by each trustee and nominee as of December 31, 2002 (i) in your Fund and (ii) on an aggregate basis, in all registered investment companies overseen by the trustee within the AIM Funds complex:

                                                                               AGGREGATE DOLLAR RANGE OF
                                                                               EQUITY SECURITIES IN ALL
                                                                                 REGISTERED INVESTMENT
                                                                                  COMPANIES OVERSEEN
                                                     DOLLAR RANGE OF EQUITY        BY TRUSTEE IN THE
                  NAME OF TRUSTEE                    SECURITIES IN YOUR FUND     AIM FUNDS COMPLEX(1)
                  ---------------                    -----------------------   -------------------------
INTERESTED TRUSTEES
Robert H. Graham...................................           None                   Over $100, 000
Mark H. Williamson.................................           None                  $10,001-$50,000
INDEPENDENT TRUSTEES
Frank S. Bayley....................................           None                  $10,001-$50,000
Bruce L. Crockett..................................           None                       $1-$10,000
Albert R. Dowden...................................           None                 $50,001-$100,000
Edward K. Dunn, Jr.(1).............................           None                    Over $100,000
Jack M. Fields(1)..................................           None                    Over $100,000
Carl Frischling(1).................................           None                    Over $100,000
Prema Mathai-Davis(1)..............................           None                    Over $100,000
Lewis F. Pennock...................................           None                 $50,001-$100,000
Ruth H. Quigley....................................           None                       $1-$10,000
Louis S. Sklar(1)..................................           None                    Over $100,000
INDEPENDENT NOMINEES
Bob R. Baker.......................................           None                             None
James T. Bunch.....................................           None                             None
Gerald J. Lewis....................................           None                             None
Larry Soll, Ph.D. .................................           None                             None

---------------

(1) Includes the total amount of compensation deferred by the trustee at his or her election pursuant to a deferred compensation plan. Such deferred compensation is placed in a deferral account and deemed to be invested in one or more of the AIM Funds.

                                   EXHIBIT H

          SHARES OUTSTANDING OF EACH CLASS OF YOUR FUND ON RECORD DATE

     As of July 25, 2003, there were the following number of shares outstanding of each class of your Fund:

CLASS A SHARES

     2,110,267.19

CLASS B SHARES

     1,128,734.15

CLASS C SHARES

     202,476.17

                                   EXHIBIT I

                        OWNERSHIP OF SHARES OF YOUR FUND

SIGNIFICANT HOLDERS

     Listed below is the name, address and percent ownership of each person who, as of July 25, 2003, to the best knowledge of Trust owned 5% or more of any class of the outstanding shares of your Fund. A shareholder who owns beneficially 25% or more of the outstanding securities of your Fund is presumed to "control" your Fund as defined in the 1940 Act. Such control may affect the voting rights of other shareholders.

                                                          CLASS OF    NUMBER OF     PERCENT OWNED
NAME AND ADDRESS                                           SHARES    SHARES OWNED     OF RECORD*
----------------                                          --------   ------------   --------------
Pershing LLC............................................  Class A     107,237.63         5.08%
  P.O. Box 2052
  Jersey City, NJ 07303-2052
Merrill Lynch Pierce Fenner & Smith.....................  Class A     105,736.74         5.01%
  FBO The Sole Benefit of Customers
  Attn: Fund Administration
  4800 Deer Lake Dr. East, 2nd Floor
  Jacksonville, FL 32246-6484
Merrill Lynch Pierce Fenner & Smith.....................  Class B     156,616.37        13.88%
  FBO The Sole Benefit of Customers
  Attn: Fund Administration
  4800 Deer Lake Dr. East, 2nd Floor
  Jacksonville, FL 32246-6484
Merrill Lynch Pierce Fenner & Smith.....................  Class C      25,616.88        12.65%
  FBO The Sole Benefit of Customers
  Attn: Fund Administration
  4800 Deer Lake Dr. East, 2nd Floor
  Jacksonville, FL 32246-6484

---------------

* Trust has no knowledge of whether all or any portion of the shares owned of record are also owned beneficially.

                                   EXHIBIT J

                       OWNERSHIP OF SHARES OF BUYING FUND

SIGNIFICANT HOLDERS

     Listed below is the name, address and percent ownership of each person who, as of July 25, 2003, to the best knowledge of Buyer owned 5% or more of any class of the outstanding shares of Buying Fund. A shareholder who owns beneficially 25% or more of the outstanding securities of Buying Fund is presumed to "control" Buying Fund as defined in the 1940 Act. Such control may affect the voting rights of other shareholders.

                                                                         NUMBER OF     PERCENT OWNED
NAME AND ADDRESS                                      CLASS OF SHARES   SHARES OWNED    OF RECORD*
----------------                                      ---------------   ------------   -------------
Charles Schwab & Co. Inc. ..........................  Investor Class    3,752,323.39      30.13%
  Special Custody Acct for the
  Exclusive Benefit of Customers
  Attn: Mutual Funds
  101 Montgomery St.
  San Francisco, CA 94104-4122
Nat'l Financial Services Corp. .....................  Investor Class     945,984.52        7.60%
  The Exclusive Benefit of Cust
  Attn: Kate Recon
  One World Financial Center
  200 Liberty St. 5th Floor
  New York, NY 10281-5500
AMVESCAP Nat'l TC Cust. IRA R/O.....................         Class B       6,682.11        6.24%
  Jeffrey D. Barrow
  17569 Plum Creek Trl.
  Chagrin Falls, OH 44023-5605
Charles Schwab & Co. Inc. ..........................         Class A     176,796.98       29.54%
  Special Custody Acct for the
  Exclusive Benefit of Customers
  Attn: Mutual Funds
  101 Montgomery St.
  San Francisco, CA 94104-4122
UBS Financial Services Inc. ........................         Class A      78,173.86       13.06%
  Alan D. Moore
  c/o Red Oak Capital
  15303 Dallas Pkwy.
  Suite 350, LB-45
  Addison, TX 75001-4677
Prudential Securities, Inc. ........................         Class A      46,975.81        7.85%
  Acct. 910-4U4559-000
  Attn: Mutual Funds
  1 New York Plaza
  New York, NY 10004-1901
Merrill Lynch.......................................         Class A      31,520.18        5.27%
  4800 Deer Lake Drive East
  Jacksonville, FL 32246-6486
JPMorgan Chase Bank.................................         Class K       9,509.86       27.93%
  Deloitte & Touche Profit Sharing
  Attn: Angela Ma
  3 Metrotech Ctr. Fl. 6
  Brooklyn, NY 11245-0001

                                                                         NUMBER OF     PERCENT OWNED
NAME AND ADDRESS                                      CLASS OF SHARES   SHARES OWNED    OF RECORD*
----------------                                      ---------------   ------------   -------------
Circle Trust Company Cust...........................         Class K       6,171.89       18.13%
  Lynch Anselmo Ott Bryan & Co.
  401K Profit Sharing Plan
  Metro Center
  1 Station PL
  Stamford, CT 06902-6800
Circle Trust Company Cust...........................         Class K       3,700.21       10.87%
  GOLDK Omnibus Account
  Metro Center
  1 Station PL
  Stanford, CT 06902-6800
MCB Trust Services Cust.............................         Class K       2,677.93        7.86%
  Grand Vehicle Works Holdings C
  700 17th St. Ste. 300
  Denver, CO 80202-3531

---------------

* Buyer has no knowledge of whether all or any portion of the shares owned of record are also owned beneficially.

                                                                      APPENDIX I

                                   AGREEMENT
                                      AND
                             PLAN OF REORGANIZATION
                                      FOR
                            AIM GLOBAL ENERGY FUND,
                            A SEPARATE PORTFOLIO OF
                              AIM INVESTMENT FUNDS
                                AUGUST 13, 2003

                               TABLE OF CONTENTS

                                                                                PAGE
                                                                                ----
ARTICLE 1  DEFINITIONS........................................................   I-1
SECTION 1.1.      Definitions.................................................   I-1

ARTICLE 2  TRANSFER OF ASSETS.................................................   I-4
SECTION 2.1.      Reorganization of Selling Fund..............................   I-4
SECTION 2.2.      Computation of Net Asset Value..............................   I-4
SECTION 2.3.      Valuation Date..............................................   I-4
SECTION 2.4.      Delivery....................................................   I-5
SECTION 2.5.      Termination of Series.......................................   I-5
SECTION 2.6.      Issuance of Buying Fund Shares..............................   I-5
SECTION 2.7.      Investment Securities.......................................   I-5
SECTION 2.8.      Liabilities.................................................   I-6

ARTICLE 3  REPRESENTATIONS AND WARRANTIES OF SELLER...........................   I-6
SECTION 3.1.      Organization; Authority.....................................   I-6
SECTION 3.2.      Registration and Regulation of Seller.......................   I-6
SECTION 3.3.      Financial Statements........................................   I-6
SECTION 3.4.      No Material Adverse Changes; Contingent Liabilities.........   I-6
SECTION 3.5.      Selling Fund Shares; Business Operations....................   I-6
SECTION 3.6.      Accountants.................................................   I-7
SECTION 3.7.      Binding Obligation..........................................   I-7
SECTION 3.8.      No Breaches or Defaults.....................................   I-7
SECTION 3.9.      Authorizations or Consents..................................   I-7
SECTION 3.10.     Permits.....................................................   I-8
SECTION 3.11.     No Actions, Suits or Proceedings............................   I-8
SECTION 3.12.     Contracts...................................................   I-8
SECTION 3.13.     Properties and Assets.......................................   I-8
SECTION 3.14.     Taxes.......................................................   I-8
SECTION 3.15.     Benefit and Employment Obligations..........................   I-9
SECTION 3.16.     Brokers.....................................................   I-9
SECTION 3.17.     Voting Requirements.........................................   I-9
SECTION 3.18.     State Takeover Statutes.....................................   I-9
SECTION 3.19.     Books and Records...........................................   I-9
SECTION 3.20.     Prospectus and Statement of Additional Information..........   I-9
SECTION 3.21.     No Distribution.............................................   I-9
SECTION 3.22.     Liabilities of Selling Fund.................................   I-9
SECTION 3.23.     Value of Shares.............................................  I-10
SECTION 3.24.     Shareholder Expenses........................................  I-10
SECTION 3.25.     Intercompany Indebtedness; Consideration....................  I-10

ARTICLE 4  REPRESENTATIONS AND WARRANTIES OF BUYER............................  I-10
SECTION 4.1.      Organization; Authority.....................................  I-10
SECTION 4.2.      Registration and Regulation of Buyer........................  I-10
SECTION 4.3.      Financial Statements........................................  I-10

                                                                                PAGE
                                                                                ----
SECTION 4.4.      No Material Adverse Changes; Contingent Liabilities.........  I-10
SECTION 4.5.      Registration of Buying Fund Shares..........................  I-11
SECTION 4.6.      Accountants.................................................  I-11
SECTION 4.7.      Binding Obligation..........................................  I-11
SECTION 4.8.      No Breaches or Defaults.....................................  I-11
SECTION 4.9.      Authorizations or Consents..................................  I-12
SECTION 4.10.     Permits.....................................................  I-12
SECTION 4.11.     No Actions, Suits or Proceedings............................  I-12
SECTION 4.12.     Taxes.......................................................  I-12
SECTION 4.13.     Brokers.....................................................  I-13
SECTION 4.14.     Representations Concerning the Reorganization...............  I-13
SECTION 4.15.     Prospectus and Statement of Additional Information..........  I-13
SECTION 4.16.     Value of Shares.............................................  I-13
SECTION 4.17.     Intercompany Indebtedness; Consideration....................  I-14

ARTICLE 5  COVENANTS..........................................................  I-14
SECTION 5.1.      Conduct of Business.........................................  I-14
SECTION 5.2.      Announcements...............................................  I-14
SECTION 5.3.      Expenses....................................................  I-14
SECTION 5.4.      Further Assurances..........................................  I-14
SECTION 5.5.      Notice of Events............................................  I-14
SECTION 5.6.      Access to Information.......................................  I-15
SECTION 5.7.      Consents, Approvals and Filings.............................  I-15
SECTION 5.8.      Submission of Agreement to Shareholders.....................  I-15
SECTION 5.9.      Delay of Consummation of Reorganization.....................  I-15

ARTICLE 6  CONDITIONS PRECEDENT TO THE REORGANIZATION.........................  I-15
SECTION 6.1.      Conditions Precedent of Buyer...............................  I-15
SECTION 6.2.      Mutual Conditions...........................................  I-16
SECTION 6.3.      Conditions Precedent of Seller..............................  I-17

ARTICLE 7  TERMINATION OF AGREEMENT...........................................  I-17
SECTION 7.1.      Termination.................................................  I-17
SECTION 7.2.      Survival After Termination..................................  I-17

ARTICLE 8  MISCELLANEOUS......................................................  I-18
SECTION 8.1.      Survival of Representations, Warranties and Covenants.......  I-18
SECTION 8.2.      Governing Law...............................................  I-18
SECTION 8.3.      Binding Effect, Persons Benefiting, No Assignment...........  I-18
SECTION 8.4.      Obligations of Buyer and Seller.............................  I-18
SECTION 8.5.      Amendments..................................................  I-18
SECTION 8.6.      Enforcement.................................................  I-18
SECTION 8.7.      Interpretation..............................................  I-18
SECTION 8.8.      Counterparts................................................  I-19
SECTION 8.9.      Entire Agreement; Exhibits and Schedules....................  I-19
SECTION 8.10.     Notices.....................................................  I-19

                                                                                PAGE
                                                                                ----
SECTION 8.11.     Representations by Seller Investment Adviser................  I-19
SECTION 8.12.     Representations by Buyer Investment Adviser.................  I-19
SECTION 8.13.     Successors and Assigns; Assignment..........................  I-20


Exhibit A         Excluded Liabilities of Selling Fund
Schedule 2.1      Classes of Shares of Selling Fund and Corresponding Classes
                  of Shares of Buying Fund
Schedule 3.4      Certain Contingent Liabilities of Selling Fund
Schedule 3.5(d)   Permitted Restructurings and Redomestications of Funds
Schedule 4.4      Certain Contingent Liabilities of Buying Fund
Schedule 4.5(a)   Portfolios of Buyer
Schedule 4.5(b)   Classes of Shares of Buying Fund and Number of Shares of
                  Each Class Buyer is Authorized to Issue
Schedule 5.1      Permitted Combinations of Funds
Schedule 6.2(f)   Tax Opinions

                      AGREEMENT AND PLAN OF REORGANIZATION

     AGREEMENT AND PLAN OF REORGANIZATION, dated as of August 13, 2003 (this "Agreement"), by and among AIM Investment Funds, a Delaware statutory trust ("Seller"), acting on behalf of AIM Global Energy Fund ("Selling Fund"), a separate series of Seller, INVESCO Sector Funds, Inc., a Maryland corporation ("Buyer"), acting on behalf of INVESCO Energy Fund ("Buying Fund"), a separate series of Buyer, A I M Advisors, Inc., a Delaware corporation, and INVESCO Funds Group, Inc., a Delaware corporation.

                                   WITNESSETH

     WHEREAS, Seller is a management investment company registered with the SEC (as defined below) under the Investment Company Act (as defined below) that offers separate series of its shares representing interests in its investment portfolios, including Selling Fund, for sale to the public; and

     WHEREAS, Buyer is a management investment company registered with the SEC under the Investment Company Act that offers separate series of its shares representing interests in investment portfolios, including Buying Fund, for sale to the public; and

     WHEREAS, Buyer Investment Adviser (as defined below) provides investment advisory services to Buyer; and

     WHEREAS, Seller Investment Adviser (as defined below) provides investment advisory services to Seller; and

     WHEREAS, Selling Fund desires to provide for its reorganization through the transfer of all of its assets to Buying Fund in exchange for the assumption by Buying Fund of all of the Liabilities (as defined below) of Selling Fund and the issuance by Buyer of shares of Buying Fund in the manner set forth in this Agreement; and

     WHEREAS, this Agreement is intended to be and is adopted by the parties hereto as a Plan of Reorganization within the meaning of the regulations under
Section 368(a) of the Code (as defined below).

     NOW, THEREFORE, in consideration of the foregoing premises and the agreements and undertakings contained in this Agreement, Seller, Buyer, Buyer Investment Adviser and Seller Investment Adviser agree as follows:

                                   ARTICLE 1

                                  DEFINITIONS

     SECTION 1.1. Definitions. For all purposes in this Agreement, the following terms shall have the respective meanings set forth in this Section 1.1 (such definitions to be equally applicable to both the singular and plural forms of the terms herein defined):

     "Advisers Act" means the Investment Advisers Act of 1940, as amended, and all rules and regulations of the SEC adopted pursuant thereto.

     "Affiliated Person" means an affiliated person as defined in Section 2(a)(3) of the Investment Company Act.

     "Agreement" means this Agreement and Plan of Reorganization, together with all exhibits and schedules attached hereto and all amendments hereto and thereof.

     "Applicable Law" means the applicable laws of the state in which each of Buyer and Seller has been organized and shall include, as applicable, the Delaware Statutory Trust Act and the Maryland General Corporation Law.

     "Benefit Plan" means any material "employee benefit plan" (as defined in Section 3(3) of ERISA) and any material bonus, deferred compensation, incentive compensation, stock ownership, stock purchase, stock option, phantom stock, vacation, retirement, profit sharing, welfare plans or other plan, arrangement or understanding maintained or contributed to by Seller on behalf of Selling Fund, or otherwise providing benefits to any current or former employee, officer or director/trustee of Seller.

     "Buyer" means INVESCO Sector Funds, Inc., a Maryland corporation.

     "Buyer Counsel" means Kirkpatrick & Lockhart LLP.

     "Buyer Custodian" means State Street Bank and Trust Company acting in its capacity as custodian for the assets of Buying Fund.

     "Buyer Investment Adviser" means INVESCO Funds Group, Inc.

     "Buyer Registration Statement" means the registration statement on Form N-1A of Buyer, as amended, 1940 Act Registration No. 811-03826.

     "Buying Fund" means INVESCO Energy Fund, a separate series of Buyer.

     "Buying Fund Auditors" means PricewaterhouseCoopers LLP.

     "Buying Fund Financial Statements" means the audited financial statements of Buying Fund for the fiscal year ended March 31, 2003.

     "Buying Fund Shares" means shares of each class of Buying Fund issued pursuant to Section 2.6 of this Agreement.

     "Closing" means the transfer of the assets of Selling Fund to Buying Fund, the assumption of all of Selling Fund's Liabilities by Buying Fund and the issuance of Buying Fund Shares directly to Selling Fund Shareholders as described in Section 2.1 of this Agreement.

     "Closing Date" means October 27, 2003, or such other date as the parties may mutually agree upon.

     "Code" means the Internal Revenue Code of 1986, as amended, and all rules and regulations adopted pursuant thereto.

     "corresponding" means, when used with respect to a class of shares of Selling Fund or Buying Fund, the classes of their shares set forth opposite each other on Schedule 2.1.

     "Effective Time" means 8:00 a.m. Eastern Time on the Closing Date.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and all rules or regulations adopted pursuant thereto.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended, and all rules and regulations adopted pursuant thereto.

     "Exchangeability Date" means the first date on which Buyer Investment Adviser determines that shares of retail mutual funds advised by Buyer Investment Adviser and shares of retail mutual funds advised by Seller Investment Adviser generally may be exchanged for shares of the same or a similar class of each other.

     "Governing Documents" means the organic documents which govern the business and operations of each of Buyer and Seller and shall include, as applicable, the Charter, Amended and Restated Agreement and Declaration of Trust, Amended and Restated Bylaws and Bylaws.

     "Governmental Authority" means any foreign, United States or state government, government agency, department, board, commission (including the SEC) or instrumentality, and any court, tribunal or arbitrator of competent jurisdiction, and any governmental or non-governmental self-regulatory organization, agency or authority (including the NASD Regulation, Inc., the Commodity Futures Trading

Commission, the National Futures Association, the Investment Management Regulatory Organization Limited and the Office of Fair Trading).

     "Investment Company Act" means the Investment Company Act of 1940, as amended, and all rules and regulations adopted pursuant thereto.

     "Liabilities" means all of the liabilities of any kind of Selling Fund, including without limitation all liabilities included in the calculation of the net asset value per share of each class of Selling Fund Shares on the Closing Date, but not including the excluded liabilities set forth on Exhibit A.

     "Lien" means any pledge, lien, security interest, charge, claim or encumbrance of any kind.

     "Material Adverse Effect" means an effect that would cause a change in the condition (financial or otherwise), properties, assets or prospects of an entity having an adverse monetary effect in an amount equal to or greater than $50,000.

     "NYSE" means the New York Stock Exchange.

     "Permits" shall have the meaning set forth in Section 3.10 of this Agreement.

     "Person" means an individual or a corporation, partnership, joint venture, association, trust, unincorporated organization or other entity.

     "Reorganization" means the acquisition of the assets of Selling Fund by Buying Fund in consideration of the assumption by Buying Fund of all of the Liabilities of Selling Fund and the issuance by Buyer of Buying Fund Shares directly to Selling Fund Shareholders as described in this Agreement, and the termination of Selling Fund's status as a designated series of shares of Seller.

     "Required Shareholder Vote" means the lesser of (a) the affirmative vote of 67% or more of the voting securities of Selling Fund present or represented by proxy at the Shareholders Meeting, if the holders of more than 50% of the outstanding voting securities of Selling Fund are present or represented by proxy, or (b) the affirmative vote of more than 50% of the outstanding voting securities of Selling Fund.

     "Return" means any return, report or form or any attachment thereto required to be filed with any taxing authority.

     "SEC" means the United States Securities and Exchange Commission.

     "Securities Act" means the Securities Act of 1933, as amended, and all rules and regulations adopted pursuant thereto.

     "Seller" means AIM Investment Funds, a Delaware statutory trust.

     "Seller Custodian" means State Street Bank and Trust Company acting in its capacity as custodian for the assets of Selling Fund.

     "Seller Investment Adviser" means A I M Advisors, Inc.

     "Seller Registration Statement" means the registration statement on Form N-1A of Seller, as amended, 1940 Act Registration No. 811-05426.

     "Selling Fund" means AIM Global Energy Fund, a separate series of Seller.

     "Selling Fund Auditors" means PricewaterhouseCoopers LLP.

     "Selling Fund Financial Statements" means the audited financial statements of Selling Fund for the fiscal year ended October 31, 2002 and the unaudited financial statements of Selling Fund for the period ended April 30, 2003.

     "Selling Fund Shareholders" means the holders of record of the outstanding shares of each class of Selling Fund as of the close of regular trading on the NYSE on the Valuation Date.

     "Selling Fund Shares" means the outstanding shares of each class of Selling Fund.

     "Shareholders Meeting" means a meeting of the shareholders of Selling Fund convened in accordance with Applicable Law and the Governing Documents of Seller to consider and vote upon the approval of this Agreement and, in connection therewith, the sale of all of Selling Fund's assets and the termination of Selling Fund as a designated series of Seller.

     "Tax" means any tax or similar governmental charge, impost or levy (including income taxes (including alternative minimum tax and estimated tax), franchise taxes, transfer taxes or fees, sales taxes, use taxes, gross receipts taxes, value added taxes, employment taxes, excise taxes, ad valorem taxes, property taxes, withholding taxes, payroll taxes, minimum taxes, or windfall profit taxes), together with any related penalties, fines, additions to tax or interest, imposed by the United States or any state, county, local or foreign government or subdivision or agency thereof.

     "Termination Date" means December 31, 2003, or such later date as the parties may mutually agree upon.

     "Treasury Regulations" means the Federal income tax regulations adopted pursuant to the Code.

     "Valuation Date" shall have the meaning set forth in Section 2.2 of this Agreement.

                                   ARTICLE 2

                               TRANSFER OF ASSETS

     SECTION 2.1. Reorganization of Selling Fund. At the Effective Time, all of the assets of Selling Fund shall be delivered to Buyer Custodian for the account of Buying Fund in exchange for the assumption by Buying Fund of all of the Liabilities of Selling Fund and delivery by Buyer directly to the holders of record as of the Effective Time of the issued and outstanding shares of each class of Selling Fund of a number of shares of each corresponding class of Buying Fund, as set forth on Schedule 2.1 (including, if applicable, fractional shares rounded to the nearest thousandth), having an aggregate net asset value equal to the value of the net assets of Selling Fund so transferred, assigned and delivered, all determined and adjusted as provided in Section 2.2 below. Upon delivery of such assets, Buying Fund will receive good and marketable title to such assets free and clear of all Liens.

     SECTION 2.2.  Computation of Net Asset Value.

     (a) The net asset value per share of each class of Buying Fund Shares, and the value of the assets and the amount of the Liabilities of Selling Fund, shall, in each case, be determined as of the close of regular trading on the NYSE on the business day next preceding the Closing Date (the "Valuation Date").

     (b) The net asset value per share of each class of Buying Fund Shares shall be computed in accordance with the policies and procedures of Buying Fund as described in the Buyer Registration Statement.

     (c) The value of the assets and the amount of the Liabilities of Selling Fund to be transferred to Buying Fund pursuant to this Agreement shall be computed in accordance with the policies and procedures of Selling Fund as described in the Seller Registration Statement.

     (d) Subject to Sections 2.2(b) and (c) above, all computations of value regarding the assets and Liabilities of Selling Fund and the net asset value per share of each class of Buying Fund Shares to be issued pursuant to this Agreement shall be made by agreement of Seller and Buyer. The parties agree to use commercially reasonable efforts to resolve any material pricing differences between the prices of portfolio securities determined in accordance with their respective pricing policies and procedures.

     SECTION 2.3. Valuation Date. The share transfer books of Selling Fund will be permanently closed as of the close of business on the Valuation Date and only requests for the redemption of shares of Selling Fund received in proper form prior to the close of regular trading on the NYSE on the Valuation Date shall be accepted by Selling Fund. Redemption requests thereafter received by Selling Fund shall be deemed to be redemption requests for Buying Fund Shares of the corresponding class (assuming that the transactions contemplated by this Agreement have been consummated), to be distributed to Selling Fund Shareholders under this Agreement.

     SECTION 2.4.  Delivery.

     (a) No later than three (3) business days preceding the Closing Date, Seller shall instruct Seller Custodian to transfer all assets held by Selling Fund to the account of Buying Fund maintained at Buyer Custodian. Such assets shall be delivered by Seller to Buyer Custodian on the Closing Date. The assets so delivered shall be duly endorsed in proper form for transfer in such condition as to constitute a good delivery thereof, in accordance with the custom of brokers, and shall be accompanied by all necessary state stock transfer stamps, if any, or a check for the appropriate purchase price thereof. Cash held by Selling Fund shall be delivered on the Closing Date and shall be in the form of currency or wire transfer in Federal funds, payable to the order of the account of Buying Fund at Buyer Custodian.

     (b) If, on the Closing Date, Selling Fund is unable to make delivery in the manner contemplated by Section 2.4(a) of securities held by Selling Fund for the reason that any of such securities purchased prior to the Closing Date have not yet been delivered to Selling Fund or its broker, then Buyer shall waive the delivery requirements of Section 2.4(a) with respect to said undelivered securities if Selling Fund has delivered to Buyer Custodian by or on the Closing Date, and with respect to said undelivered securities, executed copies of an agreement of assignment and escrow and due bills executed on behalf of said broker or brokers, together with such other documents as may be required by Buyer or Buyer Custodian, including brokers' confirmation slips.

     SECTION 2.5. Termination of Series. Following receipt of the Required Shareholder Vote and as soon as reasonably practicable after the Closing Date, the status of Selling Fund as a designated series of Seller shall be terminated; provided, however, that the termination of Selling Fund as a designated series of Seller shall not be required if the Reorganization shall not have been consummated.

     SECTION 2.6. Issuance of Buying Fund Shares. At the Effective Time, Selling Fund Shareholders holding shares of a class of Selling Fund shall be issued that number of full and fractional shares of the corresponding class of Buying Fund having a net asset value equal to the net asset value of such shares of such class of Selling Fund held by Selling Fund Shareholders on the Valuation Date. All issued and outstanding shares of Selling Fund shall thereupon be canceled on the books of Seller. Seller shall provide instructions to the transfer agent of Buyer with respect to the shares of each class of Buying Fund to be issued to Selling Fund Shareholders. Buyer shall have no obligation to inquire as to the validity, propriety or correctness of any such instruction, but shall, in each case, assume that such instruction is valid, proper and correct. Buyer shall record on its books the ownership of the shares of each class of Buying Fund by Selling Fund Shareholders and shall forward a confirmation of such ownership to Selling Fund Shareholders. No redemption or repurchase of such shares credited to former Selling Fund Shareholders in respect of Selling Fund Shares represented by unsurrendered share certificates shall be permitted until such certificates have been surrendered to Buyer for cancellation, or if such certificates are lost or misplaced, until lost certificate affidavits have been executed and delivered to Buyer.

     SECTION 2.7. Investment Securities. On or prior to the Valuation Date, Seller shall deliver a list setting forth the securities Selling Fund then owned together with the respective Federal income tax bases thereof and holding periods therefor. Seller shall provide to Buyer on or before the Valuation Date detailed tax basis accounting records for each security to be transferred to it pursuant to this Agreement. Such records shall be prepared in accordance with the requirements for specific identification tax lot accounting and clearly reflect the bases used for determination of gain and loss realized on the sale of any security transferred to Buying Fund hereunder. Such records shall be made available by Seller prior to the Valuation Date for inspection by the Treasurer (or his or her designee) or the auditors of Buyer upon reasonable request.

     SECTION 2.8. Liabilities. Selling Fund shall use reasonable best efforts to discharge all of its known liabilities, so far as may be possible, prior to the Closing Date.

                                   ARTICLE 3

                    REPRESENTATIONS AND WARRANTIES OF SELLER

     Seller, on behalf of Selling Fund, represents and warrants to Buyer as follows:

     SECTION 3.1. Organization; Authority. Seller is duly organized, validly existing and in good standing under Applicable Law, with all requisite corporate or trust power, as applicable, and authority to enter into this Agreement and perform its obligations hereunder.

     SECTION 3.2. Registration and Regulation of Seller. Seller is duly registered with the SEC as an investment company under the Investment Company Act and all Selling Fund Shares which have been or are being offered for sale have been duly registered under the Securities Act and have been duly registered, qualified or are exempt from registration or qualification under the securities laws of each state or other jurisdiction in which such shares have been or are being offered for sale, and no action has been taken by Seller to revoke or rescind any such registration or qualification. Selling Fund is in compliance in all material respects with all applicable laws, rules and regulations, including, without limitation, the Investment Company Act, the Securities Act, the Exchange Act and all applicable state securities laws. Selling Fund is in compliance in all material respects with the investment policies and restrictions applicable to it set forth in the Seller Registration Statement. The value of the net assets of Selling Fund is determined using portfolio valuation methods that comply in all material respects with the requirements of the Investment Company Act and the policies of Selling Fund and all purchases and redemptions of Selling Fund Shares have been effected at the net asset value per share calculated in such manner.

     SECTION 3.3. Financial Statements. The books of account and related records of Selling Fund fairly reflect in reasonable detail its assets, liabilities and transactions in accordance with generally accepted accounting principles applied on a consistent basis. The audited Selling Fund Financial Statements previously delivered to Buyer present fairly in all material respects the financial position of Selling Fund as of the date(s) indicated and the results of operations and changes in net assets for the period(s) then ended in accordance with generally accepted accounting principles applied on a consistent basis for the period(s) then ended.

     SECTION 3.4. No Material Adverse Changes; Contingent Liabilities. Since the date of the most recent financial statements included in the Selling Fund Financial Statements, no material adverse change has occurred in the financial condition, results of operations, business, assets or liabilities of Selling Fund or the status of Selling Fund as a regulated investment company under the Code, other than changes resulting from any change in general conditions in the financial or securities markets or the performance of any investments made by Selling Fund or occurring in the ordinary course of business of Selling Fund or Seller. Except as set forth on Schedule 3.4, there are no contingent liabilities of Selling Fund not disclosed in the Selling Fund Financial Statements and no contingent liabilities of Selling Fund have arisen since the date of the most recent financial statements included in the Selling Fund Financial Statements.

     SECTION 3.5.  Selling Fund Shares; Business Operations.

     (a) Selling Fund Shares have been duly authorized and validly issued and are fully paid and non-assessable.

     (b) During the five-year period ending on the date of the Reorganization, neither Selling Fund nor any person related to Selling Fund (as defined in Section 1.368-1(e)(3) of the Treasury Regulations without regard to Section 1.368-1(e)(3)(i)(A)) will have directly or through any transaction, agreement, or arrangement with any other person, (i) acquired shares of Selling Fund for consideration other than shares of Selling Fund, except for shares redeemed in the ordinary course of Selling Fund's business as an open-end investment company as required by the Investment Company Act, or (ii) made distributions with respect to Selling Fund's shares, except for (a) distributions necessary to satisfy the requirements of

Sections 852 and 4982 of the Code for qualification as a regulated investment company and avoidance of excise tax liability and (b) additional distributions, to the extent such additional distributions do not exceed 50 percent of the value (without giving effect to such distributions) of the proprietary interest in Selling Fund on the Effective Date.

     (c) At the time of its Reorganization, Selling Fund shall not have outstanding any warrants, options, convertible securities or any other type of right pursuant to which any Person could acquire Selling Fund Shares, except for the right of investors to acquire Selling Fund Shares at net asset value in the normal course of its business as a series of an open-end management investment company operating under the Investment Company Act.

     (d) From the date it commenced operations and ending on the Closing Date, Selling Fund will have conducted its historic business within the meaning of
Section 1.368-1(d)(2) of the Treasury Regulations in a substantially unchanged manner. In anticipation of its Reorganization, Selling Fund will not dispose of assets that, in the aggregate, will result in less than fifty percent (50%) of its historic business assets (within the meaning of Section 1.368-1(d)(3) of the Treasury Regulations) being transferred to Buying Fund; provided, however, that this Section 3.5(d) shall not preclude any of the restructurings or redomestications of funds set forth on Schedule 3.5(d).

     (e) Seller does not have, and has not had during the six (6) months prior to the date of this Agreement, any employees, and shall not hire any employees from and after the date of this Agreement through the Closing Date.

     SECTION 3.6. Accountants. Selling Fund Auditors, which have reported upon the Selling Fund Financial Statements for the fiscal year or period, as applicable, ended on the date of the most recent financial statements included in the Selling Fund Financial Statements are independent public accountants as required by the Securities Act and the Exchange Act.

     SECTION 3.7. Binding Obligation. This Agreement has been duly authorized, executed and delivered by Seller on behalf of Selling Fund and, assuming this Agreement has been duly executed and delivered by Buyer and approved by the shareholders of Selling Fund, constitutes the legal, valid and binding obligation of Seller enforceable against Seller in accordance with its terms from and with respect to the revenues and assets of Selling Fund, except as the enforceability hereof may be limited by bankruptcy, insolvency, reorganization or similar laws relating to or affecting creditors rights generally, or by general equity principles (whether applied in a court of law or a court of equity and including limitations on the availability of specific performance or other equitable remedies).

     SECTION 3.8. No Breaches or Defaults. The execution and delivery of this Agreement by Seller on behalf of Selling Fund and performance by Seller of its obligations hereunder has been duly authorized by all necessary corporate or trust action, as applicable, on the part of Seller, other than approval by the shareholders of Selling Fund, and (i) do not, and on the Closing Date will not, result in any violation of the Governing Documents of Seller and (ii) do not, and on the Closing Date will not, result in a breach of any of the terms or provisions of, or constitute (with or without the giving of notice or the lapse of time or both) a default under, or give rise to a right of termination, cancellation or acceleration of any obligation or to the loss of a material benefit under, or result in the creation or imposition of any Lien upon any property or assets of Selling Fund (except for such breaches or defaults or Liens that would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect) under (A) any indenture, mortgage or loan agreement or any other material agreement or instrument to which Seller is a party or by which it may be bound and which relates to the assets of Selling Fund or to which any property of Selling Fund may be subject; (B) any Permit (as defined below); or (C) any existing applicable law, rule, regulation, judgment, order or decree of any Governmental Authority having jurisdiction over Seller or any property of Selling Fund. Seller is not under the jurisdiction of a court in a proceeding under Title 11 of the United States Code or similar case within the meaning of Section 368(a)(3)(A) of the Code.

     SECTION 3.9. Authorizations or Consents. Other than those which shall have been obtained or made on or prior to the Closing Date and those that must be made after the Closing Date to comply with

Section 2.5 of this Agreement, no authorization or approval or other action by, and no notice to or filing with, any Governmental Authority will be required to be obtained or made by Seller in connection with the due execution and delivery by Seller of this Agreement and the consummation by Seller of the transactions contemplated hereby.

     SECTION 3.10. Permits. Seller has in full force and effect all approvals, consents, authorizations, certificates, filings, franchises, licenses, notices, permits and rights of Governmental Authorities (collectively, "Permits") necessary for it to conduct its business as presently conducted as it relates to Selling Fund, and there has occurred no default under any Permit, except for the absence of Permits and for defaults under Permits the absence or default of which would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. To the knowledge of Seller there are no proceedings relating to the suspension, revocation or modification of any Permit, except for such that would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

     SECTION 3.11.  No Actions, Suits or Proceedings.

     (a) There is no pending action, suit or proceeding, nor, to the knowledge of Seller, has any litigation been overtly threatened in writing or, if probable of assertion, orally, against Seller before any Governmental Authority which questions the validity or legality of this Agreement or of the actions contemplated hereby or which seeks to prevent the consummation of the transactions contemplated hereby, including the Reorganization.

     (b) There are no judicial, administrative or arbitration actions, suits, or proceedings instituted or pending or, to the knowledge of Seller, threatened in writing or, if probable of assertion, orally, against Seller affecting any property, asset, interest or right of Selling Fund, that could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect with respect to Selling Fund. There are not in existence on the date hereof any plea agreements, judgments, injunctions, consents, decrees, exceptions or orders that were entered by, filed with or issued by any Governmental Authority relating to Seller's conduct of the business of Selling Fund affecting in any significant respect the conduct of such business. Seller is not, and has not been, to the knowledge of Seller, the target of any investigation by the SEC or any state securities administrator with respect to its conduct of the business of Selling Fund.

     SECTION 3.12. Contracts. Seller is not in default under any contract, agreement, commitment, arrangement, lease, insurance policy or other instrument to which it is a party and which involves or affects the assets of Selling Fund, by which the assets, business, or operations of Selling Fund may be bound or affected, or under which it or the assets, business or operations of Selling Fund receives benefits, and which default could reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, and, to the knowledge of Seller there has not occurred any event that, with the lapse of time or the giving of notice or both, would constitute such a default.

     SECTION 3.13. Properties and Assets. Selling Fund has good and marketable title to all properties and assets reflected in the Selling Fund Financial Statements as owned by it, free and clear of all Liens, except as described in the Selling Fund Financial Statements.

     SECTION 3.14.  Taxes.

     (a) Selling Fund has elected to be a regulated investment company under Subchapter M of the Code and is a fund that is treated as a separate corporation under Section 851(g) of the Code. Selling Fund has qualified for treatment as a regulated investment company for each taxable year since inception that has ended prior to the Closing Date and will have satisfied the requirements of Part I of Subchapter M of the Code to maintain such qualification for the period beginning on the first day of its current taxable year and ending on the Closing Date. Selling Fund has no earnings and profits accumulated in any taxable year in which the provisions of Subchapter M of the Code did not apply to it. In order to (i) ensure continued qualification of Selling Fund for treatment as a "regulated investment company" for tax purposes and (ii) eliminate any tax liability of Selling Fund arising by reason of undistributed investment company taxable income or net capital gain, Seller will declare on or prior to the Valuation Date to the shareholders of Selling Fund a dividend or dividends that, together with all previous such dividends, shall have the effect of distributing (A) all of Selling Fund's investment company taxable income (determined without regard to any deductions for dividends paid) for the taxable year ended October 31, 2002 and for the short taxable year beginning on November 1, 2002 and ending on the Closing Date and (B) all of Selling Fund's net capital gain recognized in its taxable year ended October 31, 2002 and in such short taxable year (after reduction for any capital loss carryover).

     (b) Selling Fund has timely filed all Returns required to be filed by it and all Taxes with respect thereto have been paid, except where the failure so to file or so to pay, would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. Adequate provision has been made in the Selling Fund Financial Statements for all Taxes in respect of all periods ended on or before the date of such financial statements, except where the failure to make such provisions would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. No deficiencies for any Taxes have been proposed, assessed or asserted in writing by any taxing authority against Selling Fund, and no deficiency has been proposed, assessed or asserted, in writing, where such deficiency would reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. No waivers of the time to assess any such Taxes are outstanding nor are any written requests for such waivers pending and no Return of Selling Fund is currently being or has been audited with respect to income taxes or other Taxes by any Federal, state, local or foreign Tax authority.

     SECTION 3.15. Benefit and Employment Obligations. As of the Closing Date, Selling Fund will have no obligation to provide any post-retirement or post-employment benefit to any Person, including but not limited to under any Benefit Plan, and will have no obligation to provide unfunded deferred compensation or other unfunded or self-funded benefits to any Person.

     SECTION 3.16. Brokers. No broker, finder or similar intermediary has acted for or on behalf of Seller in connection with this Agreement or the transactions contemplated hereby, and no broker, finder, agent or similar intermediary is entitled to any broker's, finder's or similar fee or other commission in connection therewith based on any agreement, arrangement or understanding with Seller or any action taken by it.

     SECTION 3.17. Voting Requirements. The Required Shareholder Vote is the only vote of the holders of any class of shares of Selling Fund necessary to approve this Agreement and, in connection therewith, the sale of all of Selling Fund's assets and the termination of Selling Fund as a designated series of Seller.

     SECTION 3.18. State Takeover Statutes. No state takeover statute or similar statute or regulation applies or purports to apply to this Agreement or any of the transactions contemplated by this Agreement.

     SECTION 3.19. Books and Records. The books and records of Seller relating to Selling Fund, reflecting, among other things, the purchase and sale of Selling Fund Shares, the number of issued and outstanding shares owned by each Selling Fund Shareholder and the state or other jurisdiction in which such shares were offered and sold, are complete and accurate in all material respects.

     SECTION 3.20. Prospectus and Statement of Additional Information. The current prospectus and statement of additional information for Selling Fund as of the date on which they were issued did not contain, and as supplemented by any supplement thereto dated prior to or on the Closing Date do not contain, any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

     SECTION 3.21. No Distribution. Buying Fund Shares are not being acquired for the purpose of any distribution thereof, other than in accordance with the terms of this Agreement.

     SECTION 3.22. Liabilities of Selling Fund. The Liabilities of Selling Fund that are to be assumed by Buying Fund in connection with the Reorganization, or to which the assets of Selling Fund to be transferred in the Reorganization are subject, were incurred by Selling Fund in the ordinary course of its business. The fair market value of the assets of Selling Fund to be transferred to Buying Fund in the Reorganization will equal or exceed the sum of the Liabilities to be assumed by Buying Fund, plus the amount of liabilities, if any, to which such transferred assets will be subject. The total adjusted basis of the assets of Selling Fund to be transferred to Buying Fund in the Reorganization will equal or exceed the sum of the Liabilities to be assumed by Buying Fund, plus the amount of liabilities, if any, to which such transferred assets will be subject.

     SECTION 3.23. Value of Shares. The fair market value of the shares of each class of Buying Fund received by Selling Fund Shareholders in the Reorganization will be approximately equal to the fair market value of the shares of each corresponding class of Selling Fund constructively surrendered in exchange therefor.

     SECTION 3.24. Shareholder Expenses. Selling Fund Shareholders will pay their own expenses, if any, incurred in connection with the Reorganization.

     SECTION 3.25. Intercompany Indebtedness; Consideration. There is no intercompany indebtedness between Seller and Buyer that was issued or acquired, or will be settled, at a discount. No consideration other than Buying Fund Shares (and Buying Fund's assumption of Selling Fund's Liabilities, including for this purpose any liabilities to which the assets of Selling Fund are subject) will be given in exchange for the assets of Selling Fund acquired by Buying Fund in connection with the Reorganization.

                                   ARTICLE 4

                    REPRESENTATIONS AND WARRANTIES OF BUYER

     Buyer, on behalf of Buying Fund, represents and warrants to Seller as follows:

     SECTION 4.1. Organization; Authority. Buyer is duly organized, validly existing and in good standing under Applicable Law, with all requisite corporate or trust power, as applicable, and authority to enter into this Agreement and perform its obligations hereunder.

     SECTION 4.2. Registration and Regulation of Buyer. Buyer is duly registered with the SEC as an investment company under the Investment Company Act. Buying Fund is in compliance in all material respects with all applicable laws, rules and regulations, including, without limitation, the Investment Company Act, the Securities Act, the Exchange Act and all applicable state securities laws. Buying Fund is in compliance in all material respects with the applicable investment policies and restrictions set forth in the Buyer Registration Statement. The value of the net assets of Buying Fund is determined using portfolio valuation methods that comply in all material respects with the requirements of the Investment Company Act and the policies of Buying Fund and all purchases and redemptions of Buying Fund Shares have been effected at the net asset value per share calculated in such manner.

     SECTION 4.3. Financial Statements. The books of account and related records of Buying Fund fairly reflect in reasonable detail its assets, liabilities and transactions in accordance with generally accepted accounting principles applied on a consistent basis. The audited Buying Fund Financial Statements previously delivered to Seller present fairly in all material respects the financial position of Buying Fund as of the date(s) indicated and the results of operations and changes in net assets for the period(s) then ended in accordance with generally accepted accounting principles applied on a consistent basis for the period(s) then ended.

     SECTION 4.4. No Material Adverse Changes; Contingent Liabilities. Since the date of the most recent financial statements included in the Buying Fund Financial Statements, no material adverse change has occurred in the financial condition, results of operations, business, assets or liabilities of Buying Fund or the status of Buying Fund as a regulated investment company under the Code, other than changes resulting from any change in general conditions in the financial or securities markets or the performance of any investments made by Buying Fund or occurring in the ordinary course of business of Buying Fund or Buyer. There are no contingent liabilities of Buying Fund not disclosed in the Buying Fund Financial Statements which are required to be disclosed in accordance with generally accepted accounting principles. Except as set forth on
Schedule 4.4, no contingent liabilities of Buying Fund have arisen since the date of the most recent financial statements included in the Buying Fund Financial Statements which are required to be disclosed in accordance with generally accepted accounting principles.

     SECTION 4.5.  Registration of Buying Fund Shares.

     (a) The shares of Buyer are divided into those portfolios, including Buying Fund, that are set forth on Schedule 4.5(a).

     (b) Buying Fund currently has those classes of shares that are set forth on
Schedule 4.5(b). Under its Governing Documents, Buyer is authorized to issue the number of shares of each such class that is set forth on Schedule 4.5(b).

     (c) Buying Fund Shares to be issued pursuant to Section 2.6 shall on the Closing Date be duly registered under the Securities Act by a Registration Statement on Form N-14 of Buyer then in effect.

     (d) Buying Fund Shares to be issued pursuant to Section 2.6 are duly authorized and on the Closing Date will be validly issued and fully paid and non-assessable and will conform to the description thereof contained in the Registration Statement on Form N-14 then in effect. At the time of its Reorganization, Buying Fund shall not have outstanding any warrants, options, convertible securities or any other type of right pursuant to which any Person could acquire shares of Buying Fund, except for the right of investors to acquire shares of Buying Fund at net asset value in the normal course of its business as a series of an open-end management investment company operating under the Investment Company Act.

     (e) The combined proxy statement/prospectus (the "Combined Proxy Statement/Prospectus"), which forms a part of Buyer's Registration Statement on Form N-14, shall be furnished to the shareholders of Selling Fund entitled to vote at the Shareholders Meeting. The Combined Proxy Statement/Prospectus and related Statement of Additional Information of Buying Fund, when they become effective, shall conform to the applicable requirements of the Securities Act and the Investment Company Act and shall not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not materially misleading, provided, however, that no representation or warranty is made with respect to written information provided by Seller for inclusion in the Combined Proxy Statement/Prospectus.

     (f) The shares of Buying Fund which have been or are being offered for sale (other than the Buying Fund Shares to be issued in connection with the Reorganization) have been duly registered under the Securities Act by the Buyer Registration Statement and have been duly registered, qualified or are exempt from registration or qualification under the securities laws of each state or other jurisdiction in which such shares have been or are being offered for sale, and no action has been taken by Buyer to revoke or rescind any such registration or qualification.

     SECTION 4.6. Accountants. Buying Fund Auditors, which have reported upon the Buying Fund Financial Statements for the fiscal year or period, as applicable, ended on the date of the most recent financial statements included in the Buying Fund Financial Statements are independent public accountants as required by the Securities Act and the Exchange Act.

     SECTION 4.7. Binding Obligation. This Agreement has been duly authorized, executed and delivered by Buyer on behalf of Buying Fund and, assuming this Agreement has been duly executed and delivered by Seller, constitutes the legal, valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms from and with respect to the revenues and assets of Buying Fund, except as the enforceability hereof may be limited by bankruptcy, insolvency, reorganization or similar laws relating to or affecting creditors' rights generally, or by general equity principles (whether applied in a court or law or a court of equity and including limitations on the availability of specific performance or other equitable remedies).

     SECTION 4.8. No Breaches or Defaults. The execution and delivery of this Agreement by Buyer on behalf of Buying Fund and performance by Buyer of its obligations hereunder have been duly authorized by all necessary corporate or trust action, as applicable, on the part of Buyer and (i) do not, and on the

Closing Date will not, result in any violation of the Governing Documents of Buyer and (ii) do not, and on the Closing Date will not, result in a breach of any of the terms or provisions of, or constitute (with or without the giving of notice or the lapse of time or both) a default under, or give rise to a right of termination, cancellation or acceleration of any obligation or to the loss of a material benefit under, or result in the creation or imposition of any Lien upon any property or assets of Buying Fund (except for such breaches or defaults or Liens that would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect) under (A) any indenture, mortgage or loan agreement or any other material agreement or instrument to which Buyer is a party or by which it may be bound and which relates to the assets of Buying Fund or to which any properties of Buying Fund may be subject; (B) any Permit; or (C) any existing applicable law, rule, regulation, judgment, order or decree of any Governmental Authority having jurisdiction over Buyer or any property of Buying Fund. Buyer is not under the jurisdiction of a court in a proceeding under Title 11 of the United States Code or similar case within the meaning of Section 368(a)(3)(A) of the Code.

     SECTION 4.9. Authorizations or Consents. Other than those which shall have been obtained or made on or prior to the Closing Date, no authorization or approval or other action by, and no notice to or filing with, any Governmental Authority will be required to be obtained or made by Buyer in connection with the due execution and delivery by Buyer of this Agreement and the consummation by Buyer of the transactions contemplated hereby.

     SECTION 4.10. Permits. Buyer has in full force and effect all Permits necessary for it to conduct its business as presently conducted as it relates to Buying Fund, and there has occurred no default under any Permit, except for the absence of Permits and for defaults under Permits the absence or default of which would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. To the knowledge of Buyer there are no proceedings relating to the suspension, revocation or modification of any Permit, except for such that would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

     SECTION 4.11.  No Actions, Suits or Proceedings.

     (a) There is no pending action, suit or proceeding, nor, to the knowledge of Buyer, has any litigation been overtly threatened in writing or, if probable of assertion, orally, against Buyer before any Governmental Authority which questions the validity or legality of this Agreement or of the transactions contemplated hereby, or which seeks to prevent the consummation of the transactions contemplated hereby, including the Reorganization.

     (b) There are no judicial, administrative or arbitration actions, suits, or proceedings instituted or pending or, to the knowledge of Buyer, threatened in writing or, if probable of assertion, orally, against Buyer, affecting any property, asset, interest or right of Buying Fund, that could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect with respect to Buying Fund. There are not in existence on the date hereof any plea agreements, judgments, injunctions, consents, decrees, exceptions or orders that were entered by, filed with or issued by any Governmental Authority relating to Buyer's conduct of the business of Buying Fund affecting in any significant respect the conduct of such business. Buyer is not, and has not been, to the knowledge of Buyer, the target of any investigation by the SEC or any state securities administrator with respect to its conduct of the business of Buying Fund.

     SECTION 4.12.  Taxes.

     (a) Buying Fund has elected to be a regulated investment company under Subchapter M of the Code and is a fund that is treated as a separate corporation under Section 851(g) of the Code. Buying Fund has qualified for treatment as a regulated investment company for each taxable year since inception that has ended prior to the Closing Date and will satisfy the requirements of Part I of Subchapter M of the Code to maintain such qualification for its current taxable year. Buying Fund has no earnings or profits accumulated in any taxable year in which the provisions of Subchapter M of the Code did not apply to it.

     (b) Buying Fund has timely filed all Returns required to be filed by it and all Taxes with respect thereto have been paid, except where the failure so to file or so to pay, would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. Adequate provision has been made in the Buying Fund Financial Statements for all Taxes in respect of all periods ending on or before the date of such financial statements, except where the failure to make such provisions would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. No deficiencies for any Taxes have been proposed, assessed or asserted in writing by any taxing authority against Buying Fund, and no deficiency has been proposed, assessed or asserted, in writing, where such deficiency would reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. No waivers of the time to assess any such Taxes are outstanding nor are any written requests for such waivers pending and no Return of Buying Fund is currently being or has been audited with respect to income taxes or other Taxes by any Federal, state, local or foreign Tax authority.

     SECTION 4.13. Brokers. No broker, finder or similar intermediary has acted for or on behalf of Buyer in connection with this Agreement or the transactions contemplated hereby, and no broker, finder, agent or similar intermediary is entitled to any broker's, finder's or similar fee or other commission in connection therewith based on any agreement, arrangement or understanding with Buyer or any action taken by it.

     SECTION 4.14.  Representations Concerning the Reorganization.

     (a) Buyer has no plan or intention to reacquire any Buying Fund Shares issued in the Reorganization, except to the extent that Buying Fund is required by the Investment Company Act to redeem any of its shares presented for redemption at net asset value in the ordinary course of its business as an open-end, management investment company.

     (b) Buying Fund has no plan or intention to sell or otherwise dispose of any of the assets of Selling Fund acquired in the Reorganization, other than in the ordinary course of its business and to the extent necessary to maintain its status as a "regulated investment company" under the Code; provided, however, that this Section 4.14(b) shall not preclude any of the restructurings or redomestications of funds set forth on Schedule 3.5(d).

     (c) Following the Reorganization, Buying Fund will continue an "historic business" of Selling Fund or use a significant portion of Selling Fund's "historic business assets" in a business. For purposes of this representation, the terms "historic business" and "historic business assets" shall have the meanings ascribed to them in Section 1.368-1(d) of the Treasury Regulations; provided, however, that this Section 4.14(c) shall not preclude any of the restructurings or redomestications of funds set forth on Schedule 3.5(d).

     (d) Prior to or in the Reorganization, neither Buying Fund nor any person related to Buying Fund (for purposes of this paragraph as defined in Section 1.368-1(e)(3) of the Treasury Regulations) will have acquired directly or through any transaction, agreement or arrangement with any other person, shares of Selling Fund with consideration other than shares of Buying Fund. There is no plan or intention by Buying Fund or any person related to Buying Fund to acquire or redeem any of the Buying Fund Shares issued in the Reorganization either directly or through any transaction, agreement, or arrangement with any other person, other than redemptions in the ordinary course of Buying Fund's business as an open-end investment company as required by the Investment Company Act.

     SECTION 4.15. Prospectus and Statement of Additional Information. The current prospectus and statement of additional information for Buying Fund as of the date on which it was issued does not contain, and as supplemented by any supplement thereto dated prior to or on the Closing Date does not contain, any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

     SECTION 4.16. Value of Shares. The fair market value of the shares of each class of Buying Fund received by Selling Fund Shareholders in the Reorganization will be approximately equal to the fair market value of the shares of each corresponding class of Selling Fund constructively surrendered in exchange therefor.

     SECTION 4.17. Intercompany Indebtedness; Consideration. There is no intercompany indebtedness between Seller and Buyer that was issued or acquired, or will be settled, at a discount. No consideration other than Buying Fund Shares (and Buying Fund's assumption of Selling Fund's Liabilities, including for this purpose any liabilities to which the assets of Selling Fund are subject) will be given in exchange for the assets of Selling Fund acquired by Buying Fund in connection with the Reorganization. The fair market value of the assets of Selling Fund transferred to Buying Fund in the Reorganization will equal or exceed the sum of the Liabilities assumed by Buying Fund, plus the amount of liabilities, if any, to which such transferred assets are subject.

                                   ARTICLE 5

                                   COVENANTS

     SECTION 5.1.  Conduct of Business.

     (a) From the date of this Agreement up to and including the Closing Date (or, if earlier, the date upon which this Agreement is terminated pursuant to Article 7), Seller shall conduct the business of Selling Fund only in the ordinary course and substantially in accordance with past practices, and shall use its reasonable best efforts to preserve intact its business organization and material assets and maintain the rights, franchises and business and customer relations necessary to conduct the business operations of Selling Fund in the ordinary course in all material respects; provided, however, that this Section 5.1(a) shall not preclude any of the restructurings or redomestications of funds set forth on Schedule 3.5(d) or any of the combinations of funds set forth on
Schedule 5.1.

     (b) From the date of this Agreement up to and including the Closing Date (or, if earlier, the date upon which this Agreement is terminated pursuant to Article 7), Buyer shall conduct the business of Buying Fund only in the ordinary course and substantially in accordance with past practices, and shall use its reasonable best efforts to preserve intact its business organization and material assets and maintain the rights, franchises and business and customer relations necessary to conduct the business operations of Buying Fund in the ordinary course in all material respects; provided, however, that this Section 5.1(b) shall not preclude any of the restructurings or redomestications of funds set forth on Schedule 3.5(d) or any of the combinations of funds set forth on
Schedule 5.1.

     SECTION 5.2. Announcements. Seller and Buyer shall consult with each other before issuing any press release or otherwise making any public statements with respect to this Agreement and the transactions contemplated by this Agreement, and neither Seller nor Buyer shall issue any such press release or make any public statement without the prior written approval of the other party to this Agreement, such approval not to be unreasonably withheld, except as may be required by law.

     SECTION 5.3. Expenses. Selling Fund shall bear the costs and expenses incurred in connection with this Agreement and the Reorganization and other transactions contemplated hereby.

     SECTION 5.4. Further Assurances. Each of the parties hereto shall execute such documents and other papers and perform such further acts as may be reasonably required to carry out the provisions hereof and the transactions contemplated hereby. Each such party shall, on or prior to the Closing Date, use its reasonable best efforts to fulfill or obtain the fulfillment of the conditions precedent to the consummation of the Reorganization, including the execution and delivery of any documents, certificates, instruments or other papers that are reasonably required for the consummation of the Reorganization.

     SECTION 5.5. Notice of Events. Buyer shall give prompt notice to Seller, and Seller shall give prompt notice to Buyer, of (a) the occurrence or non-occurrence of any event which to the knowledge of Buyer or to the knowledge of Seller, the occurrence or non-occurrence of which would be likely to result in any of the conditions specified in (i) in the case of Seller, Sections 6.1and
6.2 or (ii) in the case of Buyer, Sections 6.2 and 6.3, not being satisfied so as to permit the consummation of the Reorganization and (b) any material failure on its part, or on the part of the other party hereto of which it has knowledge, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this
Section 5.5 shall not limit or otherwise affect the remedies available hereunder to any party.

     SECTION 5.6.  Access to Information.

     (a) Seller will, during regular business hours and on reasonable prior notice, allow Buyer and its authorized representatives reasonable access to the books and records of Seller pertaining to the assets of Selling Fund and to officers of Seller knowledgeable thereof; provided, however, that any such access shall not significantly interfere with the business or operations of Seller.

     (b) Buyer will, during regular business hours and on reasonable prior notice, allow Seller and its authorized representatives reasonable access to the books and records of Buyer pertaining to the assets of Buying Fund and to officers of Buyer knowledgeable thereof; provided, however, that any such access shall not significantly interfere with the business or operations of Buyer.

     SECTION 5.7. Consents, Approvals and Filings. Each of Seller and Buyer shall make all necessary filings, as soon as reasonably practicable, including, without limitation, those required under the Maryland General Corporation Law, the Securities Act, the Exchange Act, the Investment Company Act and the Advisers Act, in order to facilitate prompt consummation of the Reorganization and the other transactions contemplated by this Agreement. In addition, each of Seller and Buyer shall use its reasonable best efforts, and shall cooperate fully with each other (i) to comply as promptly as reasonably practicable with all requirements of Governmental Authorities applicable to the Reorganization and the other transactions contemplated herein and (ii) to obtain as promptly as reasonably practicable all necessary permits, orders or other consents of Governmental Authorities and consents of all third parties necessary for the consummation of the Reorganization and the other transactions contemplated herein. Each of Seller and Buyer shall use reasonable efforts to provide such information and communications to Governmental Authorities as such Governmental Authorities may request.

     SECTION 5.8. Submission of Agreement to Shareholders. Seller shall take all action necessary in accordance with applicable law and its Governing Documents to convene the Shareholders Meeting. Seller shall, through its Board of Directors/Trustees, recommend to the shareholders of Selling Fund approval of this Agreement and, in connection therewith, the sale of all of Selling Fund's assets and the termination of Selling Fund as a designated series of Seller. Seller shall use its reasonable best efforts to hold a Shareholders Meeting as soon as practicable after the date hereof.

     SECTION 5.9. Delay of Consummation of Reorganization. The parties acknowledge and agree that if the Exchangeability Date has not occurred prior to the Closing Date, consummation of the Reorganization shall not occur on the Closing Date but instead shall be postponed until a mutually acceptable date occurring subsequent to the Exchangeability Date; provided, however, that in no event shall the consummation of the Reorganization occur on a date subsequent to the Termination Date. In the case of such postponement of the consummation of the Reorganization, the parties agree that the term "Closing Date" in this Agreement shall mean in each instance such mutually acceptable date subsequent to the Exchangeability Date as the parties may choose to consummate the Reorganization.

                                   ARTICLE 6

                   CONDITIONS PRECEDENT TO THE REORGANIZATION

     SECTION 6.1. Conditions Precedent of Buyer. The obligation of Buyer to consummate the Reorganization is subject to the satisfaction, at or prior to the Closing Date, of all of the following conditions, any one or more of which may be waived in writing by Buyer.

     (a) The representations and warranties of Seller on behalf of Selling Fund set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date with the same effect as though all such representations and warranties had been made as of the Closing Date.

     (b) Seller shall have complied with and satisfied in all material respects all agreements and conditions relating to Selling Fund set forth herein on its part to be performed or satisfied at or prior to the Closing Date.

     (c) Buyer shall have received at the Closing Date (i) a certificate, dated as of the Closing Date, from an officer of Seller, in such individual's capacity as an officer of Seller and not as an individual, to the effect that the conditions specified in Sections 6.1(a) and (b) have been satisfied and (ii) a certificate, dated as of the Closing Date, from the Secretary or Assistant Secretary of Seller certifying as to the accuracy and completeness of the attached Governing Documents of Seller, and resolutions, consents and authorizations of or regarding Seller with respect to the execution and delivery of this Agreement and the transactions contemplated hereby.

     (d) The dividend or dividends described in the last sentence of Section 3.14(a) shall have been declared.

     (e) Buyer shall have received from Seller confirmations or other adequate evidence as to the tax costs and holding periods of the assets and property of Selling Fund transferred to Buying Fund in accordance with the terms of this Agreement.

     (f) To the extent applicable, Seller Investment Adviser shall have terminated or waived, in either case in writing, any rights to reimbursement from Selling Fund to which it is entitled for fees and expenses absorbed by Seller Investment Adviser pursuant to voluntary and contractual fee waiver or expense limitation commitments between Seller Investment Adviser and Selling Fund.

     SECTION 6.2. Mutual Conditions. The obligations of Seller and Buyer to consummate the Reorganization are subject to the satisfaction, at or prior to the Closing Date, of all of the following further conditions, any one or more of which may be waived in writing by Seller and Buyer, but only if and to the extent that such waiver is mutual.

     (a) All filings required to be made prior to the Closing Date with, and all consents, approvals, permits and authorizations required to be obtained on or prior to the Closing Date from Governmental Authorities in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated herein by Seller and Buyer shall have been made or obtained, as the case may be; provided, however, that such consents, approvals, permits and authorizations may be subject to conditions that would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

     (b) This Agreement, the Reorganization of Selling Fund and related matters shall have been approved and adopted at the Shareholders Meeting by the shareholders of Selling Fund on the record date by the Required Shareholder Vote.

     (c) The assets of Selling Fund to be acquired by Buying Fund shall constitute at least 90% of the fair market value of the net assets and at least 70% of the fair market value of the gross assets held by Selling Fund immediately prior to the Reorganization. For purposes of this Section 6.2(c), assets used by Selling Fund to pay the expenses it incurs in connection with this Agreement and the Reorganization and to effect all shareholder redemptions and distributions (other than regular, normal dividends and regular, normal redemptions pursuant to the Investment Company Act, and not in excess of the requirements of Section 852 of the Code, occurring in the ordinary course of Selling Fund's business as a series of an open-end management investment company) after the date of this Agreement shall be included as assets of Selling Fund held immediately prior to the Reorganization.

     (d) No temporary restraining order, preliminary or permanent injunction or other order issued by any Governmental Authority preventing the consummation of the Reorganization on the Closing Date shall be in effect; provided, however, that the party or parties invoking this condition shall use reasonable efforts to have any such order or injunction vacated.

     (e) The Registration Statement on Form N-14 filed by Buyer with respect to Buying Fund Shares to be issued to Selling Fund Shareholders in connection with the Reorganization shall have become effective under the Securities Act and no stop order suspending the effectiveness thereof shall have been issued and, to the best knowledge of the parties hereto, no investigation or proceeding for that purpose shall have been instituted or be pending, threatened or contemplated under the Securities Act.

     (f) Seller and Buyer shall have received on or before the Closing Date an opinion of Buyer Counsel in form and substance reasonably acceptable to Seller and Buyer, as to the matters set forth on Schedule 6.2(f). In rendering such opinion, Buyer Counsel may request and rely upon representations contained in certificates of officers of Seller, Buyer and others, and the officers of Seller and Buyer shall use their best efforts to make available such truthful certificates.

     SECTION 6.3. Conditions Precedent of Seller. The obligation of Seller to consummate the Reorganization is subject to the satisfaction, at or prior to the Closing Date, of all of the following conditions, any one or more of which may be waived in writing by Seller.

     (a) The representations and warranties of Buyer on behalf of Buying Fund set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date with the same effect as though all such representations and warranties had been made as of the Closing Date.

     (b) Buyer shall have complied with and satisfied in all material respects all agreements and conditions relating to Buying Fund set forth herein on its part to be performed or satisfied at or prior to the Closing Date.

     (c) Seller shall have received on the Closing Date (i) a certificate, dated as of the Closing Date, from an officer of Buyer, in such individual's capacity as an officer of Buyer and not as an individual, to the effect that the conditions specified in Sections 6.3(a) and (b) have been satisfied and (ii) a certificate, dated as of the Closing Date, from the Secretary or Assistant Secretary of Buyer certifying as to the accuracy and completeness of the attached Governing Documents of Buyer and resolutions, consents and authorizations of or regarding Buyer with respect to the execution and delivery of this Agreement and the transactions contemplated hereby.

                                   ARTICLE 7

                            TERMINATION OF AGREEMENT

     SECTION 7.1. Termination. This Agreement may be terminated on or prior to the Closing Date as follows:

     (a) by mutual written consent of Seller and Buyer; or

     (b) at the election of Seller or Buyer, to be effectuated by the delivery by the terminating party to the other party of a written notice of such termination:

          (i) if the Closing Date shall not be on or before the Termination Date, unless the failure to consummate the Reorganization is the result of a willful and material breach of this Agreement by the party seeking to terminate this Agreement;

          (ii) if, upon a vote at the Shareholders Meeting or any final adjournment thereof, the Required Shareholder Vote shall not have been obtained as contemplated by Section 5.8; or

          (iii) if any Governmental Authority shall have issued an order, decree or ruling or taken any other action permanently enjoining, restraining or otherwise prohibiting the Reorganization and such order, decree, ruling or other action shall have become final and nonappealable.

     SECTION 7.2. Survival After Termination. If this Agreement is terminated in accordance with Section 7.1 hereof and the Reorganization of Selling Fund is not consummated, this Agreement shall become void and of no further force and effect with respect to the Reorganization and Selling Fund, except for the provisions of Section 5.3.

                                   ARTICLE 8

                                 MISCELLANEOUS

     SECTION 8.1. Survival of Representations, Warranties and Covenants. The representations and warranties in this Agreement, and the covenants in this Agreement that are required to be performed at or prior to the Closing Date, shall terminate upon the consummation of the transactions contemplated hereunder. The covenants in this Agreement that are required to be performed in whole or in part subsequent to the Closing Date shall survive the consummation of the transactions contemplated hereunder for a period of one (1) year following the Closing Date.

     SECTION 8.2. Governing Law. This Agreement shall be construed and interpreted according to the laws of the State of Delaware applicable to contracts made and to be performed wholly within such state.

     SECTION 8.3. Binding Effect, Persons Benefiting, No Assignment. This Agreement shall inure to the benefit of and be binding upon the parties hereto and the respective successors and assigns of the parties and such Persons. Nothing in this Agreement is intended or shall be construed to confer upon any entity or Person other than the parties hereto and their respective successors and permitted assigns any right, remedy or claim under or by reason of this Agreement or any part hereof. Without the prior written consent of the parties hereto, this Agreement may not be assigned by any of the parties hereto.

     SECTION 8.4.  Obligations of Buyer and Seller.

     (a) Seller and Buyer hereby acknowledge and agree that Buying Fund is a separate investment portfolio of Buyer, that Buyer is executing this Agreement on behalf of Buying Fund, and that any amounts payable by Buyer under or in connection with this Agreement shall be payable solely from the revenues and assets of Buying Fund.

     (b) Seller and Buyer hereby acknowledge and agree that Selling Fund is a separate investment portfolio of Seller, that Seller is executing this Agreement on behalf of Selling Fund and that any amounts payable by Seller under or in connection with this Agreement shall be payable solely from the revenues and assets of Selling Fund. Buyer further acknowledges and agrees that this Agreement has been executed by a duly authorized officer of Seller in his or her capacity as an officer of Seller intending to bind Seller as provided herein, and that no officer, trustee or shareholder of Seller shall be personally liable for the liabilities or obligation of Seller incurred hereunder. Finally, Buyer acknowledges and agrees that the liabilities and obligations of Selling Fund pursuant to this Agreement shall be enforceable against the assets of Selling Fund only and not against the assets of Seller generally or assets belonging to any other series of Seller.

     SECTION 8.5. Amendments. This Agreement may not be amended, altered or modified except by a written instrument executed by Seller and Buyer.

     SECTION 8.6. Enforcement. The parties agree irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court of the United States or any state having jurisdiction, in addition to any other remedy to which they are entitled at law or in equity.

     SECTION 8.7. Interpretation. When a reference is made in this Agreement to a Section, Exhibit or Schedule, such reference shall be to a Section of, or an Exhibit or a Schedule to, this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." Each representation and warranty contained in Article 3 or 4 that relates to a general category of a subject matter shall be deemed superseded by a specific representation and warranty relating to a subcategory thereof to the extent of such specific representation or warranty.

     SECTION 8.8. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original and each of which shall constitute one and the same instrument.

     SECTION 8.9. Entire Agreement; Exhibits and Schedules. This Agreement, including the Exhibits, Schedules, certificates and lists referred to herein, and any documents executed by the parties simultaneously herewith or pursuant thereto, constitute the entire understanding and agreement of the parties hereto with respect to the subject matter hereof and supersedes all other prior agreements and understandings, written or oral, between the parties with respect to such subject matter.

     SECTION 8.10. Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered by hand or by overnight courier, two days after being sent by registered mail, return receipt requested, or when sent by telecopier (with receipt confirmed), provided, in the case of a telecopied notice, a copy is also sent by registered mail, return receipt requested, or by courier, addressed as follows (or to such other address as a party may designate by notice to the other):

          (a) If to Seller:

               AIM Investment Funds
               11 Greenway Plaza, Suite 100
               Houston, Texas 77046-1173
               Attn: Kevin M. Carome

               with a copy to:

               Ballard Spahr Andrews & Ingersoll, LLP
               1735 Market Street, 51st Floor
               Philadelphia, PA 19103-7599
               Attn: Martha J. Hays

          (b) If to Buyer:

               INVESCO Sector Funds, Inc.
               4350 South Monaco Street
               Denver, Colorado 80237
               Attn: Glen A. Payne

               with a copy to:

               Kirkpatrick & Lockhart LLP
               1800 Massachusetts Avenue N.W., 2nd Floor
               Washington, D.C. 20036-1800
               Attn: Clifford J. Alexander

     SECTION 8.11. Representations by Seller Investment Adviser. In its capacity as investment adviser to Seller, Seller Investment Adviser represents to Buyer that to the best of its knowledge the representations and warranties of Seller and Selling Fund contained in this Agreement are true and correct as of the date of this Agreement. For purposes of this Section 8.11, the best knowledge standard shall be deemed to mean that the officers of Seller Investment Adviser who have substantive responsibility for the provision of investment advisory services to Seller do not have actual knowledge to the contrary after due inquiry.

     SECTION 8.12. Representations by Buyer Investment Adviser. In its capacity as investment adviser to Buyer, Buyer Investment Adviser represents to Seller that to the best of its knowledge the representations and warranties of Buyer and Buying Fund contained in this Agreement are true and correct as of the date of this Agreement. For purposes of this Section 8.12, the best knowledge standard shall be deemed to mean that the officers of Buyer Investment Adviser who have substantive responsibility for the provision of investment advisory services to Buyer do not have actual knowledge to the contrary after due inquiry.

     SECTION 8.13. Successors and Assigns; Assignment. This Agreement shall be binding upon and inure to the benefit of Seller, on behalf of Selling Fund, and Buyer, on behalf of Buying Fund, and their respective successors and assigns. The parties hereto expressly acknowledge and agree that this Agreement shall be binding upon and inure to the benefit of those Delaware statutory trusts that are the resulting entities in the permitted restructurings and redomestications of funds set forth on Schedule 3.5(d).

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

                                          AIM INVESTMENT FUNDS, acting on behalf
                                          of
                                          AIM GLOBAL ENERGY FUND

                                          By:   /s/ RAYMOND R. CUNNINGHAM
                                            ------------------------------------

                                          INVESCO SECTOR FUNDS, INC., acting on
                                          behalf of INVESCO ENERGY FUND

                                          By:     /s/ ROBERT H. GRAHAM
                                            ------------------------------------

                                          A I M ADVISORS, INC.

                                          By:    /s/ MARK H. WILLIAMSON
                                            ------------------------------------

                                          INVESCO FUNDS GROUP, INC.

                                          By:   /s/ RAYMOND R. CUNNINGHAM
                                            ------------------------------------

                                   EXHIBIT A

                      EXCLUDED LIABILITIES OF SELLING FUND

     None.

                                  SCHEDULE 2.1

                                                              CORRESPONDING CLASSES OF
CLASSES OF SHARES OF SELLING FUND                              SHARES OF BUYING FUND
---------------------------------                             ------------------------
Class A shares..............................................  Class A shares
Class B shares..............................................  Class B shares
Class C shares..............................................  Class C shares

                                  SCHEDULE 3.4

                 CERTAIN CONTINGENT LIABILITIES OF SELLING FUND

     None.

                                SCHEDULE 3.5(D)

             PERMITTED RESTRUCTURINGS AND REDOMESTICATIONS OF FUNDS

CURRENT FUNDS                                               CORRESPONDING NEW FUNDS
-------------                                               -----------------------
AIM ADVISOR FUNDS................................  AIM INVESTMENT SECURITIES FUNDS
  (DELAWARE STATUTORY TRUST)                         (DELAWARE STATUTORY TRUST)
AIM International Core Equity Fund...............  AIM International Core Equity Fund
AIM Real Estate Fund.............................  AIM Real Estate Fund

AIM INTERNATIONAL FUNDS, INC. ...................  AIM INTERNATIONAL MUTUAL FUNDS
  (MARYLAND CORPORATION)                             (DELAWARE STATUTORY TRUST)
AIM European Growth Fund.........................  AIM European Growth Fund

INVESCO BOND FUNDS, INC. ........................  AIM BOND FUNDS
  (MARYLAND CORPORATION)                             (DELAWARE STATUTORY TRUST)
INVESCO High Yield Fund..........................  INVESCO High Yield Fund
INVESCO Select Income Fund.......................  INVESCO Select Income Fund
INVESCO Tax-Free Bond Fund.......................  INVESCO Tax-Free Bond Fund
INVESCO U.S. Government Securities Fund..........  INVESCO U.S. Government Securities Fund

INVESCO COMBINATION STOCK & BOND FUNDS, INC. ....  AIM COMBINATION STOCK & BOND FUNDS
  (MARYLAND CORPORATION)                             (DELAWARE STATUTORY TRUST)
INVESCO Balanced Fund............................  INVESCO Balanced Fund
INVESCO Total Return Fund........................  INVESCO Total Return Fund

INVESCO COUNSELOR SERIES FUNDS, INC. ............  AIM COUNSELOR SERIES TRUST
  (MARYLAND CORPORATION)                             (DELAWARE STATUTORY TRUST)
INVESCO Advantage Fund...........................  INVESCO Advantage Fund

INVESCO INTERNATIONAL FUNDS, INC. ...............  AIM INTERNATIONAL MUTUAL FUNDS
  (MARYLAND CORPORATION)                             (DELAWARE STATUTORY TRUST)
INVESCO European Fund............................  INVESCO European Fund
INVESCO International Blue Chip Value Fund.......  INVESCO International Blue Chip Value Fund

INVESCO MONEY MARKET FUNDS, INC. ................  AIM TREASURER'S SERIES TRUST
  (MARYLAND CORPORATION)                             (DELAWARE STATUTORY TRUST)
INVESCO Cash Reserves Fund.......................  INVESCO Cash Reserves Fund
INVESCO Tax-Free Money Fund......................  INVESCO Tax-Free Money Fund

INVESCO SECTOR FUNDS, INC. ......................  AIM SECTOR FUNDS
  (MARYLAND CORPORATION)                             (DELAWARE STATUTORY TRUST)
INVESCO Energy Fund..............................  INVESCO Energy Fund
INVESCO Financial Services Fund..................  INVESCO Financial Services Fund
INVESCO Real Estate Opportunity Fund.............  INVESCO Real Estate Opportunity Fund
INVESCO Technology Fund..........................  INVESCO Technology Fund
INVESCO Telecommunications Fund..................  INVESCO Telecommunications Fund
INVESCO Utilities Fund...........................  INVESCO Utilities Fund

INVESCO STOCK FUNDS, INC. .......................  AIM STOCK FUNDS
  (MARYLAND CORPORATION)                             (DELAWARE STATUTORY TRUST)
INVESCO Growth Fund..............................  INVESCO Growth Fund
INVESCO Growth & Income Fund.....................  INVESCO Growth & Income Fund
INVESCO Value Equity Fund........................  INVESCO Value Equity Fund

                                  SCHEDULE 4.4

                 CERTAIN CONTINGENT LIABILITIES OF BUYING FUND

     None.

                                SCHEDULE 4.5(a)

                              PORTFOLIOS OF BUYER

INVESCO Energy Fund

INVESCO Financial Services Fund

INVESCO Gold & Precious Metals Fund

INVESCO Health Sciences Fund

INVESCO Leisure Fund

INVESCO Real Estate Opportunity Fund

INVESCO Technology Fund

INVESCO Telecommunications Fund

INVESCO Utilities Fund

                                SCHEDULE 4.5(b)

                                                              NUMBER OF SHARES OF EACH CLASS
CLASSES OF SHARES OF BUYING FUND                               BUYER IS AUTHORIZED TO ISSUE
--------------------------------                              ------------------------------
Class A shares..............................................           100,000,000
Class B shares..............................................           100,000,000
Class C shares..............................................           100,000,000
Class K shares..............................................           100,000,000
Investor Class shares.......................................           100,000,000

                                  SCHEDULE 5.1

                        PERMITTED COMBINATIONS OF FUNDS

INVESCO Advantage Fund into AIM Opportunities III Fund

INVESCO Growth Fund into AIM Large Cap Growth Fund

INVESCO Growth & Income Fund into AIM Blue Chip Fund

INVESCO European Fund into AIM European Growth Fund

AIM International Core Equity Fund into INVESCO
  International Blue Chip Value Fund

AIM New Technology Fund into INVESCO Technology Fund

AIM Global Science and Technology Fund into INVESCO
  Technology Fund

INVESCO Telecommunications Fund into INVESCO Technology Fund

AIM Global Financial Services Fund into INVESCO Financial
  Services Fund

AIM Global Energy Fund into INVESCO Energy Fund

AIM Global Utilities Fund into INVESCO Utilities Fund

INVESCO Real Estate Opportunity Fund into AIM Real Estate
  Fund

INVESCO Tax-Free Bond Fund into AIM Municipal Bond Fund

INVESCO High Yield Fund into AIM High Yield Fund

INVESCO Select Income Fund into AIM Income Fund

INVESCO U.S. Government Securities Fund into AIM
  Intermediate Government Fund

INVESCO Cash Reserves Fund into AIM Money Market Fund

INVESCO Tax-Free Money Fund into AIM Tax-Exempt Cash Fund

INVESCO Balanced Fund into INVESCO Total Return Fund

INVESCO Value Equity Fund into AIM Large Cap Basic Value
  Fund

AIM Premier Equity II Fund into AIM Premier Equity Fund

                                SCHEDULE 6.2(f)

                                  TAX OPINIONS

     (i) The transfer of the assets of Selling Fund to Buying Fund in exchange solely for Buying Fund Shares distributed directly to Selling Fund Shareholders and Buying Fund's assumption of the Liabilities, as provided in the Agreement, will constitute a "reorganization" within the meaning of Section 368(a) of the Code and Selling Fund and Buying Fund will be "a party to a reorganization" within the meaning of Section 368(b) of the Code.

     (ii) In accordance with Section 361(a) and Section 361(c)(1) of the Code, no gain or loss will be recognized by Selling Fund on the transfer of its assets to Buying Fund solely in exchange for Buying Fund Shares and Buying Fund's assumption of the Liabilities or on the distribution of Buying Fund Shares to Selling Fund Shareholders; provided that, no opinion is expressed as to the effect of the Reorganization on Selling Fund or any Selling Fund Shareholder with respect to any asset as to which any unrealized gain or loss is required to be recognized for Federal income tax purposes at the end of a taxable year (or on the termination or transfer of a taxpayer's rights (or obligations) with respect to such asset) under a mark-to-market system of accounting.

     (iii) In accordance with Section 1032 of the Code, no gain or loss will be recognized by Buying Fund upon the receipt of assets of Selling Fund in exchange for Buying Fund Shares issued directly to Selling Fund Shareholders.

     (iv) In accordance with Section 354(a)(1) of the Code, no gain or loss will be recognized by Selling Fund Shareholders on the receipt of Buying Fund Shares in exchange for Selling Fund Shares.

     (v) In accordance with Section 362(b) of the Code, the basis to Buying Fund of the assets of Selling Fund will be the same as the basis of such assets in the hands of Selling Fund immediately prior to the Reorganization.

     (vi) In accordance with Section 358(a) of the Code, a Selling Fund Shareholder's basis for Buying Fund Shares received by the Selling Fund Shareholder will be the same as his or her basis for Selling Fund Shares exchanged therefor.

     (vii) In accordance with Section 1223(1) of the Code, a Selling Fund Shareholder's holding period for Buying Fund Shares will be determined by including such Selling Fund Shareholder's holding period for Selling Fund Shares exchanged therefor, provided that such Selling Fund Shareholder held such Selling Fund Shares as a capital asset.

     (viii) In accordance with Section 1223(2) of the Code, the holding period with respect to the assets of Selling Fund transferred to Buying Fund in the Reorganization will include the holding period for such assets in the hands of Selling Fund.

     (ix) In accordance with Section 381(a)(2) of the Code, Buying Fund will succeed to and take into account the items of Selling Fund described in Section 381(c) of the Code, subject to the conditions and limitations specified in Sections 381 through 384 of the Code and the Treasury Regulations thereunder.

                                                                     APPENDIX II


                           INVESCO SECTOR FUNDS, INC.

           INVESCO Energy Fund - Investor Class, Class A, B, C, and K
     INVESCO Financial Services Fund - Investor Class, Class A, B, C, and K INVESCO Gold & Precious Metals Fund - Investor Class, Class A, B, C, and K
       INVESCO Health Sciences Fund - Investor Class, Class A, B, C, and K
           INVESCO Leisure Fund - Investor Class, Class A, B, C, and K
   INVESCO Real Estate Opportunity Fund - Investor Class, Class A, B, C, and K
         INVESCO Technology Fund - Investor Class, Class A, B, C, and K INVESCO Telecommunications Fund - Investor Class, Class A, B, C, and K
          INVESCO Utilities Fund - Investor Class, Class A, B, C, and K

     Supplement dated August 14, 2003 to the Prospectus dated August 1, 2003 as Supplemented August 1, 2003


The Board of Directors of INVESCO Sector Funds, Inc. (the "Company") approved, on August 12-13, 2003, a name change for the Company. Effective as of October 1, 2003, the name of the Company will be "AIM Sector Funds, Inc."

The Board of Directors of the Company also approved, on August 12-13, 2003, for each series portfolio of the Company (each a "Fund" and, collectively, the "Funds") a new investment advisory agreement between A I M Advisors, Inc. ("AIM") and the Company, under which AIM will serve as the investment advisor for each Fund, and a new sub-advisory agreement between AIM and INVESCO Institutional (N.A.), Inc. ("INVESCO Institutional"), under which INVESCO Institutional will serve as sub-advisor for each Fund. INVESCO Institutional is an affiliate of INVESCO Funds Group, Inc. ("INVESCO"), which currently serves as the investment advisor for each Fund.

The proposed advisory and sub-advisory agreements relate to an integration initiative announced on March 27, 2003, by AMVESCAP PLC ("AMVESCAP"), the parent company of both AIM and INVESCO, with respect to its North American mutual fund operations. AMVESCAP has recommended rationalizing and streamlining the contractual arrangements for the provision of investment advisory and administrative services to funds within The AIM Family of Funds(R) (the "AIM Funds") and the INVESCO Family of Funds (the "INVESCO Funds"). The objective is to have AIM assume primary responsibility for the investment advisory, administrative, accounting and legal and compliance services for the INVESCO Funds. These changes will simplify AMVESCAP's mutual fund operations in the United States in that there will be a uniform arrangement for investment management for both the AIM Funds and the INVESCO Funds. The portfolio management teams for the Funds will not change nor will the advisory fees paid by the Funds change as a result of this restructuring.

The Board of Directors of the Company previously approved, on June 9, 2003, transactions in which INVESCO Real Estate Opportunity Fund would transfer all of its assets and liabilities to AIM Real Estate Fund, a series of AIM Advisor Funds, and in which INVESCO Telecommunications Fund would transfer all of its assets and liabilities to INVESCO Technology Fund, another series of the Company (each, a "Reorganization"). The Company will enter into the proposed advisory and subadvisory agreements for INVESCO Real Estate Opportunity Fund and INVESCO Telecommunications Fund, respectively, only if the applicable Reorganization is not approved by shareholders.

For each Fund, the proposed investment advisory agreement and the proposed sub-advisory agreement require the approval of such Fund's shareholders and will be submitted to shareholders for their consideration at a meeting to be held on or around October 21, 2003. If approved by shareholders, the proposed investment advisory and sub-advisory agreements will become effective on November 5, 2003, and will expire, unless renewed, on or before June 30, 2005. If shareholders of a Fund do not approve both the proposed investment advisory and sub-advisory agreements, the current investment advisory agreement with INVESCO will continue in effect for such Fund.

Effective October 1, 2003, exchangeability among like share classes of the AIM Funds and the INVESCO Funds will be permitted. The exchange policy will provide for the following types of exchanges:

--------------------------------------------------------------------------------
 SHAREHOLDERS INVESTED IN THE FOLLOWING      WILL BE OFFERED THE ABILITY TO
     CLASSES OF THE INVESCO FUNDS:       EXCHANGE INTO THE FOLLOWING CLASSES OF
                                                     THE AIM FUNDS:
--------------------------------------------------------------------------------
o  Investor Class Shares                 o  Class A Shares of Category I and
                                            II AIM Funds and AIM Tax-Exempt
o  Class A Shares(1)                        Cash Fund

                                         o  Class A3 Shares of all AIM Funds

                                         o  AIM Cash Reserve Shares of AIM
                                            Money Market Fund
--------------------------------------------------------------------------------
o  Class B Shares                        o  Class B Shares of all AIM Funds,
                                            with the exception of AIM Floating
                                            Rate Fund
--------------------------------------------------------------------------------
o  Class C Shares                        o  Class C Shares of all AIM Funds,
                                            with the exception of AIM Floating
                                            Rate Fund
--------------------------------------------------------------------------------
o  Institutional Class Shares            o  Institutional Class Shares of
                                            all AIM Retail Funds
--------------------------------------------------------------------------------
o  Class K Shares                        o  There is currently no like class
                                            of shares offered by the AIM Funds
--------------------------------------------------------------------------------







----------------------------

(1) Class A Shares that are subject to a CDSC will not be exchangeable for shares of AIM Tax-Exempt Cash Fund or AIM Money Market Fund.

--------------------------------------------------------------------------------
 SHAREHOLDERS INVESTED IN THE FOLLOWING      WILL BE OFFERED THE ABILITY TO
       CLASSES OF THE AIM FUNDS:         EXCHANGE INTO THE FOLLOWING CLASSES OF
                                                   THE INVESCO FUNDS:
--------------------------------------------------------------------------------
o  Class A Shares of all AIM Funds,      o  Class A Shares of all INVESCO
   with the exception of Class A Shares     Funds(2)
   of Category III Funds purchased at
   net asset value

o  Class A3 Shares of the AIM Funds

o  AIM Cash Reserve Shares of AIM
   Money Market Fund
--------------------------------------------------------------------------------
o  Class B Shares of all AIM Funds       o  Class B Shares of all INVESCO
                                            Funds
--------------------------------------------------------------------------------
o  Class C Shares of all AIM Funds       o  Class C Shares of all INVESCO
                                            Funds
--------------------------------------------------------------------------------
o  Institutional Class Shares of all     o  Institutional Class Shares of
   AIM Retail Funds                         all INVESCO Funds
--------------------------------------------------------------------------------
o  Class R Shares                        o  There is currently no like class
                                            of shares offered by the INVESCO
                                            Funds
--------------------------------------------------------------------------------


INVESCO Funds Group, Inc. intends to implement the changed market timing exchange policy described below.

The following policy governing exchanges is effective on or about November 10, 2003: you are limited to a maximum of 10 exchanges per calendar year per shareholder account for all funds held by you under that account. Because excessive short-term trading or market-timing activity can hurt fund performance, if you exceed that limit, or if a fund or the distributor determines, in its sole discretion, that your short-term trading is excessive or that you are engaging in market-timing activity, it may reject any additional exchange orders. An exchange is the movement out of (redemption) one fund and into (purchase) another fund.

THE INFORMATION IN THE FOLLOWING THREE PARAGRAPHS SUPERSEDES THE INFORMATION IN THE SUPPLEMENT TO THE PROSPECTUS DATED AUGUST 1, 2003 RELATING TO RIGHTS OF
ACCUMULATION:



-----------------------------
(2) The shareholder would be required to pay an initial sales charge when exchanging from a Fund with a lower initial sales charge than the one into which he or she was exchanging. Neither AIM Cash Reserve Shares of AIM Money Market Fund nor Class A Shares of AIM Tax-Exempt Cash Fund will be exchangeable for Class A Shares of an INVESCO Fund that are subject to a CDSC.

Effective August 18, 2003, the following replaces in its entirety the seventh paragraph appearing under the heading "How to Buy Shares - Sales Charges (Class A, B, C, and K Only)" in the prospectus:

RIGHTS OF ACCUMULATION. You may combine your new purchases of Class A shares of an AIM Fund or an INVESCO Fund with AIM Fund and/or INVESCO Fund shares currently owned (Class A, B, C, K or R) for the purpose of qualifying for the lower initial sales charge rates that apply to larger purchases. The applicable initial sales charge for the new purchase is based on the total of your current purchase and the current value of all other shares you own.

Purchases of Class A shares of AIM Tax-Exempt Cash Fund, Class A3 shares of AIM Limited Maturity Treasury Fund and AIM Tax-Free Intermediate Fund, AIM Cash Reserve Shares of AIM Money Market Fund and Class B and Class C shares of AIM Floating Rate Fund will not be taken into account in determining whether a purchase qualifies for a reduction in initial sales charges pursuant to Rights of Accumulation described above.

                           INVESCO SECTOR FUNDS, INC.

            INVESCO ENERGY FUND--INVESTOR CLASS, CLASS A, B, C, AND K
      INVESCO FINANCIAL SERVICES FUND--INVESTOR CLASS, CLASS A, B, C, AND K
       INVESCO HEALTH SCIENCES FUND--INVESTOR CLASS, CLASS A, B, C, AND K
           INVESCO LEISURE FUND--INVESTOR CLASS, CLASS A, B, C, AND K
          INVESCO TECHNOLOGY FUND--INVESTOR CLASS, CLASS A, B, C, AND K
      INVESCO TELECOMMUNICATIONS FUND--INVESTOR CLASS, CLASS A, B, C, AND K
     INVESCO GOLD & Precious Metals Fund--Investor Class, Class A, B, and C INVESCO Real Estate Opportunity Fund--Investor Class, Class A, B, and C
            INVESCO Utilities Fund--Investor Class, Class A, B, and C


     Supplement dated August 1, 2003 to the Prospectus dated August 1, 2003


                      INVESCO REAL ESTATE OPPORTUNITY FUND

The Board of Directors of INVESCO Sector Funds, Inc. ("Seller") unanimously approved, on June 9, 2003, an Agreement and Plan of Reorganization (the "Plan") pursuant to which INVESCO Real Estate Opportunity Fund ("Selling Fund"), a series of Seller, would transfer all of its assets and liabilities to AIM Real Estate Fund ("Buying Fund"), a series of AIM Advisor Funds (the "Reorganization"). As a result of the Reorganization, shareholders of Selling Fund would receive shares of Buying Fund in exchange for their shares of Selling Fund, and Selling Fund would cease operations.

INVESCO Funds Group, Inc. ("INVESCO") serves as the investment advisor to Selling Fund and A I M Advisors, Inc. ("AIM") serves as the investment advisor to Buying Fund. Both investment advisors are wholly owned subsidiaries of AMVESCAP PLC ("AMVESCAP"), an independent global investment management company. The Reorganization is part of an integration initiative announced on March 27, 2003, by AMVESCAP, with respect to its North American mutual fund operations.

One component of AMVESCAP's integration initiative is the rationalization and streamlining of the various funds within The AIM Family of Funds(R) and the INVESCO Family of Funds. In that regard, AMVESCAP has undertaken an extensive review of these funds and concluded that it would be appropriate to reduce the number of smaller and less efficient funds that compete in the same space for shareholder assets and to consolidate certain funds having similar investment objectives and strategies. Reducing the number of funds both within The AIM Family of Funds(R) and the INVESCO Family of Funds will allow AIM and INVESCO to concentrate on managing their core products.

In AMVESCAP's view, AIM has best developed the expertise and resources for managing funds with an investment objective and strategies similar to those of Selling Fund and should therefore manage the combined fund. AMVESCAP's belief is that the Reorganization will allow Buying Fund the best available opportunities for investment management, growth prospects and potential economies of scale.

The Board of Directors of Seller, including the independent directors, has determined that the Reorganization is advisable and in the best interests of Selling Fund and that the interests of the shareholders of Selling Fund will not be diluted as a result of the Reorganization.

The investment objectives of Selling Fund and Buying Fund are similar. Selling Fund's investment objective is capital growth and income. Buying Fund's investment objective is high total return.

The Plan requires approval of Selling Fund shareholders and will be submitted to the shareholders for their consideration at a meeting to be held on or around October 21, 2003. If the Plan is approved by shareholders of Selling Fund and certain conditions required by the Plan are satisfied, the transaction is expected to become effective shortly thereafter.

It is anticipated that Selling Fund will be closed to new investors during the fourth quarter of 2003.

                              INVESCO TELECOMMUNICATIONS FUND

The Board of Directors of INVESCO Sector Funds, Inc. ("Seller") unanimously approved, on June 9, 2003, an Agreement and Plan of Reorganization (the "Plan") pursuant to which INVESCO Telecommunications Fund ("Selling Fund"), would transfer all of its assets and liabilities to INVESCO Technology Fund ("Buying Fund"), both of which are series of Seller (the "Reorganization"). As a result of the Reorganization, shareholders of Selling Fund would receive shares of Buying Fund in exchange for their shares of Selling Fund, and Selling Fund would cease operations.

INVESCO Funds Group, Inc. ("INVESCO") serves as the investment advisor to both Selling Fund and Buying Fund. The investment advisor is a wholly owned subsidiary of AMVESCAP PLC ("AMVESCAP"), an independent global investment management company. The Reorganization is part of an integration initiative announced on March 27, 2003, by AMVESCAP, with respect to its North American mutual fund operations.

One component of AMVESCAP's integration initiative is the rationalization and streamlining of various funds within the INVESCO Family of Funds. In that regard, AMVESCAP has undertaken an extensive review of these funds and concluded that it would be appropriate to reduce the number of smaller and less efficient funds that compete in the same space for shareholder assets and to consolidate certain funds having similar investment objectives and strategies. Reducing the number of funds within the INVESCO Family of Funds will allow INVESCO to concentrate on managing its core products.

AMVESCAP's belief is that the Reorganization will allow Buying Fund the best available opportunities for investment management, growth prospects and potential economies of scale.

The Board of Directors of Seller, including the independent directors, has determined that the Reorganization is advisable and in the best interests of Selling Fund and that the interests of the shareholders of Selling Fund will not be diluted as a result of the Reorganization.

The investment objectives of Selling Fund and Buying Fund are the same. Selling Fund's investment objective is capital growth and income. Buying Fund's investment objective is capital growth.

The Plan requires approval of Selling Fund shareholders and will be submitted to the shareholders for their consideration at a meeting to be held on or around October 21, 2003. If the Plan is approved by shareholders of Selling Fund and certain conditions required by the Plan are satisfied, the transaction is expected to become effective shortly thereafter.

It is anticipated that Selling Fund will be closed to new investors during the fourth quarter of 2003.

Effective August 18, 2003, the section of the Prospectus entitled "Fees And Expenses" is amended to (i) delete the second paragraph in its entirety and (ii) substitute the following in its place:

SHAREHOLDER FEES PAID DIRECTLY FROM YOUR ACCOUNT

                                           Investor Class    Class A          Class B       Class C       Class K
Maximum Front-End Sales Charge
  on purchases as a percentage of
  offering price                                None          5.50%            None          None          None

Maximum Contingent Deferred Sales
  Charge (CDSC) as a percentage of
  the lower of the total original cost or
  current market value of the shares            None          None(1)          5.00%(2)      1.00%(2)      None(1)

Maximum Sales Charge on reinvested
  dividends/distributions                       None          None             None          None          None

(1) If you buy $1,000,000 or more of Class A shares and redeem those shares within eighteen months from the date of purchase, you may pay a 1% contingent deferred sales charge (CDSC) at the time of redemption.
(2) A 5% and 1% CDSC may
be charged on Class B and Class C shares, respectively. Please see the section entitled "How To Buy Shares."

Effective August 18, 2003, the section of the Prospectus entitled "How To Buy Shares" is amended to (i) delete the second paragraph in its entirety and (ii) substitute the following in its place:

With the exception of Class A shares, there is no charge to invest directly through INVESCO. Class A shares are subject to a front-end sales charge. For more information on this charge, please see the subsection entitled "Sales

Charges." If you buy $1,000,000 or more of Class A shares and redeem the shares within eighteen months from the date of purchase, you may pay a 1% CDSC at the time of redemption. If you are a qualified plan and elect to receive a dealer concession, you may pay a CDSC of 1% on your Class A shares if the plan is redeemed within twelve months from initial deposit in the plan's INVESCO account. If you are a qualified plan and elect to forego the dealer concession, you will not be charged a CDSC. With respect to redemption of Class B shares held six years or less, a CDSC of 1% - 5% of the lower of the total original cost or current market value of the shares may be assessed. With respect to redemption of Class C shares held twelve months or less, a CDSC of 1% of the lower of the total original cost or current market value of the shares may be assessed. With respect to Class K shares, if you are a qualified plan and elect to receive a dealer concession, you may pay a CDSC of 0.70% on your Class K shares if the plan is redeemed within twelve months from initial deposit in the plan's INVESCO account. If you are a qualified plan and elect to forego the dealer concession, you will not be charged a CDSC. For a non-qualified plan, in determining whether a CDSC applies to a redemption, it is assumed that the shares being redeemed first are any shares in the shareholder's Fund account that are not subject to a CDSC, followed by shares held the longest in the shareholder's account. These charges are not assessed upon Class A, B, C, or K shares acquired through reinvestment of dividends or other distributions, or Class A, B, C, or K shares exchanged for the same class of another INVESCO Fund. For more information on CDSC charges, please see the subsection of the Prospectus entitled "Choosing A Share Class" and the section of the Statement of Additional Information entitled "Distributor - Sales Charges and Dealer Concessions."

Effective August 18, 2003, the section of the Prospectus entitled "How To Buy Shares - Choosing A Share Class" is amended to (i) delete the second paragraph in its entirety and (ii) substitute the following in its place:

In addition, you should also consider the factors below:

                           Investor
                           Class            Class A           Class B           Class C          Class K

Initial Sales Charge       None             5.50%             None              None             None

CDSC(1)                    None             1% on certain     1%-5% for         1% for shares    0.70% on certain
                                            purchases held    shares held       held less than   purchases
                                            less than 18      less than         12 months        held less than
                                            months            6 years                            12 months

12b-1 Fee                  0.25%            0.35%             1.00%             1.00%            0.45%

12b-1 Fee
(Utilities Fund Only)      0.25%            0.25%             1.00%             1.00%            None

Conversion                 No               No                Yes(2)            No               No

Purchase Order
Maximum                    None             None              $250,000          $1,000,000       None

(1) Please see the subsection entitled "Sales Charges" below and the section of the Funds' Statement of Additional Information entitled "Distributor - Sales Charges and Dealer Concessions" for more information regarding CDSC charges and dealer concessions.
(2) Class B shares, along with the pro rata portion of the shares' reinvested dividends and distributions, automatically convert to Class A shares at the end of the month which is eight years after the date on which such Class B shares were purchased.

Effective August 18, 2003, the section of the Prospectus entitled "How To Buy Shares - Sales Charges (Class A, B, C And K Only)" is amended to (i) delete the third, fourth, seventh, eighth, and tenth paragraphs in their entirety and (ii) substitute the following, respectively, in their place:

     CONTINGENT DEFERRED SALES CHARGE (CDSC) for Class A and Class K Shares. You can purchase $1,000,000 or more of Class A shares at net asset value, and the distributor may pay a dealer concession and/or a service fee for purchases of $1,000,000 or more. However, if you purchase shares worth $1,000,000 or more, they may be subject to a CDSC of 1% if you redeem them prior to eighteen months after the date of purchase. We will use the "first-in, first-out" method to determine your holding period. Under this method, the date of redemption will be compared with the earliest purchase date of shares held in your account. If your holding period is less than eighteen months, the CDSC may be assessed on the amount of the lower of the total original cost or current market value of the shares. For qualified plans investing in Class A shares, you may pay a CDSC of 1% if the plan is redeemed within twelve months from initial deposit in the plan's INVESCO account. For qualified plans investing in Class K shares, you may pay a CDSC of 0.70% if the plan is redeemed within twelve months from initial deposit in the plan's INVESCO account.

     CDSC FOR CLASS B AND CLASS C SHARES. You can purchase Class B and Class C shares at their net asset value per share. However, when you redeem them, they are subject to CDSC in the following percentages. If your holding period is less than six years for Class B shares and twelve months for Class C shares, the CDSC may be assessed on the amount of the lower of the total original cost or current market value of the shares.

     Year Since
     Purchase Made                  Class B           Class C

     First                          5%                1%
     Second                         4%                None
     Third                          3%                None
     Fourth                         3%                None
     Fifth                          2%                None
     Sixth                          1%                None
     Seventh and following          None(1)           None

     (1) Class B shares, along with the pro rata portion of the shares' reinvested dividends and distributions, automatically convert to Class A shares at the end of the month which is eight years after the date on which such Class B shares were purchased.

     RIGHTS OF ACCUMULATION. You may combine your new purchases of Class A shares with shares currently owned (Class A, B, C, or K) for the purpose of qualifying for the lower initial sales charge rates that apply to larger purchases. The applicable initial sales charge for the new purchase is based on the total of your current purchase and the current value of all other shares you own.

     LETTER OF INTENT. Under a Letter of Intent (LOI), you commit to purchase a specified dollar amount of Class A shares of a Fund during a thirteen-month period. The amount you agree to purchase determines the initial sales charge you pay. If the full face amount of the LOI is not invested by the end of the thirteen-month period, your account will be adjusted to the higher initial sales charge level for the amount actually invested.

     You will not pay a CDSC:
          |X|  if you purchase less than $1,000,000 of Class A shares;
          |X| if you purchase $1,000,000 or more of Class A shares and hold those shares for more than eighteen months;
          |X| if you redeem Class B shares you held for more than six years; |X| if you redeem Class C shares you held for more than twelve
               months;
          |X| if you participate in the periodic withdrawal program and withdraw up to 12% of the value of your shares that are subject to a CDSC in any twelve-month period. The value of your shares, and applicable twelve-month period, will be calculated based upon the value of your account on, and the date of, the first periodic withdrawal;
          |X| if you redeem shares acquired through reinvestment of dividends and distributions;
          |X| if you are a participant in a qualified retirement plan and redeem Class C shares or Class K shares in order to fund a distribution;
          |X| if you are a qualified plan investing in Class A shares or Class K shares and elect to forego any dealer concession;
          |X|  on increases in the net asset value of your shares;
          |X|  to pay account fees;
          |X| for IRA distributions due to death or disability or periodic distribution based on life expectancy;
          |X| to return excess contributions (and earnings, if applicable) from retirement plan accounts; or
          |X| for redemptions following the death of a shareholder or beneficial owner.

Effective August 18, 2003, the section of the Prospectus entitled "How To Sell Shares" is amended to (i) delete the second paragraph in its entirety and (ii) substitute the following in its place:

     Various fees may apply to Fund redemptions. You may be charged a CDSC at the time of redemption depending how long you have held your shares. If you buy $1,000,000 or more of Class A shares and redeem the shares within eighteen months from the date of purchase, you may pay a 1% CDSC at the time of redemption. If you are a qualified plan and elect to receive a dealer concession, you may pay a CDSC of 1% on your Class A shares if the plan is redeemed within twelve months from initial deposit in the plan's INVESCO account. If you are a qualified plan and elect to forego the dealer concession, you will not be charged a CDSC. With respect to redemption of Class B shares held six years or less, a CDSC of 1% - 5% of the lower of the total original cost or current market value of the shares may be assessed. With respect to redemption of Class C shares held twelve months or less, a CDSC of 1% of the lower of the total original cost or current market value of the shares may be assessed. With respect to Class K shares, if you are a qualified plan and elect to receive a dealer concession, you may pay a CDSC of 0.70% on your Class K shares if the plan is redeemed within twelve months from initial deposit in the plan's INVESCO account. If you are a qualified plan and elect to forego the dealer concession, you will not be charged a CDSC. For a non-qualified plan, in determining whether a CDSC applies to a redemption, it is assumed that the shares being redeemed first are any shares in the shareholder's Fund account that are not subject to a CDSC, followed by shares held the longest in the shareholder's account. These charges are not assessed upon Class A, B, C, or K shares acquired through reinvestment of dividends or other distributions, or Class A, B, C, or K shares exchanged for the same class of another INVESCO Fund. For more information on CDSC charges, please see the subsection of the Prospectus entitled "Choosing A Share Class" and the section of the Statement of Additional Information entitled "Distributor - Sales Charges and Dealer Concessions."


                          INVESCO HEALTH SCIENCES FUND

Effective August 1, 2003, the section of the Prospectus entitled "Portfolio Managers" is amended to add:

ANDY SUMMERS is a Portfolio Manager for all INVESCO Health Sciences portfolios. Andy joined the INVESCO Health Sciences investment team in 1998. He is a CFA charterholder. Prior to joining INVESCO, Andy worked as an analyst assistant for Denver Investment Advisors. He received his master's degree in finance from the University of Wisconsin at Madison in 1998. He received his bachelor's degree in finance from the University of Wisconsin at Whitewater in 1996.


                             INVESCO TECHNOLOGY FUND

Effective August 1, 2003, the section of the Prospectus entitled "Portfolio Managers" is amended to add:

CHRIS DRIES is a Portfolio Manager for the INVESCO Technology Fund. Chris joined INVESCO in 1993, and was promoted to the investment division in 1995. He previously held the position of manager of investment operations for the investment division at INVESCO. Chris received his master's degree in finance from the University of Colorado at Denver and his bachelor's degree in finance from the University of Colorado at Boulder.

MICHELLE FENTON is a Portfolio Manager of INVESCO Dynamics Fund and INVESCO Mid-Cap Growth Fund. Michelle is also a Portfolio Manager for the INVESCO Technology Fund. She is a CFA charterholder. Michelle has more than eight years of investment industry experience. Before joining the investment division of INVESCO in 1998, Michelle worked at Berger Funds as an equity analyst. Prior to that, she was a research analyst at Smith Barney. Michelle received her bachelor's degree in finance from Montana State University.

PROSPECTUS | AUGUST 1, 2003
--------------------------------------------------------------------------------
YOU SHOULD KNOW WHAT INVESCO KNOWS(R)
--------------------------------------------------------------------------------

INVESCO SECTOR
FUNDS, INC.

INVESCO ENERGY FUND--INVESTOR CLASS, CLASS A, B, C, AND K
INVESCO FINANCIAL SERVICES FUND--INVESTOR CLASS, CLASS A, B, C, AND K INVESCO GOLD & PRECIOUS METALS FUND--INVESTOR CLASS, CLASS A, B, AND C INVESCO HEALTH SCIENCES FUND--INVESTOR CLASS, CLASS A, B, C, AND K INVESCO LEISURE FUND--INVESTOR CLASS, CLASS A, B, C, AND K
INVESCO REAL ESTATE OPPORTUNITY FUND--INVESTOR CLASS, CLASS A, B AND C INVESCO TECHNOLOGY FUND--INVESTOR CLASS, CLASS A, B, C, AND K
INVESCO TELECOMMUNICATIONS FUND--INVESTOR CLASS, CLASS A, B, C, AND K INVESCO UTILITIES FUND--INVESTOR CLASS, CLASS A, B, AND C

NINE MUTUAL FUNDS DESIGNED FOR INVESTORS SEEKING CAPITAL GROWTH THROUGH TARGETED INVESTMENT OPPORTUNITIES.

INVESTOR CLASS SHARES OFFERED BY THIS PROSPECTUS ARE OFFERED ONLY TO GRANDFATHERED INVESTORS. PLEASE SEE THE SECTION OF THE PROSPECTUS ENTITLED "HOW TO BUY SHARES."

CLASS A, B, AND C SHARES ARE SOLD PRIMARILY THROUGH FINANCIAL INTERMEDIARIES. CLASS K SHARES ARE SOLD TO QUALIFIED RETIREMENT PLANS, RETIREMENT SAVINGS PROGRAMS, EDUCATIONAL SAVINGS PROGRAMS, AND WRAP PROGRAMS PRIMARILY THROUGH FINANCIAL INTERMEDIARIES.

TABLE OF CONTENTS
Investment Goals, Strategies, And Risks....................2
Fund Performance...........................................5
Fees And Expenses.........................................10
Investment Risks..........................................14
Principal Risks Associated With The Funds.................14
Temporary Defensive Positions.............................16
Portfolio Turnover........................................16
Fund Management...........................................17
Portfolio Managers........................................17
Potential Rewards.........................................18
Share Price...............................................18
How To Buy Shares.........................................19
Your Account Services.....................................23
How To Sell Shares........................................24
Taxes.....................................................26
Dividends And Capital Gain Distributions..................26
Financial Highlights......................................27

No dealer, salesperson, or any other person has been authorized to give any information or to make any representations other than those contained in this Prospectus, and you should not rely on such other information or representations.


                           [INVESCO ICON] INVESCO(R)


The Securities and Exchange Commission has not approved or disapproved the shares of these Funds. Likewise, the Commission has not determined if this Prospectus is truthful or complete. Anyone who tells you otherwise is committing a federal crime. INVESCO Funds Group, Inc. ("INVESCO") is the investment advisor for the Funds. Together with our affiliated companies, we at INVESCO direct all aspects of the management and sale of the Funds.

INVESCO Funds Group, Inc. ("INVESCO") is the investment advisor for the Funds. Together with our affiliated companies, we at INVESCO direct all aspects of the management and sale of the Funds.

This Prospectus contains important information about the Funds' Investor Class, Class A, B, C, and, if applicable, K shares. Class A, B, and C shares are sold primarily through financial intermediaries. Class K shares are sold to qualified retirement plans, retirement savings programs, educational savings programs, and wrap programs primarily through financial intermediaries. If you invest through a financial intermediary, please contact your financial intermediary or, with respect to Class K shares, your plan or program sponsor, for detailed information on suitability and transactional issues (i.e., how to purchase or sell shares, minimum investment amounts, and fees and expenses). INVESCO Technology Fund also offers an additional class of shares through a separate Prospectus. Each of the Fund's classes has varying expenses, with resulting effects on their performance. You can choose the class of shares that is best for you, based on how much you plan to invest and other relevant factors discussed in "How To Buy Shares." To obtain additional information about the other class of Technology Fund's shares, contact A I M Distributors, Inc. ("ADI") at 1-800-347-4246.

THIS PROSPECTUS WILL TELL YOU MORE ABOUT:

[KEY ICON]      INVESTMENT GOALS & STRATEGIES
[ARROWS ICON]   POTENTIAL INVESTMENT RISKS
[GRAPH ICON]    PAST PERFORMANCE
[INVESCO ICON]  WORKING WITH INVESCO
--------------------------------------------------------------------------------
[KEY ICON]  [ARROWS ICON]  INVESTMENT GOALS, STRATEGIES, AND RISKS

FACTORS COMMON TO ALL THE FUNDS

FOR MORE DETAILS ABOUT EACH FUND'S CURRENT INVESTMENTS AND MARKET OUTLOOK, PLEASE SEE THE MOST RECENT ANNUAL OR SEMIANNUAL REPORT.

The Funds seek capital growth; Real Estate Opportunity, Telecommunications, and Utilities Funds also attempt to earn income for you. The Funds are actively managed. They invest primarily in equity securities that INVESCO believes will rise in price faster than other securities, as well as in options and other investments whose values are based upon the values of equity securities.

Each Fund normally invests at least 80% of its net assets in the equity securities and equity-related instruments of companies doing business in the economic sector described by its name. At any given time, 20% of each Fund's assets is not required to be invested in the sector. To determine whether a potential investment is truly doing business in a particular sector, a company must meet at least one of the following tests:
o At least 50% of its gross income or its net sales must come from activities in the sector;
o At least 50% of its assets must be devoted to producing revenues from the sector;
o or Based on other available information, we determine that its primary business is within the sector.

INVESCO uses a research oriented "bottom-up" investment approach to create each Fund's investment portfolio, focusing on company fundamentals and growth prospects when selecting securities. In general, the Funds emphasize companies that INVESCO believes are strongly managed and will generate above-average long-term capital appreciation.

Growth investing may be more volatile than other investment styles because growth stocks are more sensitive to investor perceptions of an issuing company's growth potential. Growth-oriented funds typically will underperform value-oriented funds when investor sentiment favors the value investing style. Value investing seeks securities, particularly stocks, that are currently undervalued by the market -- companies that are performing well, or have solid management and products, but whose stock prices do not reflect that value. Through our value process, we seek to provide reasonably consistent returns over a variety of market cycles. Value-oriented funds typically will underperform growth-oriented funds when investor sentiment favors the growth investing style.

As sector funds, each portfolio is concentrated in a comparatively narrow segment of the economy. This means a Fund's investment concentration in a sector is higher than most mutual funds and the broad securities markets. Consequently, the Funds tend to be more volatile than other mutual funds, and the value of their portfolio investments and consequently the value of an investment in a Fund tend to go up and down more rapidly.

The Funds are subject to other principal risks, as applicable, such as market, foreign securities, liquidity, derivatives, counterparty, lack of timely information, and portfolio turnover risks. These risks are described and discussed later in the Prospectus under the headings "Investment Risks" and "Principal Risks Associated With The Funds." An investment in a Fund is not a deposit of any bank and is not insured or guaranteed by the Federal Deposit

Insurance Corporation ("FDIC") or any other government agency. As with any mutual fund, there is always a risk that you may lose money on your investment in a Fund.

The Funds are concentrated in these sectors:

[KEY ICON]  INVESCO ENERGY FUND -- INVESTOR CLASS, CLASS A, B, C, AND K

The Fund normally invests at least 80% of its net assets in the equity securities and equity-related instruments of companies within the energy sector. These companies include, but are not limited to, oil companies, oil and gas exploration companies, natural gas pipeline companies, refinery companies, energy conservation companies, coal, alternative energy companies, and innovative energy technology companies.

Generally, we prefer to keep the Fund's investments divided among the four main energy subsectors: major oil companies, energy services, oil and gas exploration/production companies, and natural gas pipeline companies. We adjust portfolio weightings depending on current economic conditions. Although individual security selection drives the performance of the Fund, short-term fluctuations in commodity prices may influence Fund returns and increase price fluctuations in the Fund's shares. The businesses in which we invest may be adversely affected by foreign government, federal, or state regulations on energy production, distribution, and sale.

[KEY ICON]  INVESCO FINANCIAL SERVICES FUND -- INVESTOR CLASS, CLASS A, B, C,
            AND K

The Fund normally invests at least 80% of its net assets in the equity securities and equity-related instruments of companies involved in the financial services sector. These companies include, but are not limited to, banks (regional and money-centers), insurance companies (life, property and casualty, and multiline), investment and miscellaneous industries (asset managers, brokerage firms, and government-sponsored agencies), and suppliers to financial services companies.

We place a greater emphasis on companies that are increasing their revenue streams along with their earnings. We seek companies that we believe can grow their revenues and earnings in a variety of interest rate environments -- although securities prices of financial services companies generally are interest rate sensitive. We seek companies with successful sales and marketing cultures and that leverage technologies in their operations and distribution. We adjust portfolio weightings depending on current economic conditions and relative valuations of securities.

This sector generally is subject to extensive governmental regulation, which may change frequently. In addition, the profitability of businesses in these industries depends heavily upon the availability and cost of money, and may fluctuate significantly in response to changes in interest rates, as well as changes in general economic conditions. From time to time, severe competition may also affect the profitability of these industries.

[KEY ICON]  INVESCO GOLD & PRECIOUS METALS FUND -- INVESTOR CLASS, CLASS A, B,
            AND C

The Fund normally invests at least 80% of its net assets in the equity securities and equity-related instruments of companies involved in exploring for, mining, processing, or dealing and investing in gold, gold bullion, and other precious metals, such as silver, platinum, and palladium, as well as diamonds. The securities of these companies are highly dependent on the price of precious metals at any given time.

Fluctuations in the price of gold directly -- and often dramatically -- affect the profitability and market value of companies in this sector. Changes in political or economic climate for the two largest gold producers -- South Africa and the former Soviet Union -- may have a direct impact on the price of gold worldwide. Up to 10% at the time of purchase of the Fund's assets may be invested in gold bullion. The Fund's investments directly in gold bullion will earn no income return; appreciation in the market price of gold is the sole manner in which the Fund can realize gains on bullion investments. The Fund may have higher storage and custody costs in connection with its ownership of bullion than those associated with the purchase, holding and sale of more traditional types of investments.

The Fund primarily focuses on those gold companies that have the ability to increase production capacity at low costs, while having the potential to make major gold discoveries around the world. Additionally, we try to identify companies that leverage increasing gold prices; that is, companies that do not hedge gold prices on the market. While the Fund may take positions in mid- to small-sized exploration companies that may be more volatile than investments in large, more established companies, it will primarily focus on major gold stocks that are leaders in their fields. Up to 100% of the Fund's assets may be invested in foreign companies.

[KEY ICON]  INVESCO HEALTH SCIENCES FUND -- INVESTOR CLASS, CLASS A, B, C, AND K

The Fund normally invests at least 80% of its net assets in the equity securities and equity-related instruments of companies that develop, produce, or distribute products or services related to health care. These companies include, but are not limited to, medical equipment or supplies, pharmaceuticals, biotechnology, and health care providers and services companies.

We focus on the dominant players in fast-growing therapeutic areas or companies on the verge of exciting medical breakthroughs. We seek companies with strong, commercially successful products as well as promising product pipelines. This strategy may lead us to invest in both well-established health care firms and faster-growing, more dynamic entities. Well-established health care companies typically provide liquidity and earnings visibility for the portfolio and represent core holdings in the Fund. The Fund also may invest in high growth, earlier stage companies whose future profitability could be dependent upon increasing market shares from one or a few key products. Such companies often have limited operating histories and their potential profitability may be dependent on regulatory approval of their products, which increases the volatility of these companies' securities prices and could have an adverse impact upon the companies' future growth and profitability.

Changes in government regulation could also have an adverse impact. Continuing technological advances may mean rapid obsolescence of products and services.

[KEY ICON]  INVESCO LEISURE FUND -- INVESTOR CLASS, CLASS A, B, C, AND K

The Fund normally invests at least 80% of its net assets in the equity securities and equity-related instruments of companies engaged in the design, production, and distribution of products related to the leisure activities. These industries include, but are not limited to, hotels/gaming, publishing, advertising, beverages, audio/video, broadcasting-radio/TV, cable & satellite operators, cable & satellite programmers, motion pictures & TV, recreation services/entertainment, retail, and toys.

We seek firms that can grow their businesses regardless of the economic environment. INVESCO attempts to keep the portfolio well diversified across the leisure sector, adjusting portfolio weightings depending on prevailing economic conditions and relative valuations of securities. This sector depends on consumer discretionary spending, which generally falls during economic downturns. Securities of gambling casinos often are subject to high price volatility and are considered speculative. Video and electronic games are subject to risks of rapid obsolescence.

[KEY ICON]  INVESCO REAL ESTATE OPPORTUNITY FUND -- INVESTOR CLASS, CLASS A,
            B, AND C

The Fund normally invests at least 80% of its net assets in the equity securities and equity-related instruments of companies doing business in the real estate industry, including real estate investment trusts ("REITS"), which invest in real estate or interests in real estate. No one property type will represent more than 50% of the Fund's total assets. The companies in which the Fund invests may also include, but are not limited to, real estate brokers, home builders or real estate developers, companies with substantial real estate holdings, and companies with significant involvement in the real estate industry or other real estate-related companies.

The real estate industry is highly cyclical, and the value of securities issued by companies doing business in that sector may fluctuate widely. The real estate industry -- and, therefore, the performance of the Fund -- is highly sensitive to national, regional and local economic conditions, interest rates, property taxes, overbuilding, decline in value of real estate, and changes in rental income. REITS are companies or trusts that own and/or operate income-producing real estate. Shares of REITS are publicly traded and are subject to the same risks as any other security, as well as risks specific to the real estate industry.

[KEY ICON]  INVESCO TECHNOLOGY FUND -- INVESTOR CLASS, CLASS A, B, C, AND K

The Fund normally invests at least 80% of its net assets in the equity securities and equity-related instruments of companies engaged in technology-related industries. These include, but are not limited to, various applied technologies, hardware, software, semiconductors, telecommunications equipment and services, and service-related companies in information technology. Many of these products and services are subject to rapid obsolescence, which may lower the market value of the securities of the companies in this sector.

A core portion of the Fund's portfolio is invested in market-leading technology companies among various subsectors in the technology universe that we believe will maintain or improve their market share regardless of overall economic conditions. These companies are leaders in their field and are believed to have a strategic advantage over many of their competitors. The remainder of the Fund's portfolio consists of faster-growing, more volatile technology companies that INVESCO believes to be emerging leaders in their fields. The market prices of these companies tend to rise and fall more rapidly than those of larger, more established companies.

[KEY ICON]  INVESCO TELECOMMUNICATIONS FUND -- INVESTOR CLASS, CLASS A, B, C,
            AND K

The Fund normally invests at least 80% of its net assets in the equity securities and equity-related instruments of companies engaged in the design, development, manufacture, distribution, or sale of communications services and equipment, and companies that are involved in supplying equipment or services to such companies. The telecommunications sector includes, but is not limited to, companies that offer telephone services, wireless communications, satellite communications, television and movie programming, broadcasting, and Internet access. Many of these products and services are subject to rapid obsolescence, which may lower the market value of the securities of the companies in this sector.

We select stocks based on projected total return for individual companies, while also analyzing country specific factors that might affect stock performance or influence company valuation. Normally, the Fund will invest primarily in companies located in at least three different countries, although U.S. issuers will often dominate the portfolio. The Fund's portfolio emphasizes strongly managed market leaders, with a lesser weighting on smaller, faster growing companies that offer new products or services and/or are increasing their market share.

[KEY ICON]  INVESCO UTILITIES FUND --  INVESTOR CLASS, CLASS A, B, AND C

The Fund normally invests at least 80% of its net assets in the equity securities and equity-related instruments of companies engaged in utilities-related industries. These include, but are not limited to, companies that produce, generate, transmit, or distribute natural gas or electricity, as well as companies that provide telecommunications services, including local, long distance and wireless.

Governmental regulation, difficulties in obtaining adequate financing and investment return, environmental issues, prices of fuel for generation of electricity, availability of natural gas, risks associated with power marketing and trading, and risks associated with nuclear power facilities may adversely affect the market value of the Fund's holdings. The recent trend towards deregulation in the utility industries presents special risks. Some companies may be faced with increased competition and may become less profitable.

Normally, INVESCO seeks to keep the portfolio divided among the electric utilities, natural gas, and telecommunications industries. Weightings within the various industry segments are continually monitored, and INVESCO adjusts the portfolio weightings depending on the prevailing economic conditions.

[GRAPH ICON]  FUND PERFORMANCE

Performance information in the bar charts below is that of the Funds' Investor Class shares, which has the longest operating history of the Funds' classes. Information included in the table is that of Investor Class, Class C, and, if applicable, Class K shares. Performance information for Class A and B shares is not shown in the table as those classes do not yet have a full calendar year of performance. Investor Class and Class A, B, C, and K returns would be similar because all classes of shares invest in the same portfolio of securities. The returns of the classes would differ, however, to the extent of differing levels of expenses. In this regard, the returns reflected in the bar charts and table reflect only the applicable total expenses of the class shown. If the effect of the other classes' total expenses were reflected, the returns would be lower than those shown because the other classes have higher total expenses.

The bar charts below show the Funds' Investor Class actual yearly performance (commonly known as their "total return") for the years ended December 31 over the past decade or since inception. The returns in the bar charts do not reflect a 12b-1 fee in excess of 0.25%, the sales charge for Class A shares, or the applicable contingent deferred sales charge (CDSC) for Class B or Class C shares; if they did, the total returns shown would be lower. The table below shows the pre-tax and after-tax average annual total returns of Investor Class and pre-tax average annual total returns for Class C shares, and, if applicable, Class K shares for various periods ended December 31, 2002 compared to the S&P 500 Index, the S&P 500 Financials Index with respect to Financial Services Fund, and the NAREIT -- Equity REIT Index with respect to Real Estate Opportunity Fund. The after-tax returns are shown only for the Investor Class shares. After-tax returns for other classes of shares offered in this Prospectus will vary.

After-tax returns are provided on a pre-redemption and post-redemption basis. Pre-redemption returns assume you continue to hold your shares and pay taxes on Fund distributions (i.e., dividends and capital gains) but do not reflect taxes that may be incurred upon selling or exchanging shares. Post-redemption returns assume payment of taxes on fund distributions and also that you close your account and pay remaining federal taxes. After-tax returns are calculated using the highest individual federal income tax rates in effect at the time the distribution is paid. State and local taxes are not considered. Actual after-tax returns depend on an investor's tax situation and may differ from those shown. For investors holding their shares in tax-deferred arrangements such as 401(k) plans or individual retirement accounts, the after-tax returns shown are not relevant.

The information in the bar charts and table illustrates the variability of each Fund's total return and how its performance compared to a broad measure of market performance. Remember, past performance (before and after taxes) does not indicate how a Fund will perform in the future.

--------------------------------------------------------------------------------
                           ENERGY FUND--INVESTOR CLASS
                        ACTUAL ANNUAL TOTAL RETURN(1),(2)
================================================================================
                               [GRAPHIC OMITTED]
'93     '94      '95     '96     '97     '98       '99     '00     '01       '02
16.71%  (7.25%)  19.80%  38.84%  19.09%  (27.83%)  41.88%  58.17%  (16.81%)  (4.32)

--------------------------------------------------------------------------------
Best Calendar Qtr.    9/97    28.24%
Worst Calendar Qtr.   9/98   (18.34%)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                     FINANCIAL SERVICES FUND--INVESTOR CLASS
                        ACTUAL ANNUAL TOTAL RETURN(1),(2)
================================================================================
                                [GRAPHIC OMITTED]
'93     '94      '95     '96     '97     '98     '99    '00     '01       '02
18.52%  (5.89%)  39.81%  30.29%  44.79%  13.45%  0.73%  26.69%  (10.17%)  (15.56%)

--------------------------------------------------------------------------------
Best Calendar Qtr.    9/00    22.76%
Worst Calendar Qtr.   9/98   (18.20%)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                          GOLD & PRECIOUS METALS FUND--
                                 INVESTOR CLASS
                        ACTUAL ANNUAL TOTAL RETURN(1),(2)
================================================================================
                                [GRAPHIC OMITTED]

'93     '94       '95     '96     '97       '98       '99      '00       '01     '02
72.47%  (27.85%)  12.72%  40.64%  (55.50%)  (22.54%)  (8.99%)  (12.98%)  17.12%  59.65%

--------------------------------------------------------------------------------
Best Calendar Qtr.     3/96    46.17%
Worst Calendar Qtr.   12/97   (37.51%)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                      HEALTH SCIENCES FUND--INVESTOR CLASS
                        ACTUAL ANNUAL TOTAL RETURN(1),(2)
================================================================================
                               [GRAPHIC OMITTED]

'93     '94     '95     '96     '97     '98     '99    '00     '01       '02
(8.41%)  0.94%  58.89%  11.41%  18.46%  43.40%  0.59%  25.80%  (14.68%)  (25.24%)

--------------------------------------------------------------------------------
Best Calendar Qtr.    9/95    19.53%
Worst Calendar Qtr.   3/01   (22.91%)
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
                          LEISURE FUND--INVESTOR CLASS
                        ACTUAL ANNUAL TOTAL RETURN(1),(2)
================================================================================
                                [GRAPHIC OMITTED]

'93     '94      '95     '96    '97     '98     '99     '00      '01    '02
35.73%  (4.98%)  15.79%  9.08%  26.46%  29.78%  65.59%  (7.97%)  4.10%  (15.41%)
--------------------------------------------------------------------------------
Best Calendar Qtr.    12/99    25.59%
Worst Calendar Qtr.    9/01   (24.06%)
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
                         REAL ESTATE OPPORTUNITY FUND--
                                 INVESTOR CLASS
                      ACTUAL ANNUAL TOTAL RETURN(1),(2),(3)
================================================================================
                                [GRAPHIC OMITTED]

     1997       1998        1999        2000       2001        2002
     21.50%     (23.48%)    (5.50%)     24.72%     (1.91%)     5.81%
--------------------------------------------------------------------------------
Best Calendar Qtr.    9/97    14.19%
Worst Calendar Qtr.   9/98   (20.46%)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                         TECHNOLOGY FUND--INVESTOR CLASS
                        ACTUAL ANNUAL TOTAL RETURN(1),(2)
================================================================================
                               [GRAPHIC OMITTED]
'93     '94    '95     '96     '97    '98     '99      '00       '01       '02
15.03%  5.27%  45.80%  21.75%  8.85%  30.12%  144.94%  (22.77%)  (45.51%)  (47.22%)

--------------------------------------------------------------------------------
Best Calendar Qtr.    12/99    66.77%
Worst Calendar Qtr.    9/01   (41.44%)
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
                    TELECOMMUNICATIONS FUND--INVESTOR CLASS
                      ACTUAL ANNUAL TOTAL RETURN(1),(2),(4)
================================================================================
                                [GRAPHIC OMITTED]

  1995     1996     1997     1998     1999      2000       2001       2002
  27.37%   16.81%   30.29%   40.98%   144.28%   (26.91%)   (54.19%)   (50.96%)
--------------------------------------------------------------------------------
Best Calendar Qtr.    12/99    62.22%
Worst Calendar Qtr.    9/01   (41.40%)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                         UTILITIES FUND--INVESTOR CLASS
                        ACTUAL ANNUAL TOTAL RETURN(1),(2)
================================================================================
                                [GRAPHIC OMITTED]

'93     '94      '95     '96     '97     '98     '99     '00    '01       '02
21.20%  (9.94%)  25.25%  12.75%  24.38%  24.30%  19.88%  4.14%  (33.98%)  (22.29%)

--------------------------------------------------------------------------------
Best Calendar Qtr.    12/98    16.33%
Worst Calendar Qtr.    9/01   (23.67%)
--------------------------------------------------------------------------------

====================================================================================================================================
                                                                                                      AVERAGE ANNUAL TOTAL RETURN(5)
                                                                                                              AS OF 12/31/02
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                10 YEARS
                                                                1 YEAR                  5 YEARS            OR SINCE INCEPTION
INVESTOR CLASS
  Energy Fund(1),(2)
    Return Before Taxes                                         (4.32%)                   5.21%                   10.70%
    Return After Taxes on Distributions                         (4.32%)                   4.86%                    9.21%
    Return After Taxes on Distributions
      and Sale of Fund Shares                                   (2.65%)                   4.24%                    8.34%
  Gold & Precious Metals Fund(1),(2)
    Return Before Taxes                                         59.65%                    2.78%                    0.07%
    Return After Taxes on Distributions                         59.65%                    2.58%                   (1.25%)
    Return After Taxes on Distributions
         and Sale of Fund Shares                                36.62%                    2.12%                   (0.26%)
   Health Sciences Fund(1),(2)
     Return Before Taxes                                       (25.24%)                   2.97%                    8.42%
     Return After Taxes on Distributions                       (25.24%)                   0.99%                    6.14%
     Return After Taxes on Distributions
       and Sale of Fund Shares                                 (15.50%)                   2.36%                    6.54%
  Leisure Fund(1),(2)
    Return Before Taxes                                        (15.41%)                  11.73%                   13.63%
    Return After Taxes on Distributions                        (15.41%)                  10.02%                   11.35%
    Return After Taxes on Distributions
         and Sale of Fund Shares                                (9.46%)                   9.43%                   10.73%
  Technology Fund(1),(2)
    Return Before Taxes                                        (47.22%)                  (6.67%)                   5.18%
    Return After Taxes on Distributions                        (47.22%)                  (7.16%)                   2.46%

====================================================================================================================================
                                                                                                      AVERAGE ANNUAL TOTAL RETURN(5)
                                                                                                              AS OF 12/31/02
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                10 YEARS
                                                                1 YEAR                  5 YEARS            OR SINCE INCEPTION
    Return After Taxes on Distributions
      and Sale of Fund Shares                                  (28.99%)                  (4.64%)                   3.64%
  Utilities Fund(1),(2)
    Return Before Taxes                                        (22.29%)                  (4.46%)                   4.32%
    Return After Taxes on Distributions                        (23.10%)                  (5.55%)                   2.14%
    Return After Taxes on Distributions
         and Sale of Fund Shares                               (13.67%)                  (3.41%)                   2.79%
  S&P 500 Index(6)
    (reflects no deduction for fees, expenses
    or taxes)                                                  (22.09%)                  (0.58%)                   9.35%

  Financial Services Fund(1),(2)
    Return Before Taxes                                        (15.56%)                   1.89%                   12.44%
    Return After Taxes on Distributions                        (15.60%)                   0.59%                    9.48%
    Return After Taxes on Distributions
         and Sale of Fund Shares                                (9.53%)                   1.43%                    9.20%
  S&P 500 Index(6)
    (reflects no deduction for fees, expenses
    or taxes)                                                  (22.09%)                  (0.58%)                   9.35%
  S&P 500 Financials Index6
    (reflects no deduction for fees, expenses
    or taxes)                                                  (14.64%)                   2.53%                   14.08%

  Real Estate Opportunity Fund(1),(2)
    Return Before Taxes                                          5.81%                   (1.32%)                   2.17%(3)
    Return After Taxes on Distributions                          4.56%                   (3.55%)                  (0.55%)(3)
    Return After Taxes on Distributions
      and Sale of Fund Shares                                    3.58%                   (2.21%)                   0.35%(3)
  NAREIT-- Equity REIT Index(6)
    (reflects no deduction for fees, expenses
    or taxes)                                                    3.82%                    3.30%                    5.95%(3)

  Telecommunications Fund(1),(2)
    Return Before Taxes                                        (50.96%)                 (10.78%)                   1.69%(4)
    Return After Taxes on Distributions                        (50.96%)                 (11.09%)                   0.21%(4)
    Return After Taxes on Distributions
      and Sale of Fund Shares                                  (31.29%)                  (7.89%)                   1.12%(4)
  S&P 500 Index(6)
    (reflects no deduction for fees, expenses
    or taxes)                                                  (22.09%)                  (0.58%)                   9.96%(4)

CLASS C - RETURN BEFORE TAXES (INCLUDING CDSC)
  Energy Fund(1),(7)                                            (6.01%)                    N/A                     7.54%(8)
  Gold & Precious Metals Fund(1),(7)                            56.69%                     N/A                    19.78%(8)
  Health Sciences Fund(1),(7)                                  (27.28%)                    N/A                   (12.12%)(8)
  Leisure Fund(1),(7)                                          (17.21%)                    N/A                    (6.36%)(8)
  Technology Fund(1),(7)                                       (48.74%)                    N/A                   (44.62%)(8)

====================================================================================================================================
                                                                                                      AVERAGE ANNUAL TOTAL RETURN(5)
                                                                                                              AS OF 12/31/02
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                10 YEARS
                                                                1 YEAR                  5 YEARS            OR SINCE INCEPTION
  Telecommunications Fund(1),(7)                               (52.53%)                    N/A                   (49.61%)(8)
  Utilities Fund(1),(7)                                        (24.11%)                    N/A                   (23.09%)(8)
  S&P 500 Index(6)                                             (22.09%)                    N/A                   (13.19%)(8)

  Financial Services Fund(1),(7)                               (17.36%)                    N/A                     2.05%(8)
  S&P 500 Index(6)                                             (22.09%)                    N/A                   (13.19%)(8)
  S&P 500 Financials Index(6)                                  (14.64%)                    N/A                     4.45%(8)

  Real Estate Opportunity Fund(1),(7)                            3.94%                     N/A                     7.99%(8)
  NAREIT-- Equity REIT Index(6)                                  3.82%                     N/A                    15.58%(8)

CLASS K - RETURN BEFORE TAXES
  Energy Fund(1),(9)                                            (7.29%)                    N/A                    (4.04%)(10)
  Health Sciences Fund(1),(9)                                  (25.71%)                    N/A                   (17.67%)(10)
  Technology Fund(1),(9)                                       (47.20%)                    N/A                   (45.27%)(10)
  Telecommunications Fund(1),(9)                               (51.03%)                    N/A                   (51.38%)(10)
  S&P 500 Index(6)                                             (22.09%)                    N/A                   (16.32%)(10)

  Financial Services Fund(1),(9)                               (15.88%)                    N/A                    (8.84%)(10)
  S&P 500 Index(6)                                             (22.09%)                    N/A                   (16.32%)(10)
  S&P 500 Financials Index(6)                                  (14.64%)                    N/A                    (7.64%)(10)

  Leisure Fund(1),(9)                                          (15.52%)                    N/A                   (11.49%)(11)
  S&P 500 Index(6)                                             (22.09%)                    N/A                   (22.09%)(11)

(1)  Total return figures include reinvested dividends and capital gain distributions and the effect of each class's expenses.
(2)  Returns before taxes for Investor Class shares of Energy, Financial Services, Gold & Precious Metals, Health Sciences, Leisure,
     Real Estate Opportunity, Technology, Telecommunications, and Utilities Funds year-to-date as of the calendar quarter ended June
     30, 2003 were 10.05%, 11.02%, 0.37%, 16.16%, 12.19%, 15.14%, 17.80%, 15.21%, and 9.35%, respectively.
(3)  The Fund (Investor Class shares) commenced investment operations on January 2, 1997. Index comparison begins on January 2,
     1997.
(4)  The Fund (Investor Class shares) commenced investment operations on August 1, 1994. Index comparison begins on August 1, 1994.
(5)  The total returns are for those classes of shares with a full calendar year of performance. If the effect of the other classes'
     total expenses, including 12b-1 fees, front-end sales charge for Class A, and CDSC for Class B were reflected, returns for those classes would be lower than those shown.
(6)  The S&P 500 Index is an unmanaged index considered representative of the performance of the broad U.S. stock market. The S&P
     500 Financials Index is an unmanaged index that contains companies involved in activities such as banking, consumer finance, investment banking and brokerage, asset management, insurance and investment, and real estate, including REITs. The NAREIT --
     Equity REIT Index is an unmanaged index considered representative of the U.S. real estate investment trust equity market.
     Please keep in mind that the Indexes do not pay brokerage, management, administrative, or distribution expenses, all of which are paid by the classes and are reflected in their annual returns. Index returns also do not include sales charges or CDSCs that may be paid by the shareholder.
(7)  Returns before taxes, including CDSC, for Class C shares of Energy, Financial Services, Gold & Precious Metals, Health
     Sciences, Leisure, Real Estate Opportunity, Technology, Telecommunications, and Utilities Funds year-to-date as of the calendar quarter ended June 30, 2003 were 8.76%, 9.38%, (1.00%), 14.43%, 10.69%, 13.73%, 16.57%, 13.90%, and 7.72%, respectively.
(8)  Since inception of Class C shares on February 15, 2000. Index comparison begins on February 29, 2000.

(9)  Returns before taxes for Class K shares of Energy, Financial Services, Health Sciences, Leisure, Technology, and
     Telecommunications Funds year-to-date as of the calendar quarter ended June 30, 2003 were 10.01%, 11.00%, 15.74%, 11.82%,
     17.56%, and 15.06%, respectively.
(10) Since inception of Class K shares on December 1, 2000. Index comparisons begin on December 1, 2000.
(11) Since inception of Class K shares on December 17, 2001. Index comparison begins on December 31, 2001.

FEES AND EXPENSES

This table describes the fees and expenses that you may pay if you buy and hold Investor Class, Class A, Class B, Class C, or, if applicable, Class K shares of the Funds. If you invest in the Funds through a financial intermediary, you may be charged a commission or transaction fee by the financial intermediary for purchases and sales of Fund shares.

SHAREHOLDER FEES PAID DIRECTLY FROM YOUR ACCOUNT
                                                                Investor Class   Class A       Class B        Class C      Class K
Maximum Front-End Sales Charge
  on purchases as a percentage of
  offering price                                                    None          5.50%         None           None         None
Maximum Contingent Deferred
  Sales Charge (CDSC) as a percentage
  of the total original cost of the shares                          None         None(1)        5.00%(2)       1.00%(2)     None(1)
Maximum Sales Charge on reinvested
  dividends/distributions                                           None          None          None           None         None

ANNUAL FUND OPERATING EXPENSES THAT ARE DEDUCTED FROM FUND ASSETS

ENERGY FUND                                                     Investor Class   Class A       Class B        Class C      Class K
Management Fees                                                     0.75%         0.75%         0.75%          0.75%        0.75%
Distribution and Service (12b-1) Fees(3)                            0.25%         0.35%         1.00%          1.00%        0.45%
Other Expenses(4),(5)                                               0.69%         0.36%         0.66%(6)       0.78%(7)     4.16%(8)
                                                                    ----          ----          ----           ----         ----
Total Annual Fund Operating Expenses(4),(5)                         1.69%         1.46%         2.41%(6)       2.53%(7)     5.36%(8)
                                                                    ====          ====          ====           ====         ====
Fee Waivers/Reimbursements(5),(9)                                   0.00%         0.00%         0.00%          0.00%        3.16%
Net Expenses(5),(9)                                                 1.69%         1.46%         2.41%(6)       2.53%(7)     2.20%(8)
                                                                    ====          ====          ====           ====         ====

FINANCIAL SERVICES FUND                                         Investor Class   Class A       Class B        Class C      Class K
Management Fees                                                     0.66%         0.66%         0.66%          0.66%        0.66%
Distribution and Service (12b-1) Fees(3)                            0.25%         0.35%         1.00%          1.00%        0.45%
Other Expenses(4),(5)                                               0.49%         0.50%(10)     0.74%(6)       0.79%        1.02%(8)
                                                                    ----          ----          ----           ----         ----
Total Annual Fund Operating Expenses(4),(5)                         1.40%         1.51%(10)     2.40%(6)       2.45%        2.13%(8)
                                                                    ====          ====          ====           ====         ====
Fee Waivers/Reimbursements(5),(9)                                   0.00%         0.00%         0.00%          0.00%        0.00%
Net Expenses(5),(9)                                                 1.40%         1.51%(10)     2.40%(6)       2.45%        2.13%(8)
                                                                    ====          ====          ====           ====         ====

GOLD & PRECIOUS METALS FUND                                     Investor Class   Class A       Class B        Class C
Management Fees                                                     0.75%         0.75%         0.75%          0.75%
Distribution and Service (12b-1) Fees(3)                            0.25%         0.35%         1.00%          1.00%
Other Expenses(4),(5)                                               0.88%         1.01%(10)     0.43%          0.90%
                                                                    ----          ----          ----           ----
Total Annual Fund Operating Expenses(4),(5)                         1.88%         2.11%(10)     2.18%          2.65%
                                                                    ====          ====          ====           ====
Fee Waivers/Reimbursements(5),(9)                                   0.00%         0.01%         0.00%          0.00%
Net Expenses(5),(9)                                                 1.88%         2.10%(10)     2.18%          2.65%
                                                                    ====          ====          ====           ====

HEALTH SCIENCES FUND                                            Investor Class   Class A       Class B        Class C      Class K
Management Fees                                                     0.64%         0.64%         0.64%          0.64%        0.64%
Distribution and Service (12b-1) Fees(3)                            0.25%         0.35%         1.00%          1.00%        0.45%
Other Expenses(4),(5)                                               0.55%         0.89%(10)     0.87%(6)       1.63%(7)     0.98%
                                                                    ----          ----          ----           ----         ----
Total Annual Fund Operating Expenses(4),(5)                         1.44%         1.88%(10)     2.51%(6)       3.27%(7)     2.07%
                                                                    ====          ====          ====           ====         ====
Fee Waivers/Reimbursements(5),(9)                                   0.00%         0.00%         0.00%          0.52%        0.00%
Net Expenses(5),(9)                                                 1.44%         1.88%(10)     2.51%(6)       2.75%(7)     2.07%
                                                                    ====          ====          ====           ====         ====

LEISURE FUND                                                    Investor Class   Class A       Class B        Class C      Class K
Management Fees                                                     0.69%         0.69%         0.69%          0.69%        0.69%
Distribution and Service (12b-1) Fees(3)                            0.25%         0.35%         1.00%          1.00%        0.45%
Other Expenses(4),(5)                                               0.56%         0.38%         0.54%(6)       0.75%        1.07%(8)
                                                                    ----          ----          ----           ----         ----
Total Annual Fund Operating Expenses(4),(5)                         1.50%         1.42%         2.23%(6)       2.44%        2.21%(8)
                                                                    ====          ====          ====           ====         ====
Fee Waivers/Reimbursements(5),(9)                                   0.00%         0.00%         0.00%          0.00%        0.01%
Net Expenses(5),(9)                                                 1.50%         1.42%         2.23%(6)       2.44%        2.20%(8)
                                                                    ====          ====          ====           ====         ====

REAL ESTATE OPPORTUNITY FUND                                    Investor Class   Class A       Class B        Class C
Management Fees                                                     0.75%         0.75%         0.75%          0.75%
Distribution and Service (12b-1) Fees(3)                            0.25%         0.35%         1.00%          1.00%
Other Expenses(4),(5)                                               1.43%(11)     0.56%         1.98%(6)       1.99%(7)
                                                                    ----          ----          ----           ----
Total Annual Fund Operating Expenses(4),(5)                         2.43%(11)     1.66%         3.73%(6)       3.74%(7)
                                                                    ====          ====          ====           ====
Fee Waivers/Reimbursements(5),(9)                                   0.00%         0.00%         0.98%          0.99%
Net Expenses(5),(9)                                                 2.43%(11)     1.66%         2.75%(6)       2.75%(7)
                                                                    ====          ====          ====           ====

TECHNOLOGY FUND                                                 Investor Class   Class A       Class B        Class C      Class K
Management Fees                                                     0.60%         0.60%         0.60%          0.60%        0.60%
Distribution and Service (12b-1) Fees(3)                            0.25%         0.35%         1.00%          1.00%        0.45%
Other Expenses(4),(5)                                               0.92%         0.56%(10)     1.14%(6)       2.35%(7)     1.44%(8)
                                                                    ----          ----          ----           ----
Total Annual Fund Operating Expenses(4),(5)                         1.77%         1.51%(10)     2.74%(6)       3.95%(7)     2.49%(8)
                                                                    ====          ====          ====           ====         ====
Fee Waivers/Reimbursements(5),(9)                                   0.00%         0.00%         0.00%          1.20%        0.29%
Net Expenses(5),(9)                                                 1.77%         1.51%(10)     2.74%(6)       2.75%(7)     2.20%(8)
                                                                    ====          ====          ====           ====         ====

TELECOMMUNICATIONS FUND                                         Investor Class   Class A       Class B        Class C      Class K
Management Fees                                                     0.65%         0.65%         0.65%          0.65%        0.65%
Distribution and Service (12b-1) Fees(3)                            0.25%         0.35%         1.00%          1.00%        0.45%
Other Expenses(4),(5)                                               1.86%(11)     0.66%        10.50%(6)       4.11%(7)     2.20%(8)
                                                                    ----          ----         -----           ----         ----
Total Annual Fund Operating Expenses(4),(5)                         2.76%(11)     1.66%        12.15%(6)       5.76%(7)     3.30%(8)
                                                                    ====          ====         =====           ====         ====
Fee Waivers/Reimbursements(5),(9)                                   0.00%         0.00%         9.40%          3.01%        1.10%
Net Expenses(5),(9)                                                 2.76%(11)     1.66%         2.75%(6)       2.75%(7)     2.20%(8)
                                                                    ====          ====         =====           ====         ====

UTILITIES FUND                                                  Investor Class   Class A       Class B        Class C
Management Fees                                                     0.75%         0.75%         0.75%          0.75%
Distribution and Service (12b-1) Fees(3)                            0.25%         0.25%(12)     1.00%          1.00%
Other Expenses(4),(5)                                               0.90%(11)     0.64%(10)     0.94%(6)       1.95%(7)
                                                                    ----          ----          -----          ----
Total Annual Fund Operating Expenses(4),(5)                         1.90%(11)     1.64%(10),(12)2.69%(6)       3.70%(7)
Fee Waivers/Reimbursements(5),(9)                                   0.00%         0.00%         0.00%          0.95%
                                                                    ====          ====         =====           ====
Net Expenses(5),(9)                                                 1.90%(11)     1.64%(10),(12)2.69%(6)       2.75%(7)
                                                                    ====          ====         =====           ====

(1)  If you buy $1,000,000 or more of Class A shares and redeem those shares within eighteen months from the date of purchase, you may pay a 1% contingent deferred sales charge (CDSC) at the time of redemption. For qualified plans investing in Class A shares, you may pay a CDSC of 1% on your Class A shares if the plan is redeemed within twelve months from initial deposit in the plan's INVESCO account. For qualified plans investing in Class K shares, you may pay a CDSC of 0.70% on your Class K shares if the plan is redeemed within twelve months from initial deposit in the plan's INVESCO account. Please see the sections entitled "How to Buy Shares" and "How To Sell Shares."
(2)  A 5% and 1% CDSC may be charged on Class B and Class C shares, respectively. Please see the section entitled "How To Buy
     Shares."
(3)  Because each class pays a 12b-1 distribution and service fee which is based upon each class's assets, if you own shares of a
     Fund for a certain period of time, you may pay more than the economic equivalent of the maximum front-end sales charge permitted for mutual funds by the National Association of Securities Dealers, Inc.
(4)  Each Fund's actual Other Expenses and Total Annual Fund Operating Expenses were lower than the figures shown, because their custodian fees were reduced under expense offset arrangements.
(5)  INVESCO is entitled to reimbursement from the classes for fees and expenses absorbed pursuant to voluntary and contractual expense limitation commitments between INVESCO and the Funds if such reimbursements do not cause a class to exceed expense limitations and the reimbursement is made within three years after INVESCO incurred the expense. The voluntary expense limitations may be changed at any time following consultation with the board of directors.
(6)  Certain expenses of Class B shares of Energy, Financial Services, Health Sciences, Leisure, Real Estate Opportunity,
     Technology, Telecommunications, and Utilities Funds were absorbed voluntarily by INVESCO pursuant to commitments between the
     Funds and INVESCO. These commitments may be changed at any time following consultation with the board of directors. After absorption, but excluding any expense offset arrangements, Energy Fund's Class B shares' Other Expenses and Total Annual Fund

     Operating Expenses were 0.58% and 2.33%, respectively, of the Fund's average net assets attributable to Class B shares;
     Financial Services Fund's Class B shares' Other Expenses and Total Annual Fund Operating Expenses were 0.43% and 2.09%, respectively, of the Fund's average net assets attributable to Class B shares; Health Sciences Fund's Class B shares' Other
     Expenses and Total Annual Fund Operating Expenses were 0.42% and 2.06%, respectively, of the Fund's average net assets attributable to Class B shares; Leisure Fund's Class B shares' Other Expenses and Total Annual Fund Operating Expenses were
     0.45% and 2.14%, respectively, of the Fund's average net assets attributable to Class B shares; Real Estate Opportunity Fund's
     Class B shares' Other Expenses and Total Annual Fund Operating Expenses were 0.61% and 2.36%, respectively, of the Fund's average net assets attributable to Class B shares; Technology Fund's Class B shares' Other Expenses and Total Annual Fund
     Operating Expenses were 0.55% and 2.15%, respectively, of the Fund's average net assets attributable to Class B shares;
     Telecommunications Fund's Class B shares' Other Expenses and Total Annual Fund Operating Expenses were 0.92% and 2.57%, respectively, of the Fund's average net assets attributable to Class B shares; and Utilities Fund's Class B shares' Other
     Expenses and Total Annual Fund Operating Expenses were 0.39% and 2.14%, respectively, of the Fund's average net assets attributable to Class B shares.
(7)  Certain expenses of Class C shares of Energy, Real Estate Opportunity, Technology, Telecommunications, and Utilities Funds were absorbed voluntarily by INVESCO pursuant to commitments between the Funds and INVESCO. These commitments may be changed at any time following consultation with the board of directors. Certain expenses of Class C shares of Health Sciences Fund were absorbed by INVESCO pursuant to a contractual agreement between the Fund and INVESCO. After absorption, but excluding any expense offset arrangements, Energy Fund's Class C shares' Other Expenses and Total Annual Fund Operating Expenses were 0.58%
     and 2.33%, respectively, of the Fund's average net assets attributable to Class C shares; Real Estate Opportunity Fund's Class
     C shares' Other Expenses and Total Annual Fund Operating Expenses were 0.60% and 2.35%, respectively, of the Fund's average net assets attributable to Class C shares; Technology Fund's Class C shares' Other Expenses and Total Annual Fund Operating
     Expenses were 1.09% and 2.69%, respectively, of the Fund's average net assets attributable to Class C shares;
     Telecommunications Fund's Class C shares' Other Expenses and Total Annual Fund Operating Expenses were 0.98% and 2.63%, respectively, of the Fund's average net assets attributable to Class C shares; and Utilities Fund's Class C shares' Other
     Expenses and Total Annual Fund Operating Expenses were 0.30% and 2.05%, respectively, of the Fund's average net assets attributable to Class C shares.
(8)  Certain expenses of Class K shares of Energy, Financial Services, and Telecommunications Funds were absorbed voluntarily by
     INVESCO pursuant to commitments between the Funds and INVESCO. These commitments may be changed at any time following consultation with the board of directors. Certain expenses of Class K shares of Leisure and Technology Funds were absorbed by
     INVESCO pursuant to contractual agreements between the Funds and INVESCO. After absorption, but excluding any expense offset arrangement, Energy Fund's Class K shares' Other Expenses and Total Annual Fund Operating Expenses were 0.87% and 2.07%, respectively, of the Fund's average net assets attributable to Class K shares; Financial Services Fund's Class K shares' Other
     Expenses and Total Annual Fund Operating Expenses were 0.67% and 1.78%, respectively, of the Fund's average net assets attributable to Class K shares; and Telecommunications Fund's Class K shares' Other Expenses and Total Annual Fund Operating
     Expenses were 0.96% and 2.06%, respectively, of the Fund's average net assets attributable to Class K shares.
(9)  To limit expenses, INVESCO has contractually obligated itself to waive fees and bear expenses through March 31, 2004 that would cause the ratio of expenses to average net assets to exceed 2.10% for Class A shares, 2.75% for each of Class B and Class C shares, and 2.20% for Class K shares.
(10) Certain expenses of Class A shares of Financial Services, Health Sciences, Technology, and Utilities Funds were absorbed voluntarily by INVESCO pursuant to commitments between the Funds and INVESCO. These commitments may be changed at any time following consultation with the board of directors. Certain expenses of Class A shares of Gold & Precious Metals Fund were absorbed by INVESCO pursuant to a contractual agreement between the Fund and INVESCO. After absorption, but excluding any expense offset arrangements, Financial Services Fund's Class A shares' Other Expenses and Total Annual Fund Operating Expenses
     were 0.37% and 1.38%, respectively, of the Fund's average net assets attributable to Class A shares; Health Sciences Fund's
     Class A shares' Other Expenses and Total Annual Fund Operating Expenses were 0.42% and 1.41%, respectively, of the Fund's average net assets attributable to Class A shares; Technology Fund's Class A shares' Other Expenses and Total Annual Fund
     Operating Expenses were 0.52% and 1.47%, respectively, of the Fund's average net assets attributable to Class A shares; and
     Utilities Fund's Class A shares' Other Expenses and Total Annual Fund Operating Expenses were 0.41% and 1.41%, respectively, of the Fund's average net assets attributable to Class A shares.
(11) Certain expenses of Investor Class shares of Real Estate Opportunity, Telecommunications, and Utilities Funds were absorbed voluntarily by INVESCO pursuant to commitments between the Funds and INVESCO. These commitments may be changed at any time following consultation with the board of directors. After absorption, but excluding any expense offset arrangements, Real
     Estate Opportunity Fund's Investor Class shares' Other Expenses and Total Annual Fund Operating Expenses were 0.60% and 1.60%, respectively, of the Fund's average net assets attributable to Investor Class shares; Telecommunications Fund's Investor Class shares' Other Expenses and Total Annual Fund Operating Expenses were 0.91% and 1.81%, respectively, of the Fund's average net assets attributable to Investor Class shares; and Utilities Fund's Investor Class shares' Other Expenses and Total Annual Fund
     Operating Expenses were 0.30% and 1.30%, respectively, of the Fund's average net assets attributable to Investor Class shares.
(12 )Effective July 1, 2003, the Distribution and Service (12b-1) Fees have been reduced from 0.35% to 0.25%. Total Annual Fund
     Operating Expenses have been restated for the current fiscal year end.

EXPENSE EXAMPLE

The Example is intended to help you compare the cost of investing in the Investor Class, Class A, Class B, Class C, and, if applicable, Class K shares of the Funds to the cost of investing in other mutual funds.

The Example assumes that you invested $10,000 in Investor Class, Class A, Class B, Class C, or Class K shares of a Fund for the time periods indicated. Within each Example, there is an assumption that you redeem all of your shares at the end of those periods and that you keep your shares. The Example also assumes that your investment had a hypothetical 5% return each year, and that a Fund's Investor Class, Class A, Class B, Class C, and Class K shares' operating expenses remain the same. Although the actual costs and performance of a Fund's Investor Class, Class A, Class B, Class C, and Class K shares may be higher or lower, based on these assumptions your costs would be:

                                             1 year           3 years          5 years          10 years
ENERGY FUND
     Investor Class                          $172             $  533           $  918           $1,998
     Class A(1)                              $690             $  986           $1,304           $2,200
     Class B - With Redemption(1)            $744             $1,051           $1,485           $2,511(2)
     Class B - Without Redemption            $244             $  751           $1,285           $2,511(2)
     Class C - With Redemption1              $356             $  788           $1,345           $2,866
     Class C - Without Redemption            $256             $  788           $1,345           $2,866
     Class K(3)                              $223             $1,321           $2,411           $5,103

FINANCIAL SERVICES FUND
     Investor Class                          $143             $  443           $  766           $1,680
     Class A(1)                              $695             $1,001           $1,328           $2,252
     Class B - With Redemption(1)            $743             $1,048           $1,480           $2,515(2)
     Class B - Without Redemption            $243             $  748           $1,280           $2,515(2)
     Class C - With Redemption(1)            $348             $  764           $1,306           $2,786
     Class C - Without Redemption            $248             $  764           $1,306           $2,786
     Class K                                 $216             $  667           $1,144           $2,462

GOLD & PRECIOUS METALS FUND
     Investor Class                          $191             $  591           $1,016           $2,201
     Class A(1),(3)                          $751             $1,174           $1,621           $2,856
     Class B - With Redemption(1)            $721             $  982           $1,369           $2,496(2)
     Class B - Without Redemption            $221             $  682           $1,169           $2,496(2)
     Class C - With Redemption(1)            $368             $  823           $1,405           $2,983
     Class C - Without Redemption            $268             $  823           $1,405           $2,983

HEALTH SCIENCES FUND
     Investor Class                          $147             $  456           $  787           $1,724
     Class A(1)                              $730             $1,108           $1,510           $2,630
     Class B - With Redemption(1)            $754             $1,082           $1,535           $2,691(2)
     Class B - Without Redemption            $254             $  782           $1,335           $2,691(2)
     Class C - With Redemption(1),(3)        $378             $  958           $1,663           $3,532
     Class C - Without Redemption(3)         $278             $  958           $1,663           $3,532
     Class K                                 $210             $  649           $1,114           $2,400

LEISURE FUND
     Investor Class                          $153             $  474           $  818           $1,791
     Class A(1)                              $687             $  975           $1,284           $2,158
     Class B - With Redemption(1)            $726             $  997           $1,395           $2,361(2)
     Class B - Without Redemption            $226             $  697           $1,195           $2,361(2)
     Class C - With Redemption(1)            $347             $  761           $1,301           $2,776
     Class C - Without Redemption            $247             $  761           $1,301           $2,776
     Class K(3)                              $223             $  690           $1,184           $2,543

REAL ESTATE OPPORTUNITY FUND
     Investor Class                          $246             $  758           $1,296           $2,766
     Class A(1)                              $709             $1,045           $1,403           $2,407
     Class B - With Redemption(1),(3)        $778             $1,351           $2,043           $3,454(2)
     Class B - Without Redemption(3)         $278             $1,051           $1,843           $3,454(2)
     Class C - With Redemption(1),(3)        $378             $1,053           $1,847           $3,921
     Class C - Without Redemption(3)         $278             $1,053           $1,847           $3,921

TECHNOLOGY FUND
     Investor Class                          $180             $  557           $  959           $2,084
     Class A(1)                              $695             $1,001           $1,328           $2,252
     Class B - With Redemption(1)            $777             $1,150           $1,650           $2,773(2)
     Class B - Without Redemption            $277             $  850           $1,450           $2,773(2)
     Class C - With Redemption(1),(3)        $378             $1,094           $1,928           $4,089
     Class C - Without Redemption(3)         $278             $1,094           $1,928           $4,089
     Class K(3)                              $223             $  748           $1,300           $2,804

TELECOMMUNICATIONS FUND
     Investor Class                          $279             $  856           $1,459           $3,090
     Class A(1)                              $709             $1,045           $1,403           $2,407
     Class B - With Redemption(1),(3)        $778             $2,888           $4,780           $7,273(2)
     Class B - Without Redemption(3)         $278             $2,588           $4,580           $7,273(2)
     Class C - With Redemption(1),(3)        $378             $1,447           $2,598           $5,401
     Class C - Without Redemption(3)         $278             $1,447           $2,598           $5,401
     Class K(3)                              $223             $  913           $1,627           $3,520

UTILITIES FUND
     Investor Class                          $193             $  597           $1,026           $2,222
     Class A(1)                              $708             $1,039           $1,393           $2,387
     Class B - With Redemption(1)            $772             $1,135           $1,625           $2,768(2)
     Class B - Without Redemption            $272             $  835           $1,425           $2,768(2)
     Class C - With Redemption(1),(3)        $378             $1,045           $1,831           $3,889
     Class C - Without Redemption(3)         $278             $1,045           $1,831           $3,889


(1) Based on initial sales charge for Class A shares at the beginning of each period shown and CDSC charges for Class B and C shares based on redemption at the end of each period shown. Please see "How
    To Buy Shares."
(2) Assumes conversion of Class B to Class A at the end of the eighth year. Please see "How To Buy
    Shares."
(3) Class expenses remain the same for each period (except that the Example reflects the contractual expense reimbursements by INVESCO for the one-year period and the first year of the three-, five-, and ten-year periods).

[ARROWS ICON]  INVESTMENT RISKS

BEFORE INVESTING IN A FUND, YOU SHOULD DETERMINE THE LEVEL OF RISK WITH WHICH YOU ARE COMFORTABLE. TAKE INTO ACCOUNT FACTORS LIKE YOUR AGE, CAREER, INCOME LEVEL, AND TIME HORIZON.

You should determine the level of risk with which you are comfortable before you invest. The principal risks of investing in any mutual fund, including these Funds, are:

NOT INSURED. Mutual funds are not insured by the FDIC or any other government agency, unlike bank deposits such as CDs or savings accounts.

NO GUARANTEE. No mutual fund can guarantee that it will meet its investment objectives.

POSSIBLE LOSS OF INVESTMENT. A mutual fund cannot guarantee its performance, nor assure you that the market value of your investment will increase. You may lose the money you invest, and the Funds will not reimburse you for any of these losses.

VOLATILITY. The price of your mutual fund shares will increase or decrease with changes in the value of a Fund's underlying investments and changes in the equity markets as a whole.

NOT A COMPLETE INVESTMENT PLAN. An investment in any mutual fund does not constitute a complete investment plan. The Funds are designed to be only a part of your personal investment plan.

[ARROWS ICON]  PRINCIPAL RISKS ASSOCIATED WITH THE FUNDS

You should consider the special risk factors discussed below associated with the Funds' policies in determining the appropriateness of investing in a Fund. See the Statement of Additional Information for a discussion of additional risk factors.

MARKET RISK

Equity stock prices vary and may fall, thus reducing the value of a Fund's investments. Certain stocks selected for any Fund's portfolio may decline in value more than the overall stock market. In general, the securities of small companies are more volatile than those of mid-size companies or large companies.

FOREIGN SECURITIES RISKS

Investments in foreign and emerging markets carry special risks, including currency, political, regulatory, and diplomatic risks. Energy, Financial Services, Health Sciences, Leisure, Real Estate Opportunity, Technology, and Utilities Funds may invest up to 25% of their respective assets in securities of non-U.S. issuers. Securities of Canadian issuers and American Depositary Receipts are not subject to this 25% limitation. Foreign securities risks are potentially greater for Gold & Precious Metals and Telecommunications Funds, since those Funds have the ability to invest more than 25% of their respective assets in the securities of non-U.S. issuers.

     CURRENCY RISK. A change in the exchange rate between U.S. dollars and a foreign currency may reduce the value of a Fund's investment in a security valued in the foreign currency, or based on that currency value.

     POLITICAL RISK. Political actions, events, or instability may result in unfavorable changes in the value of a security.

     REGULATORY RISK. Government regulations may affect the value of a security. In foreign countries, securities markets that are less regulated than those in the U.S. may permit trading practices that are not allowed in the U.S.

     DIPLOMATIC RISK. A change in diplomatic relations between the U.S. and a foreign country could affect the value or liquidity of investments.

LIQUIDITY RISK

A Fund's portfolio is liquid if the Fund is able to sell the securities it owns at a fair price within a reasonable time. Liquidity is generally related to the market trading volume for a particular security. Investments in smaller companies or in foreign companies or companies in emerging markets are subject to a variety of risks, including potential lack of liquidity.

DERIVATIVES RISK

A derivative is a financial instrument whose value is "derived," in some manner, from the price of another security, index, asset, or rate. Derivatives include options and futures contracts, among a wide range of other instruments. The principal risk of investments in derivatives is that the fluctuations in their values may not correlate perfectly with the overall securities markets. Some derivatives are more sensitive to interest rate changes and market price fluctuations than others. Also, derivatives are subject to counterparty risk, described below.

Options and futures are common types of derivatives that a Fund may occasionally use to hedge its investments. An option is the right to buy and sell a security or other instrument, index, or commodity at a specific price on or before a specific date. A future is an agreement to buy or sell a security or other instrument, index, or commodity at a specific price on a specific date. The use of options and futures may increase the performance of the Fund, but also may increase market risk. Other types of derivatives include swaps, caps, floors, and collars.

COUNTERPARTY RISK

This is a risk associated primarily with repurchase agreements and some derivatives transactions. It is the risk that the other party in the transaction will not fulfill its contractual obligation to complete the transaction with a Fund.

LACK OF TIMELY INFORMATION RISK

Timely information about a security or its issuer may be unavailable, incomplete, or inaccurate. This risk is more common to securities issued by foreign companies and companies in emerging markets than it is to the securities of U.S.-based companies.

PORTFOLIO TURNOVER RISK

A Fund's investments may be bought and sold relatively frequently. A high turnover rate may affect a Fund's performance because it results in higher brokerage commissions and may result in taxable gain distributions to a Fund's shareholders.

                 ----------------------------------------------

Although each Fund generally invests in equity securities of companies in the economic sector described by its name, the Funds also may invest in other types of securities and other financial instruments, indicated in the chart below. Although these investments typically are not part of any Fund's principal investment strategy, they may constitute a significant portion of a Fund's portfolio, thereby possibly exposing a Fund and its investors to the following additional risks.

--------------------------------------------------------------------------------
INVESTMENT                       RISKS                    APPLIES TO THESE FUNDS
--------------------------------------------------------------------------------
AMERICAN DEPOSITARY RECEIPTS
  (ADRs)
These are securities issued      Market, Information,     All Funds
by U.S. banks that represent     Political, Regulatory,
shares of foreign corpora-       Diplomatic, Liquidity,
tions held by those banks.       and Currency Risks
Although traded in U.S.
securities markets and
valued in U.S. dollars, ADRs
carry most of the risks of
investing directly in
foreign securities
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
INVESTMENT                       RISKS                    APPLIES TO THESE FUNDS
--------------------------------------------------------------------------------
FUTURES
A futures contract is an         Market, Liquidity,       Technology
agreement to buy or sell a       and Derivatives Risks    Telecommunications
specific amount of a
financial instrument (such
as an index option) at a
stated price on a stated
date. A Fund may use futures
contracts to pro- vide
liquidity and to hedge
portfolio value.
--------------------------------------------------------------------------------
OPTIONS
The obligation or right to       Information, Liquidity,  Technology
deliver or receive a             and Derivatives Risks    Telecommunications
security or other
instrument, index, or
commodity, or cash payment
depending on the price of
the underlying security or
the performance of an index
or other benchmark. Includes
options on specific
securities and stock
indices, and options on
stock index futures. May be
used in a Fund's portfolio
to provide liquidity and
hedge portfolio value.
--------------------------------------------------------------------------------
OTHER FINANCIAL INSTRUMENTS
These may include forward        Counterparty, Currency,  Technology
contracts, swaps, caps,          Liquidity, Market, and   Telecommunications
floors, and collars. They        Regulatory Risks
may be used to try to manage
a Fund's foreign currency
exposure and other
investment risks, which can
cause its net asset value to
rise or fall. A Fund may use
these financial instruments,
commonly known as
"derivatives," to increase
or decrease its exposure to
changing securities prices,
interest rates, currency
exchange rates, or other
factors.
--------------------------------------------------------------------------------
REPURCHASE AGREEMENTS
A contract under which the       Counterparty Risk        All Funds
seller of a security agrees
to buy it back at an
agreed-upon price and time
in the future.
--------------------------------------------------------------------------------

[ARROWS ICON]  TEMPORARY DEFENSIVE POSITIONS

When securities markets or economic conditions are unfavorable or unsettled, we might try to protect the assets of a Fund by investing in securities that are highly liquid, such as high-quality money market instruments like shortterm U.S. government obligations, commercial paper, or repurchase agreements, even though that is not the normal investment strategy of any Fund. We have the right to invest up to 100% of a Fund's assets in these securities, although we are unlikely to do so. Even though the securities purchased for defensive purposes often are considered the equivalent of cash, they also have their own risks. Investments that are highly liquid or comparatively safe tend to offer lower returns. Therefore, a Fund's performance could be comparatively lower if it concentrates in defensive holdings.

[ARROWS ICON]  PORTFOLIO TURNOVER

We actively manage and trade the Funds' portfolios. Therefore, some of the Funds may have a higher portfolio turnover rate compared to many other mutual funds. The Funds with higher-than-average portfolio turnover rates for the fiscal year ended March 31, 2003, were:

Energy                             144%
Health Sciences                    179%
Real Estate Opportunity            248%
Technology                         107%(1)
Telecommunications                 137%(1)

(1) The increase in the Funds' portfolio turnover rates was greater than expected during the year due to active trading undertaken in response to market conditions.

A portfolio turnover rate of 200%, for example, is equivalent to a Fund buying and selling all of the securities in its portfolio two times in the course of a year. A comparatively high turnover rate may affect a Fund's performance because it results in higher brokerage commissions and may result in taxable capital gain distributions to a Fund's shareholders.

[INVESCO ICON]  FUND MANAGEMENT

INVESTMENT ADVISOR

INVESCO IS A SUBSIDIARY OF AMVESCAP PLC, AN INTERNATIONAL INVESTMENT MANAGEMENT COMPANY THAT MANAGES MORE THAN $318.5 BILLION IN ASSETS WORLDWIDE. AMVESCAP IS BASED IN LONDON, WITH MONEY M ANAGERS LOCATED IN EUROPE, NORTH AND SOUTH AMEICA, AND THE FAR EAST.

INVESCO, located at 4350 South Monaco Street, Denver, Colorado, is the investment advisor of the Funds. INVESCO was founded in 1932 and manages over $17 billion for 2,848,927 shareholder accounts in 47 INVESCO mutual funds as of March 31, 2003. INVESCO performs a wide variety of other services for the Funds, including administrative and transfer agency functions (the processing of purchases, sales, and exchanges of Fund shares).

ADI is the Funds' distributor and is responsible for the sale of the Funds' shares.

INVESCO and ADI are subsidiaries of AMVESCAP PLC.

The following table shows the fees the Funds paid to INVESCO for its advisory services in the fiscal year ended March 31, 2003.

--------------------------------------------------------------------------------
                                           ADVISORY FEE AS A PERCENTAGE OF
FUND                                  AVERAGE ANNUAL NET ASSETS UNDER MANAGEMENT
--------------------------------------------------------------------------------
Energy                                                  0.75%
Financial Services                                      0.66%
Gold & Precious Metals                                  0.75%
Health Sciences                                         0.64%
Leisure                                                 0.69%
Real Estate Opportunity                                 0.75%
Technology                                              0.60%
Telecommunications                                      0.65%
Utilities                                               0.75%
--------------------------------------------------------------------------------

[INVESCO ICON]  PORTFOLIO MANAGERS

The following individuals are primarily responsible for the daytoday management of their respective Fund's or Funds' portfolio holdings:

FUND                                             PORTFOLIO MANAGER
Energy                                           John S. Segner
Financial Services                               Joseph W. Skornicka
Gold & Precious Metals                           John S. Segner
Health Sciences                                  Thomas R. Wald
                                                 Andy Summers
Leisure                                          Mark D. Greenberg
Real Estate Opportunity                          Joe V. Rodriguez, Jr.
                                                 Mark Blackburn
                                                 James W. Trowbridge
Technology                                       William R. Keithler
                                                 Chris Dries
Telecommunications                               William R. Keithler
Utilities                                        Jeffrey G. Morris

MARK BLACKBURN, Portfolio Manager, has been responsible for INVESCO Real Estate Opportunity Fund since July 1, 2003. He has been responsible for A I M Real Estate Fund since 2000 and has been associated with the subadvisor and/or its affiliates since 1998. From 1995 to 1997, he was Senior Analyst and Associate Director of Research for Southwest Securities.

CHRIS DRIES is the Assistant Portfolio Manager for the INVESCO Technology Fund. Chris joined INVESCO in 1993, and was promoted to the investment division in 1995. He previously held the position of manager of investment operations for the investment division at INVESCO. Chris received his master's degree in finance from the University of Colorado at Denver and his bachelor's degree in finance from University of Colorado at Boulder.

MARK D. GREENBERG, a senior vice president of INVESCO, is the portfolio manager of Leisure Fund. Before joining INVESCO in 1996, Mark was a vice president and global media and entertainment analyst with Scudder, Stevens & Clark. He is a CFA charterholder. Mark holds a B.S.B.A. from Marquette University.

WILLIAM R. KEITHLER, Director of Sector Management and a senior vice president of INVESCO, is the lead portfolio manager of Technology Fund and heads the Technology Team at INVESCO. Before rejoining INVESCO in 1998, Bill was a portfolio manager with Berger Associates, Inc. He is a CFA charterholder. Bill holds an M.S. from the University of Wisconsin--Madison and a B.A. from Webster College.

JEFFREY G. MORRIS, a vice president of INVESCO, is the portfolio manager of Utilities Fund. Jeff joined INVESCO in 1991 and is a CFA charterholder. He holds an M.S. in Finance from the University of Colorado--Denver and a B.S. in Business Administration from Colorado State University.

JOE V. RODRIGUEZ, JR., (lead manager), Portfolio Manager, has been responsible for INVESCO Real Estate Opportunity Fund since July 1, 2003. He has been responsible for A I M Real Estate Fund since 1995 and has been associated with the subadvisor and/or its affiliates since 1990.

JOHN S. SEGNER, a senior vice president of INVESCO, is the portfolio manager of Energy and Gold & Precious Metals Funds. Before joining INVESCO in 1997, John was a managing director and principal with The Mitchell Group, Inc. He holds an M.B.A. in Finance from the University of Texas-Austin and a B.S. in Civil Engineering from the University of Alabama.

JOSEPH W. SKORNICKA, a vice president of INVESCO, is the portfolio manager of Financial Services Fund. Before joining INVESCO in 2001, Joe was a senior equity analyst and fund manager with Munder Capital Management and an assistant vice president for Comerica Incorporated. He is a CFA charterholder. Joe holds an M.B.A. from the University of Michigan and a B.A. from Michigan State University.

ANDY SUMMERS is an Assistant Portfolio Manager for all INVESCO Health Sciences portfolios. Andy joined the INVESCO Health Sciences investment team in 1998. He is a CFA charterholder. Prior to joining INVESCO, Andy worked as an analyst for Denver Investment Advisors. He received his master's degree in finance from the University of Wisconsin at Madison in 1998. He received hid bachelor's degree in finance from the University of Wisconsin at Whitewater in 1996.

JAMES W. TROWBRIDGE, Portfolio Manager, has been responsible for INVESCO Real Estate Opportunity Fund since July 1, 2003. He has been responsible for A I M Real Estate Fund since 1995 and has been associated with the subadvisor and/or its affiliates since 1989.

THOMAS R. WALD, a vice president of INVESCO, is the portfolio manager of Health Sciences Fund. Before joining INVESCO in 1997, Tom was an analyst with Munder Capital Management, Duff & Phelps and Prudential Investment Corp. He is a CFA charterholder. Tom holds an M.B.A. from the Wharton School at the University of Pennsylvania and a B.A. from Tulane University.

Effective July 1, 2003, Messrs. Blackburn, Rodriguez, and Trowbridge are dual employees of INVESCO Funds Group, Inc. (the "advisor") and INVESCO Institutional (N.A.) Inc. (the "subadvisor").

[INVESCO ICON]  POTENTIAL REWARDS

NO SINGLE FUND SHOULD REPRESENT YOUR COMPLETE INVESTMENT PROGRAM NOR SHOULD YOU ATTEMPT TO USE THE FUNDS FOR SHORT-TERM TRADING PURPOSES.

The Funds offer shareholders the potential to increase the value of their capital over time; Real Estate Opportunity, Telecommunications, and Utilities Funds also offer the opportunity for current income. Like most mutual funds, each Fund seeks to provide higher returns than the market or its competitors, but cannot guarantee that performance. While each Fund invests in a single targeted market sector, each seeks to minimize risk by investing in many different companies.

SUITABILITY FOR INVESTORS

Only you can determine if an investment in a Fund is right for you based upon your own economic situation, the risk level with which you are comfortable and other factors. In general, the Funds are most suitable for investors who:
o   are willing to grow their capital over the long-term (at least five years)
o can accept the additional risks and volatility associated with sector investing
o understand that shares of a Fund can, and likely will, have daily price fluctuations
o are investing through tax-deferred retirement accounts, such as traditional and Roth Individual Retirement Accounts ("IRAs"), as well as employer-sponsored qualified retirement plans, including 401(k)s and 403(b)s, all of which have longer investment horizons.

You probably do not want to invest in the Funds if you are:
o primarily seeking current dividend income (although Real Estate Opportunity, Telecommunications, and Utilities Funds do seek to provide income in addition to capital growth)
o unwilling to accept potentially significant changes in the price of Fund shares
o   speculating on short-term fluctuations in the stock markets.

[INVESCO ICON]  SHARE PRICE

CURRENT MARKET VALUE OF FUND ASSETS
+ ACCRUED INTEREST AND DIVIDENDS
- - FUND DEBTS,
INCLUDING ACCRUED EXPENSES
--------------------------
/ NUMBER OF SHARES
= YOUR SHARE PRICE (NAV)

The value of your Fund shares is likely to change daily. This value is known as the Net Asset Value per share, or NAV. INVESCO determines the market value of each investment in each Fund's portfolio each day that the New York Stock Exchange ("NYSE") is open, at the close of the regular trading day on that exchange (normally 4:00 p.m. Eastern time), except that securities traded primarily on the Nasdaq Stock Market ("Nasdaq") are normally valued by a Fund at the Nasdaq Official Closing Price provided by Nasdaq each business day. Shares of the Funds are not priced on days when the NYSE is closed, which generally is on weekends, most national holidays in the U.S., and Good Friday.

NAV is calculated by adding together the current market price of all of a Fund's investments and other assets, including accrued interest and dividends; subtracting the Fund's debts, including accrued expenses; and dividing that dollar amount by the total number of the Fund's outstanding shares. Because their expenses vary, NAV is calculated separately for each class.

All purchases, sales, and exchanges of Fund shares are made by INVESCO at the NAV next calculated after INVESCO receives proper instructions from you, your financial intermediary, or your plan or program sponsor. Instructions must be received by INVESCO no later than the close of the NYSE to effect transactions at that day's NAV. If INVESCO receives instructions from you, your financial intermediary, or your plan or program sponsor after that time, the instructions will be processed at the NAV next calculated after receipt of these instructions. Financial institutions that process customer transactions through the National Securities Clearing Corporation's Fund/SERV and Networking facilities must obtain their customers' permission for each transaction, and each financial institution retains responsibility to its customers for any errors or irregularities related to these transactions.

Foreign securities exchanges, which set the prices for foreign securities held by the Funds, are not always open the same days as the NYSE, and may be open for business on days the NYSE is not. For example, Thanksgiving Day is a holiday observed by the NYSE and not by overseas exchanges. In this situation, the Funds would not calculate NAV on Thanksgiving Day (and INVESCO would not buy, sell, or exchange shares for you on that day), even though activity on foreign exchanges could result in changes in the value of investments held by the Funds on that day.

[INVESCO ICON]  HOW TO BUY SHARES

TO BUY SHARES AT THAT DAY'S CLOSING PRICE, YOU MUST CONTACT US BEFORE THE CLOSE OF THE NYSE, NORMALLY 4:00 P.M. EASTERN TIME.

The Funds offer multiple classes of shares. The chart in this section shows several convenient ways to invest in the shares of the Funds if you invest directly through INVESCO. If you invest in a Fund through a financial intermediary, please consult the financial intermediary, or with respect to Class K shares, the plan or program sponsor, for more information on how to purchase shares of a Fund. You may be charged a commission or transaction fee by the financial intermediary or plan or program sponsor for purchases of Fund shares.

With the exception of Class A shares, there is no charge to invest directly through INVESCO. Class A shares are subject to a front-end sales charge. For more information on this charge, please see the subsection entitled "Sales Charges." If you buy $1,000,000 or more of Class A shares and redeem the shares within eighteen months from the date of purchase, you may pay a 1% CDSC at the time of redemption. If you are a qualified plan and elect to receive a dealer concession, you may pay a CDSC of 1% on your Class A shares if the plan is redeemed within twelve months from initial deposit in the plan's INVESCO account. If you are a qualified plan and elect to forego the dealer concession, you will not be charged a CDSC. With respect to redemption of Class B shares held six years or less, a CDSC of 1% - 5% of the total original cost of the shares may be assessed. With respect to redemption of Class C shares held thirteen months or less, a CDSC of 1% of the total original cost of the shares may be assessed. With respect to Class K shares, if you are a qualified plan and elect to receive a dealer concession, you may pay a CDSC of 0.70% on your Class K shares if the plan is redeemed within twelve months from initial deposit in the plan's INVESCO account. If you are a qualified plan and elect to forego the dealer concession, you will not be charged a CDSC. In determining whether a CDSC applies to a redemption from a non-qualified plan, it is assumed that the shares being redeemed first are any shares in the shareholder's Fund account that are not subject to a CDSC, followed by shares held the longest in the shareholder's account. These charges are not assessed upon Class A, B, C, or K shares acquired through reinvestment of dividends or other distributions, or Class A, B, C, or K shares exchanged for the same class of another INVESCO Fund. For more information on CDSC charges, please see the subsection of the Prospectus entitled "Choosing A Share Class" and the section of the Statement of Additional Information entitled "Distributor - Sales Charges and Dealer Concessions."

For all new accounts, please send a completed application form, and specify the fund or funds and class or classes of shares you wish to purchase. If you do not specify a fund or funds, your initial investment and any subsequent purchases will automatically go into INVESCO Cash Reserves Fund - Class A, a series of INVESCO Money Market Funds, Inc. You will receive a confirmation of this transaction and may contact INVESCO to exchange into the fund you choose.

A share of each class represents an identical interest in a Fund and has the same rights, except that each class bears its own distribution and shareholder servicing charges, and other expenses. The income attributable to each class and the dividends payable on the shares of each class will be reduced by the amount of the distribution fee, if applicable, and the other expenses payable by that class.

INVESCO reserves the right to increase, reduce, or waive each Fund's minimum investment requirements in its sole discretion, if it determines this action is in the best interests of that Fund's shareholders. INVESCO also reserves the right in its sole discretion to reject any order to buy Fund shares, including purchases by exchange.

Please remember that if you pay by check, Automated Clearing House ("ACH"), or wire and your funds do not clear, you will be responsible for any related loss to a Fund or INVESCO. If you are already an INVESCO funds shareholder, the Fund may seek reimbursement for any loss from your existing account(s).

MINIMUM INITIAL INVESTMENT. $1,000, which is waived for regular investment plans, including EasiVest and Direct Payroll Purchase, and certain retirement plans, including IRAs.

MINIMUM SUBSEQUENT INVESTMENT. $50 (Minimums are lower for certain retirement plans.)

The following chart shows several ways to invest in a Fund if you invest directly through INVESCO.

METHOD                           INVESTMENT MINIMUM       PLEASE REMEMBER
--------------------------------------------------------------------------------
BY CHECK                         $1,000 for regular       INVESCO does not
Mail to:                         accounts; $250 for an    accept cash, credit
INVESCO Funds Group, Inc.        IRA; $50 for each        cards, travelers'
P.O. Box 173706                  subsequent investment.   cheques, credit card
Denver, CO 80217-3706.                                    checks, instant loan
You may send your check by                                checks, money orders,
overnight courier to: 4350                                or third party checks
South Monaco Street Denver,                               unless they are from
CO 80237.                                                 another financial
                                                          institution related to
                                                          a retirement plan
                                                          transfer.
--------------------------------------------------------------------------------
BY WIRE                          $1,000 for regular
You may send your payment by     accounts; $250 for an
bank wire (call                  IRA; $50 for each
1-800-525-8085 for               subsequent investment.
instructions).
--------------------------------------------------------------------------------
BY TELEPHONE WITH ACH            $1,000 for regular       You must provide your
Call 1-800-525-8085 to           accounts; $250 for an    bank account
request your purchase. Upon      IRA; $50 for each        information to INVESCO
your telephone instructions,     subsequent investment.   prior to using this
INVESCO will move money from                              option.
your designated bank/ credit
union checking or savings
account in order to purchase
shares.
--------------------------------------------------------------------------------
BY INTERNET (INVESTOR CLASS -    $1,000 for regular       You will need a Web
GRANDFATHERED INVESTORS ONLY)    accounts; $250 for an    browser to use this
Go to the INVESCO Web site       IRA; $50 for each        service. Internet
at invescofunds.com.             subsequent investment.   transactions are
                                                          limited to a maximum
                                                          of $25,000.
--------------------------------------------------------------------------------
REGULAR INVESTING WITH EASIVEST  $50 per month for        Like all regular
OR DIRECT PAYROLL PURCHASE       EasiVest; $50 per pay    investment plans,
You may enroll on your fund      period for Direct        neither EasiVest nor
application, or call us for      Payroll Purchase. You    Direct Payroll
a separate form and more         may start or stop your   Purchase ensures a
details. Investing the same      regular investment       profit or protects
amount on a monthly basis        plan at any time, with   against loss in a
allows you to buy more           two weeks' notice to     falling market.
shares when prices are low       INVESCO.                 Because you'll invest
and fewer shares when prices                              continually,
are high. This "dollar cost                               regardless of varying
averaging" may help offset                                price levels, consider
market fluctuations. Over a                               your financial ability
period of time, your average                              to keep buying through
cost per share may be less                                low price levels. And
than the actual average net                               remember that you will
asset value per share.                                    lose money if you
                                                          redeem your shares
                                                          when the market value
                                                          of all your shares is
                                                          less than their cost.
--------------------------------------------------------------------------------
BY PERSONAL ACCOUNT LINE         $50 for subsequent       You must provide your
WITH ACH                         investments.             bank account
Automated transactions by                                 information to INVESCO
telephone are available for                               prior to using this
subsequent purchases and                                  option. Automated
exchanges 24 hours a day.                                 transactions are
Simply call 1-800-424-8085.                               limited to a maximum
                                                          of $25,000.
--------------------------------------------------------------------------------

METHOD                           INVESTMENT MINIMUM       PLEASE REMEMBER
--------------------------------------------------------------------------------
BY EXCHANGE                      $1,000 for regular       See "Exchange Policy."
Between the same class of        accounts; $250 for an
any two INVESCO funds. Call      IRA; $50 for each
1-800-525-8085 for               subsequent investment.
prospectuses of other
INVESCO funds. Exchanges may
be made by phone or at our
Web site at
invescofunds.com. You may
also establish an automatic
monthly exchange service
between two INVESCO funds;
call us for further details
and the correct form.

GRANDFATHERED INVESTORS. Investor Class shares of a Fund can be purchased only by:
o Persons or entities who had established an account in any of the funds managed and distributed by INVESCO (the "INVESCO Funds") in Investor Class shares prior to April 1, 2002 and have continuously maintained such account in Investor Class shares since April 1, 2002;
o Any person or entity listed in the account registration for any INVESCO Funds account in Investor Class shares that has been established prior to April 1, 2002 and continuously maintained since April 1, 2002, such as joint owners, trustees, custodians, and designated beneficiaries;
o Customers of certain financial institutions, wrap accounts or other fee-based advisory programs, or insurance company separate accounts, which have had relationships with INVESCO and/or any of the INVESCO Funds' Investor Class shares prior to April 1, 2002 and continuously maintained such relationships since April 1, 2002;
o  Defined benefit, defined contribution, and deferred compensation plans; and
o INVESCO employees, INVESCO Funds directors, AMVESCAP employees, AMVESCAP directors, and their immediate families.

For more detailed information about eligibility, please call 1-800-525-8085. If you hold INVESCO Funds Investor Class shares through a broker/dealer or other financial institution, your eligibility to purchase Investor Class shares may differ depending on that institution's policies.

EXCHANGE POLICY. You may exchange your shares in any of the Funds for shares of the same class in another INVESCO fund on the basis of their respective NAVs at the time of the exchange.

FUND EXCHANGES CAN BE A CONVENIENT WAY FOR YOU TO DIVERSIFY YOUR INVESTMENTS, OR TO REALLOCATE YOUR INVESTMENTS WHEN YOUR OBJECTIVES CHANGE.

Before making any exchange, be sure to review the prospectuses of the funds involved and consider the differences between the funds. Also, be certain that you qualify to purchase certain classes of shares in the new fund. An exchange is the sale of shares from one fund immediately followed by the purchase of shares in another. Therefore, any gain or loss realized on the exchange is recognizable for federal income tax purposes (unless, of course, you or your account qualifies as tax-deferred under the Internal Revenue Code). If the shares of the fund you are selling have gone up in value since you bought them, the sale portion of an exchange may result in taxable income to you.

You will not pay a sales charge when exchanging Class B shares for other Class B shares, Class C shares for other Class C shares, or Class K shares for other Class K shares. If you make an exchange involving Class B, Class C, or Class K shares, the amount of time you held the original shares will be added to the holding period of the Class B, Class C, or Class K shares, respectively, into which you exchanged for the purpose of calculating any CDSC that may be assessed upon a subsequent redemption.

We have the following policies governing exchanges:
o Both fund accounts involved in the exchange must be registered in exactly the same name(s) and Social Security or federal tax I.D. number(s).
o  You may make up to four exchanges out of each Fund per twelve-month period.
o Each Fund reserves the right to reject any exchange request, or to modify or terminate the exchange policy, if it is in the best interests of the Fund. Notice of all such modifications or terminations that affect all shareholders of the Fund will be given at least sixty days prior to the effective date of the change, except in unusual instances, including a suspension of redemption of the exchanged security under Section 22(e) of the Investment Company Act of 1940.

In addition, the ability to exchange may be temporarily suspended at any time that sales of the Fund into which you wish to exchange are temporarily stopped.

CHOOSING A SHARE CLASS. In deciding which class of shares to purchase, you should consider, among other things, (i) the length of time you expect to hold your shares, (ii) the provisions of the distribution plan applicable to the class, if any, (iii) the eligibility requirements that apply to purchases of a particular class, and (iv) any services you may receive in making your investment determination. Your financial intermediary can help you decide among the various classes. Please contact your financial intermediary for several convenient ways to invest in a Fund. Class A, B, C, and K shares of the Funds are available primarily through financial intermediaries.

In addition, you should also consider the factors below:

                                    Investor Class       Class A                  Class B          Class C           Class K
                                    --------------       -------                  -------          -------           -------
Initial Sales Charge                None                 5.50%                    None             None              None

CDSC(1)                             None                 1% on certain            1%-5% for        1% for            0.70% on cer-
                                                         purchases held           shares held      shares held       tain purchases
                                                         less than 18 months      less than 6      less than 13      held less than
                                                                                  years            months            12 months

12b-1 Fee                           0.25%                0.35%                    1.00%            1.00%             0.45%

12b-1 Fee (Utilities Fund only)(3)  0.25%                0.25%                    1.00%            1.00%             0.45%

Conversion                          No                   No                       Yes(2)           No                No

Purchase Order Maximum              None                 None                     $250,000         $1,000,000        None

(1) Please see the subsection entitled "Sales Charges" below and the section of the Funds' Statement of Additional Information entitled "Distributor - Sales Charges and Dealer Concessions" for more information regarding CDSC charges and dealer concessions.
(2) Class B shares, along with the pro rata portion of the shares' reinvested dividends and distributions, automatically convert to
    Class A shares at the end of the month which is eight years after the date on which such Class B shares were purchased.
(3) Effective July 1, 2003.

INTERNET TRANSACTIONS (INVESTOR CLASS - GRANDFATHERED INVESTORS ONLY). Investors may open new accounts and exchange and redeem Investor Class shares of any INVESCO fund through the INVESCO Web site. To use this service, you will need a web browser (presently Netscape version 4.0 or higher, Microsoft Internet Explorer version 4.0 or higher, or AOL version 5.0 or higher) and the ability to use the INVESCO Web site. INVESCO will accept Internet purchase instructions only for exchanges or if the purchase price is paid to INVESCO through debiting your bank account, and any Internet cash redemptions will be paid only to the same bank account from which the payment to INVESCO originated. INVESCO imposes a limit of $25,000 on Internet purchase and redemption transactions. Other minimum transaction amounts are discussed in this Prospectus. You may also download an application to open an account from the Web site, complete it by hand, and mail it to INVESCO, along with a check.

INVESCO employs reasonable procedures to confirm that transactions entered into over the Internet are genuine. These procedures include the use of alphanumeric passwords, secure socket layering, encryption, and other precautions reasonably designed to protect the integrity, confidentiality, and security of shareholder information. In order to enter into a transaction on the INVESCO Web site, you will need an account number, your Social Security number, and an alphanumeric password. If INVESCO follows these procedures, neither INVESCO, its affiliates nor any INVESCO fund will be liable for any loss, liability, cost, or expense for following instructions communicated via the Internet that are reasonably believed to be genuine or that follow INVESCO's security procedures. By entering into the user's agreement with INVESCO to open an account through our Web site, you lose certain rights if someone gives fraudulent or unauthorized instructions to INVESCO that result in a loss to you.

SALES CHARGES (CLASS A, B, C, AND K ONLY)

Sales charges on Class A shares of the Funds are detailed below. As used below, the term "offering price" with respect to Class A shares includes the initial sales charge.

INITIAL SALES CHARGES. Class A shares of the Funds are subject to the following initial sales charges:

                                                      Investor's Sales Charge
Amount of investment                                As a % of         As a % of
in a single transaction                             offering price    investment

Less than                               $25,000         5.50%           5.82%
$25,000               but less than     $50,000         5.25%           5.54%
$50,000               but less than     $100,000        4.75%           4.99%
$100,000              but less than     $250,000        3.75%           3.90%
$250,000              but less than     $500,000        3.00%           3.09%
$500,000              but less than     $1,000,000      2.00%           2.04%
$1,000,000 or more                                      NAV             NAV

CONTINGENT DEFERRED SALES CHARGE (CDSC) FOR CLASS A AND CLASS K SHARES. You can purchase $1,000,000 or more of Class A shares at net asset value, and the distributor may pay a dealer concession and/or a service fee for purchases of $1,000,000 or more. However, if you purchase shares worth $1,000,000 or more, they may be subject to a CDSC of 1% if you redeem them prior to eighteen months after the date of purchase. We will use the "first-in, first-out" method to determine your holding period. Under this method, the date of redemption will be compared with the earliest purchase date of shares held in your account. If your holding period is less than eighteen months, the CDSC may be assessed on the amount of the total original cost of the shares. For qualified plans investing in Class A shares, you may pay a CDSC of 1% if the plan is redeemed within twelve months from initial deposit in the plan's INVESCO account. For qualified plans investing in Class K shares, you may pay a CDSC of 0.70% if the plan is redeemed within twelve months from initial deposit in the plan's INVESCO account.

CDSC FOR CLASS B AND CLASS C SHARES. You can purchase Class B and Class C shares at their net asset value per share. However, when you redeem them, they are subject to a CDSC in the following percentages. If your holding period is less than six years for Class B shares and thirteen months for Class C shares, the CDSC may be assessed on the amount of the total original cost of the shares.

Year Since
Purchase Made                            Class B                    Class C

First                                    5%                         1%(1)
Second                                   4%                         None
Third                                    3%                         None
Fourth                                   3%                         None
Fifth                                    2%                         None
Sixth                                    1%                         None
Seventh and following                    None(2)                    None

(1) The first year will consist of the first thirteen months.
(2) Class B shares, along with the pro rata portion of the shares' reinvested dividends and distributions, automatically convert to Class A shares at the end of the month which is eight years after the date on which such Class B shares were purchased.

REDUCED SALES CHARGES AND SALES CHARGE EXCEPTIONS. You may qualify for reduced sales charges or sales charge exceptions. To qualify for these reductions or exceptions, you or your financial intermediary must provide sufficient information at the time of purchase to verify that your purchase qualifies for such treatment.

     REDUCED SALES CHARGES. You may be eligible to buy Class A shares at reduced initial sales charge rates under Right of Accumulation or Letter of Intent under certain circumstances.

          RIGHTS OF ACCUMULATION. You may combine your new purchases of Class A shares with Class A shares that were previously purchased for the purpose of qualifying for the lower initial sales charge rates that apply to larger purchases. The applicable initial sales charge for the new purchase is based on the total of your current purchase and the current value of all Class A shares you own.

          LETTER OF INTENT. Under a Letter of Intent (LOI), you commit to purchase a specified dollar amount of Class A shares of the Fund during a thirteen-month period. The amount you agree to purchase determines the initial sales charge you pay. If the full face amount of the LOI is not invested by the end of the thirteen-month period, your account will be adjusted to the higher initial sales charge level for the amount actually invested.

     INITIAL SALES CHARGE/CDSC EXCEPTIONS.
     You will not pay initial sales charges:

          o  on shares purchased by reinvesting dividends and distributions;
          o when exchanging shares of the same class among certain INVESCO funds;
          o  when using the reinstatement privilege;
          o when a merger, consolidation, or acquisition of assets of an INVESCO fund occurs; and
          o  upon automatic conversion of Class B to Class A.

     You will not pay a CDSC:

          o  if you purchase less than $1,000,000 of Class A shares;
          o if you purchase $1,000,000 or more of Class A shares and hold those shares for more than eighteen months;
          o  if you redeem Class B shares you held for more than six years;
          o if you redeem Class C shares you held for more than thirteen months;
          o if you participate in the periodic withdrawal program and withdraw up to 10% of the value of your shares that are subject to a CDSC in any twelve-month period. The value of your shares, and applicable twelve-month period, will be calculated based upon the value of your account on, and the date of, the first periodic withdrawal;
          o if you redeem shares acquired through reinvestment of dividends and distributions;
          o if you are a qualified plan investing in Class A or Class K shares and elect to forego any dealer concession;
          o  on increases in the net asset value of your shares;
          o  to pay account fees;
          o for IRA distributions due to death or disability or periodic distributions based on life expectancy;
          o to return excess contributions (and earnings, if applicable) from retirement plan accounts; or
          o for redemptions following the death of a shareholder or beneficial owner.

There may be other situations when you may be able to purchase or redeem shares at reduced or no sales charges. Consult the Funds' Statement of Additional Information for further details.

DISTRIBUTION EXPENSES. We have adopted a Master Distribution Plan and Agreement (commonly known as a "12b-1 Plan") for each class of shares of the Funds. The 12b-1 fees paid by each Fund's classes of shares are used to pay distribution and service fees to ADI for the sale and distribution of the Funds' shares and to pay for services provided to shareholders. These services include compensation to financial intermediaries that sell Fund shares and/or service shareholder accounts. Because each Fund's shares pay these fees out of their assets on an ongoing basis, these fees increase the cost of your investment.

Under each Plan, payments are limited to an amount computed at each class's applicable 12b-1 fee. If distribution expenses for a class exceed these computed amounts, ADI pays the difference. Conversely, if distribution fees are less than computed amounts, ADI retains the difference.

[INVESCO ICON]  YOUR ACCOUNT SERVICES

With the exception of householding, the following information pertains only to shareholders who hold their shares directly through INVESCO.

SHAREHOLDER ACCOUNTS. INVESCO maintains your share account, which contains your current Fund holdings. The Funds do not issue share certificates.

INVESCO PROVIDES YOU WITH SERVICES DESIGNED TO MAKE IT SIMPLE FOR YOU TO BUY, SELL, OR EXCHANGE YOUR SHARES OF ANY INVESCO MUTUAL FUND.

QUARTERLY INVESTMENT SUMMARIES. Each calendar quarter, you receive a written statement which consolidates and summarizes account activity and value at the beginning and end of the period for each of your INVESCO funds.

TRANSACTION CONFIRMATIONS. You receive detailed confirmations of individual purchases, exchanges, and sales. If you choose certain recurring transaction plans (for instance, EasiVest), your transactions are confirmed on your quarterly Investment Summaries.

TELEPHONE TRANSACTIONS. You and your financial intermediary or plan or program sponsor may buy, exchange, and sell Fund shares by telephone, unless these privileges are specifically declined when the INVESCO new account Application is filled out.

YOU CAN CONDUCT MOST TRANSACTIONS AND CHECK ON YOUR ACCOUNT THROUGH OUR TOLL-FREE TELEPHONE NUMBER. YOU MAY ALSO ACCESS PERSONAL ACCOUNT INFORMATION AT OUR WEB SITE, INVESCOFUNDS.COM.

Unless you decline the telephone transaction privileges, when you fill out and sign the new account Application, a Telephone Transaction Authorization Form, or use your telephone transaction privileges, you lose certain rights if someone gives fraudulent or unauthorized instructions to INVESCO that result in a loss to you. In general, if INVESCO has followed reasonable procedures, such as recording telephone instructions and sending written transaction confirmations, INVESCO is not liable for following telephone instructions that it believes to be genuine. Therefore, you have the risk of loss due to unauthorized or fraudulent instructions.

HOUSEHOLDING. To save money for the Funds, you may receive only one copy of a prospectus or financial report to each household address. This process, known as "householding," is used for most required shareholder mailings. It does not apply to account statements. You may, of course, request an additional copy of a prospectus or financial report at any time by calling or writing INVESCO. You may also request that householding be eliminated from all your required mailings.

IRAS AND OTHER RETIREMENT PLANS. Shares of any INVESCO mutual fund may be purchased for IRAs and many other types of tax-deferred retirement plans. Please call INVESCO for information and forms to establish or transfer your existing retirement plan or account.

[INVESCO ICON]  HOW TO SELL SHARES

The chart in this section shows several convenient ways to sell your Fund shares if you invest directly through INVESCO. If you invest in a Fund through a financial intermediary, please consult the financial intermediary, or with respect to Class K shares, the plan or program sponsor, for information on how to sell shares of a Fund. You may be charged a commission or transaction fee by your financial intermediary or plan or program sponsor for sales of Fund shares. Shares of the Funds may be sold at any time at the next NAV calculated after your request to sell is received by INVESCO in proper form. Depending on Fund performance, the NAV at the time you sell your shares may be more or less than the price you paid to purchase your shares.

Various fees may apply to Fund redemptions. You may be charged a CDSC at the time of redemption depending on how long you have held your shares.If you buy $1,000,000 or more of Class A shares and redeem the shares within eighteen months from the date of purchase, you may pay a 1% CDSC at the time of redemption. If you are a qualified plan and elect to receive a dealer concession, you may pay a CDSC of 1% on your Class A shares if the plan is redeemed within twelve months from initial deposit in the plan's INVESCO account. If you are a qualified plan and elect to forego the dealer concession, you will not be charged a CDSC. With respect to redemption of Class B shares held six years or less, a CDSC of 1% - 5% of the total original cost of the shares may be assessed. With respect to redemption of Class C shares held thirteen months or less, a CDSC of 1% of the total original cost of the shares may be assessed. With respect to Class K shares, if you are a qualified plan and elect to receive a dealer concession, you may pay a CDSC of 0.70% on your Class K shares if the plan is redeemed within twelve months from initial deposit in the plan's INVESCO account. If you are a qualified plan and elect to forego the dealer concession, you will not be charged a CDSC. In determining whether a CDSC applies to a redemption from a non-qualified plan, it is assumed that the shares being redeemed first are any shares in the shareholder's Fund account that are not subject to a CDSC, followed by shares held the longest in the shareholder's account. These charges are not assessed upon Class A, B, C, or K shares acquired through reinvestment of dividends or other distributions, or Class A, B, C, or K shares exchanged for the same class of another INVESCO Fund. For more information on CDSC charges, please see the subsection of the Prospectus entitled "Choosing A Share Class" and the section of the Statement of Additional Information entitled "Distributor - Sales Charges and Dealer Concessions."

TO SELL SHARES AT THAT DAY'S CLOSING PRICE, YOU MUST CONTACT US BEFORE 4:00 P.M. EASTERN TIME.

If you own shares in more than one INVESCO fund, please specify the fund whose shares you wish to sell and specify the class of shares. Remember that any sale or exchange of shares in a non-retirement account will likely result in a taxable gain or loss.

While INVESCO attempts to process telephone redemptions promptly, there may be times -- particularly in periods of severe economic or market disruption -- when you may experience delays in redeeming shares by telephone.

INVESCO usually forwards the proceeds from the sale of fund shares within seven days after we receive your request to sell in proper form. However, payment may be postponed under unusual circumstances -- for instance, if normal trading is not taking place on the NYSE, or during an emergency as defined by the Securities and Exchange Commission. If your INVESCO fund shares were purchased by a check which has not yet cleared, payment will be made promptly when your purchase check does clear; that can take up to twelve business days.

If you participate in EasiVest, the Funds' automatic monthly investment program, and sell all of the shares in your account, we will not make any additional EasiVest purchases unless you give us other instructions.

Because of the Funds' expense structures, it costs as much to handle a small account as it does to handle a large one. If the value of your account in a Fund falls below $250 as a result of your actions (for example, sale of your Fund shares), the Fund reserves the right to sell all of your shares, send the proceeds of the sale to you and close your account. Before this is done, you will be notified and given sixty days to increase the value of your account to $250 or more.

REDEMPTION FEES. Except for any applicable CDSC, we will not charge you any fees to redeem your shares; however, your financial intermediary may charge service fees for handling these transactions.

REINSTATEMENT PRIVILEGE (CLASS A AND CLASS B ONLY). You may, within ninety days after you sell Class A or Class B shares, reinvest all or part of your redemption proceeds in Class A shares of a Fund at net asset value in an identically registered account. You will not pay any sales charges on the amount reinvested. You must notify INVESCO in writing at the time you reinstate that you are exercising your reinstatement privilege. You may exercise this privilege only once per calendar year.

The following chart shows several ways to sell your shares of the Funds if you invest directly through INVESCO.

METHOD                        REDEMPTION MINIMUM       PLEASE REMEMBER
--------------------------------------------------------------------------------
BY TELEPHONE                  Any amount.              You must provide an IRA
Call us toll-free at:                                  redemption form to
1-800-525-8085.                                        INVESCO prior to making
                                                       an IRA redemption by
                                                       telephone. INVESCO's
                                                       telephone redemption
                                                       privileges may be
                                                       modified or terminated in
                                                       the future at INVESCO's
                                                       discretion. The maximum
                                                       amount which may be
                                                       redeemed by telephone is
                                                       generally $25,000.
--------------------------------------------------------------------------------
IN WRITING                    Any amount.              The redemption request
Mail your request to:                                  must be signed by all
INVESCO Funds Group, Inc.                              registered account
P.O. Box 173706                                        owners. Payment will be
Denver, CO 80217-3706.                                 mailed to your address as
You may also send your                                 it appears on INVESCO's
request by overnight                                   records, or to a bank
courier to:                                            designated by you in
4350 South Monaco Street                               writing.
Denver, CO 80237.
--------------------------------------------------------------------------------
BY TELEPHONE WITH ACH         Any amount.              You must provide your
Call 1-800-525-8085 to                                 bank account information
request your redemption.                               or IRA redemption form to
                                                       INVESCO prior to using
                                                       this option. INVESCO will
                                                       automatically pay the
                                                       proceeds into your
                                                       designated bank account.
--------------------------------------------------------------------------------
BY INTERNET (INVESTOR         Any amount. IRA          You will need a Web
CLASS - GRANDFATHERED         redemptions are not      browser to use this
INVESTORS ONLY)               permitted via the        service. Internet
Go to the INVESCO Web site    internet.                transactions are limited
at invescofunds.com.                                   to a maximum of $25,000.
                                                       INVESCO will
                                                       automatically pay the
                                                       proceeds into your
                                                       designated bank account.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
BY PERSONAL ACCOUNT LINE      $50.                     Be sure to write down the
WITH ACH (INVESTOR CLASS -                             confirmation number
GRANDFATHERED INVESTORS                                provided to you. You must
ONLY)                                                  provide your bank account
Automated transactions by                              information to INVESCO
telephone are available                                prior to using this
for redemptions and                                    option.
exchanges 24 hours a day.
Simply call 1-800-424-8085.
--------------------------------------------------------------------------------
PERIODIC WITHDRAWAL PLAN      $100 per payment on a    You must have at least
You may call us to request    monthly or quarterly     $10,000 total invested
the appropriate form and      basis. The redemption    with the INVESCO funds
more information at           check may be made        with at least $5,000 of
1-800-525-8085.               payable to any party     that total invested in
                              you designate.           the fund from which
                                                       withdrawals will be made.
--------------------------------------------------------------------------------
PAYMENT TO THIRD PARTY        Any amount.              All registered account
Mail your request to:                                  owners must sign the
INVESCO Funds Group, Inc.                              request, with signature
P.O. Box 173706                                        guarantees from an
Denver, CO 80217-3706.                                 eligible guarantor
                                                       financial institution,
                                                       such as a commercial bank
                                                       or a recognized national
                                                       or regional securities
                                                       firm.

[GRAPH ICON]  TAXES

Everyone's tax status is unique. We manage the Funds in an effort to provide maximum total returns to all shareholders of the Funds. INVESCO generally focuses on pre-tax results and ordinarily does not manage a Fund to minimize taxes. We may, nevertheless, take advantage of opportunities to mitigate taxes through management of capital gains and losses. We encourage you to consult your own tax adviser on the tax impact to you of investing directly or indirectly in the Funds.

TO AVOID BACKUP WITHHOLDING, BE SURE WE HAVE YOUR CORRECT SOCIAL SECURITY OR TAXPAYER IDENTIFICATION NUMBER.

Each Fund customarily distributes to its shareholders substantially all of its net investment income, net capital gains and net gains from foreign currency transactions, if any. You receive a proportionate part of these distributions, depending on the percentage of a Fund's shares that you own. These distributions are required under federal tax laws governing mutual funds. It is the policy of each Fund to distribute all investment company taxable income and net capital gains. As a result of this policy and each Fund's qualification as a regulated investment company, it is anticipated that none of the Funds will pay any federal income or excise taxes. Instead, each Fund will be accorded conduit or "pass through" treatment for federal income tax purposes.


However, unless you are (or your account is) exempt from income taxes, you must include all dividends and capital gain distributions paid to you by a Fund in your taxable income for federal, state, and local income tax purposes. You also may realize capital gains or losses when you sell shares of a Fund at more or less than the price you originally paid. An exchange is treated as a sale, and is a taxable event. Dividends and other distributions usually are taxable whether you receive them in cash or automatically reinvest them in shares of the distributing Fund(s) or other INVESCO funds.

If you have not provided INVESCO with complete, correct tax information, the Funds are required by law to withhold from your distributions, and any money that you receive from the sale of shares of the Funds, a backup withholding tax at the rate in effect on the date of the transaction.

Unless your account is held through a financial intermediary, we will provide you with detailed information every year about your dividends and capital gain distributions. Depending on the activity in your individual account, we may also be able to assist with cost basis figures for shares you sell.

[GRAPH ICON]  DIVIDENDS AND CAPITAL GAIN DISTRIBUTIONS

The Funds earn ordinary or investment income from dividends and interest on their investments. Energy, Financial Services, Gold & Precious Metals, Health Sciences, Leisure, Technology, and Telecommunications Funds expect to distribute their respective investment income, less Fund expenses, to shareholders annually. Real Estate Opportunity and Utilities Funds expect to make such distributions quarterly. All Funds can make distributions at other times, if they choose to do so. Please note that classes with higher expenses are expected to have lower dividends.

NET INVESTMENT INCOME AND NET REALIZED CAPITAL GAINS ARE DISTRIBUTED TO SHAREHOLDERS AT LEAST ANNUALLY. DISTRIBUTIONS ARE TAXABLE WHETHER REINVESTED IN ADDITIONAL SHARES OR PAID TO YOU IN CASH (EXCEPT FOR TAX-EXEMPT OR TAX-DEFERRED ACCOUNTS).

Each Fund also realizes capital gains or losses when it sells securities in its portfolio for more or less than it had paid for them. If total gains on sales exceed total losses (including losses carried forward from previous years), a Fund has a net realized capital gain. Net realized capital gains, if any, are distributed to shareholders at least annually, usually in November or December. Dividends and capital gain distributions are paid to you if you hold shares on the record date of the distribution regardless of how long you have held your shares.

Under present federal income tax laws, capital gains may be taxable at different rates, depending on how long a Fund has held the underlying investment. Short-term capital gains, which are derived from the sale of assets held one year or less, are taxed as ordinary income. Long-term capital gains, which are derived from the sale of assets held for more than one year, are taxed at up to the maximum capital gains rate, currently 20% for individuals.

A Fund's daily NAV reflects all realized capital gains that have not yet been distributed to shareholders. Therefore, a Fund's NAV will drop by the amount of a distribution, net of market fluctuations, on the day the distribution is declared. If you buy shares of a Fund just before a distribution is declared, you may wind up "buying a distribution." This means that if the Fund declares a dividend or capital gain distribution shortly after you buy, you will receive some of your investment back as a taxable distribution. Although purchasing your shares at the resulting higher NAV may mean a smaller capital gain or greater loss upon sale of the shares, most shareholders want to avoid the purchase of shares immediately before the distribution record date. However, keep in mind that your basis in the Fund will be increased to the extent such distributions are reinvested in the Fund. If you sell your shares of a Fund at a loss for tax purposes and then replace those shares with a substantially identical investment either thirty days before or after that sale, the transaction is usually considered a "wash sale" and you will not be able to claim a tax loss.

Dividends and capital gain distributions paid by each Fund are automatically reinvested in additional Fund shares at the NAV on the ex-distribution date, unless you choose to have them automatically reinvested in another INVESCO fund or paid to you by check or electronic funds transfer. If you choose to be paid by check, the minimum amount of the check must be at least $10; amounts less than that will be automatically reinvested. Dividends and other distributions, whether received in cash or reinvested in additional Fund shares, are generally subject to federal income tax.

FINANCIAL HIGHLIGHTS

The financial highlights table is intended to help you understand the financial performance of the various classes of each Fund for the past five years (or, if shorter, the period of the class's operations). Certain information reflects financial results for a single Fund share. The total returns in the table represent the annual percentages that an investor would have earned (or lost) on an investment in a Fund (assuming reinvestment of all dividends and distributions). This information has been audited by PricewaterhouseCoopers LLP, independent accountants, whose report, along with the financial statements, is included in INVESCO Sector Funds, Inc.'s 2003 Annual Report to Shareholders, which is incorporated by reference into the Statement of Additional Information. This Report is available without charge by contacting ADI at the address or telephone number on the back cover of this Prospectus.

                                                                                            PERIOD ENDED
                                                            YEAR ENDED MARCH 31               MARCH 31       YEAR ENDED OCTOBER 31
                                          ------------------------------------------------------------------------------------------
                                                     2003          2002          2001          2000(a)          1999          1998
ENERGY FUND--
  INVESTOR CLASS
PER SHARE DATA
Net Asset Value--Beginning of Period           $    19.26    $    19.73    $    17.40    $    13.68       $    11.30    $    19.38
------------------------------------------------------------------------------------------------------------------------------------
INCOME FROM INVESTMENT OPERATIONS(b)                (0.10)        (0.07)        (0.08)        (0.00)           (0.00)         0.00
Net Investment Income(Loss)(c)
Net Gains or (Losses) on Securities
  (Both Realized and Unrealized)                    (2.35)        (0.40)         3.84          3.72             2.39         (5.04)
------------------------------------------------------------------------------------------------------------------------------------
TOTAL FROM INVESTMENT OPERATIONS                    (2.45)        (0.47)         3.76          3.72             2.39         (5.04)
------------------------------------------------------------------------------------------------------------------------------------
LESS DIVIDENDS AND DISTRIBUTIONS                     0.00          0.00          1.43          0.00             0.01          3.04
------------------------------------------------------------------------------------------------------------------------------------
Net Asset Value--End of Period                 $    16.81    $    19.26    $    19.73    $    17.40       $    13.68    $    11.30
====================================================================================================================================

TOTAL RETURN                                       (12.72%)       (2.38%)       23.09%        27.19%(d)        21.19%       (28.51%)

RATIOS
Net Assets--End of Period  ($000 Omitted)      $  231,023    $  358,439    $  445,845    $  221,432       $  196,136    $  137,455
Ratio of Expenses to Average Net Assets(e)           1.69%         1.53%         1.41%         1.60%(f)         1.68%         1.58%
Ratio of Net Investment Income (Loss) to
  Average Net Assets                                (0.57%)       (0.34%)       (0.35%)       (0.26%)(f)       (0.05%)        0.01%
Portfolio Turnover Rate                               144%          144%          166%          109%(d)          279%          192%

(a) From November 1, 1999 to March 31, 2000.
(b) The per share information was computed based on average shares for the years ended March 31, 2003, 2002 and 2001.
(c) Net Investment Income (Loss) aggregated less than $0.01 on a per share basis for the period ended March 31, 2000 and the years ended October 31, 1999 and 1998.
(d) Based on operations for the period shown and, accordingly, is not representative of a full year.
(e) Ratio is based on Total Expenses of the Class, which is before any expense offset arrangements (which may include custodian, distribution, and transfer agent fees).
(f) Annualized

                                                                                             CLASS A                       CLASS B
                                                                                            YEAR ENDED                    YEAR ENDED
                                                                                             MARCH 31                      MARCH 31
------------------------------------------------------------------------------------------------------------------------------------
ENERGY FUND--CLASS A & CLASS B                                                                 2003(a)                      2003(a)
PER SHARE DATA
Net Asset Value--Beginning of Period                                                      $   19.26                     $   19.26
------------------------------------------------------------------------------------------------------------------------------------
INCOME FROM INVESTMENT OPERATIONS(b)                                                          (0.05)                        (0.17)
Net Investment Loss
Net Losses on Securities (Both Realized and Unrealized)                                       (2.36)                        (2.38)
------------------------------------------------------------------------------------------------------------------------------------
TOTAL FROM INVESTMENT OPERATIONS                                                              (2.41)                        (2.55)
====================================================================================================================================
Net Asset Value--End of Period                                                            $   16.85                     $   16.71
====================================================================================================================================

TOTAL RETURN(c)

RATIOS                                                                                       (12.51%)                      (13.24%)
Net Assets--End of Period  ($000 Omitted)                                                 $   9,131                     $   1,502
Ratio of Expenses to Average Net Assets(d)(e)                                                  1.46%                         2.33%
Ratio of Net Investment Loss to Average Net Assets(e)                                         (0.33%)                       (1.16%)
Portfolio Turnover Rate                                                                         144%                          144%

(a) Class commenced operations on April 1, 2002.
(b) The per share information was computed based on average shares.
(c) The applicable sales charge for Class A or CDSC for Class B is not included in the Total Return Calculation.
(d) Ratio is based on Total Expenses of the Class, less Expenses absorbed by INVESCO, if applicable, which is before any expense offset arrangements (which may include custodian fees).
(e) Various expenses of Class B were voluntarily absorbed by INVESCO for the year ended March 31, 2003. If such expenses had not been voluntarily absorbed for Class B, ratio of expenses to average net assets would have been 2.41% and ratio of net investment loss to average net assets would have been (1.24%).

                                                                                                                 PERIOD ENDED
                                                                               YEAR ENDED MARCH 31                 MARCH 31
                                                                     ---------------------------------------------------------------
                                                                                2003          2002           2001          2000(a)
ENERGY FUND--CLASS C
PER SHARE DATA
Net Asset Value--Beginning of Period                                      $    18.98    $    19.58     $    17.39    $    14.35
------------------------------------------------------------------------------------------------------------------------------------
INCOME FROM INVESTMENT OPERATIONS(b)
Net Investment Loss                                                            (0.11)        (0.07)         (0.05)        (0.01)
Net Gains or (Losses) on Securities (Both Realized and Unrealized)             (2.42)        (0.53)          3.67          3.05
------------------------------------------------------------------------------------------------------------------------------------
TOTAL FROM INVESTMENT OPERATIONS                                               (2.53)        (0.60)          3.62          3.04
------------------------------------------------------------------------------------------------------------------------------------
LESS DIVIDENDS AND DISTRIBUTIONS                                                0.00          0.00           1.43          0.00
------------------------------------------------------------------------------------------------------------------------------------
Net Asset Value--End of Period                                            $    16.45    $    18.98     $    19.58    $    17.39
====================================================================================================================================

TOTAL RETURN(c)                                                               (13.33%)       (3.06%)        22.35%        21.11%(d)

RATIOS
Net Assets--End of Period ($000 Omitted)                                  $    9,566    $   12,324     $    8,704    $       16
Ratio of Expenses to Average Net Assets(e)(f)                                   2.33%         2.27%          2.05%         2.05%(g)
Ratio of Net Investment Loss to Average Net Assets(f)                          (1.22%)       (1.08%)        (1.10%)       (1.11%)(g)
Portfolio Turnover Rate                                                          144%          144%           166%          109%(h)

(a) From February 15, 2000, since inception of Class, to March 31, 2000.
(b) The per share information was computed based on average shares for the period ended March 31, 2000.
(c) The applicable CDSC is not included in the Total Return calculation.
(d) Based on operations for the period shown and, accordingly, is not representative of a full year.
(e) Ratio is based on Total Expenses of the Class, less Expenses absorbed by INVESCO, if applicable, which is before any expense offset arrangements (which may include custodian fees).
(f) Various expenses of the Class were voluntarily absorbed by INVESCO for the year ended March 31, 2003. If such expenses had not been voluntarily absorbed, ratio of expenses to average net assets would have been 2.53% and ratio of net investment loss to average net assets would have been (1.42%).
(g) Annualized
(h) Portfolio Turnover is calculated at the Fund level. Represents the period from November 1, 1999 to March 31, 2000.

                                                                                                                      PERIOD ENDED
                                                                                   YEAR ENDED MARCH 31                  MARCH 31
                                                                            --------------------------------------------------------
                                                                                    2003              2002                 2001(a)
ENERGY FUND--CLASS K
PER SHARE DATA
Net Asset Value--Beginning of Period                                             $ 17.98           $ 19.62              $ 16.76
------------------------------------------------------------------------------------------------------------------------------------
INCOME FROM INVESTMENT OPERATIONS(b)
Net Investment Loss                                                                (0.14)            (0.05)               (0.15)
Net Gains or (Losses) on Securities (Both Realized and Unrealized)                 (2.29)            (1.59)                3.01
------------------------------------------------------------------------------------------------------------------------------------
TOTAL FROM INVESTMENT OPERATIONS                                                   (2.43)            (1.64)                2.86
------------------------------------------------------------------------------------------------------------------------------------
Net Asset Value--End of Period                                                   $ 15.55           $ 17.98              $ 19.62
====================================================================================================================================

TOTAL RETURN                                                                      (13.52%)           (8.36%)              17.06%(c)

RATIOS
Net Assets--End of Period  ($000 Omitted)                                        $   289           $    37              $     1
Ratio of Expenses to Average Net Assets(d)(e)                                       2.07%            11.62%                3.11%(f)
Ratio of Net Investment Loss to Average Net Assets(e)                              (0.90%)          (10.45%)              (2.34%)(f)
Portfolio Turnover Rate                                                              144%              144%                 166%(g)

(a) From December 1, 2000, since inception of Class, to March 31, 2001.
(b) The per share information was computed based on average shares for the year ended March 31, 2003.
(c) Based on operations for the period shown and, accordingly, is not representative of a full year.
(d) Ratio is based on Total Expenses of the Class, less Expenses absorbed by INVESCO, if applicable, which is before any expense offset arrangements (which may include custodian fees).
(e) Various expenses of the Class were voluntarily absorbed by INVESCO for the year ended March 31, 2003. If such expenses had not been voluntarily absorbed, ratio of expenses to average net assets would have been 5.36% and ratio of net investment loss to average net assets would have been (4.19%).
(f) Annualized
(g) Portfolio Turnover is calculated at the Fund level. Represents the year ended March 31, 2001.

                                                                                              PERIOD ENDED
                                                               YEAR ENDED MARCH 31             MARCH 31       YEAR ENDED OCTOBER 31
                                                 -----------------------------------------------------------------------------------
                                                      2003            2002         2001         2000(a)         1999         1998
FINANCIAL SERVICES  FUND--INVESTOR  CLASS
PER SHARE DATA
Net Asset Value--Beginning of Period           $    28.22   $     28.88    $     27.13   $     29.73      $     28.45   $     29.14
------------------------------------------------------------------------------------------------------------------------------------
INCOME FROM INVESTMENT OPERATIONS                    0.10          0.07           0.10          0.03             0.08          0.25
Net Investment Income
Net Gains or (Losses) on Securities (Both
  Realized and Unrealized)                          (6.42)         0.94           2.97          0.05             3.52          3.01
------------------------------------------------------------------------------------------------------------------------------------
TOTAL FROM INVESTMENT OPERATIONS                    (6.32)         1.01           3.07          0.08             3.60          3.26
------------------------------------------------------------------------------------------------------------------------------------
LESS DIVIDENDS AND DISTRIBUTIONS                     0.13          1.67           1.32          2.68             2.32          3.95
------------------------------------------------------------------------------------------------------------------------------------
Net Asset Value--End of Period                 $    21.77   $     28.22    $     28.88   $     27.13      $     29.73   $     28.45
====================================================================================================================================

TOTAL RETURN                                       (22.39%)        3.82%         11.25%         0.60%(b)        13.52%        11.76%

RATIOS
Net Assets--End of Period ($000 Omitted)       $  734,440   $ 1,234,230    $ 1,368,583   $ 1,133,350      $ 1,242,555   $ 1,417,655
Ratio of Expenses to Average Net Assets(c)           1.40%         1.27%          1.25%         1.29%(d)         1.26%         1.05%
Ratio of Net Investment Income to
  Average Net Assets                                 0.38%         0.24%          0.36%         0.25%(d)         0.25%         0.85%
Portfolio Turnover Rate                                60%           81%            99%           38%(b)           83%           52%

(a) From November 1, 1999 to March 31, 2000.
(b) Based on operations for the period shown and, accordingly, is not representative of a full year.
(c) Ratio is based on Total Expenses of the Class, which is before any expense offset arrangements (which may include custodian, distribution, and transfer agent fees).
(d) Annualized

                                                                                               CLASS A                    CLASS B

                                                                                              YEAR ENDED                 YEAR ENDED
                                                                                               MARCH 31                   MARCH 31
------------------------------------------------------------------------------------------------------------------------------------
FINANCIAL SERVICES FUND--CLASS A & CLASS B                                                      2003(a)                      2003(a)
PER SHARE DATA
Net Asset Value--Beginning of Period                                                       $   28.22                    $   28.22
------------------------------------------------------------------------------------------------------------------------------------
INCOME FROM INVESTMENT OPERATIONS                                                               0.06                        (0.03)
Net Investment Income (Loss)
Net Losses on Securities (Both Realized and Unrealized)                                        (6.37)                       (6.30)
------------------------------------------------------------------------------------------------------------------------------------
TOTAL FROM INVESTMENT OPERATIONS                                                               (6.31)                       (6.33)
------------------------------------------------------------------------------------------------------------------------------------
LESS DIVIDENDS AND DISTRIBUTIONS                                                                0.23                         0.15
------------------------------------------------------------------------------------------------------------------------------------
Net Asset Value--End of Period                                                             $   21.68                    $   21.74
====================================================================================================================================

TOTAL RETURN(b)                                                                               (22.36%)                     (22.48%)

RATIOS
Net Assets--End of Period  ($000 Omitted)                                                  $   5,311                    $     990
Ratio of Expenses to Average Net Assets(c)(d)                                                   1.38%                        2.09%
Ratio of Net Investment Income (Loss) to  Average Net Assets(d)                                 0.49%                       (0.20%)
Portfolio Turnover Rate                                                                           60%                          60%

(a) Class commenced operations on April 1, 2002.
(b) The applicable sales charges for Class A or CDSC for Class B is not included in the Total Return calculation.
(c) Ratio is based on Total Expenses of the Class, less Expenses absorbed by INVESCO, which is before any expense offset arrangements (which may include custodian fees).
(d) Various expenses of each Class were absorbed by INVESCO for the year ended March 31, 2003. If such expenses had not been voluntarily absorbed, ratio of expenses to average net assets would have been 1.51% for Class A and 2.40% for Class B and ratio of net investment income (loss) to average net assets would have been 0.36% for Class A and (0.51%) for Class B.

                                                                                                                            PERIOD
                                                                                                                             ENDED
                                                                                      YEAR ENDED MARCH 31                 MARCH 31
                                                                       -------------------------------------------------------------
                                                                            2003            2002            2001            2000(a)
FINANCIAL SERVICES FUND--CLASS C
PER SHARE DATA
Net Asset Value--Beginning of Period                                  $    27.89      $    28.72      $    27.06      $    23.66
------------------------------------------------------------------------------------------------------------------------------------
INCOME FROM INVESTMENT OPERATIONS(b)                                       (0.25)          (0.10)          (0.09)           0.00
Net Investment Income (Loss)(c)
Net Gains or (Losses) on Securities (Both Realized and Unrealized)         (6.22)           0.87            3.05            3.48
------------------------------------------------------------------------------------------------------------------------------------
TOTAL FROM INVESTMENT OPERATIONS                                           (6.47)           0.77            2.96            3.48
------------------------------------------------------------------------------------------------------------------------------------
LESS DIVIDENDS AND DISTRIBUTIONS                                            0.04            1.60            1.30            0.08
------------------------------------------------------------------------------------------------------------------------------------
Net Asset Value--End of Period                                        $    21.38      $    27.89      $    28.72      $    27.06
====================================================================================================================================

TOTAL RETURN(d)                                                           (23.22%)          2.98%          10.87%          14.72%(e)

RATIOS
Net Assets--End of Period ($000 Omitted)                              $   10,026      $   16,880      $   12,221      $      138
Ratio of Expenses to Average Net Assets(f)                                  2.45%           2.07%           1.85%           1.63%(g)
Ratio of Net Investment Income (Loss) to Average Net Assets                (0.68%)         (0.57%)         (0.31%)          0.39%(g)
Portfolio Turnover Rate                                                       60%             81%             99%             38%(h)

(a) From February 15, 2000, since inception of Class, to March 31, 2000.
(b) The per share information was computed based on average shares for the year ended March 31, 2001.
(c) Net Investment Income aggregated less than $0.01 on a per share basis for the period ended March 31, 2000.
(d) The applicable CDSC is not included in the Total Return Calculation.
(e) Based on operations for the period shown and, accordingly, is not representative of a full year.
(f) Ratio is based on Total Expenses of the Class, which is before any expense offset arrangements (which may include custodian fees).
(g) Annualized
(h) Portfolio Turnover is calculated at the Fund level. Represents the period from November 1, 1999 to March 31, 2000.

                                                                                                                    PERIOD ENDED
                                                                                     YEAR ENDED MARCH 31              MARCH 31
                                                                              ------------------------------------------------------
                                                                                   2003                2002              2001(a)
FINANCIAL SERVICES FUND--CLASS K
PER SHARE DATA
Net Asset Value--Beginning of Period                                          $   27.69           $   28.67           $   29.35
------------------------------------------------------------------------------------------------------------------------------------
INCOME FROM INVESTMENT OPERATIONS(b)                                               0.15               (0.03)              (0.17)
Net Investment Income (Loss)
Net Gains or (Losses) on Securities (Both Realized and Unrealized)                (6.14)               0.90               (0.38)
------------------------------------------------------------------------------------------------------------------------------------
TOTAL FROM INVESTMENT OPERATIONS                                                  (6.26)               0.87               (0.55)
------------------------------------------------------------------------------------------------------------------------------------
LESS DIVIDENDS AND DISTRIBUTIONS                                                   0.16                1.85                0.13
------------------------------------------------------------------------------------------------------------------------------------
Net Asset Value--End of Period                                                $   21.27           $   27.69           $   28.67
====================================================================================================================================

TOTAL RETURN                                                                     (22.62%)              3.38%              (1.97%)(c)

RATIOS
Net Assets--End of Period ($000 Omitted)                                      $   1,348           $   1,033           $       1
Ratio of Expenses to Average Net Assets(d)(e)                                      1.78%               1.63%               3.35%(f)
Ratio of Net Investment Loss to Average Net Assets(e)                              0.18%              (0.12%)             (1.80%)(f)
Portfolio Turnover Rate                                                              60%                 81%                 99%(g)

(a) From December 1, 2000, since inception of Class, to March 31, 2001.
(b) The per share information was computed based on average shares for the year ended March 31, 2002.
(c) Based on operations for the period shown and, accordingly, is not representative of a full year.
(d) Ratio is based on Total Expenses of the Class, less expenses absorbed by INVESCO, if applicable, which is before any expense offset arrangements (which may include custodian fees).
(e) Various expenses of the Class were voluntarily absorbed by INVESCO for the year ended March 31, 2003. If such expenses had not been voluntarily absorbed, ratio of expenses to average net assets would have been 2.13% and ratio of net investment loss to average net assets would have been (0.17%).
(f) Annualized
(g) Portfolio Turnover is calculated at the Fund level. Represents the year ended March 31, 2001.

                                                                                            PERIOD ENDED
                                                         YEAR ENDED MARCH 31                  MARCH 31        YEAR ENDED OCTOBER 31
                                               -------------------------------------------------------------------------------------
                                                    2003          2002           2001          2000(a)          1999          1998
GOLD & PRECIOUS METALS
  FUND--INVESTOR CLASS
PER SHARE DATA
Net Asset Value--Beginning of Period         $      2.29   $      1.43    $      1.60   $      1.83      $      1.90   $      3.21
------------------------------------------------------------------------------------------------------------------------------------
INCOME FROM INVESTMENT                             (0.02)        (0.01)         (0.01)        (0.01)           (0.03)         0.01
  OPERATIONS(b)
Net Investment Income (Loss)
Net Gains or (Losses) on Securities
  (Both Realized and Unrealized)                   (0.13)         0.87          (0.12)        (0.22)           (0.04)        (1.29)
------------------------------------------------------------------------------------------------------------------------------------
TOTAL FROM INVESTMENT OPERATIONS                    0.11          0.86          (0.13)        (0.23)           (0.07)        (1.28)
------------------------------------------------------------------------------------------------------------------------------------
LESS DIVIDENDS AND DISTRIBUTIONS                    0.00          0.00           0.04          0.00             0.00          0.03
------------------------------------------------------------------------------------------------------------------------------------
Net Asset Value--End of Period               $      2.40   $      2.29    $      1.43   $      1.60      $      1.83   $      1.90
====================================================================================================================================

TOTAL RETURN                                        4.80%        60.14%         (8.38%)      (12.58%)(c)       (3.68%)      (39.98%)

RATIOS
Net Assets--End of Period ($000 Omitted)     $    98,388   $   104,831    $    64,429   $    81,470      $    99,753   $   107,249
Ratio of Expenses to Average Net Assets(d)          1.88%         2.10%          2.34%         2.08%(e)         2.20%         1.90%
Ratio of Net Investment
  Loss to Average Net Assets                       (0.79%)       (0.80%)        (0.99%)       (0.76%)(e)       (1.60%)       (0.93%)
Portfolio Turnover Rate                               84%           46%            90%           37%(c)          141%          133%

(a) From November 1, 1999 to March 31, 2000.
(b) The per share information was computed based on average shares for the years ended March 31, 2003 and 2001 and October 31, 1999.
(c) Based on operations for the period shown and, accordingly, is not representative of a full year.
(d) Ratio is based on Total Expenses of the Class, which is before any expense offset arrangements (which may include custodian, distribution, and transfer agent fees).
(e) Annualized

                                                                                          CLASS A                         CLASS B

                                                                                         YEAR ENDED                      YEAR ENDED
                                                                                          MARCH 31                        MARCH 31
                                                                                  --------------------------------------------------
GOLD & PRECIOUS METALS FUND--CLASS A & CLASS B                                              2003(a)                         2003(a)
PER SHARE DATA
Net Asset Value--Beginning of Period                                                   $    2.29                       $    2.29
------------------------------------------------------------------------------------------------------------------------------------
INCOME FROM INVESTMENT OPERATIONS(b)                                                       (0.02)                          (0.02)
Net Investment Loss
Net Gains on Securities (Both Realized and Unrealized)                                      0.12                            0.12
------------------------------------------------------------------------------------------------------------------------------------
TOTAL FROM INVESTMENT OPERATIONS                                                            0.10                            0.10
------------------------------------------------------------------------------------------------------------------------------------
Net Asset Value--End of Period                                                         $    2.39                       $    2.39
====================================================================================================================================

TOTAL RETURN(c)                                                                             4.37%                           4.37%

RATIOS
Net Assets--End of Period  ($000 Omitted)                                              $   1,514                       $   2,315
Ratio of Expenses to Average Net Assets(d)(e)                                               2.09%                           2.18%
Ratio of Net Investment Loss to  Average Net Assets(e)                                     (1.09%)                         (1.12%)
Portfolio Turnover Rate                                                                       84%                             84%

(a) Class commenced operations on April 1, 2002.
(b) The per share information was computed based on average shares.
(c) The applicable sales charges for Class A or CDSC for Class B is not included in the Total Return calculation.
(d) Ratio is based on Total Expenses of the Class, less Expenses absorbed by INVESCO, if applicable, which is before any expense offset arrangements (which may include custodian fees).
(e) Various expenses of Class A were voluntarily absorbed by INVESCO for the year ended March 31, 2003. If such expenses had not been voluntarily absorbed for Class A, ratio of expenses to average net assets would have been 2.11% and ratio of net investment loss to average net assets would have been (1.11%).

                                                                                                                       PERIOD ENDED
                                                                                         YEAR ENDED MARCH 31             MARCH 31
                                                                           ---------------------------------------------------------
                                                                                2003            2002          2001         2000(a)
GOLD & PRECIOUS METALS FUND--CLASS C
PER SHARE DATA
Net Asset Value--Beginning of Period                                       $    2.42       $    1.53     $    1.60    $    1.75
------------------------------------------------------------------------------------------------------------------------------------
INCOME FROM INVESTMENT OPERATIONS(b)                                           (0.00)          (0.07)        (0.01)       (0.00)
Net Investment Loss(c)
Net Gains or (Losses) on Securities (Both Realized and Unrealized)             (0.10)           0.96         (0.02)       (0.15)
------------------------------------------------------------------------------------------------------------------------------------
TOTAL FROM INVESTMENT OPERATIONS                                                0.10            0.89         (0.03)       (0.15)
------------------------------------------------------------------------------------------------------------------------------------
LESS DIVIDENDS AND DISTRIBUTIONS                                                0.00            0.00          0.04         0.00
------------------------------------------------------------------------------------------------------------------------------------
Net Asset Value--End of Period                                             $    2.52       $    2.42     $    1.53    $    1.60
====================================================================================================================================

TOTAL RETURN(d)                                                                 4.13%          58.17%        (1.95%)  ( 8.57%)(e)

RATIOS
Net Assets--End of Period ($000 Omitted)                                   $   2,459       $     515     $      57    $       1
Ratio of Expenses to Average Net Assets(f)                                      2.65%           3.33%         3.38%        3.54%(g)
Ratio of Net Investment Loss to Average Net Assets                             (1.60%)         (1.67%)       (1.41%)      (0.82%)(g)
Portfolio Turnover Rate                                                           84%             46%           90%          37%(h)

(a) From February 15, 2000, since inception of Class, to March 31, 2000.
(b) The per share information was computed based on average shares for the year ended March 31, 2001.
(c) Net Investment Loss aggregated less than $0.01 on a per share basis for the year ended March 31, 2003 and the period ended March
    31, 2000.
(d) The applicable CDSC is not included in the Total Return calculation.
(e) Based on operations for the period shown and, accordingly, is not representative of a full year.
(f) Ratio is based on Total Expenses of the Class, which is before any expense offset arrangements (which may include custodian fees).
(g) Annualized
(h) Portfolio Turnover is calculated at the Fund level. Represents the period from November 1, 1999 to March 31, 2000.

                                                                                            PERIOD ENDED
                                                          YEAR ENDED MARCH 31                 MARCH 31         YEAR ENDED OCTOBER 31
                                            ----------------------------------------------------------------------------------------
                                                 2003          2002             2001           2000(a)           1999          1998
HEALTH SCIENCES FUND--
  INVESTOR CLASS
PER SHARE DATA
Net Asset Value--Beginning of Period        $   47.56   $     45.78      $     55.52    $     58.39       $     62.12   $     57.50
------------------------------------------------------------------------------------------------------------------------------------
INCOME FROM INVESTMENT
  OPERATIONS(b)
Net Investment Income (Loss)                    (0.28)        (0.38)           (0.12)         (0.06)             0.14          0.13
Net Gains or (Losses) on Securities
  (Both Realized and Unrealized)                (8.75)         2.18            (0.51)          3.53              5.02         13.55
------------------------------------------------------------------------------------------------------------------------------------
TOTAL FROM INVESTMENT OPERATIONS                (9.03)         1.80            (0.63)          3.47              5.16         13.68
------------------------------------------------------------------------------------------------------------------------------------
LESS DIVIDENDS AND DISTRIBUTIONS                 0.00          0.02(c)          9.11           6.34              8.89          9.06
------------------------------------------------------------------------------------------------------------------------------------
Net Asset Value--End of Period              $   38.53   $     47.56      $     45.78    $     55.52       $     58.39   $     62.12
====================================================================================================================================

TOTAL RETURN                                   (18.99%)        3.95%           (4.12%)         6.30%(d)          8.44%        28.58%

RATIOS
Net Assets--End of Period ($000 Omitted)    $ 954,765   $ 1,475,313      $ 1,580,378    $ 1,622,624       $ 1,574,020   $ 1,328,196
Ratio of Expenses to Average Net Assets(e)       1.44%         1.31%            1.23%          1.18%(f)          1.22%         1.12%
Ratio of Net Investment Income
   (Loss) to Average Net Assets                 (0.68%)       (0.75%)          (0.20%)        (0.22%)(f)         0.07%         0.25%
Portfolio Turnover Rate                           179%          160%             177%           107%(d)           127%           92%

(a) From November 1, 1999 to March 31, 2000.
(b) The per share information was computed based on average shares for the years ended March 31, 2003, 2002 and 2001 and the period ended March 31, 2000.
(c) Distribution was a tax return of capital.
(d) Based on operations for the period shown and, accordingly, is not representative of a full year.
(e) Ratio is based on Total Expenses of the Class, which is before any expense offset arrangements (which may include custodian, distribution, and transfer agent fees).
(f) Annualized

                                                                                              CLASS A                      CLASS B

                                                                                             YEAR ENDED                   YEAR ENDED
                                                                                              MARCH 31                     MARCH 31
------------------------------------------------------------------------------------------------------------------------------------
HEALTH SCIENCES FUND--CLASS A & CLASS B                                                        2003(a)                       2003(a)
PER SHARE DATA
Net Asset Value--Beginning of Period                                                      $   47.56                     $   47.56
------------------------------------------------------------------------------------------------------------------------------------
INCOME FROM INVESTMENT OPERATIONS(b)                                                          (0.22)                        (0.44)
Net Investment Loss
Net Losses on Securities (Both Realized and Unrealized)                                       (8.78)                        (8.78)
------------------------------------------------------------------------------------------------------------------------------------
TOTAL FROM INVESTMENT OPERATIONS                                                              (9.00)                        (9.22)
------------------------------------------------------------------------------------------------------------------------------------
Net Asset Value--End of Period                                                            $   38.56                     $   38.34
====================================================================================================================================

TOTAL RETURN(c)                                                                              (18.92%)                      (19.39)

RATIOS
Net Assets--End of Period  ($000 Omitted)                                                 $   3,731                     $     621
Ratio of Expenses to Average Net Assets(d)(e)                                                  1.41%                         2.06%
Ratio of Net Investment Loss to Average Net Assets(e)                                         (0.69%)                       (1.22%)
Portfolio Turnover Rate                                                                         179%                          179%

(a) Class commenced operations on April 1, 2002.
(b) The per share information was computed based on average shares.
(c) The applicable sales charges for Class A or CDSC for Class B is not included in the the Total Return calculation.
(d) Ratio is based on Total Expenses of the Class, less Expenses absorbed by INVESCO, which is before any expense offset arrangements (which may include custodian fees).
(e) Various expenses of each Class were voluntarily absorbed by INVESCO for the year ended March 31, 2003. If such expenses had not been voluntarily absorbed, ratio of expenses to average net assets would have been 1.88% for Class A and 2.51% for Class B and ratio of net investment loss to average net assets would have been (1.16%) for Class A and (1.67%) for Class B.

                                                                                                                      PERIOD ENDED
                                                                                YEAR ENDED MARCH 31                     MARCH 31
                                                                  ------------------------------------------------------------------
                                                                       2003            2002               2001             2000(a)
HEALTH SCIENCES FUND--CLASS C
PER SHARE DATA
Net Asset Value--Beginning of Period                                $    46.68     $    45.40        $    55.50      $    62.05
------------------------------------------------------------------------------------------------------------------------------------
INCOME FROM INVESTMENT OPERATIONS(b)                                     (1.20)         (0.35)            (0.05)          (0.03)
Net Investment Loss
Net Gains or (Losses) on Securities (Both Realized and Unrealized)       (8.21)          1.65             (0.94)          (6.52)
------------------------------------------------------------------------------------------------------------------------------------
TOTAL FROM INVESTMENT OPERATIONS                                         (9.41)          1.30             (0.99)          (6.55)
------------------------------------------------------------------------------------------------------------------------------------
LESS DIVIDENDS AND DISTRIBUTIONS                                         (0.00)          0.02(c)           9.11            0.00
------------------------------------------------------------------------------------------------------------------------------------
Net Asset Value--End of Period                                      $    37.27     $    46.68        $    45.40      $    55.50
====================================================================================================================================

TOTAL RETURN(d)                                                         (20.16%)         2.85%            (4.79%)        (10.56%)(e)

RATIOS
Net Assets--End of Period  ($000 Omitted)                           $    5,846     $   15,892        $   10,767      $      470
Ratio of Expenses to Average Net Assets(f)(g)                             2.81%          2.26%             2.03%           1.65%(h)
Ratio of Net Investment Loss to Average Net Assets(g)                    (2.04%)        (1.70%)           (1.08%)         (0.54%)(h)
Portfolio Turnover Rate                                                    179%           160%              177%            107%(i)

(a) From February 15, 2000, since inception of Class, to March 31, 2000.
(b) The per share information was computed based on average shares for the period ended March 31, 2000.
(c) Distribution was a tax return of capital.
(d) The applicable CDSC is not included in the Total Return calculation.
(e) Based on operations for the period shown and, accordingly, is not representative of a full year.
(f) Ratio is based on Total Expenses of the Class, less expenses absorbed by INVESCO, if applicable, which is before any expense offset arrangements (which may include custodian fees).
(g) Various expenses of the Class were voluntarily absorbed by INVESCO for the year ended March 31, 2003. If such expenses had not been voluntarily absorbed, ratio of expenses to average net assets would have been 3.27% and ratio of net investment loss to average net assets would have been (2.50%).
(h) Annualized
(i) Portfolio Turnover is calculated at the Fund level. Represents the period from November 1, 1999 to March 31, 2000.

                                                                                                                        PERIOD ENDED
                                                                                  YEAR ENDED MARCH 31                     MARCH 31
                                                                         -----------------------------------------------------------
                                                                               2003                 2002                   2001(a)
HEALTH SCIENCES FUND--CLASS K
PER SHARE DATA
Net Asset Value--Beginning of Period                                      $   46.98            $   45.43              $   55.84
------------------------------------------------------------------------------------------------------------------------------------
INCOME FROM INVESTMENT OPERATIONS(b)                                          (0.23)               (0.48)                 (0.22)
Net Investment Loss
Net Gains or (Losses) on Securities (Both Realized and Unrealized)            (8.94)                2.05                 (10.19)
------------------------------------------------------------------------------------------------------------------------------------
TOTAL FROM INVESTMENT OPERATIONS                                              (9.17)                1.57                 (10.41)
------------------------------------------------------------------------------------------------------------------------------------
LESS DIVIDENDS AND DISTRIBUTIONS                                               0.00                 0.02(c)                0.00
------------------------------------------------------------------------------------------------------------------------------------
Net Asset Value--End of Period                                            $   37.81            $   46.98              $   45.43
====================================================================================================================================

TOTAL RETURN                                                                 (19.50%)               3.42%                (18.64%)(d)

RATIOS
Net Assets--End of Period ($000 Omitted)                                  $   1,990            $   2,405              $       1
Ratio of Expenses to Average Net Assets(e)                                     2.07%                1.71%                  3.62%(f)
Ratio of Net Investment Loss to Average Net Assets                            (1.29%)              (1.09%)                (2.75%)(f)
Portfolio Turnover Rate                                                         179%                 160%                   177%(g)

(a) From December 1, 2000, since inception of Class, to March 31, 2001.
(b) The per share information was computed based on average shares for the year ended March 31, 2002.
(c) Distribution was a tax return of capital.
(d) Based on operations for the period shown and, accordingly, is not representative of a full year.
(e) Ratio is based on Total Expenses of the Class, which is before any expense offset arrangements (which may include custodian fees).
(f) Annualized
(g) Portfolio Turnover is calculated at the Fund level. Represents the year ended March 31, 2001.

                                                                                            PERIOD ENDED
                                                            YEAR ENDED MARCH 31               MARCH 31         YEAR ENDED OCTOBER 31
                                               -------------------------------------------------------------------------------------
                                                     2003          2002          2001          2000(a)          1999          1998
LEISURE FUND--INVESTOR CLASS
PER SHARE DATA
Net Asset Value--Beginning of Period           $    38.95    $    37.13    $    47.12    $    43.21       $    27.92    $    27.21
------------------------------------------------------------------------------------------------------------------------------------
INCOME FROM INVESTMENT                              (0.23)        (0.03)        (0.00)        (0.13)           (0.00)        (0.00)
  OPERATIONS(b)
Net Investment Loss(c)
Net Gains or (Losses) on Securities
  (Both Realized and Unrealized)                    (7.89)         2.21         (3.05)         7.27            17.20          3.69
------------------------------------------------------------------------------------------------------------------------------------
TOTAL FROM INVESTMENT OPERATIONS                    (8.12)         2.18         (3.05)         7.14            17.20          3.69
------------------------------------------------------------------------------------------------------------------------------------
LESS DIVIDENDS AND DISTRIBUTIONS                     0.00          0.36          6.94          3.23             1.91          2.98
------------------------------------------------------------------------------------------------------------------------------------
Net Asset Value--End of Period                 $    30.83    $    38.95    $    37.13    $    47.12       $    43.21    $    27.92
====================================================================================================================================

TOTAL RETURN                                       (20.87%)        6.01%        (5.50%)       17.34%(d)        65.13%        15.16%

RATIOS
Net Assets--End of Period ($000 Omitted)       $  536,108    $  799,465    $  607,428    $  549,523       $  443,348    $  228,681
Ratio of Expenses to Average Net Assets(e)           1.50%         1.40%         1.36%         1.28%(f)         1.44%         1.41%
Ratio of Net Investment Loss
  to Average Net Assets                             (0.69%)       (0.64%)       (0.51%)       (0.65%)(f)       (0.68%)       (0.09%)
Portfolio Turnover Rate                                20%           27%           28%           23%(d)           35%           31%

(a) From November 1, 1999 to March 31, 2000.
(b) The per share information was computed based on average shares for the year ended March 31, 2003 and the period ended March 31,
    2000.
(c) Net Investment Loss aggregated less than $0.01 on a per share basis for the year ended March 31, 2001 and the years ended
    October 31, 1999 and 1998.
(d) Based on operations for the period shown and, accordingly, is not representative of a full year.
(e) Ratio is based on Total Expenses of the Class, which is before any expense offset arrangements (which may include custodian, distribution, and transfer agent fees).
(f) Annualized

                                                                                          CLASS A                          CLASS B

                                                                                         YEAR ENDED                       YEAR ENDED
                                                                                          MARCH 31                         MARCH 31
------------------------------------------------------------------------------------------------------------------------------------
LEISURE FUND--CLASS A & CLASS B                                                             2003(a)                          2003(a)
PER SHARE DATA
Net Asset Value--Beginning of Period                                                  $    38.96                       $    38.96
------------------------------------------------------------------------------------------------------------------------------------
INCOME FROM INVESTMENT OPERATIONS(b)                                                       (0.17)                           (0.38)
Net Investment Loss
Net Losses on Securities (Both Realized and Unrealized)                                    (7.91)                           (7.93)
------------------------------------------------------------------------------------------------------------------------------------
TOTAL FROM INVESTMENT OPERATIONS                                                           (8.08)                           (8.31)
------------------------------------------------------------------------------------------------------------------------------------
Net Asset Value--End of Period                                                        $    30.88                       $    30.65
====================================================================================================================================

TOTAL RETURN(c)                                                                           (20.74%)                         (21.33%)

RATIOS
Net Assets--End of Period  ($000 Omitted)                                             $   27,175                       $    8,268
Ratio of Expenses to Average Net Assets(d)(e)                                               1.42%                            2.14%
Ratio of Net Investment Loss to  Average Net Assets(e)                                     (0.56%)                          (1.29%)
Portfolio Turnover Rate                                                                       20%                              20%

(a) Class commenced operations on April 1, 2002.
(b) The per share information was computed based on average shares.
(c) The applicable sales charges for Class A or CDSC for Class B is not included in the Total Return Calculation.
(d) Ratio is based on Total Expenses of the Class, less Expenses absorbed by INVESCO, if applicable, which is before any expenses offset arrangements (which may include custodian fees).
(e) Various expenses of Class B were voluntarily absorbed by INVESCO for the year ended March 31, 2003. If such expenses had not been voluntarily absorbed for Class B, ratio of expenses to average net assets would have been 2.23% and ratio of net investment loss to average net assets would have been (1.38%).

                                                                                                                        PERIOD ENDED
                                                                                    YEAR ENDED MARCH 31                   MARCH 31
                                                                       -------------------------------------------------------------
                                                                             2003           2002           2001            2000(a)
LEISURE FUND--CLASS C
PER SHARE DATA
Net Asset Value--Beginning of Period                                   $    38.29     $    36.80     $    47.09      $    45.51
------------------------------------------------------------------------------------------------------------------------------------
INCOME FROM INVESTMENT OPERATIONS(b)                                        (0.18)         (0.17)         (0.13)          (0.02)
Net Investment Loss
Net Gains or (Losses) on Securities (Both Realized and Unrealized)          (8.11)          2.02          (3.22)           1.60
------------------------------------------------------------------------------------------------------------------------------------
TOTAL FROM INVESTMENT OPERATIONS                                            (8.29)          1.85          (3.35)           1.58
------------------------------------------------------------------------------------------------------------------------------------
LESS DIVIDENDS AND DISTRIBUTIONS                                             0.00           0.36           6.94            0.00
------------------------------------------------------------------------------------------------------------------------------------
Net Asset Value--End of Period                                         $    30.00     $    38.29     $    36.80      $    47.09
====================================================================================================================================

TOTAL RETURN(c)                                                            (21.65%)         5.10%         (6.18%)          3.47%(d)

RATIOS
Net Assets--End of Period ($000 Omitted)                               $   17,768     $   16,307     $    5,388      $       84
Ratio of Expenses to Average Net Assets(e)                                   2.44%          2.26%          2.08%           1.71%(f)
Ratio of Net Investment Loss to Average Net Assets                          (1.62%)        (1.48%)        (1.08%)         (0.42%)(f)
Portfolio Turnover Rate                                                        20%            27%            28%             23%(g)

(a) From February 15, 2000, since inception of Class, to March 31, 2000.
(b) The per share information was computed based on average shares for the period ended March 31, 2000.
(c) The applicable CDSC is not included in the Total Return calculation.
(d) Based on operations for the period shown and, accordingly, is not representative of a full year.
(e) Ratio is based on Total Expenses of the Class, which is before any expense offset arrangements (which may include custodian fees).
(f) Annualized
(g) Portfolio Turnover is calculated at the Fund level. Represents the period from November 1, 1999 to March 31, 2000.

                                                                                          YEAR ENDED                   PERIOD ENDED
                                                                                           MARCH 31                      MARCH 31
                                                                                       ---------------------------------------------
                                                                                             2003                          2002(a)
LEISURE FUND--CLASS K
PER SHARE DATA
Net Asset Value--Beginning of Period                                                   $    38.98                    $    36.11
------------------------------------------------------------------------------------------------------------------------------------
INCOME FROM INVESTMENT OPERATIONS(b)                                                        (0.06)                        (0.09)
Net Investment Loss
Net Gains or (Losses) on Securities (Both Realized and Unrealized)                          (8.18)                         2.96
------------------------------------------------------------------------------------------------------------------------------------
TOTAL FROM INVESTMENT OPERATIONS                                                            (8.24)                         2.87
------------------------------------------------------------------------------------------------------------------------------------
Net Asset Value--End of Period                                                         $    30.74                    $    38.98
====================================================================================================================================

TOTAL RETURN                                                                               (21.14%)                        7.95%(c)

RATIOS
Net Assets--End of Period ($000 Omitted)                                               $   67,465                    $   62,226
Ratio of Expenses to Average Net Assets(d)(e)                                                1.87%                         1.23%(f)
Ratio of Net Investment Loss to Average Net Assets(e)                                       (1.05%)                       (0.48%)(f)
Portfolio Turnover Rate                                                                        20%                           27%(g)

(a) From December 17, 2001, inception of Class, to March 31, 2002.
(b) The per share information was computed based on average shares for the period ended March 31, 2002.
(c) Based on operations for the period shown and, accordingly, is not representative of a full year.
(d) Ratio is based on Total Expenses of the Class, less Expenses absorbed by INVESCO, if applicable, which is before any expense offset arrangements (which may include custodian fees).
(e) Various expenses of the Class were voluntarily absorbed by INVESCO for the year ended March 31, 2003. If such expenses had not been voluntarily absorbed, ratio of expenses to average net assets would have been 2.21% and ratio of net investment loss to average net assets would have been (1.39%).
(f) Annualized
(g) Portfolio Turnover is calculated at the Fund level. Represents the year ended March 31, 2002.

                                                                                            PERIOD ENDED
                                                                 YEAR ENDED MARCH 31          MARCH 31          YEAR ENDED JULY 31
                                                        ----------------------------------------------------------------------------
                                                             2003       2002      2001         2000(a)          1999          1998
REAL ESTATE OPPORTUNITY FUND--
  INVESTOR CLASS
PER SHARE DATA
Net Asset Value--Beginning of Period                     $   7.89   $   7.12  $   6.63     $   6.90         $   9.15      $  10.99
------------------------------------------------------------------------------------------------------------------------------------
INCOME FROM INVESTMENT OPERATIONS
Net Investment Income                                        0.28       0.24      0.26         0.27             0.33          0.38
Net Gains or (Losses) on Securities
  (Both Realized and Unrealized)                            (0.37)      0.78      0.48        (0.28)           (1.56)        (0.96)
------------------------------------------------------------------------------------------------------------------------------------
TOTAL FROM INVESTMENT  OPERATIONS                           (0.09)      1.02      0.74        (0.01)           (1.23)        (0.58)
------------------------------------------------------------------------------------------------------------------------------------
LESS DIVIDENDS AND DISTRIBUTIONS                             0.27       0.25      0.25         0.26             1.02          1.26
------------------------------------------------------------------------------------------------------------------------------------
Net Asset Value--End of Period                           $   7.53   $   7.89  $   7.12     $   6.63         $   6.90      $   9.15
====================================================================================================================================

TOTAL RETURN                                                (1.12%)    14.67%    11.05%       (0.03%)(b)      (13.29%)       (6.49%)

RATIOS
Net Assets--End of Period ($000 Omitted)                 $ 20,313   $ 20,345  $ 28,546     $ 20,046         $ 17,406      $ 23,548
Ratio of Expenses to Average Net Assets(c)(d)                1.60%      1.61%     1.60%        1.34%(e)         1.34%         1.22%
Ratio of Net Investment Income to Average Net Assets(d)      3.92%      3.58%     3.52%        5.54%(e)         4.23%         3.53%
Portfolio Turnover Rate                                       248%       196%      338%(f)      272%(b)(f)       697%(f)       258%

(a) From August 1, 1999 to March 31, 2000.
(b) Based on operations for the period shown and, accordingly, is not representative of a full year.
(c) Ratio is based on Total Expenses of the Class, less Expenses absorbed by INVESCO, which is before any expense offset arrangements (which may include custodian fees).
(d) Various expenses of the Class were voluntarily absorbed by INVESCO for the years ended March 31, 2003, 2002, and 2001, the period ended March 31, 2000 and the years ended July 31, 1999 and 1998. If such expenses had not been voluntarily absorbed, ratio of expenses to average net assets would have been 2.43%, 2.25%, 2.03%, 2.73% (annualized), 2.76%, and 1.97%, respectively, and ratio of net investment income to average net assets would have been 3.09%, 2.94%, 3.09%, 4.15% (annualized), 2.81%, and
    2.78%, respectively.
(e) Annualized
(f) Portfolio Turnover was greater than expected during the year due to active trading undertaken in response to market conditions.

                                                                                               CLASS A                     CLASS B

                                                                                              YEAR ENDED                  YEAR ENDED
                                                                                               MARCH 31                    MARCH 31
------------------------------------------------------------------------------------------------------------------------------------
REAL ESTATE OPPORTUNITY FUND--CLASS A & CLASS B                                                 2003(a)                      2003(a)
PER SHARE DATA
Net Asset Value--Beginning of Period                                                       $    7.89                    $    7.89
------------------------------------------------------------------------------------------------------------------------------------
INCOME FROM INVESTMENT OPERATIONS                                                               0.28                         0.21
Net Investment Income
Net Losses on Securities (Both Realized and Unrealized)                                        (0.39)                       (0.36)
------------------------------------------------------------------------------------------------------------------------------------
TOTAL FROM INVESTMENT OPERATIONS                                                               (0.11)                       (0.15)
------------------------------------------------------------------------------------------------------------------------------------
LESS DIVIDENDS AND DISTRIBUTIONS                                                                0.34                         0.32
------------------------------------------------------------------------------------------------------------------------------------
Net Asset Value--End of Period                                                             $    7.44                    $    7.42
====================================================================================================================================

TOTAL RETURN(b)                                                                                (1.45%)                      (1.94%)

RATIOS
Net Assets--End of Period  ($000 Omitted)                                                  $   2,409                    $     133
Ratio of Expenses to Average Net Assets(c)(d)                                                   1.66%                        2.36%
Ratio of Net Investment Income to Average Net Assets(d)                                         4.57%                        3.49%
Portfolio Turnover Rate                                                                          248%                         248%

(a) Class commenced operations on April 1, 2002.
(b) The applicable sales charges for Class A or CDSC for Class B is not included in the Total Return calculation.
(c) Ratio is based on Total Expenses of the Class, less expenses absorbed by INVESCO, if applicable, which is before any expense offset arrangements (which may include custodian fees).
(d) Various expenses of Class B were voluntarily absorbed by INVESCO for the year ended March 31, 2003. If such expense had not been voluntarily absorbed for Class B, ratio of expenses to average net assets would have been 3.73% and ratio of net investment income to average net assets would have been 2.12%.

                                                                                                                    PERIOD ENDED
                                                                                      YEAR ENDED MARCH 31               MARCH 31
                                                                           ---------------------------------------------------------
                                                                                2003         2002        2001            2000(a)
REAL ESTATE OPPORTUNITY FUND--CLASS C
PER SHARE DATA
Net Asset Value--Beginning of Period                                       $    7.95    $    7.10   $    6.62       $    6.58
------------------------------------------------------------------------------------------------------------------------------------
INCOME FROM INVESTMENT OPERATIONS                                               0.14         0.14        0.20            0.08
Net Investment Income
Net Gains or (Losses) on Securities (Both Realized and Unrealized)             (0.28)        0.82        0.48            0.06
------------------------------------------------------------------------------------------------------------------------------------
TOTAL FROM INVESTMENT OPERATIONS                                               (0.14)        0.96        0.68            0.14
------------------------------------------------------------------------------------------------------------------------------------
LESS DIVIDENDS AND DISTRIBUTIONS                                                0.08         0.11        0.20            0.10
------------------------------------------------------------------------------------------------------------------------------------
Net Asset Value--End of Period                                             $    7.73    $    7.95   $    7.10       $    6.62
====================================================================================================================================

TOTAL RETURN(b)                                                                (1.81%)      13.69%      10.20%           2.10%(c)

RATIOS
Net Assets--End of Period ($000 Omitted)                                   $     838    $     484   $   1,336       $     143
Ratio of Expenses to Average Net Assets(d)(e)                                   2.35%        2.37%       2.26%           1.77%(f)
Ratio of Net Investment Income to Average Net Assets(e)                         3.25%        2.72%       2.90%          19.13%(f)
Portfolio Turnover Rate                                                          248%         196%        338%(g)         272%(g)(h)

(a) From February 15, 2000, since inception of Class, to March 31, 2000.
(b) The applicable CDSC is not included in the Total Return Calculation.
(c) Based on operations for the period shown and, accordingly, is not representative of a full year.
(d) Ratio is based on Total Expenses of the Class, less Expenses Absorbed by INVESCO, which is before any expense offset arrangements (which may include custodian fees).
(e) Various expenses of the Class were voluntarily absorbed by INVESCO for the years ended March 31, 2003, 2002, and 2001 and the period ended March 31, 2000. If such expenses had not been voluntarily absorbed, ratio of expenses to average net assets would have been 3.74%, 2.72%, 2.26%, and 2.04% (annualized), respectively, and ratio of net investment income to average net assets would have been 1.86%, 2.37%, 2.90%, and 18.86% (annualized), respectively.
(f) Annualized
(g) Portfolio Turnover was greater than expected during the year due to active trading undertaken in response to market conditions.
(h) Portfolio Turnover is calculated at the Fund level. Represents the period from August 1, 1999 to March 31, 2000.

                                                                                            PERIOD ENDED
                                                          YEAR ENDED MARCH 31                 MARCH 31         YEAR ENDED OCTOBER 31
                                             ---------------------------------------------------------------------------------------
                                                   2003          2002          2001            2000(a)          1999          1998
TECHNOLOGY FUND--
   INVESTOR CLASS
PER SHARE DATA
Net Asset Value--Beginning of Period          $   30.41   $     35.60   $    101.92     $     58.17      $     28.07   $     35.97
------------------------------------------------------------------------------------------------------------------------------------
INCOME FROM INVESTMENT                            (0.41)        (0.08)        (0.10)          (0.03)           (0.07)        (0.00)
   OPERATIONS
Net Investment Loss(b)
Net Gains or (Losses) on Securities
  (Both Realized and Unrealized)                 (13.37)        (5.11)       (63.58)          47.69            30.17         (1.45)
------------------------------------------------------------------------------------------------------------------------------------
TOTAL FROM INVESTMENT OPERATIONS                 (13.51)        (5.19)       (63.68)          47.66            30.10         (1.45)
------------------------------------------------------------------------------------------------------------------------------------
LESS DIVIDENDS AND DISTRIBUTIONS                   0.00          0.00          2.64            3.91             0.00          6.45
------------------------------------------------------------------------------------------------------------------------------------
Net Asset Value--End of Period                $   16.90   $     30.41   $     35.60     $    101.92      $     58.17   $     28.07
====================================================================================================================================

TOTAL RETURN                                     (44.43%       (14.58%)      (63.54%)         85.87%(c)       107.23%        (2.47%)

RATIOS
Net Assets--End of Period ($000 Omitted)      $ 853,530   $ 1,865,251   $ 2,181,879     $ 5,034,087      $ 2,081,613   $ 1,008,771
Ratio of Expenses to Average Net Assets(d)         1.77%         1.37%         0.98%           0.88%(e)         1.20%         1.17%
Ratio of Net Investment Loss
   to Average Net Assets                          (1.46%        (1.08%)       (0.47%)         (0.48%)(e)       (0.79%)       (0.49%)
Portfolio Turnover Rate                             107%           79%           85%             28%(c)          143%          178%

(a) From November 1, 1999 to March 31, 2000.
(b) Net Investment Loss aggregated less than $0.01 on a per share basis for the year ended October 31, 1998.
(c) Based on operations for the period shown and, accordingly, is not representative of a full year.
(d) Ratio is based on Total Expenses of the Class, which is before any expense offset arrangements (which may include custodian, distribution, and transfer agent fees).
(e) Annualized

                                                                                          CLASS A                          CLASS B

                                                                                         YEAR ENDED                       YEAR ENDED
                                                                                           MARCH 31                        MARCH 31
------------------------------------------------------------------------------------------------------------------------------------
TECHNOLOGY FUND--CLASS A & CLASS B                                                           2003(a)                         2003(a)
PER SHARE DATA
Net Asset Value--Beginning of Period                                                    $   30.41                       $   30.41
------------------------------------------------------------------------------------------------------------------------------------
INCOME FROM INVESTMENT OPERATIONS(b)                                                        (0.20)                          (0.27)
Net Investment Loss
Net Losses on Securities (Both Realized and Unrealized)                                    (13.23)                         (13.30)
------------------------------------------------------------------------------------------------------------------------------------
TOTAL FROM INVESTMENT OPERATIONS                                                           (13.43)                         (13.57)
------------------------------------------------------------------------------------------------------------------------------------
Net Asset Value--End of Period                                                          $   16.98                       $   16.84
====================================================================================================================================

TOTAL RETURN(c)                                                                            (44.16%)                        (44.62%)

RATIOS
Net Assets--End of Period  ($000 Omitted)                                               $   4,460                       $     532
Ratio of Expenses to Average Net Assets(d)(e)                                                1.47%                           2.15%
Ratio of Net Investment Loss to  Average Net Assets(e)                                      (1.12%)                         (1.71%)
Portfolio Turnover Rate                                                                       107%                            107%

(a) Class commenced operations on April 1, 2002.
(b) The per share information was computed based on average shares.
(c) The applicable sales charges for Class A or CDSC for Class B is not included in the Total Return calculation.
(d) Ratio is based on Total Expenses of each Class, less Expenses absorbed by INVESCO, which is before any expense offset arrangements (which may include custodian fees).
(e) Various expenses of each Class were voluntarily absorbed by INVESCO for the year ended March 31, 2003. If such expenses had not been voluntarily absorbed, ratio of expenses to average net assets would have been 1.51% for Class A and 2.74% for Class B and ratio of net investment loss to average net assets would have been (1.16%) for Class A and (2.30%) for Class B.

                                                                                                                        PERIOD ENDED
                                                                                YEAR ENDED MARCH 31                       MARCH 31
                                                                 -------------------------------------------------------------------
                                                                          2003           2002            2001              2000(a)
TECHNOLOGY FUND--CLASS C
PER SHARE DATA
Net Asset Value--Beginning of Period                                $    29.73     $    35.22      $   101.85        $    95.51
------------------------------------------------------------------------------------------------------------------------------------
INCOME FROM INVESTMENT OPERATIONS(b)                                     (0.62)         (0.22)          (0.18)            (0.15)
Net Investment Loss
Net Gains or (Losses) on Securities (Both Realized and Unrealized)      (12.72)         (5.27)         (63.81)             6.49
------------------------------------------------------------------------------------------------------------------------------------
TOTAL FROM INVESTMENT OPERATIONS                                        (13.34)         (5.49)         (63.99)             6.34
------------------------------------------------------------------------------------------------------------------------------------
LESS DIVIDENDS AND DISTRIBUTIONS                                          0.00           0.00            2.64              0.00
------------------------------------------------------------------------------------------------------------------------------------
Net Asset Value--End of Period                                      $    16.39     $    29.73        $ 35.22$            101.85
====================================================================================================================================

TOTAL RETURN(c)                                                         (44.87%)       (15.59%)        (63.89%)            6.63%(d)

RATIOS
Net Assets--End of Period ($000 Omitted)                            $    5,759     $   18,910      $   15,919        $    2,970
Ratio of Expenses to Average Net Assets(e)(f)                             2.69%          2.54%           1.86%             1.45%(g)
Ratio of Net Investment Loss to Average Net Assets(f)                    (2.39%)        (2.26%)         (1.30%)           (1.03%)(g)
Portfolio Turnover Rate                                                    107%            79%             85%               28%(h)

(a) From February 15, 2000, since inception of Class, to March 31, 2000.
(b) The per share information was computed based on average shares for the period ended March 31, 2000.
(c) The applicable CDSC is not included in the Total Return calculation.
(d) Based on operations for the period shown and, accordingly, is not representative of a full year.
(e) Ratio is based on Total Expenses of the Class, less Expenses absorbed by INVESCO, if applicable, which is before any expense offset arrangements (which may include custodian fees).
(f) Various expenses of the Class were voluntarily absorbed by INVESCO for the year ended March 31, 2003. If such expenses had not been voluntarily absorbed, ratio of expenses to average net assets would have been 3.95%, and ratio of net investment loss to average net assets would have been (3.65%).
(g) Annualized
(h) Portfolio Turnover is calculated at the Fund level. Represents the period from November 1, 1999 to March 31, 2000.

                                                                                                                      PERIOD ENDED
                                                                                  YEAR ENDED MARCH 31                  MARCH 31
                                                                          ----------------------------------------------------------
                                                                                2003                2002                2001(a)
TECHNOLOGY FUND--CLASS K
PER SHARE DATA
Net Asset Value--Beginning of Period                                      $    30.22          $    35.09            $     60.01
------------------------------------------------------------------------------------------------------------------------------------
INCOME FROM INVESTMENT OPERATIONS(b)                                           (0.07)              (0.27)                 (0.82)
Net Investment Loss
Net Losses on Securities (Both Realized and Unrealized)                       (13.37)              (4.60)                (24.10)
------------------------------------------------------------------------------------------------------------------------------------
TOTAL FROM INVESTMENT OPERATIONS                                              (13.44)              (4.87)                (24.92)
------------------------------------------------------------------------------------------------------------------------------------
Net Asset Value--End of Period                                            $    16.78          $    30.22            $     35.09
====================================================================================================================================

TOTAL RETURN                                                                  (44.47%)            (13.85%)               (41.54%)(c)

RATIOS
Net Assets--End of Period ($000 Omitted)                                  $   22,156          $   27,147            $      1
Ratio of Expenses to Average Net Assets(d)(e)                                   1.88%               1.28%                  5.18%(f)
Ratio of Net Investment Loss to Average Net Assets(e)                          (1.55%)             (1.15%)                (4.67%)(f)
Portfolio Turnover Rate                                                          107%                 79%                 85%(g)

(a) From December 1, 2000, since inception of Class, to March 31, 2001.
(b) The per share information was computed based on average shares for the year ended March 31, 2002.
(c) Based on operations for the period shown and, accordingly, is not representative of a full year.
(d) Ratio is based on Total Expenses of the Class, less Expenses absorbed by INVESCO , if applicable, which is before any expense offset arrangements (which may include custodian fees).
(e) Various expenses of the Class were voluntarily absorbed by INVESCO for the year ended March 31, 2003. If such expenses had not been voluntarily absorbed, ratio of expenses to average net assets would have been 2.49%, and ratio of net investment loss to average net assets would have been (2.16%).
(f) Annualized
(g) Portfolio Turnover is calculated at the Fund level. Represents the year ended March 31, 2001.

                                                                                              PERIOD ENDED
                                                              YEAR ENDED MARCH 31               MARCH 31         YEAR ENDED JULY 31
                                                    --------------------------------------------------------------------------------
                                                         2003        2002          2001          2000(a)          1999        1998
TELECOMMUNICATIONS FUND--
   INVESTOR CLASS
PER SHARE DATA
Net Asset Value--Beginning of Period                $   12.36   $   23.89   $     64.42   $     31.80      $     19.60   $   15.31
------------------------------------------------------------------------------------------------------------------------------------
INCOME FROM INVESTMENT
  OPERATIONS(b)
Net Investment Income (Loss)(c)                         (0.04)      (0.11)        (0.16)        (0.10)           (0.00)       0.01
Net Gains or (Losses)  on Securities
  (Both Realized and Unrealized)                        (4.36)     (11.42)       (38.91)        32.87            12.57        5.32
------------------------------------------------------------------------------------------------------------------------------------
TOTAL FROM INVESTMENT OPERATIONS                        (4.40)     (11.53)       (39.07)        32.77            12.57        5.33
------------------------------------------------------------------------------------------------------------------------------------
LESS DIVIDENDS AND DISTRIBUTIONS                         0.00        0.00          1.46          0.15             0.37        1.04
------------------------------------------------------------------------------------------------------------------------------------
Net Asset Value--End of Period                      $    7.96   $   12.36   $     23.89   $     64.42      $     31.80   $   19.60
====================================================================================================================================

TOTAL RETURN                                           (35.60%)    (48.26%)      (61.42%)      103.25%(d)        65.52%      36.79%

RATIOS
Net Assets--End of Period ($000 Omitted)            $ 274,947   $ 573,969   $ 1,486,660   $ 4,125,890      $ 1,029,256   $ 276,577
Ratio of Expenses to Average Net Assets(e)(f)            1.81%       1.70%         1.10%         0.99%(g)         1.24%       1.32%
Ratio of Net Investment Loss to Average
  Net Assets(f)                                         (0.49%)     (0.57%)       (0.32%)       (0.32%)(g)       (0.49%)     (0.16%)
Portfolio Turnover Rate                                   137%         91%           61%           24%(d)           62%         55%

(a) From August 1, 1999 to March 31, 2000.
(b) The per share information was computed based on average shares for the years ended March 31, 2003, 2002 and 2001 and the period ended March 31, 2000.
(c) Net Investment Loss aggregated less than $0.01 on a per share basis for the year ended July 31, 1999.
(d) Based on operations for the period shown and, accordingly, is not representative of a full year.
(e) Ratio is based on Total Expenses of the Class, less Expenses absorbed by INVESCO, if applicable, which is before any expense offset arrangements (which may include custodian, distribution, and transfer agent fees).
(f) Various expenses of the Class were voluntarily absorbed by INVESCO for the year ended March 31, 2003. If such expenses had not been voluntarily absorbed, ratio of expenses to average net assets would have been 2.76%, and ratio of net investment loss to average net assets would have been (1.44%).
(g) Annualized

                                                                                            CLASS A                        CLASS B

                                                                                           YEAR ENDED                     YEAR ENDED
                                                                                            MARCH 31                       MARCH 31
------------------------------------------------------------------------------------------------------------------------------------
TELECOMMUNICATIONS FUND--CLASS A & CLASS B                                                   2003(a)                        2003(a)
PER SHARE DATA
Net Asset Value--Beginning of Period                                                     $  12.36                       $  12.36
------------------------------------------------------------------------------------------------------------------------------------
INCOME FROM INVESTMENT OPERATIONS                                                           (0.08)                         (0.03)
Net Investment Loss
Net Losses on Securities (Both Realized and Unrealized)                                     (4.36)                         (4.44)
------------------------------------------------------------------------------------------------------------------------------------
TOTAL FROM INVESTMENT OPERATIONS                                                            (4.44)                         (4.47)
------------------------------------------------------------------------------------------------------------------------------------
Net Asset Value--End of Period                                                           $   7.92                       $   7.89
====================================================================================================================================

TOTAL RETURN(b)                                                                            (35.92%)                       (36.17%)

RATIOS
Net Assets--End of Period  ($000 Omitted)                                                $    326                       $     16
Ratio of Expenses to Average Net Assets(c)(d)                                                1.66%                          2.57%
Ratio of Net Investment Loss to Average Net Assets(d)                                       (0.65%)                        (1.44%)
Portfolio Turnover Rate                                                                       137%                           137%

(a) Class commenced operations on April 1, 2002.
(b) The applicable sales charges for Class A or CDSC for Class B is not included in the Total Return calculation.
(c) Ratio is based on Total Expenses of the Class, less Expenses absorbed by INVESCO, if applicable, which is before any expense offset arrangements (which may include custodian fees).
(d) Various expenses of Class B were voluntarily absorbed by INVESCO for the year ended March 31, 2003. If such expenses had not been voluntarily absorbed for Class B, ratio of expenses to average net assets would have been 12.15% and ratio of net investment loss to average net assets would have been (11.02%).

                                                                                                                        PERIOD ENDED
                                                                                      YEAR ENDED MARCH 31                 MARCH 31
                                                                        ------------------------------------------------------------
                                                                               2003          2002           2001           2000(a)
TELECOMMUNICATIONS FUND--CLASS C
PER SHARE DATA
Net Asset Value--Beginning of Period                                     $    12.10    $    23.70     $    64.37     $    59.28
------------------------------------------------------------------------------------------------------------------------------------
INCOME FROM INVESTMENT OPERATIONS(b)
Net Investment Loss                                                           (0.34)        (0.04)         (0.13)         (0.06)
Net Gains or (Losses) on Securities (Both Realized and Unrealized)            (4.04)       (11.56)        (39.08)          5.15
------------------------------------------------------------------------------------------------------------------------------------
TOTAL FROM INVESTMENT OPERATIONS                                              (4.38)       (11.60)        (39.21)          5.09
------------------------------------------------------------------------------------------------------------------------------------
LESS DIVIDENDS AND DISTRIBUTIONS                                               0.00          0.00           1.46           0.00
------------------------------------------------------------------------------------------------------------------------------------
Net Asset Value--End of Period                                           $     7.72    $    12.10     $    23.70     $    64.37
====================================================================================================================================

TOTAL RETURN(c)                                                              (36.20%)      (48.95%)       (61.69%)         8.59%(d)

RATIOS
Net Assets--End of Period ($000 Omitted)                                 $    2,188    $   10,392     $   11,980     $    2,530
Ratio of Expenses to Average Net Assets(e)(f)                                  2.63%         2.60%          1.99%          1.49%(g)
Ratio of Net Investment Loss to Average Net Assets(f)                         (1.18%)       (1.52%)        (1.18%)        (0.86%)(g)
Portfolio Turnover Rate                                                         137%           91%            61%            24%(h)

(a) From February 15, 2000, since inception of Class, to March 31, 2000.
(b) The per share information was computed based on average shares for the period ended March 31, 2000.
(c) The applicable CDSC is not included in the Total Return calculation.
(d) Based on operations for the period shown and, accordingly, is not representative of a full year.
(e) Ratio is based on Total Expenses of the Class, less Expenses absorbed by INVESCO, if applicable, which is before any expense offset arrangements (which may include custodian fees).
(f) Various expenses of the Class were voluntarily absorbed by INVESCO for the year ended March 31, 2003. If such expenses had not been voluntarily absorbed , ratio of expenses to average net assets would have been 5.76% and ratio of net investment loss to average net assets would have been (4.31%).
(g) Annualized
(h) Portfolio Turnover is calculated at the Fund level. Represents the period from August 1, 1999 to March 31, 2000.

                                                                                                                        PERIOD ENDED
                                                                                     YEAR ENDED MARCH 31                  MARCH 31
                                                                               -----------------------------------------------------
                                                                                   2003               2002                 2001(a)
TELECOMMUNICATIONS FUND--CLASS K
PER SHARE DATA
Net Asset Value--Beginning of Period                                           $  12.30           $  23.80             $  36.43
------------------------------------------------------------------------------------------------------------------------------------
INCOME FROM INVESTMENT OPERATIONS(b)
Net Investment Loss                                                               (0.02)             (0.15)               (0.19)
Net Losses on Securities (Both Realized and Unrealized)                           (4.38)            (11.35)              (12.44)
------------------------------------------------------------------------------------------------------------------------------------
TOTAL FROM INVESTMENT  OPERATIONS                                                 (4.40)            (11.50)              (12.63)
------------------------------------------------------------------------------------------------------------------------------------
Net Asset Value--End of Period                                                 $   7.90           $  12.30             $  23.80
====================================================================================================================================

TOTAL RETURN                                                                     (35.77%)           (48.32%)             (34.67%)(c)

RATIOS
Net Assets--End of Period  ($000 Omitted)                                      $    666           $    864             $      1
Ratio of Expenses to  Average Net Assets(d)(e)                                 $   2.06%              2.21%                2.30%(f)
Ratio of Net Investment Loss to Average Net Assets(e)                             (0.77%)            (1.32%)              (1.52%)(f)
Portfolio Turnover Rate                                                             137%                91%                  61%(g)

(a) From December 1, 2000, since inception of Class, to March 31, 2001.
(b) The per share information was computed based on average shares for the year ended March 31, 2002.
(c) Based on operations for the period shown and, accordingly, is not representative of a full year.
(d) Ratio is based on Total Expenses of the Class, less Expenses Absorbed by INVESCO, which is before any expense offset arrangements (which may include custodian fees).
(e) Various expenses of the Class were voluntarily absorbed by INVESCO for the year ended March 31, 2003 and 2002 and the period ended March 31, 2001. If such expenses had not been voluntarily absorbed, ratio of expenses to average net assets would have been 3.30%, 2.42% and 3.38% (annualized), respectively, and ratio of net investment loss to average net assets would have been
    (2.01%), (1.53%) and (2.60%) (annualized), respectively.
(f) Annualized
(g) Portfolio Turnover is calculated at the Fund level. Represents the year ended March 31, 2001.

                                                                                               PERIOD ENDED
                                                             YEAR ENDED MARCH 31                 MARCH 31      YEAR ENDED OCTOBER 31
                                                 -----------------------------------------------------------------------------------
                                                     2003           2002          2001            2000(a)         1999         1998
UTILITIES FUND--
   INVESTOR CLASS
PER SHARE DATA
Net Asset Value--Beginning of Period             $  10.66      $   16.20     $   20.42       $   17.68       $   14.73    $   12.42
------------------------------------------------------------------------------------------------------------------------------------
INCOME FROM INVESTMENT                               0.23           0.15          0.13            0.04            0.17         0.30
  OPERATIONS
Net Investment Income
Net Gains or (Losses) on Securities
  (Both Realized and Unrealized)                    (2.46)         (5.54)        (3.22)           3.95            3.20         2.56
------------------------------------------------------------------------------------------------------------------------------------
TOTAL FROM INVESTMENT OPERATIONS                    (2.23)         (5.39)        (3.09)           3.99            3.37         2.86
------------------------------------------------------------------------------------------------------------------------------------
LESS DIVIDENDS AND DISTRIBUTIONS                     0.24(b)        0.15          1.13            1.25            0.42         0.55
------------------------------------------------------------------------------------------------------------------------------------
Net Asset Value--End of Period                   $   8.19      $   10.66     $   16.20       $   20.42       $   17.68    $   14.73
====================================================================================================================================

TOTAL RETURN                                       (20.99%)       (33.34%)      (15.18%)         23.99%(c)       23.22%       23.44%

RATIOS
Net Assets--End of Period ($000
Omitted)                                         $ 72,749      $ 124,578     $ 232,877       $ 260,554       $ 223,334    $ 177,309
Ratio of Expenses to Average Net Assets(d)(e)        1.30%          1.30%         1.30%           1.24%(f)        1.26%        1.29%
Ratio of Net Investment Income to
  Average Net Assets(e)                              2.63%          1.09%         0.74%           0.50%(f)        1.02%        1.82%
Portfolio Turnover Rate                                64%            56%           49%             18%(c)          32%          47%

(a) From November 1, 1999 to March 31, 2000.
(b) Dividends and Distributions included a tax return of capital which aggregated less than $0.01 on a per share basis.
(c) Based on operations for the period shown and, accordingly, is not representative of a full year.
(d) Ratio is based on Total Expenses of the Class, less Expenses Absorbed by INVESCO, which is before any expense offset arrangements (which may include custodian, distribution, and transfer agent fees).
(e) Various expenses of the Class were voluntarily absorbed by INVESCO for the years ended March 31, 2003, 2002 and 2001, the period ended March 31, 2000 and the years ended October 31, 1999, and 1998. If such expenses had not been voluntarily absorbed, ratio of expenses to average net assets would have been 1.90%, 1.57%, 1.40%, 1.33% (annualized), 1.43% and 1.36%, respectively, and ratio of net investment income to average net assets would have been 2.03%, 0.82%, 0.64%, 0.41% (annualized), 0.85% and 1.75%, respectively.
(f) Annualized

                                                                                       CLASS A           CLASS B

                                                                                           YEAR ENDED                    YEAR ENDED
                                                                                            MARCH 31                       MARCH 31
------------------------------------------------------------------------------------------------------------------------------------
UTILITIES FUND--CLASS A & CLASS B                                                            2003(a)                        2003(a)
PER SHARE DATA
Net Asset Value--Beginning of Period                                                     $  10.66                       $  10.66
------------------------------------------------------------------------------------------------------------------------------------
INCOME FROM INVESTMENT OPERATIONS                                                            0.16                           0.13
Net Investment Income
Net Losses on Securities (Both Realized and Unrealized)                                     (2.40)                         (2.43)
------------------------------------------------------------------------------------------------------------------------------------
TOTAL FROM INVESTMENT OPERATIONS                                                            (2.24)                         (2.30)
------------------------------------------------------------------------------------------------------------------------------------
LESS DIVIDENTS AND DISTRIBUTIONS                                                             0.29(b)                        0.21(b)
------------------------------------------------------------------------------------------------------------------------------------
Net Asset Value--End of Period                                                           $   8.13                       $   8.15
====================================================================================================================================

TOTAL RETURN(c)                                                                            (21.05%)                       (21.67%)

RATIOS
Net Assets--End of Period  ($000 Omitted)                                                $    450                       $    193
Ratio of Expenses to Average Net Assets(d)(e)                                                1.41%                          2.14%
Ratio of Net Investment Income to Average Net Assets(e)                                      2.79%                          1.84%
Portfolio Turnover Rate                                                                        64%                            64%

(a) Class commenced operations on April 1, 2002.
(b) Dividends and Distributions included a tax return of capital which aggregated less than $0.01 on a per share basis.
(c) The applicable sales charges for Class A or CDSC for Class B is not included in the Total Return calculation.
(d) Ratio is based on Total Expenses of the Class, less Expenses absorbed by INVESCO, which is before any expenses offset arrangements (which may include custodian fees).
(e) Various expenses of each Class were voluntarily absorbed by INVESCO for the years ended March 31, 2003. If such expenses had not been voluntarily absorbed, ratio of expenses to average net assets would have been 1.74% for Class A and 2.69% for Class B and ratio of net investment income to average net assets would have been 2.46% for Class A and 1.29% for Class B.

                                                                                                                        PERIOD ENDED
                                                                                    YEAR ENDED MARCH 31                   MARCH 31
                                                                        ------------------------------------------------------------
                                                                             2003          2002           2001             2000(a)
UTILITIES FUND--CLASS C
PER SHARE DATA
Net Asset Value--Beginning of Period                                    $   10.63     $   16.08      $   20.40        $   19.91
------------------------------------------------------------------------------------------------------------------------------------
INCOME FROM INVESTMENT OPERATIONS(b)                                         0.15          0.03          (0.00)           (0.01)
Net Investment Income (Loss)(c)
Net Gains or (Losses) on Securities
  (Both Realized and Unrealized)                                            (2.47)        (5.48)         (3.22)            0.52
------------------------------------------------------------------------------------------------------------------------------------
TOTAL FROM INVESTMENT OPERATIONS                                            (2.32)        (5.45)         (3.22)            0.51
------------------------------------------------------------------------------------------------------------------------------------
LESS DIVIDENDS AND DISTRIBUTIONS                                             0.09          0.00           1.10             0.02
------------------------------------------------------------------------------------------------------------------------------------
Net Asset Value--End of Period                                          $    8.22     $   10.63      $   16.08        $   20.40
====================================================================================================================================

TOTAL RETURN(d)                                                            (21.85%)      (33.87%)       (15.83%)           2.58%(e)

RATIOS
Net Assets--End of Period ($000 Omitted)                                $     667     $   1,799      $   3,579        $     248
Ratio of Expenses to Average Net Assets(f)(g)                                2.05%         2.04%          2.07%            1.83%(h)
Ratio of Net Investment Income (Loss) to Average Net Assets(g)               1.75%         0.32%         (0.02%)          (0.32%)(h)
Portfolio Turnover Rate                                                         64%           56%            49%              18%(i)

(a) From February 15, 2000, since inception of Class, to March 31, 2000.
(b) The per share information was computed based on average shares for the year ended March 31, 2001.
(c) Net Investment Loss aggregated less than $0.01 on a per share basis for the year ended March 31, 2001.
(d) The applicable CDSC is included in the Total Return calculation.
(e) Based on operations for the period shown and, accordingly, is not representative of a full year.
(f) Ratio is based on Total Expenses of the Class, less Expenses Absorbed by INVESCO, which is before any expense offset arrangements (which may include custodian fees).
(g) Various expenses of the Class were voluntarily absorbed by INVESCO for the years ended March 31, 2003, 2002, and 2001 and the period ended March 31, 2000. If such expenses had not been voluntarily absorbed, ratio of expenses to average net assets would have been 3.70%, 2.45%, 2.11% and 1.83% (annualized), respectively, and ratio of net investment income (loss) to average net assets would have been 0.10% (0.09%), (0.06%) and (0.32%) (annualized), respectively.
(h) Annualized
(i) Portfolio Turnover is calculated at the Fund level. Represents the period from November 1, 1999 to March 31, 2000.

JULY 31, 2003

INVESCO SECTOR FUNDS, INC.
INVESCO ENERGY FUND--INVESTOR CLASS, CLASS A, B, C, AND K
INVESCO FINANCIAL SERVICES FUND--INVESTOR CLASS, CLASS A, B, C, AND K INVESCO GOLD & PRECIOUS METALS FUND--INVESTOR CLASS, CLASS A, B, AND C INVESCO HEALTH SCIENCES FUND--INVESTOR CLASS, CLASS A, B, C, AND K INVESCO LEISURE FUND--INVESTOR CLASS, CLASS A, B, C, AND K
INVESCO REAL ESTATE OPPORTUNITY FUND--INVESTOR CLASS, CLASS A, B, AND C INVESCO TECHNOLOGY FUND--INVESTOR CLASS, CLASS A, B, C, AND K
INVESCO TELECOMMUNICATIONS FUND--INVESTOR CLASS, CLASS A, B, C, AND K INVESCO UTILITIES FUND--INVESTOR CLASS, CLASS A, B, AND C

You may obtain additional information about the Funds from several sources:

FINANCIAL REPORTS. Although this Prospectus describes the Funds' anticipated investments and operations, the Funds also prepare annual and semiannual reports that detail the Funds' actual investments at the report date. These reports include discussion of each Fund's recent performance, as well as the effect of market and general economic trends and a Fund's investment strategy on each Fund's performance. The annual report also includes the report of the Funds' independent accountants.

STATEMENT OF ADDITIONAL INFORMATION. The SAI dated July 31, 2003 is a supplement to this Prospectus and has detailed information about the Funds and their investment policies and practices. A current SAI for the Funds is on file with the Securities and Exchange Commission and is incorporated into this Prospectus by reference; in other words, the SAI is legally a part of this Prospectus, and you are considered to be aware of the contents of the SAI.

INTERNET. The current Prospectuses of the Funds may be accessed through the INVESCO Web site at invescofunds.com. In addition, the Prospectuses, SAI, annual report, and semiannual report of the Funds are available on the SEC Web site at www.sec.gov.

To obtain a free copy of the current Prospectuses, SAI, annual report, or semiannual report, write to A I M Fund Services, Inc., P.O. Box 4739, Houston, Texas 77210-4739; or call 1-800-347-4246. Copies of these materials are also available (with a copying charge) from the SEC's Public Reference Section at 450 Fifth Street, N.W., Washington, D.C. 20549-0102. You can obtain information on the operation of the Public Reference Room, including information about duplicating fee charges, by calling 1-202-942-8090. This information can be obtained by electronic request at the following E-mail address: publicinfo@sec.gov. The SEC file numbers for the Funds are 811-3826 and 002-85905.


811-3826

                                                                    APPENDIX III

YOUR FUND'S REPORT

ENERGY FUND

FUND PERFORMANCE

DEAR SHAREHOLDER:

The annual reporting period ended March 31, 2003, was characterized by a sluggish economy, concerns over corporate accounting practices, and uncertainty stemming from the tense geopolitical climate -- factors which weighed on stocks from all sectors of the market, including energy. Against this backdrop, the value of Energy Fund-Investor Class shares lost 12.72%. However, this return significantly outperformed the S&P 500 Index,(R) which declined 24.75% during that same period. (Of course, past performance is not a guarantee of future results.)(1),(2) For performance of other share classes, please see page 2.

--------------------------------------------------------------------------------
                                 ENERGY FUND --
                          TOP 10 COMMON STOCK HOLDINGS
                       % of Total Net Assets as of 3/31/03
--------------------------------------------------------------------------------

Murphy Oil......................................5.27%
BP PLC Sponsored ADR Representing 6 Ord Shrs....4.23%
Nabors Industries Ltd...........................4.12%
Pioneer Natural Resources.......................4.04%
Talisman Energy.................................3.66%
Apache Corp.....................................3.56%
Conoco Phillips.................................3.52%
Enbridge Energy International LLC...............3.48%
Weatherford International Ltd...................3.45%
TotalFinaElf Sponsored ADR
Representing 1/2 Ord Shr........................3.45%

HOLDINGS AND COMPOSITION OF HOLDINGS ARE SUBJECT TO CHANGE.
--------------------------------------------------------------------------------

FUNDAMENTALS STILL KEY TO LONG-TERM GROWTH

Over the course of the fiscal year, commodity prices soared, increasing by about 50% during the reporting period. This was partially the result of worries regarding the situation in Iraq, as well as disruptions in oil output due to strikes in Venezuela, and, later in the period, an outbreak of violence in Nigeria. Meanwhile, a cold winter made for strong demand for natural gas.

LINE GRAPH:  INVESCO ENERGY FUND - INVESTOR CLASS GROWTH OF $10,000(1)

This line graph compares the value of a $10,000 investment in INVESCO Energy Fund - Investor Class to the value of a $10,000 investment in the S&P 500 Index(R)(2), assuming in each case reinvestment of all dividends and capital gain distributions, for the ten year period ended 3/31/03.

      INVESCO ENERGY FUND - INVESTOR CLASS              S&P 500 INDEX(R)(2)

3/93  $10,000                                           $10,000
3/94  $ 9,506                                           $10,146
3/95  $ 9,364                                           $11,723
3/96  $11,524                                           $15,482
3/97  $14,717                                           $18,551
3/98  $18,128                                           $27,448
3/99  $14,642                                           $32,523
3/00  $22,427                                           $38,354
3/01  $27,606                                           $30,043
3/02  $26,948                                           $30,115
3/03  $23,520                                           $22,661

Yet even as commodity prices rose, energy stocks declined for the year -- further proof that the two are not necessarily as correlated as some investors would believe. In fact, we view short-term moves in commodity prices as relatively inconsequential. Over the past five years, the average price-per-barrel for crude oil has been in the neighborhood of $23 (versus $17 to $18 throughout the majority of the 1990s), and we expect it to level off around $25 once the war is over and investors realize that Iraq, which is capable of producing only 2.8 million barrels per day, is not likely to flood the market.

More important, we believe, are the compelling underlying fundamentals at work in the energy sector. Driven by ever-growing demand, oil inventories continued to move lower this past year, reaching below-normal levels as of March 31. Indeed, the U.S. economy's reliance on inexpensive and dependable energy sources for future economic expansion has shown no signs of abating. Just 15 years ago, the world consumed 58 million barrels of crude oil per day. So far in 2003, we are using an average of nearly 78 million barrels per day -- more than ever before. Furthermore, excess capacity (100% of which is in OPEC countries) is currently at a 4% level versus 25% 15 years ago. Unlike the many sectors facing overcapacity problems, we are now faced with the challenge of building up capacity in the energy sector, given the tight supply/demand fundamentals for oil. This challenge defines a long-term trend that we expect to see for some time in the oil business.

Fundamentals in the natural gas industry worked to the fund's advantage over the annual period. Prices increased as a result of production declines that seem to be deepening due to increasing depletion rates, and we finished the winter months with some of the lowest natural gas inventories in history. There simply has not been enough capital spending on drilling to keep up with demand, given that consumption of natural gas in the U.S. has risen sharply over the past decade. And because 95% of new electrical plants are fueled by natural gas, we believe that the demand for it will only increase as the country takes steps to expand electrical capacity.

STRONG STOCK SELECTION BENEFITS PERFORMANCE

A number of key holdings in the fund outperformed the broad market for the annual period. For example, the fund's largest position and a longtime holding, Murphy Oil, enjoyed a solid gain. During the first half of the year, the company was recognized for a major new oil discovery in Malaysia. This discovery only enhanced our already high opinion of Murphy, a company that we believe can succeed in almost any market environment. We think it's telling that Murphy's production growth is already locked in place for every year of this decade except one (and that year is expected to be locked in place soon), and are also pleased to report that, as of March 31, 2003, the firm was providing a dividend yield of approximately 2%.

GROWTH IN CONSUMPTION

As the strikes in Venezuela and problems in Nigeria proved this past year, inventories are so tight, any disruption in output is enough to remind investors of how important it is to build energy capacity. Furthermore, we're seeing incredible growth of consumption in developing areas -- namely China, a nation where automobile usage has been trending markedly higher in recent years.

The underlying dynamics driving energy prices and industry earnings worldwide are as favorable as ever, and in an expanding economy this will become even more evident. Consequently, we believe that the energy industry is entering a multiyear cycle of capacity expansion -- one that will provide ample opportunities for a variety of firms going forward.

LINE GRAPH: INVESCO ENERGY FUND - CLASS A & B GROWTH OF $10,000(1)

This line graph compares the value of a $10,000 investment in INVESCO Energy Fund - Class A and the value of a $10,000 investment in INVESCO Energy Fund - Class B to the value of a $10,000 investment in the S&P 500 Index(R)(2), assuming in each case reinvestment of all dividends and capital gain distributions, and in the cases of INVESCO Energy Fund - Class A and Class B, inclusion of front-end sales charge and contingent deferred sales charge, respectively, for the period since inception (4/02) through 3/31/03.

      INVESCO ENERGY FUND - CLASS A       INVESCO ENERGY FUND - CLASS B       S&P 500 INDEX(R)(2)
4/02  $10,000                             $10,000                             $10,000
3/03  $ 8,268                             $ 8,176                             $ 7,525

LINE GRAPH:  INVESCO ENERGY FUND - CLASS C GROWTH OF $10,000(1)

This line graph compares the value of a $10,000 investment in INVESCO Energy Fund - Class C to the value of a $10,000 investment in the S&P 500 Index(R)(2), assuming in each case reinvestment of all dividends and capital gain distributions, and in the case of INVESCO Energy Fund - Class C, inclusion of contingent deferred sales charge, for the period since inception (2/00) through 3/31/03.

      INVESCO ENERGY FUND - CLASS C             S&P 500 INDEX(2)

2/00  $10,000                                   $10,000
3/00  $12,112                                   $10,978
3/01  $14,818                                   $ 8,599
3/02  $14,364                                   $ 8,620
3/03  $12,449                                   $ 6,486

LINE GRAPH:  INVESCO ENERGY FUND - CLASS K GROWTH OF $10,000(1)

This line graph compares the value of a $10,000 investment in INVESCO Energy Fund - Class K to the value of a $10,000 investment in the S&P 500 Index(R)(2), assuming in each case reinvestment of all dividends and capital gain distributions, for the period since inception (12/00) through 3/31/03.

      INVESCO ENERGY FUND - CLASS K             S&P 500 INDEX(R)(2)

12/00 $10,000                                   $10,000
3/01  $11,706                                   $ 8,858
3/02  $10,728                                   $ 8,879
3/03  $ 9,278                                   $ 6,682

(1)PAST PERFORMANCE IS NOT A GUARANTEE OF FUTURE RESULTS. TOTAL RETURN ASSUMES REINVESTMENT OF DIVIDENDS AND CAPITAL GAIN DISTRIBUTIONS. INVESTMENT RETURN AND PRINCIPAL VALUE WILL FLUCTUATE SO THAT, WHEN REDEEMED, AN INVESTOR'S SHARES MAY BE WORTH MORE OR LESS THAN WHEN PURCHASED. THE LINE GRAPHS ILLUSTRATE THE VALUE OF A $10,000 INVESTMENT, PLUS REINVESTED DIVIDENDS AND CAPITAL GAIN DISTRIBUTIONS ALONG WITH APPLICABLE FRONT-END SALES CHARGES AND CDSC. THE CHARTS AND OTHER TOTAL RETURN FIGURES CITED REFLECT THE FUND'S OPERATING EXPENSES, BUT THE INDEX DOES NOT HAVE EXPENSES, WHICH WOULD HAVE LOWERED ITS PERFORMANCE.

(2)THE S&P 500 INDEX(R) IS AN UNMANAGED INDEX OF THE 500 LARGEST COMMON STOCKS (IN TERMS OF MARKET VALUE), WEIGHTED BY MARKET CAPITALIZATION AND CONSIDERED REPRESENTATIVE OF THE BROAD STOCK MARKET. THE INDEX IS NOT MANAGED; THEREFORE, ITS PERFORMANCE DOES NOT REFLECT MANAGEMENT FEES AND OTHER EXPENSES ASSOCIATED WITH THE FUND INCLUDING FRONT-END SALES CHARGES AND CDSC. INVESTORS CANNOT INVEST DIRECTLY IN ANY MARKET INDEX.

PIE CHART:  ENERGY FUND
            INDUSTRY BREAKDOWN
            AS OF 3/31/03
            [PIE CHART]

            % OF TOTAL NET ASSETS

            Oil & Gas Equipment & Services......28.73%
            Integrated Oil & Gas................25.06%
            Oil & Gas Exploration, Production
            & Transportation....................21.65%
            Oil & Gas Drilling..................11.09%
            Oil & Gas Refining & Marketing.......5.71%
            Natural Gas Pipelines................3.48%
            Gas Utilities........................0.60%
            Net Cash & Cash Equivalents......... 3.68%

FUND MANAGEMENT

[PHOTOGRAPH OF JOHN S. SEGNER OMITTED]

JOHN S. SEGNER

JOHN SEGNER IS A SENIOR VICE PRESIDENT OF INVESCO FUNDS GROUP. HE RECEIVED A BS FROM THE UNIVERSITY OF ALABAMA AND AN MBA FROM THE UNIVERSITY OF TEXAS AT AUSTIN. BEFORE JOINING INVESCO IN 1997, JOHN SERVED AS MANAGING DIRECTOR AND PRINCIPAL FOR THE MITCHELL GROUP. HE ALSO PREVIOUSLY HELD ENGINEERING RESPONSIBILITIES WITH TEXACO INC., AND FINANCIAL RESPONSIBILITIES WITH AMERADA HESS CORP. AND FIRST TENNESSEE NATIONAL CORP. JOHN BEGAN HIS INVESTMENT CAREER IN 1980.